As filed with the Securities and Exchange Commission on February 13, 2012

Registration No. 333-175329

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LI3 ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1479	20-3061907
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Av. Pardo y Aliaga 699

Oficina 802

San Isidro, Lima, Peru

(51) 1-212-1880

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copy to:
Luis Saenz
Chief Executive Officer	Adam S. Gottbetter, Esq.
Li3 Energy, Inc.	Gottbetter & Partners, LLP
c/o Gottbetter & Partners, LLP	488 Madison Avenue, 12th Floor
488 Madison Avenue, 12th Floor	New York, NY 10022
New York, NY 10022	(212) 400-6900
(212) 400-6900

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	83,636,790 shares	$0.095	$7,945,495	$922

(1)	Consists of 42,797,958 issued and outstanding shares of our common stock plus 40,838,832 shares of our common stock issuable upon the exercise of outstanding warrants. This registration statement shall also cover any additional shares of our common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the registrant’s common stock as reported by the OTC Bulletin Board on February 8, 2012. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(3)	Filing fee of $2,323 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 13, 2012

LI3 ENERGY, INC.

Prospectus

83,636,790 Shares

Common Stock

This prospectus relates to the offer and sale of up to  42,797,958 issued and outstanding shares of our common stock, par value $0.001 per share, and  40,838,832 shares of our common stock issuable upon the exercise of outstanding warrants, by the selling stockholders of Li3 Energy, Inc., a Nevada corporation, named in this prospectus.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders.  The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any proceeds from the sale of the shares by the selling stockholders.  However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is traded on the OTC Bulletin Board under the symbol “LIEG.OB”. On February 8, 2012, the last reported sale price for our common stock was $0.10 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated February 13, 2012.

TABLE OF CONTENTS

SUMMARY	2
THE OFFERING	8
NOTE REGARDING FORWARD-LOOKING STATEMENTS	9
RISK FACTORS	10
SELLING STOCKHOLDERS	19
USE OF PROCEEDS	35
DETERMINATION OF OFFERING PRICE	35
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	35
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	37
DESCRIPTION OF BUSINESS	50
DESCRIPTION OF PROPERTIES	74
LEGAL PROCEEDINGS	74
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	74
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	79
EXECUTIVE COMPENSATION	82
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	86
PLAN OF DISTRIBUTION	87
DESCRIPTION OF SECURITIES	89
LEGAL MATTERS	94
EXPERTS	94
WHERE YOU CAN FIND MORE INFORMATION	94
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	95
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Unless the context indicates otherwise, all references in this registration statement to “Li3 Energy,” “the Company,” “we,” “us” and “our” refer to Li3 Energy, Inc., and its subsidiaries.

Overview

We are an emerging exploration company (as defined below), focused on the discovery and development of lithium and potassium brine and nitrate and iodine deposits in Chile, Argentina and Peru.

•	In May 2011, we acquired 60% ownership of six companies that collectively own the Maricunga project, which covers an area of approximately 3,553 acres (1,438 hectares), comprising six exploitation mining concessions in areas prospective for lithium (which is non-concessible) and potassium brines, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile. We have conducted preliminary due diligence exploration work on this property involving digging and sampling of test pits and brine analysis, as described under “Description of Business—Our Projects—Chile—Maricunga” below.

•	In September, 2011, POSCO Canada Ltd., a wholly owned subsidiary of POSCO (“POSCAN”) (together, the “POSCO Agreements”) purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40. POSCAN will purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions. The agreement with POSCAN includes provisions for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea. In addition, we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and if such a facility is built, we would supply the test facility with brine and other materials and utilities and assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility. POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world. For a more complete description of these agreements, see “Description of Business—Our Projects—Chile—Maricunga—POSCO” below.

•	In August 2010 we acquired 100% ownership of Alfredo Holdings, Ltd. (“Alfredo”), which, through its Chilean subsidiary, Pacific Road Mining Chile S.A. (“PRMC”), had an option to purchase mining concessions on approximately 6,670 acres (2,700 hectares) of mining tenements near Pozo Almonte, Chile (the “Alfredo Property”), prospective for saleable iodine and (aided by the potassium we expect to generate from our brine properties that are prospective for lithium) nitrate products. That option has terminated as a result of our not making the required option payments. As of the date of this Prospectus, we are not in discussions with the owners of Alfredo to reacquire the option to purchase the Alfredo Property, and there can be no assurance that a new option will be executed. We are also actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property; however, there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed. We have not undertaken any exploration and development activities on the Alfredo Property. See “Description of Business—Our Projects—Chile—Alfredo” below.

•	In July 2010 we acquired 100% ownership of Noto Energy S.A., an Argentinean corporation (“Noto”), which beneficially owns a 100% interest over 2,995 acres (1,212 hectares) situated on brine salars in Argentina, known as Cauchari. We are in the process of evaluating the Noto property, but we currently do not anticipate spending material amounts on exploration work with respect to this project over the next 12 months. See “Description of Business—Our Projects—Argentina—Puna Lithium Corporation, Lacus Minerals S.A and Noto Energy S.A Transactions” below.

•	In February 2010, we acquired 100% of the assets of the Loriscota, Suches and Vizcachas projects located respectively in the Regions of Puno, Tacna and Moquegua, Peru. The assets consist of nine undeveloped mineral claims prospective for lithium and potassium covering a total area of 19,500 acres (7,890 hectares). We continue to evaluate these properties to determine if they meet our criteria, but we currently do not anticipate spending material amounts on exploration work with respect to these projects over the next 12 months. See “Description of Business—Our Projects—Peru” below.

•	We have determined that other properties we had acquired in Nevada and Argentina do not meet our integration and deposit criteria, and the options for these properties have been terminated.

Each of these acquisitions is described in more detail below.

To date, we have never generated revenue from operations and currently do not expect to generate any such revenues in the near term.

The life cycle of a brine mining operation can be divided into six phases:

•	Mining activity begins with the “exploration phase,” in which one seeks to define the type, extent, location and value of deposits and to estimate the grade and size of the deposits;
•	The exploration phase is followed by the “pre-feasibility phase,” in which the economics and risks of the project are determined;
•	The “feasibility phase” then ensues to address the financial viability of the project (including any permitting requirements) and to determine whether or not to proceed to development – the end of the feasibility stage is marked by the conclusion of a feasibility study;
•	If the decision is made to move forward after the feasibility stage, then the “development phase” follows, in which the infrastructure needed to begin operations is constructed;
•	Upon completion of such infrastructure, a project enters the “production phase,” during which the applicable minerals are extracted, produced and sold;
•	Once all economically extractable minerals have been produced, a mine is closed and it enters the “reclamation phase,” in which the area is made suitable for future uses.

Li3 is currently in the exploration phase, seeking to define the type, extent, location and value of deposits.

Strategic Plan

Our strategic plan is to explore and develop our existing projects and to identify opportunities and generate new projects with near-term production potential, with the goal of becoming a company with valuable lithium and other industrial minerals properties.  Our primary objective is to become a low cost lithium producer as well as a significant producer of potassium nitrate. The key to achieving this objective is to become an integrated chemical company through the strategic acquisition and development of lithium assets as well as other assets that have by-product synergies.

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We have acquired a 60% interest in the Maricunga project, an advanced lithium and potassium chloride project in Chile.  We continue to explore other lithium and industrial minerals prospects in the region, in order to achieve integration of operations to produce metallurgical grade lithium, commercial grade fertilizer and pharmaceutical grade iodine.

We recorded an impairment charge to Alfredo of $4,070,000 during the year ended June 30, 2011, as a result of our not making required option payments and the consequent termination of the option.

Our strategy currently principally involves the exploration of the Maricunga property and the acquisition and exploration of the Alfredo property or another iodine/nitrate property.  On the Maricunga project, we expect to spend approximately $18.2 million of exploration and development expenses in order to complete a feasibility study on Maricunga.  (A “feasibility study” means a comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision whether to advance the development of the deposit for mineral production.) The Company is dividing this into two phases: (i) Spending $8 million to reach a Measured and Indicated 43-101compliant resource, which is expected in the first calendar quarter of 2012; and, if phase one is successful, (ii) spending $10 million to complete a feasibility study on Maricunga.  If we are acquire the Alfredo Property, we would expect to spend approximately $6.3 million of acquisition costs (not including an additional up to $5.5 million payable to the Alfredo Sellers (as defined below) upon certain post-feasibility milestones), and we would expect to incur approximately $2.7 million of exploration expenses in order to bring the Alfredo Property to the feasibility stage.  In the event we are unable to acquire the Alfredo Property, we will focus our efforts on the exploration of the Maricunga property, and we are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property, although there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

In order to finance the up to approximately $15 million of expected acquisition and exploration costs outlined above over the next twelve months, as well as to fund the approximately $2.5 million of working capital we expect to require over the next twelve months, we will need to raise a substantial amount of funds through one or more offerings of our debt, equity or convertible securities, which may include the $10 million of equity financing conditionally committed by POSCAN.  Furthermore, if we enter into any definitive agreements to acquire any additional options or properties, we will require additional funds to finance such acquisitions, as well as to fund option payments and/or exploration costs with respect to such properties. There can be no assurance that such financing will be available, or will be available on acceptable terms, for us to meet these requirements.

In order to acquire the Alfredo Property, we must successfully negotiate a new option or other acquisition agreement.   There can be no assurance that we will be successful in obtaining a new option on, or otherwise acquiring, Alfredo or in financing the cost of acquiring the Alfredo Property or the costs of exploring and developing Maricunga and Alfredo.

We believe that successful execution of this first phase of our strategic acquisition program will establish Li3 Energy as a major holder of prime lithium, iodine and nitrate acreage among junior lithium explorers.

Application of Intensified Evaporative Technology

On January 13, 2012, we entered into an Agreement, dated as of January 12, 2012 (the “R3 Agreement”), with R3 Fusion, Inc. (“R3”) to apply R3’s intensified evaporative technology (“SPaCeR™”) in processing brine from our properties. Pursuant to the R3 Agreement, R3 will provide us with a demonstration plant consisting of two units having a design flow capacity of at least 1.6 liters per second each, and on-site training. We will pay R3 equipment use fees of $37,500 per month for the first twelve months following successful installation and commissioning of the system, and, if we elect to keep the equipment on site thereafter, $12,500 per month for up to an additional thirty-six months. The Agreement requires us to make a $100,000 deposit (the “R3 Deposit”) which R3 Deposit shall be refunded upon our return of the equipment after twelve months of use. The R3 Agreement also provides that we will be given the exclusive license (the “Exclusive Rights”) to exploit R3’s SPaCeR™ technology throughout the world for the processing of lithium-containing brine for so long as we are using such systems in the processing of brine at our facilities in South America. The R3 Agreement provides that we and R3 shall negotiate the terms and conditions of such license in good faith within sixty days of the execution of the R3 Agreement.

The R3 Agreement provides that R3 shall develop and deliver to us a proposal to deliver up to sixty-five additional SPaCeR™ systems as soon as practical following successful demonstration of the SPaCeR™ at our property.

We believe the SPaCeR™ technology may speed the rate of mineral recovery from brine. However there can be no assurance that it will do so on a commercially favorable basis or at all.

We may elect to terminate the agreement at any time after June 30, 2012; provided that if we do so prior to January 12, 2013, we will forfeit our Exclusive Rights and $50,000 of the R3 Deposit.

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Lithium Exploitation Permitting Uncertainty

In Chile, where our Maricunga property is located, lithium is not exploitable via regular mining concessions.  The Chilean Mining Code (“CMC”) establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case.  Currently neither we nor our subsidiaries have sufficient authority (or permits) to explore and exploit lithium in Chile.  However, the government of Chile has announced its intention to increase the exploitation of lithium in Chile, and it may seek to amend the law to allow exploitation by private enterprises.  However, there can be no assurance that the government will be successful in these efforts (due to political and other considerations).  Alternatively, the government may begin granting operating contracts to private companies such as Li3 Energy.  The failure of the government to allow private exploitation of lithium within our development horizon for Maricunga would have a material adverse effect on our prospects.

Unlike exploitation permitting, exploration permitting is not mineral-specific in Chile.  Therefore, our current exploratory activities, whether with respect to lithium or otherwise, are permitted.  We believe we may be able to mitigate somewhat the risk of any inability to obtain permissions for lithium exploitation because (a) we expect to be able to exploit other minerals on our properties and (ii) we believe the current political environment in Chile favors the removal or reduction of legal impediments to lithium exploitation.

In Argentina, there has been a recent trend, at the National and Provincial levels, of seeking to limit and/or to restrict certain mining activities within the territory of certain Provinces.  The Province of Jujuy, which is adjacent to the Province of Salta, where the Noto Properties are located, issued in March 2011 a Decree declaring lithium reserves as strategic natural resources for the Province, subjecting lithium exploration and exploitation projects to the evaluation of an Experts Committee, and the subsequent approval of different government bodies and the favorable recommendation of the Experts Committee. There can be no assurance that similar regulations won’t be issued in the Province of Salta.

In October 2010 the National Law No. 26,639, "Regime of Minimum Principles for the Preservation of Glaciers and Periglacial Environment" (the "Glaciers Law"), was promulgated.  The Glaciers Law is aimed at the protection and preservation of glaciers and the periglacial environment. The Glaciers Law regulates, limits and in certain cases bans, certain activities developed on glacial and periglacial areas. Depending on how the Glaciers Law is interpreted – and, specifically, the definition of the term “periglacial” – this regulation could have a negative effect on the potential activities to be conducted on the Noto Properties.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Until we complete our exploration activities and a feasibility study, we cannot be sure what minerals, if any, may be economically extracted from our properties.  Accordingly, we cannot predict precisely what permits or other authorizations may be required to support our business plan.  Furthermore, since we believe any Chilean permitting process with respect to lithium is likely to be done through an auction process, any cost estimate would be inherently speculative as well as harmful to our competitive position.

Capital Needs

As described above and as further discussed below under “ Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources,   ” we expect to require an aggregate of approximately $17.5 million over the next twelve months to pay our acquisition, exploration and development costs associated with our projects as well as our currently anticipated general and administrative and other costs.  Furthermore, if we succeed in acquiring any other projects, then we would expect to incur additional financial commitments with respect to such projects.  As a result of the funds invested by investors in our April and May 2011 private placement and the funds invested by POSCAN on September 14, 2011, we estimate that we have sufficient funds to carry out our current strategic plan of exploration and development and meet our ongoing operational working capital needs through March 2012 (assuming we do not expend cash for other acquisitions).  We plan to seek to raise additional capital through additional sales of our equity or debt securities.  There can be no assurance, however, that such financing will be available to us or, if it is available, that it will be available on terms acceptable to us and that it will be sufficient to fund our expected needs.  If we are unable to obtain sufficient financing, we may not be able to continue with our exploration and development plans, make additional acquisitions or meet our ongoing operational working capital needs.

Weaknesses in Internal Controls

Our management assessed the effectiveness of our internal control over financial reporting and disclosure controls and procedures as at June 30, 2011, and concluded that our internal control over financial reporting and disclosure controls and procedures were ineffective.  Management concluded that the following were material weaknesses in our internal controls over financial reporting: (a) we did not maintain proper segregation of duties for the preparation of our financial statements, and (b) we have not established an Audit Committee of our Board independent of management.  Although we intend to remediate such material weaknesses, we have not yet been able to address these material weaknesses and they may continue to remain unremedied for some time, which could adversely impact the accuracy and timeliness of future reports and filings we make to the SEC and compliance with any future listing standards and could have a material adverse effect on our business, results of operations, financial condition and liquidity.

Going Concern

We currently have no sources of recurring revenue, had working capital of $20,926 at March 31, 2011, and have generated net losses of $37,386,124 and negative cash flows from operations of $4,809,444 during the period from June 24, 2005 (inception) through March 31, 2011.

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In the course of our exploration and development activities, we have sustained and continue to sustain losses. We do not anticipate positive cash flow from operations before 2013 and cannot predict if and when we may generate profits. In the event that we identify commercial reserves of minerals, we will require substantial additional capital to develop those reserves. We expect to finance our operations primarily through future issuances of securities. However, there exists substantial doubt about our ability to continue as a going concern because there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our ultimate capital needs and to support our growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then our operations would be materially negatively impacted.

Our ability to complete additional equity or debt offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of us and the offering terms. In addition, our ability to complete an offering may be dependent on the status of our exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations and to obtain additional financing as may be required until such time as we can generate sources of recurring revenues and to ultimately attain profitability.  Our consolidated financial statements included in this prospectus have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which implies we will continue to meet our obligations and continue our operations for the next twelve months. Realization values may be substantially different from carrying values as shown, and our consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary in the event we are unable to continue as a going concern. Additionally, our independent registered public accounting firm included an explanatory paragraph in their report on our consolidated financial statements for the year ended June 30, 2010, included in this prospectus, that raises substantial doubt about our ability to continue as a going concern.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, of up to  42,797,958 outstanding shares of our common stock plus  40,838,832 shares of our common stock issuable upon the exercise of our outstanding warrants (described under Selling Stockholders below) by the selling stockholders listed in this prospectus.  This prospectus shall also cover any additional shares of our common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

The number of shares being offered by this prospectus (including the shares issuable upon exercise of our outstanding warrants) represents approximately 26.0 % of our outstanding shares of common stock as of February 10, 2012.

Corporate Information and History

We were incorporated on June 24, 2005, in Nevada as Mystica Candle Corp.  We were originally in the business of manufacturing, marketing and distributing soy-blend scented candles and oils, but we could not continue with those business operations because of a lack of financial results and resources.  We have redirected our focus, therefore, towards identifying and pursuing options regarding the development of a new business plan and direction.

5

In 2008 we engaged in discussions with NanoDynamics, Inc., a Delaware corporation (“NanoDynamics”), regarding a possible business combination with NanoDynamics, and with the permission of NanoDynamics, we changed our name to NanoDynamics Holdings, Inc. to facilitate these discussions.  We determined not to proceed with that business combination, however.

On October 19, 2009, we changed our name to Li3 Energy, Inc., to reflect our plans to focus our business strategy on the energy sector and related lithium mining opportunities in North and South America.

On February 23, 2010, we acquired 100% of the assets of the Loriscota, Suches and Vizcachas Projects located respectively in the Regions of Puno, Tacna and Moquegua, Peru.  These projects consist solely of mineral claims and have, and have had, no operations or revenues.

Prior to this acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  As a result of the acquisition, we ceased to be a shell company.  Since exiting “shell company” status, we have acquired certain additional assets and entered into certain agreements, as described in this prospectus.

Our principal executive offices are located at Av. Pardo y Aliaga 699, Oficina 802, San Isidro, Lima, Peru, and our telephone number at our principal executive offices is (51) 1-212-1880. Our website address is www.li3energy.com; however, the material included in our website does not constitute a part of this prospectus and should not be relied on by prospective purchasers in the offering. Our fiscal year end is June 30.

All common stock share and per share numbers herein give retroactive effect to our 3.031578-for-1 forward stock split in the form of a dividend which was effected on July 29, 2008, and our 15.625-for-1 forward stock split in the form of a dividend which was effected on November 16, 2009, unless otherwise stated.

6

Summary Financial Information

The following tables summarize historical financial data regarding our business and should be read together with the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in this prospectus.

	Fiscal Year Ended June 30,		Three Months Ended September 30,		June 24, 2005 (inception) Through September 30, 2011
	2011	2010	2011	2010	(unaudited)
			(unaudited)	(unaudited)
Statement of Operations Data

Revenues	$-	$-	$-	$-	$2,278
Gross profit	-	-	-	-	1,096
Total operating expenses	11,626,242	9,816,666	1,718,438	1,103,869	23,351,326
Change in fair value of derivative liability – warrant instruments	6,116,147	6,223,547	(6,948,644)	(2,772,726)	5,391,050
Net income (loss)	(19,219,382)	(16,048,682)	3,839,980	1,663,543	(31,621,794)

Statement of Cash Flows Data

Cash used in operating activities	$(3,594,823)	$(2,377,417)	$(1,052,692)	$(606,968)	$(7,198,229)
Cash used in investing activities	(6,550,000)	(1,418,785)	(56,845)	(180,000)	(8,045,130)
Cash provided by financing activities	10,794,403	4,089,320	7,484,069	487,998	22,475,292

	At June 30,		At September 30,
	2011	2010	2011
			(unaudited)
Balance Sheet Data

Total current assets	$1,097,460	$359,297	$7,458,126
Total assets	65,138,460	703,243	71,554,684
Total current liabilities	1,271,770	1,745,321	2,747,825
Total liabilities	16,516,524	9,775,049	14,261,948
Total shareholders’ equity (deficit)	48,621,936	(9,071,806)	57,292,736

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THE OFFERING

Common stock currently outstanding	322,209,220 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	83,636,790 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders. However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis.

OTCBB symbol	LIEG

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of February 10, 2012. Does not include 2,000,000 shares of restricted stock which remain subject to certain vesting milestones.

(2)	Consists of 42,797,958 issued and outstanding shares of common stock and 40,838,832 shares of common stock issuable upon the exercise of outstanding warrants (described under Selling Stockholders below).

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and project developments and acquisitions or to our expectations regarding future industry or economic trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expect. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf.

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RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk.  We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict.  Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus.  If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.  In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.  Only those investors who can bear the risk of loss of their entire investment should participate in this offering.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We are an exploration stage company and have no revenues. Our business plan depends on our ability to explore for and develop mineral reserves and place any such reserves into extraction. Because we have a limited operating history, it is difficult to predict our future performance.

Although we were formed in June 2005, we have been and continue to be an exploration stage company. Therefore, we have limited operating and financial history available to help potential investors evaluate our past performance and the risks of investing in us. Moreover, our limited historical financial results may not accurately predict our future performance. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to our new business and those associated with new companies in general, it is possible that we may not be successful in implementing our business strategy.

We have generated no revenues to date and do not anticipate generating any revenues in the near term. Our activities to date have been limited to capital formation, organization, acquisition of interests in mining properties and limited exploration on our projects, including digging and sampling of test pits and brine analysis on our Maricunga property. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on a successful exploration, mining and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate exploitable quantities of mineral resources or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our Company.

Our past losses raise doubt about our ability to continue as a going concern.

The Consolidated Financial Statements contained herein have been prepared assuming we will continue as a going concern. We currently have no sources of recurring revenue, and have generated net losses of $31,621,794 and negative cash flows from operations of $7,198,229 during the period from June 24, 2005 (inception) through September 30, 2011. We cannot predict if and when we may generate profits.  As a result of the funds invested by investors in our April and May 2011 private placement and the funds invested by POSCAN on September 14, 2011, we estimate that we have sufficient funds to carry out our current strategic plan of exploration and development and meet our ongoing operational working capital needs through March 2012 (assuming we do not expend cash for other acquisitions).  After that, we expect to finance our operations primarily through future sales of our equity or debt securities. However, as discussed in the notes to our Consolidated Financial Statements included in this prospectus, there exists substantial doubt about our ability to continue as a going concern because there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all.  The Consolidated Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Our option on the Alfredo Property has expired, and  we are not currently negotiating to acquire a new option.

Under the option for the Alfredo Property, our subsidiary PRMC was required to make periodic payments aggregating $360,000 between June 30, 2010 and December 30, 2010. We paid $80,000 in August 2010 and were required to make payments of $100,000 by October 30, 2010, and $180,000 by December 30, 2010, in order to maintain our option rights. Then, in order to exercise the option and purchase the Alfredo Property, we would have been required to pay the option exercise price of $4,860,000 by March 30, 2011. We did not make the $100,000 payment on October 30, 2010, the $180,000 payment on December 30, 2010 or the option exercise price payment of $4,860,000 on March 30, 2011. Under the terms of the option agreement, the option terminated as a result of our not making the required option payments within the specified default and cure periods, and we therefore recorded impairment expense for the Alfredo property of $4,070,000 during the year ended June 30, 2011. Although we have had some discussions with the owners of the Alfredo Property to reacquire the option to purchase the Alfredo Property on modified terms, as of the date of this prospectus we are not actively negotiating a new option, and there can be no assurance that any new option will be executed. We are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property; however, there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

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We have not made certain scheduled payments under agreements with respect to certain properties we were considering acquiring.  If we are deemed to be liable for such payments (and/or damages arising out of their non-payment), then our business, financial condition and prospects could be materially adversely affected.

Pursuant to our Option Agreements with GeoXplor Corp. on the Nevada Claims, we were required to make periodic and milestone payments and also to maintain the relevant mineral claims in good standing for certain time periods.  We failed to make a periodic payment of $100,000 due on June 30, 2010.  During the year ended June 30, 2011, we became obligated to pay approximately $57,000 of claim maintenance fees on the Nevada Claims and approximately $32,600 of Nevada state taxes, which we have not paid.

If and to the extent we are found liable for, or deliver value in settlement of, any claims that may arise from the foregoing, and/or our expenses related to those matters become significant, then our business, financial condition and prospects could be materially adversely affected and the value of our stockholders' interests in us could be impaired.

All of our properties are in the exploration stage. Investment in exploration projects increases the risks inherent in our mining activities. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities, and our mining operations may not be successful.

We have not established that any of our mineral properties contains any meaningful levels of mineral reserves. There can be no assurance that future exploration and mining activities will be successful.

A mineral reserve is defined by the SEC in its Industry Guide 7 (which can be viewed at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7 ) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. There can be no assurance that we will ever establish any mineral reserves.

Even if we do eventually discover a meaningful mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines. Furthermore, we cannot be sure that an overall exploration success rate or extraction operations within a particular area will ever come to fruition and, in any event, production rates inevitably decline over time. The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

We have limited financial resources and may not be able to fund our anticipated exploration activities. If we are unable to fund our exploration activities, our potential profitability will be adversely affected.

Our anticipated exploration activities will require financial resources substantially in excess of our current working capital. If we are not able to finance our exploration activities, then we will be unable to identify commercially exploitable resources even if present on our properties. If we fail to adequately support our exploration activities, it could have a material adverse effect on our results of operations and the market price of our shares. There can be no assurance that capital will be available to us when needed, on favorable terms or at all.

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Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs.

In Chile, lithium is not exploitable via regular mining concessions. The Chilean Mining Code (“CMC”) establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case.  Currently neither the Company nor its subsidiaries have sufficient authority (or permits) to explore and exploit lithium in Chile.  However, the government of Chile has announced its intention to increase the exploitation of lithium in Chile, and it may seek to amend the law to allow exploitation by private enterprises.  However, the approval of a two-thirds majority of the Chilean Congress will be required to amend the existing law, and there can be no assurance that the government will be successful in these efforts (due to political and other considerations).  Alternatively, the government may begin granting operating contracts to private companies such as Li3 Energy.  The failure of the government to allow private exploitation of lithium within our development horizon for Maricunga would have a material adverse effect on our prospects.  Unlike exploitation permitting, exploration permitting is not mineral specific in Chile.  Accordingly, there can be no assurance that we will be able to obtain the permits necessary to exploit any minerals that our exploration activities discover.

There has been a recent trend in Argentina, at the National and Provincial levels, of seeking to limit and/or to restrict certain mining activities within the territory of certain Provinces.

The Province of Jujuy, which is adjacent to the Province of Salta, where the Noto Properties are located, issued in March 2011 a Decree declaring lithium reserves as strategic natural resources for the Province, subjecting lithium exploration and exploitation projects to the evaluation of an Experts Committee, and the subsequent approval of different government bodies and the favorable recommendation of the Experts Committee. There can be no assurance that similar regulations won’t be issued in the Province of Salta.

In October 2010 the National Law No. 26,639, "Regime of Minimum Principles for the Preservation of Glaciers and Periglacial Environment" (the "Glaciers Law"), was promulgated.  The Glaciers Law is aimed at the protection and preservation of glaciers and the periglacial environment. The Glaciers Law regulates, limits and in certain cases bans, certain activities developed on glacial and periglacial areas. Depending on how the Glaciers Law is interpreted – and, specifically, the definition of the term “periglacial” – this regulation could have a negative effect on the potential activities to be conducted on the Noto Properties.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Argentinean foreign exchange regulations may make it difficult to transfer funds in and out of Argentina, which could adversely affect our liquidity and operations.

Argentinean foreign exchange regulations impose numerous restrictions to the transfer of funds in and out of the territory of Argentina. Additional restrictions on the ability to access the Argentinean foreign exchange market and transfer foreign currency in and out of Argentina could adversely affect our liquidity and operations in Argentina and, to the extent we generate funds from activities in Argentina, our ability to access such funds.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we are unable to obtain additional funding, our business operations will be harmed and if we do obtain additional financing, existing shareholders may suffer substantial dilution.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis.

We have raised some capital to date, including through the sale of equity securities and convertible notes, but we currently do not have any contracts or firm commitments for additional financing. There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all. An inability to obtain additional capital would restrict our ability to grow and could diminish our ability to continue to conduct our business operations. If we are unable to obtain additional financing, we will likely be required to curtail exploration and development plans and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

Newer battery and/or fuel cell technologies could decrease demand for lithium over time.

Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging and less expensive. Some of these technologies could be successful and could impact demand for lithium batteries in personal electronics, electric and hybrid vehicles and other applications. Advances in nanotechnology, in particular, offer the prospect of significantly better batteries in the future. For example, researchers at Stanford University have recently demonstrated ultra-lightweight, bendable batteries and supercapacitors made from paper coated with ink made of carbon nanotubes and silver nanowires; the material charges and discharges very quickly, making it potentially useful in hybrid and electric vehicles, which need rapid power for acceleration and would benefit from quicker charging than is available with current technologies. We cannot predict which new technologies may ultimately prove to be commercializable and on what time horizon. While lithium battery technology is currently among the best available for electronics, vehicles and other applications, commercialized battery technologies that offer superior weight, capacity, charging time and/or cost could significantly adversely affect the demand for lithium in the future and thus could significantly adversely impact our prospects and future revenues.

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Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which could have an adverse impact on us.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on us.

Lithium, iodine and nitrates prices are subject to unpredictable fluctuations.

We may derive revenues, if any, either from the extraction and sale of lithium, iodine and potassium nitrate, as well as other potentially economic salts produced from the lithium salar brines, or from the sale of our mineral resource properties. The price of these commodities may fluctuate widely, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The effect of these factors on the price of these minerals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive, and we face competition from many established domestic and foreign companies.  We may not be able to compete effectively with these companies.

The markets in which we operate are highly competitive.  The mineral exploration, development, and production industry is largely un-integrated.  We compete against numerous well-established national and foreign companies in every aspect of the mineral mining industry.  Some of our competitors have longer operating histories and greater technical facilities, and significantly greater recognition in the market and financial and other resources, than we.  We may not compete effectively with other exploration companies in locating and acquiring mineral resource properties, and customers may not buy any or all of the mineral products that we expect to produce.

Because we are small and do not have much capital, we may have to limit our exploration and developmental mining activity which may result in a loss of your investment.

Because we are a small exploration stage company and do not have much capital, we must limit our exploration and production activity.  As such, we may not be able to complete an exploration program that is as thorough as we would like.  In that event, existing reserves may go undiscovered.  Without finding reserves, we cannot generate revenues and you may lose any investment you make in our shares.

We may be unable to successfully negotiate definitive agreements with respect to any of the transactions for which we have signed letters of intent.

We have entered into a non-binding letter of intent to acquire certain options (the “New World Options”) held by New World Resource Corp., a Canadian mineral exploration company, with respect to the Pastos Grandes lithium project in the Sud Lipez province within the Department of Potosi, Bolivia (the “Pastos Project”). We have also entered into a non-binding agreement to acquire the stock of three companies (the “M2 Sellers”) that own mining concessions with respect to an aggregate of 1,506 hectares in Chile (the “Chilean Prospect”) located near our existing Maricunga property.

There can be no assurance that we will negotiate agreements to acquire the New World Options or the M2 Sellers on acceptable terms or at all. Moreover, even if we are successful in acquiring the New World Option, there can be assurance that we will satisfy the requirements of such option and ultimately acquire the Pastos Project.

We may spend substantial resources pursuing acquisition opportunities, including without limitation the Pastos Project and the Chilean Prospect. However, if we are unable to enter into definitive agreements on commercially favorable terms, our financial condition, results of operations and prospects may be materially adversely affected.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

Our operations are subject to numerous federal, state and local laws and regulations governing the operation and maintenance of our facilities and the discharge of materials into the environment or otherwise relating to environmental protection.  These laws and regulations may:

•	require that we acquire permits before commencing extraction operations;

•	restrict the substances that can be released into the environment in connection with mining and extraction activities;

•	limit or prohibit mining activities on protected areas such as wetland or wilderness areas; and

•	require remedial measures to mitigate pollution from former operations, such as dismantling abandoned production facilities.

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Under these laws and regulations, we could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties.  We do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost, and we do not maintain any such insurance.  Also, we do not believe that insurance coverage for the full potential liability that could be caused by sudden and accidental environmental damages is available at a reasonable cost.  Accordingly, we may be subject to liability or we may be required to cease production (subsequent to any commencement) from properties in the event of environmental damages.

We may be unable to amend the mining claims that we are seeking to acquire to cover the primary minerals that we plan to develop.

Our business plan includes acquisition, exploration and development of lithium brine properties.  However, we may pursue this goal by acquiring salt-mining claims and/or options or other interests in salt-mining claims or other types of claims, which we intend to seek to have amended to cover lithium extraction.  There can be no assurance that we will be successful in amending any such claims timely, economically or at all.  See Risk Factors – “Mineral operations are subject to applicable law and government regulation. .. .,” above.

We may have difficulty managing growth in our business.

Because of the relatively small size of our business, growth in accordance with our long-term business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources.  As we increase our activities and the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical, operational and management resources.  The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of required personnel could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

If we are unable to keep our key management personnel, then we are likely to face significant delays at a critical time in our corporate development and our business is likely to be damaged.

Our success depends upon the skills, experience and efforts of our management and other key personnel, including our Chief Executive Officer.  As a relatively new company, much of our corporate, scientific and technical knowledge is concentrated in the hands of a few individuals.  We do not have employment agreements with any of our employees other than our Chief Executive Officer and our Chief Operating Officer.  We do not maintain key-man life insurance on any of our management or other key personnel.  The loss of the services of one or more of our present management or other key personnel could significantly delay our exploration and development activities as there could be a learning curve of several months or more for any replacement personnel.  Furthermore, competition for the type of highly skilled individuals we require is intense and we may not be able to attract and retain new employees of the caliber needed to achieve our objectives.  Failure to replace key personnel could have a material adverse effect on our business, financial condition and operations.

Our Interim Chief Financial Officer has other substantial business activities that limit the amount of time that he can devote to managing our business.

Our Interim Chief Financial Officer, Eric E. Marin, currently serves as the Interim Chief Financial Officer of another publicly traded company, and has other business interests.  Accordingly, Mr. Marin is only able to devote a portion of his time to our activities.  This may make it more difficult for our management to respond quickly and completely to challenges and opportunities that we may encounter, may limit our ability to timely consummate strategic transactions and may have an adverse effect on our results of operations.

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Difficult conditions in the global capital markets may significantly affect our ability to raise additional capital to continue operations.

The ongoing worldwide financial and credit upheaval may continue indefinitely.  Because of reduced market liquidity, we may not be able to raise additional capital when we need it.  Because the future of our business will depend on our ability to explore and develop the mineral resources on our existing properties and to complete the acquisition of one or more additional mineral resource properties for which, most likely, we will need additional capital, we may not be able to complete such development and acquisition projects or develop or acquire revenue producing assets.  As a result, we may not be able to generate income and, to conserve capital, we may be forced to curtail our current business activities or cease operations entirely.

Being a public company has increased our expenses and administrative workload.

As a public company, we must comply with various laws and regulations, including the Sarbanes-Oxley Act of 2002 and related rules of the SEC.  Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses.  Among other things, we must:

•	maintain and evaluate a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve to a greater degree our outside legal counsel and accountants in the above activities.

In addition, being a public company has made it more expensive for us to obtain director and officer liability insurance.  In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.  These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on an audit committee which we expect to establish.

RISKS RELATED TO OUR COMMON STOCK

There is not now, and there may not ever be, an active market for our common stock.

There currently is a limited public market for our common stock.  Further, although our common stock is currently quoted on the OTC Bulletin Board (the “OTCBB”), trading of our common stock may be extremely sporadic.  For example, several days may pass before any shares may be traded.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock.  Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time.  There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained.  This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq National Market, we expect our common stock to remain eligible for quotation on the OTCBB, or on another over-the-counter quotation system.  In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock.  In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock.  This would also make it more difficult for us to raise capital.

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Our common stock is subject to the “penny stock” rules of the SEC and FINRA’s sales practice requirements, and the trading market in our common stock is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In addition to the "penny stock" rules promulgated by the SEC, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

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•	actual or anticipated variations in our operating results;

•	announcements of developments by us, our strategic partners or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations.  In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such company.  Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Compliance with U.S. securities laws, including the Sarbanes-Oxley Act, will be costly and time-consuming.

We are a reporting company under U.S. securities laws and are obliged to comply with the provisions of applicable U.S. laws and regulations, including the Securities Act of 1933 (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the rules and regulations of the relevant U.S. market, in each case, as amended from time to time.  Preparing and filing annual and quarterly reports and other information with the SEC, furnishing audited reports to stockholders and other compliance with these rules and regulations will involve a material increase in regulatory, legal and accounting expenses and the attention of management, and there can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future.  We expect to use future earnings, if any, to fund business growth.  Therefore, stockholders will not receive any funds absent a sale of their shares.  We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for our common stock may be affected by, among other things, the research and reports that securities analysts publish about our business and the Company.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price.  If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regular reports on us, then we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

17

State Blue Sky registration – potential limitations on resale of the shares.

The holders of the shares of our common stock and persons who desire to purchase the shares in any trading market that might develop in the future, should be aware that there may be significant state law restrictions upon the ability of investors to resell the securities.  Accordingly, investors should consider the secondary market for our securities to be a limited one.  It is the intention of our management to seek coverage and publication of information regarding us in an accepted publication which permits a “manuals exemption.”  This manuals exemption permits a security to be sold by shareholders in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by that state.  The listing entry must contain (i) the names of issuers, officers, and directors, (ii) an issuer’s balance sheet, and (iii) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  The principal accepted manuals are those published by Standard and Poor’s, and Mergent, Inc.  Many states expressly recognize these manuals.  A smaller number of states declare that they recognize securities manuals, but do not specify the recognized manuals.  Among others, the following states do not have any provisions and, therefore, do not expressly recognize the manuals exemption:  Alabama, California, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our common stock offered hereby.  We are currently authorized to issue an aggregate of 1,000,000,000   shares of capital stock consisting of 990,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors.  As of February 10, 2012 , there are 322,209,220 shares of our common stock and no shares of our preferred stock outstanding.  There are   4,500,000 shares of our common stock reserved for issuance under our 2009 Equity Incentive Plan (the “2009 Plan”), of which we have 1,250,000 nonqualified stock options, 700,000 restricted stock units (of which 233,333 hav vested) and 2,000,000 shares of restricted stock outstanding.  In addition, there are 89,284,714 shares of our common stock issuable upon the exercise of outstanding warrants and another approximately 14,358,500 shares issuable upon conversion of outstanding convertible promissory notes.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity.  As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.  We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation.  The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.  Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock.  There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

  We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock.  The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock.  The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

We have identified material weaknesses related to our internal control over financial reporting and concluded that our internal control over financial reporting and disclosure controls and procedures were ineffective as of June 30, 2011. These material weaknesses remain unremedied, which could continue to impact our ability to report results of operations and financial condition accurately and in a timely manner.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting.  We have identified material weaknesses in our internal control over financial reporting.  Our management assessed the effectiveness of our internal control over financial reporting and disclosure controls and procedures as at June 30, 2011, and concluded that our internal control over financial reporting and disclosure controls and procedures were ineffective.  Management concluded that the following were material weaknesses in our internal controls over financial reporting: (a) we did not maintain proper segregation of duties for the preparation of our financial statements, and (b) we have not established an Audit Committee of our Board independent of management.  See Item 9A, “Controls and Procedures,” in our Annual Report on Form 10-K for the year ended June 30, 2011.  Although we intend to remediate such material weaknesses, we have not yet been able to address these material weaknesses and they may continue to remain unremedied for some time, which could adversely impact the accuracy and timeliness of future reports and filings we make to the SEC and compliance with any future listing standards and could have a material adverse effect on our business, results of operations, financial condition and liquidity.

18

We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404.  Our compliance with Section 404 will require that we incur accounting expense and expend management efforts.  We currently do not have an internal audit group, and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404.

OTHER RISKS

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.  Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to  42,797,958 issued and outstanding shares of our common stock and  40,838,832 shares of our common stock issuable upon the exercise of outstanding warrants comprising:

-	22,432,701 shares sold by us in our private placement offering that concluded on May 19, 2011 (the “G Unit PPO”);
-	11,216,365 shares issuable upon exercise of warrants sold by us in our G Unit PPO;
-	4,806,878 shares issuable upon exercise of warrants sold by us in our private placement offering that concluded on February 23, 2011 (the “E Unit PPO”);
-	2,950,000 shares sold by us in the E Unit PPO;
-	6,900,003 shares issued upon exercise of Warrants sold by us in the E Unit PPO;
-	200,000 shares issuable upon exercise of warrants sold by us in our private placement offering that closed in November 2010 (the “D Unit PPO”);
-	3,757,627 shares issued upon exercise of warrants sold by us in the D Unit PPO;
-	4,000,000 shares issued pursuant to certain rights (the “Double Options”) granted to investors in the D Unit PPO;
-	1,200,000 shares issuable upon exercise of outstanding warrants that we issued pursuant to the Double Options;
-	2,757,627 shares issued upon exercise of warrants that we issued pursuant to the Double Option;
-	9,575,516 shares issuable upon exercise of warrants sold by us in our private placement offering that concluded on September 13, 2010 (the “First 2010 PPO”); and
-	13,840,000 shares issuable upon exercise of warrants sold by us in our private placement offering that closed in November and December of 2009 (the “2009 PPO”).

During the last three years, we have issued unregistered securities to various persons. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of these securities were deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. All purchasers of our securities were accredited or sophisticated persons, or were non-U.S. persons, and had adequate access, through employment, business or other relationships, to information about us.

We agreed to file a registration statement with the SEC to register under the Securities Act the shares of our common stock and the shares of common stock underlying the warrants sold by us in our G Unit PPO.  We agreed to file the registration statement by June 21, 2011, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at the Company’s expense.  If we do not meet these deadlines, we agreed to pay the investors liquidated damages of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).  We had also granted to investors in certain prior private placements “piggy-back” registration rights with respect to the shares of our common stock and shares of common stock underlying warrants purchased by them, as well as the shares of our common stock and shares of common stock underlying warrants contained in the units that were issued upon exercise of the “Double Option” as described under “Description of Securities—Other Rights to Purchase Our Securities” below. Pursuant to those agreements with the selling stockholders, we filed with the SEC on July 1, 2011, a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act to register the shares of common stock covered by this prospectus.  To date, we have not paid any liquidated damages for not filing a registration statement for the securities issued in the 2011 private placement by the June 21, 2011 deadline.  Although we have not received any demand for such payment and may ultimately seek a waiver of the liquidated damages provision, we have accrued an aggregate liability of $367,815 for the ten days that we were late in filing the registration statement of which this prospectus forms a part and the delay (through February 13, 2012) in having such registration statement declared effective ($180,750 of such amount will be recorded as an accrued liability at December 31, 2011).

19

In the several closings of the 2009 PPO, held in November and December 2009, we sold an aggregate of 14,000,000 units at a price of $0.25 per unit, for an aggregate gross offering price of $3,500,000.  Each of such units consisted of:  (i) one share of our common stock; (ii) a warrant (“A Warrant”) to purchase one-half share of our common stock, exercisable for a period of five years at an initial exercise price of $0.50 per whole share; and (iii) a warrant (“B Warrant”) to purchase one-half share of our common stock, exercisable for a period of five years at an initial exercise price of $1.00 per whole share.  The exercise prices of the warrants issued to investors in the 2009 PPO are subject to anti-dilution adjustments, and have been adjusted from time to time, however, the number of shares issuable upon exercise of such warrants has not been adjusted.  At February 10, 2012, the exercise price per share of the A Warrants and B Warrants are approximately $0.31 and $0.48, respectively.  We are registering for resale under this prospectus  13,840,000 of the 14,000,000 shares issuable upon the exercise of warrants contained in the units sold in the 2009 PPO, pursuant to piggyback registration rights granted to the investors in the 2009 PPO. We are not registering for resale under this prospectus any of the shares sold in the 2009 PPO.

In the several closings of the First 2010 PPO, held in June, July and September 2010, we sold an aggregate of 6,160,000 units at a price of $0.25 per unit, for an aggregate gross offering price of $1,540,000.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“C Warrant”) to purchase one share of our common stock, exercisable for a period of five years at an initial exercise price of $0.50 per share.  The exercise price of the C Warrants and the number of shares issuable upon exercise thereof are subject to anti-dilution adjustments, and have been adjusted from time to time.  At February 10, 2012, the exercise price per share of the C Warrants is approximately $0.32.  We are registering for resale under this prospectus  all of the 9,575,516 shares issuable upon exercise of C Warrants contained in the units sold in the First 2010 PPO, together with any additional shares that may become issuable upon such exercise pursuant to the antidilution provisions thereof, pursuant to piggyback registration rights granted to the investors in the First 2010 PPO. We are not registering for resale under this prospectus any of the shares sold in the First 2010 PPO.

In the D Unit PPO, we sold an aggregate of 4,000,000 units at a price of $0.05 per unit, for an aggregate gross offering price of $200,000.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“D Warrant”) to purchase one share of our common stock, exercisable for a period of five years at an initial exercise price of $0.05 per share (subject to antidilution adjustments).  Investors in the D Unit PPO each received the right (the “Double Option”) to purchase additional units, up the number of units purchased in the D Unit PPO, exercisable until November 8, 2011.  The Double Options have all been exercised, and we have issued an additional 4,000,000 units for gross proceeds of $200,000 pursuant thereto.  We are registering for resale under this prospectus the 200,000 shares issuable upon exercise of outstanding D Warrants contained in the units sold in the D Unit PPO, 3,757,627 shares issued upon exercise of D Warrants sold by us in the D Unit PPO,  1,200,000 shares issuable upon exercise of D Warrants that have been issued pursuant to the exercise of Double Options, 2,757,627 shares of common stock that have been issued upon exercise of D Warrants issued pursuant to the exercise of Double Options and 4,000,000 shares of common stock issued upon the exercise of Double Options, all pursuant to piggyback registration rights granted to the investors in the D Unit PPO. We are not registering for resale under this prospectus any of the shares initially sold in the D Unit PPO.

In the several closings of the E Unit PPO, held in December 2010 and January and February 2011, we sold an aggregate of 11,666,663 units at a price of $0.15 per unit, for an aggregate gross offering price of approximately $1,750,000.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“E Warrant”) to purchase one share of our common stock, exercisable for a period of five years at an initial exercise price of $0.15 per share.  The exercise price of the warrants issued to investors in the E Unit PPO are subject to anti-dilution adjustments, and has been adjusted from time to time.  At February 10, 2012, the exercise price per share of the E Warrants is approximately $0.15.  We are registering for resale under this prospectus  all of the 4,806,878 shares issuable upon exercise of E Warrants that remain outstanding, 2,950,000 of the 11,666,663 shares sold by us in the E Unit PPO and 6,900,003 of the 7,423,336 shares issued upon exercise of E Warrants, pursuant to piggyback registration rights granted to the investors in the E Unit PPO .

In the several closings of the G Unit PPO, held in April and May 2011, we sold an aggregate of 23,920,071 units at a price of $0.27 per unit, for an aggregate gross offering price of approximately $6,458,419.  Each of such units consisted of:  (i) one share of our common stock; and (ii) a warrant (“G Warrant”) to purchase one-half share of our common stock, exercisable for a period of three years at an initial exercise price of $0.40 per share.  The exercise price of the G Warrants issued to investors in the G Unit PPO is subject to anti-dilution adjustments, and has been adjusted from time to time.  At February 10, 2012, the exercise price per share of the G Warrants is approximately $0.37.  We are registering for resale under this prospectus  11,216,365 of the 11,960,050 shares issuable upon exercise of G Warrants, pursuant to registration rights granted to the investors in the G Unit PPO. We are also registering for resale under this prospectus  22,432,701 of the 23,920,071 shares sold in the G Unit PPO.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

We effected two separate stock splits in the form of dividends with respect to our common stock. The first was a 3.031578-for-1 forward split for which the record and effective dates were July 21, 2008, and July 29, 2008, respectively. The second was a 15.625-for-1 forward split for which the record and effective dates were November 6, 2009 and November 16, 2009, respectively. All share and per share amounts in this prospectus have been adjusted to give retroactive effect to such stock splits, unless otherwise stated.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

20

The table below has been prepared based upon the information furnished to us by the selling stockholders as of the date of this prospectus.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.  We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.  Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date of this prospectus through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 322,209,220 shares of our common stock outstanding as of February 10, 2012.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer. Selling stockholders who are affiliates of a broker-dealer are indicated by footnote.  We have been advised that these affiliates of broker-dealers purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Socorro Albán (2)	85,282	33,334	51,948	*
Albatroz Capital Inc. (3)	555,555	555,555	0	*
Jaime Alvarez G. (4)	426,400	166,666	259,734	*
Amancay International LLC (5)	1,111,112	1,111,112	0	*
Robert Anderson (6)	600,000	300,000	300,000	*
Silio David Aparicio (7)	138,890	138,890	0	*
Miguel Aramburu (8)	648,783	568,783	80,000	*
Arcade Investments Limited (9)	60,000	60,000	0	*
Juan Bernardo Ugueto Arismendi (10)	555,555	555,555	0	*
Aton Balanced Fund Limited (11)	5,902,146	3,235,480	2,666,666	*
Aton Ventures Fund Limited (12)	2,054,243	1,554,243	500,000	*
Lon E. Bell (13)	555,555	555,555	0	*
Alegria Benarroch (14)	555,555	555,555	0	*
Marco Antonio Gamero Benavente (15)	138,890	138,890	0	*
Alan F. Bilzi (16)	150,000	150,000	0	*
BonAnno Family Partnership LLP (17)	1,900,000	1,100,000	800,000	*
Bradley Resources LLC (18)	277,778	277,778	0	*
Jamie Perez Branger (19)	1,876,174	733,336	1,142,838	*
Elliot Braun (20)	200,000	100,000	100,000	*
Bretton James, Inc. (21)	600,000	600,000	0	*
Robert Burkhardt (22)	60,000	60,000	0	*

21

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Maria Cecilia Cambana (23)	322,221	322,221	0	*
Carlos Canete (24)	277,778	277,778	0	*
Otilia Caserta (25)	333,333	333,333	0	*
Celta Consultores Limitada (26)	833,334	833,334	0	*
Centrum Bank (27)	3,942,040	833,334	3,108,706	*
Chestnut Ridge Partners, LP (28)	800,000	800,000	0	*
Martin Cieslak (29)	60,000	60,000	0	*
CoJack Investment Opportunities LLC (30)	995,254	965,254	30,000	*
Lee Corbin (31)	120,000	120,000	0	*
Cranshire Capital LP (32)	833,333	833,333	0	*
Cynergy Emerging Growth LLC Fund § (33)	138,893	138,893	0	*
Miguel de la Campa (34)	1,388,889	1,388,889	0	*
Carmen Bentin D.C. de Leguia (35)	277,778	277,778	0	*
Esther de Marmol (36)	85,277	33,332	51,945	*
Helena Delano (37)	341,123	133,334	207,789	*
Nick DeMare (38)	240,000	120,000	120,000	*
Ian Duany (39)	194,456	194,456	0	*
Jose Duarte (40)	666,666	666,666	0	*
Adrien Ellul (41)	1,164,948	672,495	492,453	*
Martin Ferraro (42)	138,890	138,890	0	*
First Sun Investment Corp. (43)	277,778	277,778	0	*
Kay Fischer (44)	205,500	205,500	0	*

22

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Glynn Fisher § (45)	80,000	40,000	40,000	*
Freestone Advantage Partners, LP (46)	138,888	138,888	0	*
Carlos Frei (47)	652,704	277,778	374,926	*
Alvaro Hernandez Fry (48)	166,667	166,667	0	*
Jose Roberto Vazquez Garcia (49)	170,559	66,666	103,893	*
James Gavilan (50)	55,556	55,556	0	*
Grafton Resource Investments, Ltd. (51)	12,000,000	6,000,000	6,000,000	1.65%
Daniela Granier (52)	42,638	16,666	25,972	*
Maria Eugenia Grisolia (53)	341,123	133,334	207,789	*
Hampton Corporation (54)	5,613,889	4,064,829	1,549,060	*
Ray & Ann Hautamaki (55)	150,000	150,000	0	*
Robert Havlik (56)	83,334	83,334	0	*
Hibernia Ltd. (57)	2,250,000	2,250,000	0	*
Taylor Housser § (58)	80,000	40,000	40,000	*
ID Introduction Ltd. (59)	1,705,607	666,667	1,038,940	*
John P. Funkey Revocable Trust (60)	93,750	93,750	0	*
John Paul De Joria Family Trust (61)	4,000,000	2,000,000	2,000,000	*
Kherson Investments Ltd. (62)	1,192,676	799,607	393,069	*
Maria Marta Leonardini (63)	1,004,371	1,004,371	0	*
Jose Roberto de Romana Letts (64)	2,222,222	2,222,222	0	*
Bruce Levenbrook (65)	95,000	95,000	0	*
Jim Lucey (66)	75,000	75,000	0	*

23

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
LW Emerging Markets Opportunities Master Fund, Ltd. (67)	18,134,703	5,775,153	12,539,550	3.33%
LW Securities S.A. (68)	4,414,358	1,172,223	3,242,135	*
Valentina Marmol (69)	170,562	66,667	103,895	*
Tom McGurk (70)	60,000	60,000	0	*
Harvey McKenzie (71)	111,111	111,111	0	*
Andrew Meade (72)	4,000,000	3,000,000	1,000,000	*
Enrique Blondet Montero (73)	195,000	195,000	0	*
Robert L. Montgomery (74)	150,000	150,000	0	*
Musgrave Investments Limited (75)	1,125,000	1,125,000	0	*
Richard Neustadter (76)	800,000	800,000	0	*
Jose Banus Nogue (77)	2,000,001	2,000,001	0	*
Uxua Ojer (78)	170,562	66,667	103,895	*
Orca Trading GmbH (79)	400,000	200,000	200,000	*
Alexander Pena (80)	1,500,000	1,500,000	0	*
Don Petkau (81)	440,000	220,000	220,000	*
Phoenix Advisory Services Ltd. (82)	852,805	666,668	186,137	*
Pico Alto Investments S.A. (83)	277,778	277,778	0	*
Plango Investments SA (84)	895,441	699,998	195,443	*
Ponte Group Ltd. (85)	2,558,410	2,000,000	558,410	*
Walter Pramer, Jr. (86)	55,556	55,556	0	*
Walter Pramer, Sr. (87)	255,556	155,556	100,000	*
Radical Capital Ltd. (88)	652,500	652,500	0	*
Oscar Caipo Ricci (89)	450,000	450,000	0	*

24

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Robyn Schreiber Irrevocable Trust (90)	150,000	150,000	0	*
Carlos Javier Alvarez Roca (91)	555,556	555,556	0	*
Ignacio Rosado (92)	680,001	425,214	254,787	*
Edward Rosenthal (93)	600,000	600,000	0	*
Luis Omar Salinas (94)	85,282	33,334	51,948	*
Martin Segal (95)	57,000	57,000	0	*
Paul Sharp (96)	111,111	111,111	0	*
Christian Sieling (97)	1,004,371	504,371	500,000	*
Lauerano Sigmund (98)	277,778	277,778	0	*
Nadine Smith (99)	1,388,889	1,388,889	0	*
Clara Maria Sola (100)	1,339,148	672,488	666,660	*
Sterling Finance & Trust (101)	1,044,052	744,052	300,000	*
William N. Strawbridge (102)	83,334	83,334	0	*
Edward A. Sugar § (103)	600,000	600,000	0	*
Frank Taggart (104)	640,000	320,000	320,000	*
The Carnahan Trust (105)	555,555	555,555	0	*
Kjeld Thygesen (106)	400,000	200,000	200,000	*
Ralph Winter Tinman (107)	138,890	138,890	0	*
Mark Tompkins (108)	9,339,162	6,672,495	2,666,667	*

25

			Shares of	Percentage
	Shares of		Common	of Common
	Common		Stock	Stock
	Stock		Beneficially	Beneficially
	Beneficially	Shares of	Owned Upon	Owned Upon
	Owned	Common	Completion	Completion
	Before the	Stock Being	of the	of the
Selling Stockholder	Offering	Offered (A)	Offering (B)	Offering (1)
Paul Tompkins (109)	2,000,000	1,500,000	500,000	*
Ana Leticia Ulivi (110)	277,778	277,778	0	*
Jose Antonio Velit Desmaison (111)	138,900	138,900	0	*
Joaquin Vera (112)	138,890	138,890	0	*
John Wagner (113)	75,000	75,000	0	*
Wealth Concepts LLC (114)	600,000	600,000	0	*
Steven M.Weisman (115)	75,000	75,000	0	*
White Rock Capital Partners, L.P. (116)	400,000	400,000	0	*
Craig Whited (117)	2,000,000	1,600,000	400,000	*
Paul Yurfest (118)	300,000	300,000	0	*
Lorena Zalles (119)	55,556	55,556	0	*
Nicolas Zalles (120)	55,556	55,556	0	*
Roberto Zalles (121)	255,841	200,000	55,841	*
David M. Zlotchew (122)	112,500	112,500	0	*
Totals	129,507,886	83,636,790	45,871,096

26

* Less than 1%

§ Affiliated with a Broker-Dealer

(A)	An aggregate of 40,838,832 of the shares of common stock being offered by the selling stockholders are issuable upon exercise of outstanding warrants.

(B)	Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying options or warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus are not sold.

(1)	Percentages are based on the 322,209,220 shares of common stock issued and outstanding as of February 10, 2012 (not including 2,000,000 shares of Restricted Stock issued but subject to vesting conditions). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 10, 2012 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person; provided, however, that the 40,838,832 shares that may be sold in the Offering which are issuable upon exercise of warrants described above are deemed outstanding upon completion of the Offering.

(2)	Includes 18,614 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(3)	Jureck Claux has the power to vote and dispose of the shares being registered on behalf of Albatroz Capital Inc. Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(4)	Includes 93,068 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(5)	Antonio Cussen has the power to vote and dispose of the shares being registered on behalf of Amancay International LLC. Includes 370,371 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(6)	Includes 300,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(7)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(8)	Includes 272,487 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(9)	E. Isaac Collie has the power to vote and dispose of the shares being registered on behalf of Arcade Investments Ltd. Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(10)	Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(11)	David Dawes has the power to vote and dispose of the shares being registered on behalf of Aton Balanced Fund Limited. Includes 3,235,480 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

27

(12)	David Dawes has the power to vote and dispose of the shares being registered on behalf of Aton Ventures Fund Limited. Includes 1,554,243 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(13)	Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(14)	Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(15)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(16)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(17)	Raymond J. BonAnno has the power to vote and dispose of the shares being registered on behalf of BonAnno Family Partnership LLP. Includes 900,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(18)	George Holbrook has the power to vote and dispose of the shares being registered on behalf of Bradley Resources LLC. Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(19)	Includes 409,502 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(20)	Includes 100,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(21)	Adam S. Gottbetter has the power to vote and dispose of the shares being registered on behalf of Bretton James, Inc. Includes 400,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(22)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(23)	Includes 107,407 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(24)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(25)	Includes 111,111 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(26)	Jaime Bravo has the power to vote and dispose of the shares being registered on behalf of Celta Consultores Limitada. Includes 277,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(27)	Juerg Muehlethaler and Alessandra Waibel have the power to vote and dispose of the shares being registered on behalf of Centrum Bank. Includes 277,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

28

(28)	Kenneth Pasternak has the power to vote and dispose of the shares being registered on behalf of Chestnut Ridge Partners, LP. Includes 800,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(29)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(30)	Raymond Dean Hautamaki has the power to vote and dispose of the shares being registered on behalf of CoJack Investment Opportunities LLC. Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(31)	Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(32)	Downsview Capital, Inc. (“Downsview”), as the general partner of Cranshire Capital, L.P., and Mitchell P. Kopin, as Downview’s President, have the power to vote and dispose of the shares being registered on behalf of Cranshire Capital LP. Includes 277,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(33)	Patrick S. Adams has the power to vote and dispose of the shares being registered on behalf of Cynergy Emerging Growth LLC Fund. Includes 46,298 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(34)	Includes 462,963 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(35)	Includes 92,953 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(36)	Includes 18,613 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(37)	Includes 74,445 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(38)	Includes 120,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(39)	Includes 64,819 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(40)	Includes 222,222 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(41)	Includes 672,495 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(42)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(43)	Jose Alva Fouscas has the power to vote and dispose of the shares being registered on behalf of First Sun Investment Corp. Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(44)	Includes 68,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

29

(45)	Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(46)	Downsview Capital, Inc. (“Downsview”), as the investment manager for a managed account of Freestone Advantage Partners, LP, and Mitchell P. Kopin, as Downview’s President, have the power to vote and dispose of the shares being registered on behalf of Freestone Advantage Partners, LP. Includes 46,296 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(47)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(48)	Includes 55,556 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(49)	Includes 37,227 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(50)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(51)	David Hutchins is the nominee for Grafton Resource Investments Ltd., the beneficial owner of the shares. David James has the power to vote and dispose of the shares being registered hereunder. Includes 6,000,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(52)	Includes 9,306 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(56)	Includes 74,455 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(54)	Carlos A. Zalles has the power to vote and dispose of the shares being registered on behalf of Hampton Corporation. Includes 3,093,108 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days and 1,458,333 shares of common stock issuable upon conversion of zero-coupon convertible notes currently convertible or convertible within 60 days.

(55)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(56)	Includes 27,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(57)	Patrick Cussen has the power to vote and dispose of the shares being registered on behalf of Hibernia Limited. Includes 750,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(58)	Includes 40,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(59)	Jose Francisco Arata has the power to vote and dispose of the shares being registered on behalf of ID Introduction Ltd. Includes 372,273 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(60)	John P. Funkey has the power to vote and dispose of the shares being registered on behalf of John P. Funkey Revocable Trust. Includes 31,250 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(61)	John Paul DeJoria has the power to vote and dispose of the shares being registered on behalf of John Paul DeJoria Family Trust. Includes 2,000,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(62)	Jose Rafael Odreman has the power to vote and dispose of the shares being registered on behalf of Kherson Investments Ltd. Includes 559,342 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

30

(63)	Includes 504,371 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(64)	Includes 740,741 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(65)	Includes 31,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(66)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(67)	Carlos A. Zalles has the power to vote and dispose of the shares being registered on behalf of LW Emerging Markets Opportunities Master Fund, Ltd. Includes 5,039,169 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Includes 750,000 shares of common stock issuable upon exercise of warrants and 6,250,000 shares of common stock issuable upon conversion of zero-coupon convertible notes held by LW Natural Resources Opportunities Fund, Ltd., which warrants and convertible notes are currently exercisable or convertible. LW Emerging Markets Opportunities Master Fund Ltd. is under common control with LW Natural Resources Opportunities Fund, Ltd. and may be deemed to beneficially own securities held by it.

(68)	Carlos A. Zalles has the power to vote and dispose of the shares being registered on behalf of LW Securities S.A. Includes 1,223,875 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(69)	Includes 37,228 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(70)	Includes 20,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(71)	Includes 37,037 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(72)	Includes 1,000,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(73)	Includes 65,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(74)	Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(75)	Sacha Grut has the power to vote and dispose of the shares being registered on behalf of Musgrave Investments Limited. Includes 375,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(76)	Includes 800,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(77)	Includes 666,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(78)	Includes 37,228 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(79)	Jan Schimmer and Wolfgang Birshhardt have the power to vote and dispose of the shares being registered on behalf of Orca Trading GmbH. Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(80)	Includes 500,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

31

(81)	Includes 220,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(82)	Enrique Collado has the power to vote and dispose of the shares being registered on behalf of Phoenix Advisory Services Ltd. Includes 186,137 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(83)	Mario Persivale has the power to vote and dispose of the shares being registered on behalf of Pico Alto Investments S.A. Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(84)	Benjamin Gomez has the power to vote and dispose of the shares being registered on behalf of Plango Investments SA. Includes 195,443 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(85)	Juan Carlos Maldonado has the power to vote and dispose of the shares being registered on behalf of Ponte Group Ltd. Includes 558,410 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(86)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(87)	Includes 118,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(88)	Marcus New has the power to vote and dispose of the shares being registered on behalf of Radical Capital Ltd. Includes 217,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(89)	Includes 150,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(90)	Warren Schreiber has the power to vote and dispose of the shares being registered on behalf of Robyn Schreiber Irrevocable Trust. Includes 50,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(91)	Includes 185,186 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(92)	Includes 258,547 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(93)	Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(94)	Includes 18,614 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(95)	Includes 19,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

32

(96)	Includes 37,037 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(97)	Includes 504,371 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(98)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(99)	Includes 462,963 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(100)	Includes 672,488 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(101)	Alejandro Graver has the power to vote and dispose of the shares being registered on behalf of Sterling Finance & Trust. Includes 558,866 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(102)	Includes 27,778 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(103)	Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(104)	Includes 320,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(105)	Kevin Carnahan and Laurie Carnahan have the power to vote and dispose of the shares being registered on behalf of The Carnahan Trust. Includes 185,185 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(106)	Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(107)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(108)	Includes 672,495 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(109)	Includes no shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(110)	Includes 92,593 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(111)	Includes 46,300 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(112)	Includes 46,297 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(113)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

33

(114)	Steven, H. Detsch has the power to vote and dispose of the shares being registered on behalf of Wealth Concepts LLC. Includes 200,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(115)	Includes 25,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(116)	Thomas U. Barton or Joseph U. Barton have the power to vote and dispose of the shares being registered on behalf of White Rock Capital Partners, L.P. Includes 400,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(117)	Includes 800,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(118)	Includes 100,000 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(119)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(120)	Includes 18,519 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(121)	Includes 55,841 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(122)	Includes 37,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

34

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We could, however, receive proceeds from the selling stockholders if and when they exercise warrants the common stock underlying which is covered by this prospectus. We would use any proceeds received for working capital and general corporate purposes.  The warrant holders may exercise their warrants at any time until their expiration, by cash payment of the exercise price or, for certain warrants and under certain circumstances, by “cashless exercise,” as further described below under “Description of Securities.”  If the warrants are exercised in full, the estimated proceeds from such exercise would be up to  $13,480,667 if all of the warrants are exercised through the payment of cash to the Company.  Because the warrant holders may exercise the warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes.  We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders, but all selling and other expenses incurred by the selling stockholders will be borne by them.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock.  The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

As of February 10, 2012, there were 322,209,220 shares of our common stock issued and outstanding, 89,284,714 shares issuable upon exercise of outstanding warrants, approximately 14,358,500 shares issuable upon conversion of outstanding convertible notes, 2,000,000 unvested shares of restricted stock, 700,000 restricted stock units (of which 233,333 have vested), and 1,250,000 shares issuable upon exercise of outstanding options.  On December 30, 2011, there were approximately 196 holders of record of shares of our common stock.

Since July 1, 2006, our common stock has been listed for quotation on the Over-the-Counter Bulletin Board, originally under the symbol “MYTC.”  Our symbol changed to “NNDY” in July 2008 in connection with our name change to NanoDynamics Holdings, Inc.  Our symbol changed to “LIEG” effective November 18, 2009, in connection with our name change to Li3 Energy, Inc.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTCBB.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our Common Stock is thinly traded and, thus, pricing of our common stock on the OTCBB does not necessarily represent its fair market value.

35

Period	High(1)	Low(1)

Fiscal Year Ending June 30, 2010
First Quarter	$0.0600	$0.0600
Second Quarter	0.8800	0.0500
Third Quarter	1.0800	0.6700
Fourth Quarter	0.9150	0.3500

Fiscal Year Ending June 30, 2011
First Quarter	$0.4200	$0.1850
Second Quarter	0.3200	0.1010
Third Quarter	0.5100	0.2150
Fourth Quarter	0.4500	0.1950

Fiscal Year Ending June 30, 2012
First Quarter	$0.2100	$0.1010
Second Quarter	0.1170	0.0575

(1)	All quotations give retroactive effect to our 3.031578-for-1 forward stock split in the form of a dividend which was effected on July 29, 2008, and our 15.625-for-1 forward stock split in the form of a dividend which was effected on November 16, 2009.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Our credit agreement signed in May 2011 prohibits the payment of dividends through the February 2, 2012, maturity date.  Although there are no other material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

Our Board of Directors adopted, and our stockholders approved, our 2009 Equity Incentive Plan (the “2009 Plan”) on October 19, 2009.  The 2009 Plan reserves a total of 5,000,000 shares of our common stock for issuance pursuant to awards granted thereunder.  If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

As of the date of this prospectus, we have outstanding 1,250,000 nonqualified stock options under the 2009 Plan, with a weighted average exercise price of approximately $0.39 per share, of which options for 250,000 are currently vested.  In addition, we have granted an award of 2,500,000 shares of restricted stock under the 2009 Plan, of which 500,000 shares are currently issued and vested and we have granted an award of restricted stock units with respect to 700,000 shares of common stock, 233,333 of which are currently vested.  For all option grants, our Board of Directors has set (or will set) the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options.  Of the outstanding options under the 2009 Plan, the 250,000 vested options vested immediately, with 200,000 having a five year term and 50,000 having a two year term.   The other 1,000,000 outstanding options under the 2009 Plan vest in three equal installments on each of the first, second and third anniversary of the date of grant and have a ten year term.

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The following table provides information as of June 30, 2011, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Number of securities
	Number of securities to		remaining available for
	be	Weighted-average	future issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,800,000	$0.35	—
Equity compensation plans not approved by security holders	—	—	—
Total	1,800,000	$0.35	—

(1)	Represents the 2009 Equity Incentive Plan.

See “Executive Compensation” for information regarding individual equity compensation arrangements received by our executive officers pursuant to their employment agreements with us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus.

Li3 Energy, Inc. (“Li3 Energy,” the “Company,” “we,” “us” or “our”) is an exploration company, focused on the discovery and development of lithium and potassium brine and nitrate and iodine deposits in Chile, Argentina and Peru.

We own (a) a 60% interest in the Maricunga project, which consists of mining concessions covering an area of approximately 3,553 acres (1,438 hectares) prospective for lithium and potassium brines, and is located in the Salar de Maricunga in northern Chile; (b) a mining concession on 2,995 acres (1,212 hectares) situated on brine salars in Argentina, known as Cauchari; and (c) undeveloped mineral claims prospective for lithium and potassium covering a total area of 19,500 acres (7,890 hectares) located in the Regions of Puno, Tacna and Moquegua, Peru. We are currently evaluating additional exploration and production opportunities.

We were incorporated on June 24, 2005, as Mystica Candle Corp. and were originally in the business of manufacturing, marketing and distributing soy-blend scented candles and oils.  We determined that we could not continue with our business operations as outlined in our original business plan because of a lack of financial results and resources; therefore, we redirected our focus towards identifying and pursuing options regarding the development of a new business plan and direction. In July 2008 we changed our name from Mystica Candle Corp. to NanoDynamics Holdings, Inc., to facilitate discussions with NanoDynamics, Inc., a Delaware corporation, regarding a possible business combination. However, we determined not to proceed with that business combination.  In October 2009, we changed our name from NanoDynamics Holdings, Inc., to Li3 Energy, Inc., as we refocused our business strategy on the energy sector and lithium mining opportunities.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Note Regarding Forward-Looking Statements”  and “Risk Factors,” above, for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

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The following discussion and analysis of our financial condition and results of operations as of, and for the years ended, June 30, 2011 and 2010, are based on our audited consolidated financial statements as of June 30, 2011, and for the years ended June 30, 2011 and 2010.

You should read this discussion and analysis together with such consolidated financial statements and the notes thereto.

Going Concern

The Company currently has positive working capital of $4,710,301 at September 30, 2011, but no sources of recurring revenue and has generated net losses of $31,621,794 and negative cash flows from operations of $7,198,229 during the period from June 24, 2005 (inception) through September 30, 2011.

In the course of its exploration activities, the Company has sustained and continues to sustain losses.  The Company cannot predict if and when the Company may generate profits.  In the event the Company identifies commercial reserves of minerals, the Company will require substantial additional capital to develop those reserves.  The Company expects to finance its operations primarily through future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because there is no assurance that it will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then the Company’s operations would be materially negatively impacted.

Our ability to complete additional equity or debt offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of us and the offering terms. In addition, our ability to complete an offering may be dependent on the status of our exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Operational Update

Chile

Maricunga

On November 30 and December 1, 2010, the Company   signed non-binding exclusive letters of intent with the shareholders (the “Maricunga Sellers”) of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”), to acquire at least 51%, up to a maximum of 60%, ownership of the Maricunga Companies, which collectively own the Maricunga Project (“Maricunga”).  The Maricunga property is undeveloped and covers an area of approximately 3,553 acres (1,438 hectares), comprising six exploitation mining concessions, each held by a separate legal entity, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile.   Each concession grants the owner the right to explore for mineral deposits at the Maricunga property.

On May 20, 2011, the Company and the Maricunga Sellers signed the Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga (the “Acquisition Agreement”), whereby the Company, through its Chilean subsidiary, Minera Li Energy SPA, acquired from the Maricunga Sellers a 60% interest in each of the Maricunga Companies (the “Maricunga Shares”). The purchase price was $6,370,000 in cash and 127,500,000 restricted shares of common stock of the Company (the “Maricunga Purchase Price Shares”), 50% of which is restricted from sale for nine months and the remainder of which is restricted from sale for 18 months as provided in the Acquisition Agreement (the “Lock-Up”).  The Lock-Up will terminate if (a) we sign an agreement with one or more investors for them to finance the necessary development of the project to the stage of commercial production; (b) an offer with characteristics of a take-over bid is made for our shares; (c) our current CEO sells his shares in the Company, or (d) we agree to sell our shares in Minera Li Energy SPA and/or Minera Li Energy SPA agrees to the sale of the Maricunga Shares.  In the event of (d) above, we have agreed that the sale price in any such sale will be based on at least two valuations carried out by institutions with recognized experience in these types of mining assets. The $6,370,000 in cash includes the $250,000 deposit paid in December 2010 and a $120,000 gross-up for the fees of certain agents to the Maricunga Sellers. On June 2, 2011, upon the registration in Chile of the transfer of the shares in the Maricunga Companies to Minera Li Energy SPA, the closing occurred and the remaining $6,120,000 cash and Maricunga Purchase Price Shares were released from escrow and paid to the Maricunga Sellers.  The Company has agreed to register, under the Securities Act, half of the Maricunga Purchase Price Shares by January 31, 2012, and the remainder by October 31, 2012. The Company has been in discussions with certain of the Maricunga Sellers regarding the January 31, 2012 registration deadline, however, there can be no assurance that the Company will succeed in obtaining an extension or waiver thereof. In signing the Acquisition Agreement, the Company also committed to finance upon closing, up to $5 million for technical feasibility studies for the project within 180 days of closing.  The Company estimates that capital expenditures for this project will be approximately $170 million.

We have agreed with the Maricunga Sellers:  (a) to increase the number of directors constituting our Board of Directors to seven; (b) that the Maricunga Sellers will have the right to nominate three of our directors and that a fourth director (who shall hold of the position of Chairman of the Board) will be jointly nominated by the Maricunga Sellers and by our management (such persons, or any successors thereto nominated by the Maricunga Sellers or by the Maricunga Sellers and management, as the case may be, the “Nominees”), and that the Board shall appoint such Nominees to fill vacancies created in the Board by the increase in the number of directors and by resignations, to serve until the next annual meeting of stockholders; (c) that the Nominees shall continue to be nominated as directors by our management at the next and subsequent annual meetings of our stockholders, and at any special meeting of the stockholders at which directors are to be elected (collectively, a “Meeting”), during the period of the Lock-Up (but the Nominees will be subject to reelection by the stockholders as provided in our By-Laws); and (d) that if any Nominee is not elected by the stockholders pursuant to the By-Laws, the Maricunga Sellers, or the Maricunga Sellers and management, as the case may be, will have the right to designate the same or another person as their Nominee at the next Meeting, provided it is within the period of the Lock-Up.

Previous exploration work has been done in Maricunga.  During the 1980’s, the “Comite de Sales Mixtas” CORFO (State Agency of the Republic of Chile) carried out a study in order to determine the potential in inorganic salts of commercial interest of the Salars. After performing a sampling and chemical analysis program, CORFO made certain estimates of mineral resources at the Salar de Maricunga.

In 2007, the owners of the Project started the first campaign of exploration by drilling 58 wells on a systematic grid of 500 m2 with a depth of 20 meters in each well. After following certain protocols, 226 liquid samples were taken from the wells and were sent to the Cesmec laboratory in Antofagasta for analysis.

As part of our due diligence for the Maricunga acquisition, we conducted a preliminary brine sampling program in the first calendar quarter of 2011 which consisted of 104 samples, and results from these samples confirm the results of the 2007 shallow well sampling program and the historical sampling work performed by CORFO.

In September 2011, POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO (a South Korean company), purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40.  POSCAN will purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions.  The agreement with POSCAN includes provision for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea.  In addition, we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and if such a facility is built, we would supply the test facility with brine and other materials and utilities and assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility. POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world.

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We are now beginning our phase one exploration and development plan on Maricunga with the $8 million of funding from POSCAN.  Our goal is to achieve a Measured and Indicated 43-101 Resource Report on Maricunga using these funds.  In addition to being the relevant milestone under our agreement with POSCAN, we believe that the Canadian standards for Resource Reports are generally perceived as the industry standard, having marketability worldwide. In order to reach this goal, we plan to perform the following activities, among other things:

1.	We have already obtained permits for our proposed seismic and drilling program and test facility construction;

2.	A high resolution p-wave seismic refraction tomography survey;

3.	Sonic core sample drilling;

4.	Well drilling construction and RC drilling;

5.	Pump tests (i) to evaluate the hydraulic parameters of the salar, (ii) to supply quantities of production well brine for testing, and (iii) to stress the salar aquifer and measure the hydraulic response;

6.	Laboratory process simulations to test multiple potential process routes and generate laboratory scale quantities of lithium products;

7.	Construct a test facility near the salar in order to collect data;

8.	Undertake an environmental impact study.

We expect to complete these activities (other than the environmental impact study) by the end of the first calendar quarter of 2012.  If successful, and we satisfy the conditions for and receive the additional $10 million of funding from POSCO Canada Ltd., we plan to use such funds to complete a feasibility study on Maricunga.

In addition, we are continuously evaluating more properties to acquire adjacent to Maricunga, as we seek to expand our land package in the area.  We may also seek to acquire additional properties for any processing site and we also plan to make improvements to the Maricunga site infrastructure, camp, and property.

Alfredo

On August 3, 2010, the Company entered into a Stock Purchase Agreement (“Alfredo SPA”) with Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund, L.P. (“PR Partnership” and, together with Fund A and Fund B, “Alfredo Sellers”) to acquire all of the outstanding shares of Alfredo Holdings, Ltd. (“Alfredo”).  Alfredo owns 100% of the share capital of Pacific Road Mining Chile, SA, a Chilean Corporation (“PRMC”).  PRMC is a special purpose Chilean corporation which entered into an Option to Purchase Agreement, dated June 6, 2008, that gave PRMC the option to acquire 100% of six mining concessions with respect to approximately 6,669 acres of mining tenements near Pozo Almonte, Chile (the “Alfredo Property”).

Pursuant to the Alfredo SPA, the Company issued an aggregate of 10,000,000 shares of common stock (the “Purchase Price Shares”) valued at $3,900,000 ($0.39 per share) to the Alfredo Sellers and their designees.  Of the Purchase Price Shares, 8,800,000 shares of common stock that the Company issued directly to the Alfredo Sellers are subject to an 18 month lock-up period pursuant to the Alfredo SPA.   Details of the terms of the acquisition and option (including future payments we may be obligated to make to the Alfredo Sellers) are contained in Our Annual Report on Form 10-K/A for the year ended June 30, 2010, under Part I, Item 1, “Business—Our Projects—Chile—Alfredo” and are incorporated by reference herein.

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The Alfredo SPA also provided for contingent payments in the event certain milestones were achieved, which provisions were later amended by the signing of the SPA Amendment discussed below.

Under the Option to Purchase Agreement, PRMC was required to make additional periodic payments aggregating $360,000 between June 30, 2010 and December 30, 2010.  The Company paid, through PRMC, $80,000 in August 2010 and was required to make payments of $100,000 by October 30, 2010 and $180,000 by December 30, 2010 in order to maintain PRMC’s option rights.  Then, in order to exercise the option and purchase the Alfredo Property, the Company would have been required to pay the option exercise price of $4,860,000 by March 30, 2011.  The Company did not make the $100,000 payment on October 30, 2010, the $180,000 payment on December 30, 2010 or the option exercise price payment of $4,860,000 on March 30, 2011.  Under the terms of the option agreement, the option terminated as a result of the Company not making the required option payments within the specified default and cure periods, and the Company therefore recorded impairment expense for the Alfredo property of $4,070,000 during the year ended June 30, 2011.

As of March 30, 2011, the Company signed an Amending Agreement (the “SPA Amendment”) with respect to the Alfredo SPA with the Alfredo Sellers. If the Alfredo Sellers had closed on a proposed subscription of $2,000,000 in the Company’s 2011 Offering, the SPA Amendment would have adjusted the terms upon which the Alfredo Sellers could invest in the Company pursuant to an option granted under the Alfredo SPA. The Alfredo Sellers did not subscribe to the 2011 Offering. However, the SPA Amendment did change the Alfredo SPA as it relates to the Contingent Payments as noted below.

Pursuant to the SPA Amendment, if and when the following milestones (“Milestones”) are achieved with respect to the Alfredo Property or any other Li3 Energy Chilean iodine nitrate project, the Company will make the following additional payments (“Contingent Payments”) to the Alfredo Sellers:

         a)           $1,000,000 upon the Board of Directors’ resolution to commence final engineering and design of theAlfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

         b)           A further $2,000,000 upon the Board of Directors’ resolution to commence construction of the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

         c)           A further $2,500,000 upon commencement of commercial production from the Alfredo Mine (meaning production at a rate of 75% of design capacity for 3 months) or any other Li3 Energy Chilean iodine nitrate property;

In the event a Contingent Payment for any milestone is paid for any iodine nitrate property (including the Alfredo property), no Contingent Payment for the same milestone will be payable for any other Chilean iodine nitrate property. The Alfredo Sellers have the right to take any or all of the above milestone payments in shares of the Company’s common stock instead of cash, valued at the greater of (i) $0.25 per share or (ii) the average of the closing price of the common stock on the 30 trading days immediately preceding the relevant payment date.  The Company is under no obligation to achieve or pursue any of the milestones and the Company currently does not own, or have any rights, to the Alfredo property or any other Chilean iodine nitrate properties. The SPA Amendment was in anticipation of the Company re-acquiring rights to the Alfredo property or another Chilean iodine nitrate property (which has not yet occurred).

We have not undertaken any exploration and development activities on the Alfredo Property.  As of the date of this filing, we are not in discussions with the owners of Alfredo to reacquire the option to purchase the Alfredo Property, and there can be no assurance that a new option will be executed.  We are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property; however, there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

Peru

On February 23, 2010, we acquired 100% of the assets of the Loriscota, Suches and Vizcachas Projects for an aggregate purchase price of $50,000.  Given our limited resources, we continue to develop plans to pursue exploration and/or development of the Peru properties.  Any such plans include development beyond a year and are subject to the availability of financing.  We continue to evaluate other nearby properties in Peru to potentially expand our land package in this region.  We have not performed, and have no plans to perform in the immediate future, any exploration and development work on these properties.  The Company recorded impairment expense of $50,000 for this property during the year ended June 30, 2011.

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Argentina

In July 2010, we acquired 100% of the issued and outstanding shares of Noto Energy S.A., an Argentinean corporation (“Noto”), which beneficially owns a 100% interest over 2,995 acres situated on brine salars in Argentina, known as Cauchari.  We are in the process of evaluating the Noto property.  Given our limited resources, we continue to develop plans to pursue exploration and/or development of the Noto property.  Any such plans include development beyond a year and are subject to the availability of financing.  We continue to evaluate other nearby properties in Argentina to potentially expand our land package in this region.

We plan to expend approximately $50,000 on preliminary exploration work on the Noto property between now and the end of the first calendar quarter of 2012.

Strategic Plan

Our strategic plan is to explore and develop our existing projects and to identify opportunities and generate new projects with near-term production potential, with the goal of becoming a company with valuable lithium or industrial minerals properties.  Our primary objective is to become a low cost lithium producer as well as a significant producer of potassium nitrate. We believe the key to achieving this objective will be to become an integrated chemical company through the strategic acquisition and development of lithium assets as well as other assets that have by-product synergies.

We have acquired a 60% interest in the Maricunga project, an advanced lithium and potassium chloride project in Chile, and we continue to explore other lithium and industrial minerals prospects in the region, located to complement the potential Alfredo project or other nearby iodine projects that we may acquire, in order to achieve integration of operations to produce metallurgical grade lithium, commercial grade fertilizer and pharmaceutical grade iodine.

Although we recorded an impairment charge to Alfredo of $4,070,000 during the year ended June 30, 2011, we continue to consider negotiating a new option agreement with the owners of Alfredo mining concessions to acquire the concessions.  There is no assurance that an agreement will be reached.

Our current strategy principally involves the exploration of the Maricunga property and the acquisition and exploration of the Alfredo property or another iodine/nitrate property.  On the Maricunga project, we expect to spend approximately $18.2 million of exploration and development expenses in order to complete a feasibility study on Maricunga. A “feasibility study” means a comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision whether to advance the development of the deposit for mineral production.  The Company is dividing this into two phases: (i) Spending $8 million to reach a Measured and Indicated Canadian National Instrument (“NI”) 43-101 compliant resource report, which is expected in the first calendar quarter of 2012; and, if phase one is successful, (ii) spending $10 million to bring Maricunga to feasibility.  In addition to being the relevant milestone under our agreement with POSCAN, we believe that the Canadian standards for Resource Reports are generally perceived as the industry standard, having marketability worldwide.  If we acquire the Alfredo Property, we would expect to spend approximately $6.3 million of acquisition costs (not including an additional up to $5.5 million payable to Alfredo Sellers upon certain post-feasibility milestones), and we would expect to incur approximately $2.7 million of exploration expenses in order to bring the Alfredo Property to the feasibility stage.   In the event we are unable to acquire the Alfredo Property, we will focus our efforts on the exploration of the Maricunga property, and we are also actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property, although there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

The life cycle of a brine mining operation can be divided into six phases:

•	Mining activity begins with the “exploration phase,” in which one seeks to define the type, extent, location and value of deposits and to estimate the grade and size of the deposits;
•	The exploration phase is followed by the “pre-feasibility phase,” in which the economics and risks of the project are determined;
•	The “feasibility phase” then ensues to address the financial viability of the project (including any permitting requirements) and to determine whether or not to proceed to development – the end of the feasibility stage is marked by the conclusion of a feasibility study;
•	If the decision is made to move forward after the feasibility stage, then the “development phase” follows, in which the infrastructure needed to begin operations is constructed;
•	Upon completion of such infrastructure, a project enters the “production phase,” during which the applicable minerals are extracted, produced and sold;
•	Once all economically extractable minerals have been produced, a mine is closed and it enters the “reclamation phase,” in which the area is made suitable for future uses.

Li3 is currently in the exploration phase, seeking to define the type, extent, location and value of deposits.

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In order to acquire the Alfredo Property, we must successfully complete the negotiation for and documentation of a new option or other acquisition agreement.  There can be no assurance that we will be successful in obtaining a new option on, or otherwise acquiring, Alfredo or in financing the cost of acquiring the Alfredo Property or the costs of exploring and developing Alfredo and Maricunga.

On January 19, 2012, we entered into a non-binding letter of intent to acquire certain options (the “New World Options”) held by New World Resource Corp., a Canadian mineral exploration company, with respect to the Pastos Grandes lithium brine project in the Sud Lipez province within the Department of Potosi, Bolivia (the “Pastos Project”), as well as certain other assets. We are seeking to obtain the New World Options, because we believe the brine at the Pastos Project has promising chemistry and are hopeful that it will permit economic mineral extraction. However, there can be no assurances regarding the extent of mineralized brine, the rate at which it may be produced or the consistency of its grade. The letter of intent contemplates that the purchase price for the New World Options and other assets will consist of equity representing 22.5% of our equity, after completion of the transaction. However, the terms of the transaction remain subject to further negotiation. We have agreed to advance $150,000 to fund a required payment under the New World Options that will come due shortly; provided that, in the event we and New World Resource Corp. terminate the proposed transaction, or if the transaction does not close pursuant to the timeline agreed to by both parties, New World Resource Corp. shall reimburse us the full amount of such advance.

On November 30, 2011, we entered into a non-binding letter of intent to acquire the stock of three companies (the “M2 Sellers”) that own mining concessions with resepect to an aggregate of 1,506 hectares in Chile located near our existing Maricunga property (the “Chilean Prospect”). We believe that, if acquired, the Chilean Prospect will have synergies with our existing Maricunga property and afford us certain economies of scale. The letter of intent contemplates that, in exchange for the stock of the M2 Sellers, we will make staged payments in cash and/or common stock of approximately $10 million, including a $250,000 non-refundable payment made on January 5, 2012, and an additional 45,000,000 shares of our common stock. However, until such time, if ever, that a definitive agreement is entered into with respect to the Chilean Prospect, we cannot be certain what consideration we may be required to pay therefor.

In order to finance the up to approximately $15 million of expected acquisition and exploration costs outlined above over the next twelve months, as well as to fund the approximately $2.5 million of working capital we expect to require over the next twelve months, we will need to raise a substantial amount of funds through one or more offerings of our debt, equity or convertible securities, which may include the $10 million of equity financing conditionally committed by POSCAN.   Furthermore, if we enter into any definitive agreements to acquire the New World Options, the Chilean Prospect and/or other properties, we will require additional funds to finance such acquisitions, as well as to fund option payments and/or exploration costs with respect to such properties. There can be no assurance that such financing will be available, or will be available on acceptable terms, for us to meet these requirements.

We may spend substantial resources pursuing acquisition opportunities, including without limitation the Pastos Project and Chilean Prospect. However, there can be no assurance that we will be able to do so on favorable terms, or at all.

Application of Intensified Evaporative Technology

On January 13, 2012, we entered into an Agreement (the “R3 Agreement”), with R3 Fusion, Inc. (“R3”) to apply R3’s intensified evaporative technology (“SPaCeR™”) in processing brine from our properties. Pursuant to the R3 Agreement, R3 will provide us with a demonstration plant consisting of two units having a design flow capacity of at least 1.6 liters per second each, and on-site training. We will pay R3 equipment use fees of $37,500 per month for the first twelve months following successful installation and commissioning of the system, and, if we elect to keep the equipment on site thereafter, $12,500 per month for up to an additional thirty-six months. The Agreement requires us to make a $100,000 deposit (the “R3 Deposit”) which R3 Deposit shall be refunded upon our return of the equipment after twelve months of use. The R3 Agreement also provides that we will be given the exclusive license (the “Exclusive Rights”) to exploit R3’s SPaCeR™ technology throughout the world for the processing of lithium-containing brine for so long as we are using such systems in the processing of brine at our facilities in South America. The R3 Agreement provides that we and R3 shall negotiate the terms and conditions of such license in good faith within sixty days of the execution of the R3 Agreement.

The R3 Agreement provides that R3 shall develop and deliver to us a proposal to deliver up to sixty-five additional SPaCeR™ systems as soon as practical following successful demonstration of the SPaCeR™ at our property.

We believe the SPaCeR™ technology may speed the rate of mineral recovery from brine. However there can be no assurance that it will do so on a commercially favorable basis or at all.

We may elect to terminate the agreement at any time after June 30, 2012; provided that if we do so prior to January 12, 2013, we will forfeit our Exclusive Rights and $50,000 of the R3 Deposit.

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Results of Operations

Results of Operations for the three months ended September 30, 2011 compared to the three months ended September 30, 2010

Revenues

We had no revenues during the three months ended September 30, 2011 and 2010.

Exploration Expenses

During the three months ended September 30, 2011 and 2010, we incurred exploration expenses of $468,242 and $272,642, respectively.  The expenses incurred during the three months ended September 30, 2011 relate to our efforts to begin exploration activities on our Maricunga project in Chile and principally include direct expenses and consulting expenses.

General and Administrative Expenses

During the three months ended September 30, 2011 and 2010, we incurred general and administrative expenses of $1,250,196 and $831,227, respectively.  General and administrative expenses largely consist of professional services and consulting, travel, stock compensation, and salaries.  The increase in expenses incurred related primarily to higher legal fees, and higher payroll expenses during the three months ended September 30, 2011.

Other Income (Expense)

Other income for the three months ended September 30, 2011, was $5,558,418 compared to other income of $2,767,412 for the three months ended September 30, 2010.  The increase in other income was due to our recognition of an unrealized gain from the change in the fair value of the derivative liability related to our outstanding warrant instruments of $6,948,644 during the three months ended September 30, 2011 compared to $2,772,726 during the three months ended September 30, 2010.  The change in fair value of our derivative warrant liability has no impact on our cash flow from operations.

Interest expense amounted to $534,204 and $1,944 during the three months ended September 30, 2011 and 2010, respectively.  The large increase in interest expense was a result of interest and amortization of the debt discount on the $1.5 million zero coupon convertible notes entered into in May 2011.   The Company also incurred a loss on debt extinguishment of $841,752 as a result of entering into a waiver agreement with the lenders whereby the terms of the notes were extended and the conversion price reduced from $0.40 per share to $0.12 per share, which resulted in the Company expensing all unamortized deferred financing costs and recording the difference between the carrying value of the notes and the estimated fair value of the post-modification notes as expense.  During the three months ended September 30, 2011 and 2010, we incurred losses on foreign currency translation of $14,985 and $3,437, respectively, and such losses related to our operations in Peru and Chile.

Results of Operations for fiscal 2011 compared to fiscal 2010

The following is a comparison of our results of operations for the years ended June 30, 2011 and 2010.

Revenues

We had no revenues during the years ended June 30, 2011 and 2010, respectively.

Operating Expenses

Mineral rights impairment expense

During the years ended June 30, 2011 and 2010, mineral rights impairment expense was $4,120,000, and $4,718,785, respectively.  Mineral rights impairment expense for the year ended June 30, 2011 is a result of the impairments of the Alfredo property ($4,070,000) and Peru property ($50,000).  Mineral rights impairment expense for the year ended June 30, 2010 is a result of the impairment of the Puna ($742,178) and Nevada ($3,976,607) properties. We determined that the Peru, Puna and Nevada projects did not meet our requirements for additional mining development activities. We did not make the required option payments for the Alfredo property; therefore we impaired the mineral rights in full for that property.

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Loss on settlements, net

During the year ended June 30, 2011, the Company recorded a loss on settlement of $1,920,000 as a result of the Company issuing 6,000,000 shares of the Company’s common stock in connection with a settlement related to Puna.  In addition, the Company recorded a gain on settlement of $422,500 as a result of a settlement with Lacus (payment of $150,000 in cash and 500,000 shares of the Company’s common stock), which was less than the Company had accrued for these expenses as of June 30, 2010.

Exploration expenses

During the years ended June 30, 2011 and 2010, we incurred exploration expenses of $560,075 and $2,335,779, respectively.  The expenses were lower in fiscal 2011 compared to fiscal 2010 principally due to the Company focusing its efforts on the completion of the Maricunga acquisition throughout fiscal 2011.  During the year ended June 30, 2010,  exploration expenses related to our efforts to secure strategic mineral rights in North and South America, mainly Puna and Nevada.  Exploration expenses include direct expenses, consulting expenses in connection with potential mining operation investment opportunities, and travel.

General and administrative expenses

During the years ended June 30, 2011 and 2010, we incurred general and administrative expenses of $5,448,667 and $2,762,102, respectively.  During the year ended June 30, 2011, general and administrative expenses were largely comprised of approximately $2.7 million of stock-based compensation, $1 million of legal expenses and $.5 million of travel expenses.  During the year ended June 30, 2010, general and administrative expenses largely consisted of $1.1 million of stock-based compensation, $.5 million of legal expenses and $.4 million of travel expenses.   The increase in general and administrative expenses from fiscal year 2010 to fiscal year 2011 was due to higher stock-based compensation and the Company having a full year of operations during the year ended June 30, 2011.

Other income (expense)

Warrant modification expense

During the year ended June 30, 2011, the Company modified certain warrants by which the Company issued new warrants in exchange for the exercise of previously issued warrants.  The newly issued warrants were treated as derivatives as they contain certain anti-dilution features.  The Company valued the new warrants issued as a result of the modification using the modified lattice model and recorded expense of $1,068,320 during the year ended June 30, 2011.

Change in fair value of derivative liability – warrant instruments

During the year ended June 30, 2011, the Company recorded an expense of $6,116,147 on the change in fair value of derivative liability – warrant instruments, compared to an expense of $6,223,547 during the year ended June 30, 2010.  The expense incurred during the years ended June 30, 2011 and 2010 was largely the result of issuing new warrants in connection with private placement offerings.

Interest expense

During the years ended June 30, 2011 and 2010, interest expense was approximately $410,590 and $7,713, respectively.  The increase in interest expense is attributable to the interest cost on the $1.5 million convertible offering in May 2011, and the amortization of the related deferred financing costs.

Liquidity and Capital Resources

Due to our brief history and historical operating losses, our operations have not been a source of liquidity, and our primary sources of liquidity have been debt and proceeds from the sale of our equity securities in several private placements.

Although we have begun the acquisition of certain mining properties, any of such properties that we may acquire will require exploration and development that could take years to complete before it begins to generate revenues.  There can be no assurances that we will be successful in acquiring such properties or that if we do complete acquisitions, properties acquired will be successfully developed to the revenue producing stage.  If we are not successful in our proposed mining operations, our business, results of operations, liquidity and financial condition will suffer materially.

Various factors outside of our control, including the price of lithium and other minerals, overall market and economic conditions, the downturn and volatility in the US equity markets and the trading price of our common stock may limit our ability to raise the capital needed to execute our plan of operations.  We recognize that the US economy is currently experiencing a period of uncertainty and investor appetite for our securities may not be at their peak.  These or other factors could adversely affect our ability to raise additional capital.  As a result of an inability to raise additional capital, our short-term or long-term liquidity and our ability to execute our plan of operations could be significantly impaired.

During the year ended June 30, 2011, we raised $7,935,828 (net of offering costs of $1,012,360) from private placement offerings, and $1,433,575 from the exercise of warrants  and $1,500,000 from the issuance of zero-coupon convertible notes (as described below). Subsequent to June 30, 2011, we raised an additional $7,900,000 (net of offering costs of approximately $100,000) from a private placement offering with POSCAN.

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On May 2, 2011, the Company entered into and simultaneously closed a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, the Company issued to each lender a zero-coupon original issue discount note due February 2, 2012. The notes were originally convertible into shares of the Company’s common stock at the lender’s option at a price of $0.40 per share. The aggregate face amount of the notes at maturity is $1,677,438. The Company may prepay the notes at its option (together with accrued original issue discount), and was required to prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by the Company. In connection with the transactions with POSCAN, we have entered into an Amendment and Waiver Agreement with the holders of our zero-coupon bridge notes, dated as of August 25, 2011 (the “Waiver Agreement”).  Pursuant to the Waiver Agreement, effective upon the closing of POSCAN’s initial $8 million investment, the zero-coupon bridge notes are now due on June 30, 2012, and we will not be required to make any prepayment out of the proceeds of the POSCAN investment.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes; however, it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduces the conversion price of the zero-coupon bridge notes to $0.12 per share.  In connection with the Waiver Agreement, we have agreed to pay an arranger a cash fee of $30,000.  The foregoing is a summary of the principal terms of the Waiver Agreement and is qualified in its entirety by the detailed provisions of the actual agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

The Company also agreed to issue to the lenders warrants to purchase an aggregate of 1,500,000 shares of common stock, exercisable for five years at an initial exercise price of $0.50 per share (the “Lender Warrants”).  The Lender Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.  The fair values of the Lender Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the warrants was $1,132,000 at the issuance date. This amount was recorded as a debt discount and is being amortized to interest expense over the term of the debentures.

The convertible debentures were analyzed for a beneficial conversion feature at which time it was concluded that a beneficial conversion feature existed.  The beneficial conversion feature was measured using the commitment-date stock price and was determined to be $368,000.  This amount was recorded as a debt discount and is being amortized to interest expense over the term of the debentures.

The Company agreed to pay finder’s fees consisting of cash in the amount of 5% of the aggregate issue price of the notes, or $75,000 in total, and warrants to purchase an aggregate of 75,000 shares of common stock, exercisable for five years at an initial exercise price of $0.40 per share (the “Arranger Warrants”).  The Arranger Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.  The fair value of the Arranger Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the Arranger Warrants at the issuance date was $57,570, which was recorded as deferred financing costs.  The deferred financing costs of $132,750 will be amortized over the life of the debt on a straight-line basis which approximates the effective interest method.  During the year ended June 30, 2011, the Company recorded $29,500 of interest expense on deferred financing costs.

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In addition to utilizing our capital to acquire properties and pay other corporate costs, we periodically issue shares of our common stock as consideration in lieu of cash to conserve our cash and meet our obligations.  We likely will continue to issue common stock for these purposes where feasible, if we determine that it is in our economic best interests.

We have been using the net proceeds from the 2010 and 2011 private placements, the zero-coupon notes and exercises of warrants towards the implementation of our business development plan and for general working capital purposes.  As a result of the funds invested by investors in our April and May 2011 private placement and the funds invested by POSCAN on September 14, 2011, we estimate that we have sufficient funds to carry out our current strategic plan of exploration and development and meet our ongoing operational working capital needs through March 2012 (assuming we do not expend cash for other acquisitions).  We will require additional capital after that to pay our obligations and to execute our exploration and development plans for our existing lithium mining properties and any others that we may be successful in acquiring.  We plan to seek to raise such capital through additional sales of our equity or debt securities.  There can be no assurance, however, that such financing will be available to us or, if it is available, that it will be available on terms acceptable to us and that it will be sufficient to fund our expected needs.  If we are unable to obtain sufficient financing, we may not be able to proceed with our exploration and development plans or meet our ongoing operational working capital needs.

Our strategy currently principally involves the exploration of the Maricunga property and the acquisition and exploration of an iodine/nitrate property.  On the Maricunga project, we expect to spend approximately $18.2 million of exploration and development expenses in order to complete a feasibility study on Maricunga. The Company is dividing this into two phases: (i) Spending $8 million to reach a Measured and Indicated 43-101compliant resource, which is expected in the first calendar quarter of 2012; and, if phase one is successful, (ii) spending $10 million to bring Maricunga to feasibility.  If we acquire the Alfredo Property, we would expect to spend approximately $6.3 million of acquisition costs (not including an additional up to $5.5 million payable to Alfredo Sellers upon certain post-feasibility milestones), and we would expect to incur approximately $2.7 million of exploration expenses in order to bring the Alfredo Property to the feasibility stage.  In the event we are unable to acquire the Alfredo Property, we will focus our efforts on the exploration of the Maricunga property, and we are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property, although there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

In order to finance the up to approximately $15 million of expected acquisition and exploration costs outlined above over the next twelve months, as well as to fund the approximately $2.5 million of working capital we expect to require over the next twelve months, we will need to raise a substantial amount of funds through one or more offerings of our debt, equity or convertible securities, which may include the $10 million of equity financing conditionally committed by POSCAN.   Furthermore, if we enter into any definitive agreements to acquire the New World Options, the Chilean Prospect and/or other properties, we will require additional funds to finance such acquisitions, as well as to fund option payments and/or exploration costs with respect to such properties. There can be no assurance that such financing will be available, or will be available on acceptable terms, for us to meet these requirements.

In order to acquire the Alfredo Property, we must successfully acquire a new option.   There can be no assurance that we will be successful in obtaining a new option on Alfredo or in financing the cost of exercising the option or the costs of exploring and developing Alfredo and Maricunga.

Investment Agreement

We have entered into an Investment Agreement (the “Investment Agreement”) with Centurion Private Equity, LLC (the “Investor”), dated as of December 2, 2010, pursuant to which, subject to certain conditions, we could sell newly issued shares of our common stock (the “Put Shares”) to the Investor from time to time during the commitment period (each such sale, a “Put”) subject to certain dollar and share volume limitations for each Put.  Provided that the relevant conditions are met, we could make Puts under the Investment Agreement from time to time until 24 months from the date the Centurion Registration Statement (as defined below) is declared effective or until all Puts under the Investment Agreement have reached an aggregate gross sales price of $10 million, if sooner.

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Pursuant to the Investment Agreement, we issued to the Investor 1,551,253 shares of our common stock (the “Commitment Shares”) and we had previously issued to an affiliate of the Investor an additional 87,096 shares of our common stock (the “Fee Shares”).  The Investment Agreement provides that, prior to making any Put, among other things, we were required to have a registration statement declared effective with respect to the resale of the Commitment Shares, Fee Shares and Put Shares (the “Centurion Registration Statement”).

The Investment Agreement prohibits our issuance of Variable Equity Securities (as defined therein), which are generally future-priced securities or securities with price reset provisions, during the period after the date of the Investment Agreement and prior to 30 days after the Termination Date (as defined therein).  The Investment Agreement further provides that, subject to certain exceptions, the Investor shall have a right of first refusal with respect to any private capital raising transactions involving our equity securities that closes between the date of the Investment Agreement and 60 days after the Termination Date.

On September 14, 2011, we delivered a Notice of Termination to the Investor to terminate the Investment Agreement.  Nonetheless, certain provisions of the Investment Agreement will survive for a period of time following such termination to the extent provided in the Investment Agreement.  Notably, the Investor’s right of first refusal survives for a period of 60 days following the termination of the Investment Agreement.

POSCO

On August 24, 2011, we entered into a Securities Purchase Agreement (the “SPA”) and an Investor Rights Agreement (the “IRA”) with POSCO Canada Ltd., a wholly owned subsidiary of POSCO (“POSCAN”) (together, the “POSCAN Agreements”), pursuant to which on September 14, 2011, POSCAN purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40.

POSCAN will purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions, including:  (i) completion of an updated Measured and Indicated Resource Report prepared in compliance with NI 43-101 standards that concludes that our Maricunga property meets certain technical requirements and that proceeding to conduct a feasibility study on the Maricunga project is warranted; (ii) completion of a work program agreed to by us and POSCAN; and (iii) having the necessary permits and approvals in place for building and operating a brine test facility on the Maricunga property.  In addition to being the relevant milestone under our SPA with POSCAN, we believe that the Canadian standards for Resource Reports are generally perceived as the industry standard, having marketability worldwide.  The SPA provides that we are to use the proceeds from such investments exclusively for activities related to the development of the Maricunga project, pursuant to budgets mutually agreeable to us and POSCAN.

The SPA includes provision for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea.  In addition, the SPA provides that we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, we would (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility.

The securities purchased by POSCAN will be locked up and may not be sold (subject to customary exceptions) until June 14, 2012.  Pursuant to the IRA, we have granted POSCAN the right to demand registration of the common stock included in the Units, and issuable upon exercise of the warrants included in the Units, commencing 12 months after the date of issuance of the Units and ending five years after the date of the IRA.  Our obligation to register any such shares shall terminate once they may be sold without registration in any 30 day period pursuant to Rule 144 under the Securities Act.  Upon a registration demand made by POSCAN pursuant to the IRA, we must file a registration statement covering the relevant shares within 75 calendar days of such demand, and use our best efforts to have it declared effective within 120 calendar days of filing.  If we do not meet these deadlines, we must pay liquidated damages of 2% of the purchase price of the relevant securities per month until such failures are cured (up to an aggregate maximum of 10%).  POSCAN will also have “piggy-back” registration rights with respect to such shares.

The IRA provides that we will appoint a director nominated by POSCAN to our Board of Directors, and will continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  (On June 14, 2011, our Board of Directors appointed Hyundae Kim as a director as POSCAN’s designee.  See “Directors, Executive Officers, Promoters and Control Persons—Executive Officers and Directors” below.)   So long as POSCAN holds any shares of our common stock (subject to customary exceptions), we shall not issue any new securities to any person unless we have also offered to POSCAN the right to purchase its pro rata share of such securities on the same terms and conditions as are offered, as to maintain its then percentage interest in our outstanding capital.  The IRA also provides that, until the earlier of (i) POSCAN owning less than 10% of our issued and outstanding common stock and (ii) our aggregate market capitalization exceeding $250 million, we may not undertake certain actions without the approval of POSCAN (which approval may be evidenced by the affirmative vote or consent of POSCAN’s director nominee), including:  a liquidation, merger or reorganization; a sale of all or substantially all of our assets; incurring indebtedness in excess of $1,000,000 (subject to certain exceptions); create or take any action that results in our holding the capital stock of any subsidiary that is not wholly owned (with certain exceptions); transfer or license our proprietary technology to a third party; substantially change the scope of our business; or amend or waive any non-competition or non-solicitation provision applicable to our Chief Executive Officer or Chief Operating Officer.

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The foregoing is a summary of the principal terms of the SPA and the IRA and is qualified in its entirety by the detailed provisions of the actual agreements, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world.   There can be no assurance that any final agreement will be reached with POSCAN with respect to a pilot plant, a commercial plant, any further investment by POSCAN, any purchase by POSCAN of our production, or otherwise.

At June 30, 2011, we had cash and cash equivalents of $952,401, as compared to $302,821 at June 30, 2010.  The Company received $10,794,403 of cash from financing activities as a result of net proceeds from the issuance of common stock of ($7,935,828), proceeds from the exercise of warrants ($1,433,575) and proceeds from convertible debt ($1,500,000), partially offset by the payment of $75,000 of deferred financing costs.  The Company used $6,550,000 of cash in investing activities as a result of $6,370,000 of payments for the acquisition of Maricunga, $100,000 for the acquisition of Noto, and $80,000 for an option payment on Alfredo.  The Company used $3,594,823 of cash in connection with the operating activities of the Company during fiscal 2011.  At September 30, 2011, we had cash and cash equivalents of $7,326,933, compared to $952,401 at June 30, 2011.  The increase in cash and cash equivalents from June 30, 2011 to September 30, 2011 was the result of the Company receiving $7,484,069 of cash from financing activities due to the Company receiving $7,314,069 of net cash proceeds from the sale of units to POSCAN and $200,000 from the exercise of warrants and was reduced by a $30,000 fee for the Waiver Agreement.  These amounts are partially offset by the cash used in operating activities $1,052,692 and the acquisition of fixed assets $56,845.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States GAAP.  U.S. GAAP represents a comprehensive set of accounting and disclosure rules and requirements.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions, however, in the past the estimates and assumptions have been materially accurate and have not required any significant changes. Should we experience significant changes in the estimates or assumptions that would cause a material change to the amounts used in the preparation of our financial statements, material quantitative information will be made available to investors as soon as it is reasonably available.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred.  Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If we do not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15,   Impairment or Disposal of Long-Lived Assets.

Share-based Payments

We determine the fair value of stock option awards granted to employees in accordance with FASB ASC Topic No. 718 – 10, “Share-Based Payments”) and to non-employees in accordance with FASB ASC Topic No. 505 – 50.

Fair Value of Equity Transactions

Many of or equity transactions require us to determine the fair value of an equity instrument in order to properly record the transaction in our financial statements. Fair value is generally determined by applying widely acceptable valuation models, (e.g., the Black Scholes and binomial lattice valuation models) using the trading price of the underlying instrument or by comparison to instruments with comparable maturities and terms.

Warrants

Warrants are recorded as liabilities at their estimated fair value at the date of issuance, with subsequent changes in estimated fair value recorded in other income (expense) in the Company’s statement of operations in each subsequent period. The warrants are measured at estimated fair value using a modified lattice model, which is based, in part, upon inputs for which there is little or no observable market data, requiring the Company to develop its own assumptions. Inherent in this model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. We estimate volatility at the date of issuance, and at each subsequent reporting period, based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on our historical rate, which we anticipate to remain at zero. The assumptions used in calculating the estimated fair value of the warrants represent our best estimates, however these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and different assumptions are used, the warrant liability and the change in estimated fair value could be materially different.

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DESCRIPTION OF BUSINESS

Overview of Our Business

We are an emerging exploration company, focused on the discovery and development of lithium and potassium brine and nitrate and iodine deposits in Chile, Argentina and Peru.

•	In May 2011, we acquired 60% ownership of six companies that collectively own the Maricunga project, which consists of mining concessions covering an area of approximately 3,553 acres (1,438 hectares), comprising six exploitation mining concessions in areas prospective for lithium (which is non-concessible) and potassium brines, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile. See “Our Projects—Chile—Maricunga” below for more information.

•	In September, 2011, POSCAN purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40. POSCAN will purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions. The agreement with POSCAN includes provision for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea. In addition, we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and if such a facility is built, we would supply the test facility with brine and other materials and utilities and assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility. POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world. For a more complete description of these agreements, see “Our Projects—Chile—Maricunga—POSCO” below.

•	In August 2010 we acquired 100% ownership of Alfredo Holdings, Ltd. (“Alfredo”), which, through its Chilean subsidiary, Pacific Road Mining Chile S.A. (“PRMC”), had an option to purchase mining concessions on approximately 6,670 acres (2,700 hectares) of mining tenements near Pozo Almonte, Chile (the “Alfredo Property”), from which we expected to produce saleable iodine and (aided by the potassium we expect to generate from our properties that are prospective for lithium) nitrate products. That option has terminated as a result of our not making the required option payments. We are not currently negotiating with the owners of the Alfredo Property to reacquire the option to purchase the Alfredo Property, and there can be no assurance that any new option will be executed. We are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property; however, there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed. See “Our Projects—Chile—Alfredo” below for more information.

•	In July 2010 we acquired 100% ownership of Noto Energy S.A., an Argentinean corporation (“Noto”), which beneficially owns a 100% interest over 2,995 acres (1,212 hectares) situated on brine salars in Argentina, known as Cauchari. We are in the process of evaluating the Noto property, but we currently do not anticipate spending material amounts on exploration work with respect to this project over the next 12 months. See “Our Projects—Argentina—Puna Lithium Corporation, Lacus Minerals S.A and Noto Energy S.A Transactions” below for more information.

•	In February 2010, we acquired 100% of the assets of the Loriscota, Suches and Vizcachas projects located respectively in the Regions of Puno, Tacna and Moquegua, Peru. The assets consist of nine undeveloped mineral claims prospective for lithium and potassium covering a total area of 19,500 acres (7,890 hectares). We continue to evaluate these properties to determine if they meet our criteria, but we currently do not anticipate spending material amounts on exploration work with respect to these projects over the next 12 months. See “Our Projects—Peru” below for more information.

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•	We have determined that other properties we had acquired in Nevada and Argentina do not meet our integration and deposit criteria, and the options for these properties have been terminated.

Each of these acquisitions is described in more detail below.

Strategic Plan

Our strategic plan is to explore and develop our existing projects and to identify opportunities and generate new projects with near-term production potential, with the goal of becoming a company with valuable lithium or industrial minerals properties.  Our primary objective is to become a low cost lithium producer as well as a significant producer of potassium nitrate. The key to achieving this objective is to become an integrated chemical company through the strategic acquisition and development of lithium assets as well as other assets that have by-product synergies.

We recorded an impairment charge to Alfredo of $4,070,000 during the year ended June 30, 2011, due to termination of the option on the Alfredo Property as a result of our not having made required option payments.

We have acquired the Maricunga project, an advanced lithium and potassium chloride project in Chile, and we continue to explore other lithium and industrial minerals prospects in the region, located to complement the Alfredo project, which we intend to secure, in order to achieve integration of operations to produce metallurgical grade lithium, commercial grade fertilizer and pharmaceutical grade iodine.

Our strategy currently principally involves the exploration of the Maricunga property and the acquisition and exploration of an iodine/nitrate property.  On the Maricunga project, we expect to spend approximately $18.2 million of exploration and development expenses in order to complete a feasibility study   on the Maricunga project. The Company is dividing this into two phases: (i) Spending $8 million to reach a Measured and Indicated 43-101compliant resource, which is expected in the first calendar quarter of 2012; and, if phase one is successful, (ii) spending $10 million to complete a feasibility study on the Maricunga project.  If we acquire the Alfredo Property, we would expect to spend approximately $6.3 million of acquisition costs (not including an additional up to $5.5 million payable to Alfredo Sellers upon certain post-feasibility milestones), and we would expect to incur approximately $2.7 million of exploration expenses in order to bring the Alfredo Property to the feasibility stage.  In the event we are unable to acquire the Alfredo Property, we will focus our efforts on the exploration of the Maricunga property, and we are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property, although there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

As a result of the funds invested by investors in our April and May 2011 private placement and the funds invested by POSCAN on September 14, 2011, we estimate that we have sufficient funds to carry out our current strategic plan of exploration and development and meet our ongoing operational working capital needs through March 2012 (assuming we do not expend cash for other acquisitions).  In order to finance the  up to approximately $15 million of expected acquisition and exploration costs outlined above over the next twelve months, as well as to fund the approximately $2.5 million of working capital we expect to require over the next twelve months, we will need to raise a substantial amount of funds through one or more offerings of our debt, equity or convertible securities, which may include the $10 million of equity financing conditionally committed by POSCAN.  Furthermore, if we enter into any definitive agreements to acquire the New World Options, the Chilean Prospect and/or other properties, we will require additional funds to finance such acquisitions, as well as to fund option payments and/or exploration costs with respect to such properties. There can be no assurance that such financing will be available, or will be available on acceptable terms, for us to meet these requirements.

In order to acquire the Alfredo Property, we must successfully complete negotiation and documentation of a new option or other acquisition agreement.  There can be no assurance that we will be successful in obtaining a new option on, or otherwise acquiring, Alfredo or in financing the cost of acquiring the Alfredo Property or the costs of exploring and developing Alfredo and Maricunga.

On January 19, 2012, we entered into a non-binding letter of intent to acquire certain options (the “New World Options”) held by New World Resource Corp., a Canadian mineral exploration company, with respect to the Pastos Grandes lithium brine project in the Sud Lipez province within the Department of Potosi, Bolivia (the “Pastos Project”), as well as certain other assets. We are seeking to obtain the New World Options, because we believe the brine at the Pastos Project has promising chemistry and are hopeful that it will permit economic mineral extraction. However, there can be no assurances regarding the extent of mineralized brine, the rate at which it may be produced or the consistency of its grade. The letter of intent contemplates that the purchase price for the New World Options and other assets will consist of equity representing 22.5% of our equity, after completion of the transaction. However, the terms of the transaction remain subject to further negotiation. We have agreed to advance $150,000 to fund a required payment under the New World Options that will come due shortly; provided that, in the event we and New World Resource Corp. terminate the proposed transaction, or if the transaction does not close pursuant to the timeline agreed to by both parties, New World Resource Corp. shall reimburse us the full amount of such advance.

On November 30, 2011, we entered into a non-binding letter of intent to acquire the stock of three companies (the “M2 Sellers”) that own mining concessions with resepect to an aggregate of 1,506 hectares in Chile located near our existing Maricunga property (the “Chilean Prospect”). We believe that, if acquired, the Chilean Prospect will have synergies with our existing Maricunga property and afford us certain economies of scale. The letter of intent contemplates that, in exchange for the stock of the M2 Sellers, we will make staged payments in cash and/or common stock of approximately $10 million, including a $250,000 non-refundable payment made on January 5, 2012, and an additional 45,000,000 shares of our common stock. However, until such time, if ever, that a definitive agreement is entered into with respect to the Chilean Prospect, we cannot be certain what consideration we may be required to pay therefor.

We believe that successful execution of this first phase of our strategic acquisition program will establish Li3 Energy as a major holder of prime lithium, iodine and nitrate acreage among junior lithium explorers.

Lithium and Lithium Mining

Lithium is the lightest metal.  It is a soft, silver white metal and belongs to the alkali group of elements, which includes sodium, potassium, rubidium, caesium and francium. The chemical symbol for lithium is “Li,” and its atomic number is 3.

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Like the other alkali metals, lithium has a single valence electron that is easily given up to form a cation (positively charged ion). Because of this, it is a good conductor of both heat and electricity and highly reactive, though it is the least reactive of the alkali metals.  Lithium possesses a low coefficient of thermal expansion (which describes how the size of an object changes with a change in temperature) and the highest specific heat capacity (a measure of the heat, or thermal energy, required to increase the temperature of a given quantity of a substance by one unit of temperature) of any solid element.

No other metal is as lightweight, better at holding a charge or as good at dissipating heat as lithium. These properties make lithium an excellent material for manufacturing batteries (lithium-ion batteries).  According to the U.S. Geological Survey’s (“USGS”) “Mineral Commodity Summaries 2011,” batteries accounted for 23% of lithium end-usage globally, and we expect demand for lithium from the battery segment to grow along with demand for such batteries.  Although lithium markets vary by location, global end-usage was estimated by the USGS as follows:  ceramics and glass, 31%; batteries, 23%; lubricating greases, 10%; air treatment, 5%; continuous casting, 4%; primary aluminum production, 3%; and other uses, 24%.  Lithium use in batteries expanded significantly in recent years, because rechargeable lithium batteries are being used increasingly in portable electronic devices and electrical tools.

As mentioned earlier, lithium belongs to the alkali group of metals. This group of metals is typically extracted from solutions called brines, which are associated with evaporite deposits.  Lithium is also contained in the mineral spodumene, which occurs in a rock called pegmatite.  To a lesser extent lithium occurs as a component of certain clay minerals

Historically, and especially during the period leading up to and during World War II, lithium was designated a strategic metal, heavily used in the aircraft industry because it is light and strong. During this period the mineral spodumene (a lithium aluminum silicate) was mined by open pit hard rock mining methods and processed to recover the lithium.  During the post-war period, lithium production from the higher cost hard rock mines was replaced by the lower cost extraction of lithium from the mineral rich brines associated with evaporite deposits. Evaporite deposits occur in environments characterized by arid conditions with extremely high evaporation rates. This environment typically occurs at high altitudes, greater than 12,000 feet above sea level, so evaporite deposits occur in only a very few locations in the world, including China (the province of Qinghai and the Autonomous Region of Tibet); the Puna Plateau, a high altitude plateau covering part of Argentina, Chile, Bolivia and the southern portion of Peru; and in a small region in Nevada, which is the core of what is called the Great Basin of the western United States.  Over 70% of the world’s lithium is produced from the brines associated with the evaporite deposits on the Puna Plateau of South America.

Brine extraction (mining) and the recovery of lithium and other economic compounds is analogous to pumping water from an aquifer, but instead of fresh water, the water contains a variety of mineral salts in solution, including lithium, potassium (K), magnesium (Mg) and sodium (Na).  This form of “mining” is much more efficient, cost effective and environmentally friendly than open pit mining.  Lithium production from spodumene can typically cost in the range of $4,300 to $4,800 per metric ton of lithium carbonate and is a process that is highly sensitive to energy costs.  On the other hand, lithium production from brines can be accomplished at costs in the range of $2,200 to $2,600 per metric ton of lithium carbonate.  However, the processing cost can vary by a wide range, depending largely on:

•	lithium concentration in the particular brine;

•	evaporation rates at the site, which determine how quickly the brine can be concentrated; and

•	the balance of other minerals in the brine, which effects the degree of processing needed to remove impurities.

Lithium in Batteries

Lithium demand is being driven by its increasing use in the batteries of portable consumer electronics, including mobile phones and laptop computers, and in a range of industrial applications including ceramics and lubricants.  The most dramatic increase in demand is being spurred by auto makers racing to bring lithium-ion battery powered and hybrid electric cars to market, as major automobile manufacturers are forming partnerships with established battery manufacturers to build battery plants for their mass production. In addition, lithium-ion batteries used in transportation is expected to increase to approximately $8 billion by 2015 from $876 million in 2010, largely fueled by government subsidies and incentives.

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A lithium-ion battery (Li-ion battery) is a type of rechargeable battery in which lithium ions move from the anode (negative terminal) to the cathode (positive terminal) during discharge, and from the cathode to the anode when charging.  Lithium-ion batteries are one of the most popular types of battery, because they have one of the best energy-to-weight ratios, no memory effect (the effect in which certain other rechargeable batteries lose their maximum energy capacity if they are repeatedly recharged after being only partially discharged) and a slow loss of charge when not in use.

Rechargeable battery materials used in electric vehicles include lead-acid (traditional “wet” and gel or “valve regulated”), nickel-cadmium, nickel-metal-hydride, lithium-ion, lithium-ion polymer, and, less commonly, zinc-air and molten salt.  Ideally, a battery for an electric car needs to be light, small, energy dense, quick to recharge, relatively inexpensive, long lasting, and safe.  Today’s electric and hybrid vehicles are primarily powered by nickel-metal-hydride (NiMH) batteries.  NiMH batteries are safe, abuse-tolerant and offer much longer life cycles than older lead-acid batteries, while providing reasonable energy density.   However, NiMH batteries are more expensive than lead-acid batteries, as a result of the high nickel content.

Li-ion batteries have a higher energy density than most other types of rechargeables.  A Li-ion battery can achieve power density of 100-170 watt hours (Wh) per kilogram (kg) of weight, versus NiMH’s 30-80 Wh/kg.  This means that for their size or weight they can store more energy than other rechargeable batteries. Li-ion batteries also operate at higher voltages than other rechargeables, typically about 3.7 volts for Li-ion vs. 1.2 volts for NiMH or NiCd.  This means a single cell can often be used rather than multiple NiMH or NiCd cells.

Finally, Li-ion batteries have a lower self-discharge rate than other types of rechargeable batteries.  This means that once they are charged they will retain their charge for a longer time than other types of rechargeable batteries.  NiMH and NiCd batteries can lose anywhere from 1-5% of their charge per day (depending on the storage temperature) even if they are not installed in a device. Li-ion batteries, on the other hand, can retain most of their charge even after months of storage.

Ideal Brine Conditions

The most important metrics when evaluating lithium brine resources are:

1)	lithium content;

2)	evaporation rate;

3)	magnesium to lithium ratio;

4)	potassium content; and

5)	sulphate to lithium ratio.

The boron content is also important, as it allows for the production of another saleable product, boric acid.

The lithium concentration in the brines is typically measured in parts per million (ppm) or weight percentage. The higher the lithium concentration the better.  However, high local evaporation rates can compensate for lower lithium concentrations.

Providing that lithium contents are high enough, the magnesium to lithium (Mg:Li) ratio is another important chemical feature in assessing favorable brine chemistry and the ultimate economic viability of a site at an early stage.  The lower the ratio the better, as a high ratio means that, during the evaporation process, an increasing amount of lithium will be trapped (“entrained”) in the magnesium salts when they crystallize early.  This will ultimately lead to a lower lithium recovery rate and thus less profitability.  High Mg:Li ratios also generally mean that more soda ash (Na 2 CO 3 ) reagent is required during the processing of the brine (as described below) and, therefore, may add significantly to costs.

The potassium (K) concentration in the brines is typically measured as a weight percentage.  The higher the K concentration the better.

The lower the sulphate (SO4) to lithium ratio in the final lithium brine pond, the more the brine will be amenable to lithium extraction via the conventional solar evaporation process.  This is because lithium sulphate (Li 2 SO 4 ) is highly soluble and so, to the extent that it is able to form, the lithium recovery will suffer.

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Key Stages of Lithium Recovery

The most economic way to recover lithium from a salar (a dry lake or salt flat) is by solar evaporation.  However, the process is subject to natural conditions, and the evaporation rate, relative humidity, wind velocity, temperature and brine composition have a tremendous influence on the solar pond requirements and in turn on pumping and settling rates to meet production quotas.

Each lithium recovery process has a unique design based on the concentrations of Li, Na, K, Mg, calcium (Ca) and SO4 in the brine, and, although there may be some similarities, each salar has its own customized methodology for optimum recovery due to the varying ionic concentrations.  Wells are drilled, and the mineral rich brine is pumped to the surface into a series of large shallow ponds of increasing concentration.  As water evaporates, the concentration of minerals in solution increases.  The brine evaporates over an 18-24 month period until it has a sufficient concentration of lithium salts.  At that point, the concentrate is shipped by truck or pipelined to processing plants where it is converted to usable salt products.  In the plant, sodium carbonate (soda ash) is added to precipitate lithium carbonate, which is dried and shipped to end users to be further processed into pure lithium metal.  The by-products such as potassium chloride (potash), sodium borate (borax) and other salts may also be recovered and sold to end users.

The primary reagents used to produce lithium from brine are lime and soda ash. Both substances are natural materials, commonly used in many processes and have no detrimental environmental effect when used properly. Other than solar energy, only minor amounts of fuels are consumed in the production process (pumping the brines into the ponds, etc.).

Potentially economic salts produced from the salar brine are NaCl, carnallite, sylvinite and bischoffite, as well as the final end-point brine.  The chemical pond to pond process from the brine feed from the salar to the end-point brine ready for the processing plant is as follows:

•	Calcium Chloride (CaCl2) is added at the beginning in the first pond in order to precipitate out most of the sulphate (SO 4 ) in the form of gypsum (CaSO 4 ). Removal of the sulphate is important, as it is detrimental in downstream processing. Furthermore, the gypsum itself has multiple uses from agriculture to construction.

•	In the next two ponds and after solar evaporation, sylvinite will begin to precipitate, which is a combination of table salt and potash (KCl). The sylvinite can be harvested and sent to a froth flotation circuit to produce potash.

•	Finally, the sequential ponding process moves to the lithium ponds until the end-point brine is sufficiently rich in lithium. The lithium is still largely in the final ponds, because it is extremely soluble (likes to stay dissolved in solution), although there will be some lithium entrained in Mg and K salts in previous ponds.

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Global Market

Market conditions have improved for lithium-based products in 2010, as sales volumes for major lithium producers were reported to increase by more than 30% by mid-2010. Consumption by lithium end-use products such as batteries, ceramics and glass, grease, and other industrial applications all increased.   In 2010, Chile produced 34.7% of the lithium carbonate worldwide, while Argentina and Australia produced 11.5% and 33.6%, respectively.

The increase in sales was due mostly to the increase of lithium-ion rechargeable batteries, as global sales were estimated to be $7.7 billion in 2009. These sales are projected to increase by 13% per year to nearly $12 billion by 2013. Other lithium end uses have increased, but not at the same rates as rechargeable batteries. For instance, according to Roskill Information Services Ltd., annual growth in lithium consumed in pharmaceuticals has averaged 17% from 2000 to 2008, while lithium consumed for continuous casting and greases had 8-year growth rates of 8% and 6%, respectively.

According to the USGS, Chile is the leading lithium producer in the world.  Argentina, China, and the United States are also major producers.  The 2011 edition of the USGS Mineral Commodity Summaries gives the following estimated world lithium mine production (in metric tons of lithium content) :

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	Mine production
	2009		2010 (est.)
United States	Withheld		Withheld
Argentina	2,200		2,900
Australia	6,280		8,500
Brazil	160		180
Canada	310		—
Chile	5,620		8,800
China	3,760		4,500
Portugal	—		—
Zimbabwe	500		350
World total (rounded)	18,800	[1]	25,300	[1]

1.    Excludes U.S. production.

Substitution for lithium compounds is possible in batteries, ceramics, greases, and manufactured glass.  Examples are calcium and aluminum soaps as substitutes for stearates in greases; calcium, magnesium, mercury, and zinc as anode material in primary batteries; and sodic and potassic fluxes in ceramics and glass manufacture. Lithium carbonate is not considered to be an essential ingredient in aluminum potlines. Substitutes for aluminum-lithium alloys in structural materials are composite materials consisting of boron, glass, or polymer fibers in engineering resins.

Iodine Market and Mining

Iodine is a chemical element that has the symbol “I,” and its atomic number is 53. It belongs to the halogen group of elements and is considered to be the heaviest essential element utilized biologically. In nature, Iodine is a relatively rare element, ranking 47th  in abundance.

Under standard conditions, iodine is a bluish black solid that dissolves easily in most organic solvents due to its lack of polarity. Iodine salts are often very soluble in water and are found in greater concentrations in seawater than in rocks. On the other hand, minerals containing iodine include caliche, which are found in Chile.

Caliche is one of the two sources used for the production of iodine, the other being the brines of gas and oil fields. The caliche contains sodium nitrate, which is the main product of mining activities, and small amounts of iodate minerals, sodium chloride and sodium sulfate, which are extracted during leaching and production of pure sodium nitrate.

Commercial crude iodine normally has a minimum purity of 99.5% to 99.8%, depending on the supplier.  Impurities, in order of quantity, are primarily insoluble materials, iron, sulfuric acid, and water. The U.S. Pharmacopeia specifies an iodine content of not less than 99.8% for commercial iodine. The Committee on Analytical Reagents of the American Chemical Society allows a maximum of 0.005% total bromine and chlorine and 0.010% nonvolatile matter in its specifications for iodine.

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Mining operations for iodine salt extraction from caliche include drilling, blasting, loading and hauling to heap leach pads. These pads are constructed with an impervious membrane and a leached solution collection system. The minerals in the leach pads are then sprinkled with water in order to dissolve the salts, leaving brine that contains nitrate and iodine salts as well as sodium sulfate salt. At the end of the process iodine is packaged after being removed from the brine via a reaction with sulfur dioxide gas.

One of the uses of iodine is as a co-catalyst for the production of acetic acid and for the production of ethylenediammonium diiodide (EDDI), a nutritional supplement provided to livestock. Elemental iodine is also used as a disinfectant for use in dairies, food processing plants, hospitals and laboratories. The National Aeronautics and Space Administration (NASA) uses iodine in its water disinfection process on all manned space flights and in the international space station. Iodine is a cost-efficient, effective and simple means of water disinfection. In addition, iodine is used for nutrition purposes (iodized salt), as iodine deficiency can cause increased child mortality, irreversible mental retardation, and reproductive failure. Other uses for iodine are for pharmaceutical purposes and for the manufacture of liquid crystal displays (LCD), which are used for electronic equipments including appliances, computers, digital cameras, personal handheld devices, and televisions.

According to the USGS Minerals Yearbook (2008), world consumption of iodine and its derivatives was estimated to be about 20% for x-ray contrast media, 13% for pharmaceuticals, 10% of LCD manufacture, 9% each for animal nutrition and iodophors, 5% each for biocides and nylon manufacture, 3% for human nutrition, and 26% for other applications.

The leading consumption regions for iodine was Western Europe with 39% of world consumption, followed by North America with 24%, China with 8%, Japan with 7%, India with 6%, and other regions with the remaining 16%.

Prices for iodine and its derivatives have continued to increase over the years. During 2009, the average free alongside ship for exported crude iodine was $19.74 per kilogram, an increase from $18.30 per kilogram from 2008. The average declared cost, insurance and freight value imported from Chile, the major source of imported iodine for the United States, was $26.59 per kilogram in 2009, representing a 12.8% increase from 2007. Actual prices for iodine are negotiated on long and short term contracts between buyers and sellers.  The price of crude crystal iodine, 99.5% minimum purity, in 50-kilogram drums delivered to the United Kingdom ranged from $28.50 to $30 per kilogram in January 2009; by December, that price increased to $30.80 to $31.80 per kilogram

The USGS “Mineral Commodity Summaries 2011,” states that demand for iodine in applications such a biocides, iodine salts, liquid crystal displays (LCD), synthetic fabric treatments, and x-ray contrast media is expected to increase at a rate of 3.5% to 4% per year over the next decade. Global shipments of LCD televisions were expected to continue to increase, which would in turn result in the consumption of iodine by LCD producers. In addition, as more countries implement legislation mandating salt iodization in order to combat iodine deficiency, the global demand for iodized salt would be expected to increase.

Chile is the leading iodine producer in the world and is followed by Japan and the United States. Chile accounted for more than 50% of world production in 2010, with two of the leading iodine producers in the world based in Chile. The 2011 edition of the USGS Mineral Commodity Summaries gives the following estimated world iodine mine production (in metric tons of iodine content) :

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	Mine production
	2009		2010 (est.)
United States	Withheld		Withheld
Azerbaijan	300		300
Chile	17,400		18,000
China	580		590
Indonesia	75		75
Japan	9,600		9,800
Russia	300		300
Turkmenistan	270		270
Uzbekistan	2		2
World total (rounded)	28,500	[1]	29,000	[1]

1.     Excludes U.S. production.

In addition to the mine sources included in the above data, seawater contains 0.05 parts per million iodine, or approximately 34 million tons. Seaweeds of the Laminaria family are able to extract and accumulate up to 0.45% iodine on a dry basis. Although not as economical as the production of iodine as a byproduct of gas, nitrate and oil, the seaweed industry represented a major source of iodine prior to 1959 and likely remains a large resource.

There are no comparable substitutes for iodine in many of its principal applications, such as in animal feed, catalytic, nutritional, pharmaceutical, and photographic uses. Bromine and chlorine could be substituted for iodine in biocide, colorant, and ink, although they are usually considered less desirable than iodine. Antibiotics can be used as a substitute for iodine biocides.

Nitrate Market and Production

Potassium nitrate is a chemical compound with the formula KNO3. It occurs as a mineral niter and is a natural solid source of nitrogen. Its common names include saltpeter and nitrate of potash.  Major uses of potassium nitrate are in fertilizers, rocket propellants and fireworks. When used as a food additive in the European Union, the compound is referred to as E252.

Potassium nitrate can be produced through various chemical reactions, including:

NH4NO3 (ammonium nitrate) + KCl (potash) → NH4Cl (ammonium chloride) + KNO3

NH4NO3 + KOH (potassium hydroxide) → NH3 (ammonia) + KNO3 + H2O

NaNO3 (sodium nitrate) + KCl  → NaCl  (table salt) + KNO3

Potassium nitrate is mainly used in fertilizers, as a source of nitrogen and potassium, two of the macro nutrients for plants. Potassium nitrate is also one of the three components of black powder (gunpowder), along with powdered charcoal (substantially carbon) and sulfur, where it acts as an oxidizer.

In the process of food preservation, potassium nitrate, more commonly known as saltpeter, has been a common ingredient of salted meat since the Middle Ages, but its use has been mostly discontinued due to inconsistent results compared to more modern nitrate and nitrite compounds. Even so, saltpeter is still used in some food applications, such as charcuterie and the brine used to make corned beef.

Potassium nitrate is an efficient oxidizer, which produces a lilac flame upon burning due to the presence of potassium. It is therefore used in amateur rocket propellants and in fireworks.  It is also added to pre-rolled cigarettes to maintain an even burn of the tobacco.

Potassium nitrate is the main component (usually about 98%) of tree stump remover, as it accelerates the natural decomposition of the stump. It is also commonly used in the heat treatment of metals as a solvent in the post-wash. The oxidizing, water solubility and low cost make it an ideal short-term rust inhibitor.

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Potassium nitrate can also be found in some toothpastes for sensitive teeth.  Recently, the use of potassium nitrate in toothpastes for treating sensitive teeth (dentine hypersensitivity) has increased dramatically, even though studies to this effect have been inconclusive.

World population growth and its effects on the scarcity of water and increased competition on land use for living, industry, nature and agriculture, increase the need for agriculture efficiency. The amount of land in agriculture per capita will further decrease in the future as world population is expected to grow faster than the growth of arable land. Therefore, crop productivity has to increase in order to provide the same amount of food in relation to the growing world population. The growing importance of specialty plant nutrition products, such as potassium nitrate, has been driven by these factors as one of its main uses is for premium crops.

Our Projects

Chile

Maricunga

On May 20, 2011, the Company and the Maricunga Sellers signed the Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, (the “Acquisition Agreement”) whereby the Company, through its Chilean subsidiary, Minera Li Energy SPA, acquired from the Maricunga Sellers a 60% interest in each of the Maricunga Companies. The purchase price was $6,370,000 in cash and 127,500,000 restricted shares of common stock of the Company (the “Maricunga Purchase Price Shares”), 50% of which is restricted from sale for nine months and the remainder of which is restricted from sale for 18 months as provided in the Acquisition Agreement (the “Lock-Up”).  The Lock-Up will terminate if (a) we sign an agreement with one or more investors for them to finance the necessary development of the project to the stage of commercial production; (b) an offer with characteristics of a take-over bid is made for our shares; (c) our current CEO sells his shares in the Company, or (d) we agree to sell our shares in Minera Li Energy SPA and/or Minera Li Energy SPA agrees to the sale of the Shares.  In the event of (d) above, we have agreed that the sale price in any such sale will be based on at least two valuations carried out by institutions with recognized experience in these types of mining assets. The $6,370,000 in cash includes the $250,000 deposit paid in December 2010. Pursuant to the Acquisition Agreement, on June 2, 2011, upon the registration in Chile of the transfer of the shares in the Maricunga Companies to Minera Li Energy SPA, closing occurred and the remaining $6,120,000 cash and Maricunga Purchase Price Shares (previously held in escrow) were paid to the Maricunga Sellers.  The Company has agreed to register, under the Securities Act, half of the Maricunga Purchase Price Shares by January 31, 2012, and the remainder by October 31, 2012. The Company has been in discussions with certain of the Maricunga Sellers regarding the January 31, 2012 registration deadline, however, there can be no assurance that the Company will succeed in obtaining an extension or waiver thereof. In signing the Acquisition Agreement, the Company also committed to finance up to $5 million for technical feasibility studies for the project within 180 days after closing.  The Company estimates that capital expenditures for this project will be approximately $170 million.

We have agreed with the Maricunga Sellers:  (a) to increase the number of directors constituting our Board of Directors to seven; (b) that the Maricunga Sellers will have the right to nominate three of our directors and that a fourth director (who shall hold of the position of Chairman of the Board) will be jointly nominated by the Maricunga Sellers and by our management (such persons, or any successors thereto nominated by the Maricunga Sellers or by the Maricunga Sellers and management, as the case may be, the “Nominees”), and that the Board shall appoint such Nominees to fill vacancies created in the Board by the increase in the number of directors and by resignations, to serve until the next annual meeting of stockholders; (c) that the Nominees shall continue to be nominated as directors by our management at the next and subsequent annual meetings of our stockholders, and at any special meeting of the stockholders at which directors are to be elected (collectively, a “Meeting”), during the period of the Lock-Up (but the Nominees will be subject to reelection by the stockholders as provided in our By-Laws); and (d) that if any Nominee is not elected by the stockholders pursuant to the By-Laws, the Maricunga Sellers, or the Maricunga Sellers and management, as the case may be, will have the right to designate the same or another person as their Nominee at the next Meeting, provided it is within the period of the Lock-Up.

The Maricunga property is undeveloped and covers an area of approximately 3,553 acres (1,438 hectares), comprising six exploitation mining concessions granted by the Chilean government, each held by one of the Maricunga Companies, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile.   Each mining concession grants the owner the right to explore for mineral deposits at the Maricunga property.  These mining properties are not subject to royalties or other agreements.  However, we must pay an annual license in March of each year, aggregating $6,111 per year.

In Chile, lithium is not currently exploitable via regular mining concessions. The Chilean Mining Code establishes the reserve of lithium to the State of Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of the Republic of Chile for each case. Currently neither the Company nor its subsidiaries have sufficient authority (or permits) to explore and exploit lithium in Chile.  However, the government of Chile has announced its intention to increase the exploitation of lithium in Chile, and it may seek to amend the law to allow exploitation by private enterprises.  However, the approval of a two-thirds majority of the Chilean Congress will be required to amend the existing law, and there can be no assurance that the government will be successful in these efforts (due to political and other considerations).  Alternatively, the government may begin granting operating contracts to private companies such as Li3 Energy.  We expect the government to allow private exploitation of lithium within our development horizon for Maricunga; however, its failure to do so would have a material adverse effect on our prospects. Until we complete our exploration activities and a feasibility study, we cannot be sure what minerals, if any, may be economically extracted from our properties. Accordingly, we cannot predict precisely what permits or other authorizations may be required to support our business plan. Furthermore, since we believe any Chilean permitting process with respect to lithium is likely to be done through an auction process, any cost estimate would be inherently speculative as well as harmful to our competitive position.

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The mining industry in Chile is regulated by the Political Constitution of Chile (Constitution), the Constitutional Organic Mining Law (COM) and the Chilean Mining Code (MC) along with other general and special regulations.  Specifically, the Constitution provides that the national government is the owner of all mines, although any individual or company may apply for an Exploration Concession or Exploitation Concession to explore or mine mineral deposits; the COM regulates all concessions and claims; and the MC elaborates on the provisions of the Constitution and the COM.

The civil courts receive applications for concessions, grant concessions, terminate and resolve issues arising with respect to concessions. The National Geology and Mining Service (NGMS) within the Chilean Ministry of Mining is responsible for approving the technical requirements related to the form, boundary and location of concessions. The NGMS also maintains a public record of concessions and supervises technical compliance with mining regulations.

There is no binding legal code for reporting on mineral resources and reserves. However, a code prepared by the Chilean Institute of Mining Engineers and other entities including the Chilean Securities and Exchange Commission, representatives of the private sector and sponsored by the Chilean Ministry of Mining was issued in December 2003. This code is based on the Australian JORC system.

The right to explore or exploit a designated area, and apply for concessions is on a first come first served basis, subject to an Exploration concession holder's exclusive right to file for an exploitation concession in respect of their concession area. Concessions can be freely assigned or transferred, mortgaged, and in general subject to any legal contracts.  The ownership rights of a concession can be enforced against the government of Chile or any other party.

The ownership rights of a concession holder differ from the ownership rights of a surface title holder in that a concession holder has the right to:

(a)	upon providing the agreed indemnity payment to the surface land holder, occupy as much of the surface land as is necessary for the exploration or exploitation works;

(b)	impose an easement on an unwilling surface land holder through a simple and summary procedure before the relevant civil court. Certain restrictions will apply where surface land is covered by dwellings and/ or is land where vineyards and fruit trees are planted. The respective surface land holder is entitled to compensation, fixed by mutual agreement or judicial resolution, as requested.

The significant differences between an Exploration Concession and an Exploitation Concession are summarized below:

An exploration concession:

(i)	is granted by the Chilean Ministry of Mines for an initial period of two years with a right to apply for a further two year period prior to expiry of the initial concession. Where an extension is granted, the concession holder must relinquish half of the original designated area;

(ii)	requires annual payment;

(iii)	enables exploration over the concession area and provides an exclusive right to file for an Exploitation Concession in respect of that concession area;

(iv)	must be greater than 100 hectares and less than or equal to 5,000 hectares in area;

(v)	does not require an environmental authorization for exploration works;

(vi)	does not require work to be undertaken on the concession area in order to maintain interest in that concession; and

(vii)	does not authorize its owner to exploit the minerals in that concession.

An exploitation concession:

(i)	is of unlimited duration;

(ii)	requires annual payment;

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(iii)	involves a more onerous process for filing and higher costs for filing and compliance;

(iv)	does not require work to be undertaken on the concession in order to maintain interest in that concession;

(v)	must be greater than 1 hectare and less than or equal to 10 hectares in area;

(vi)	does not require an environmental authorization for exploration works but indeed require said authorization and closing plans for exploitation works;

(vii)	grants mining rights which prevail over third party claims; and

(viii)	entitles the owner to exploit the minerals in that concession area.

Our Lithium exploitation mining concessions have the following grant numbers:

(a)	Litio 1- 1/29 is registered in folio 478 overleaf N° 158 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.

(b)	Litio 2- 1/29 is registered in folio 485 overleaf N° 159 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.

(c)	Litio 3- 1/58 is registered in folio 491 overleaf N° 160 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.

(d)	Litio 4- 1/60 is registered in folio 498 N° 161 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.

(e)	Litio 5- 1/60 is registered in folio 504 N° 162 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.

(f)	Litio 6- 1/60 is registered in folio 511 N° 163 year 2004 of the Property Registry kept by the Mine Registrar of Copiapo.

The area of each of our concessions is:

(a)	Litio 1- 1/29 – 130 hectares.

(b)	Litio 2- 1/29 – 143 hectares.

(c)	Litio 3- 1/58 – 286 hectares.

(d)	Litio 4- 1/60 – 300 hectares.

(e)	Litio 5- 1/60 – 300 hectares.

(f)	Litio 6- 1/60 – 282 hectares.

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The salar is located in Region III of northern Chile at an elevation of approximately 3,750 m. It is classified as a mixed type of salar of the Na-Cl-Ca/SO4 system. Exploration work by others indicates the brines in the salar are enriched in lithium and potassium and that the brine has an Mg/Li ratio permitting lithium recovery. The relatively high boron concentration in the brine should permit high extraction rates for recovery as boric acid, a valuable co-product. The sulphate in the brine is unusually low for a Chilean salar, reducing the need for additional reagents for sulphate removal.

Location of the Salar de Maricunga

The Maricunga Basin

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Map of Li3 Energy Concessions

The Maricunga project is being explored as a source of lithium carbonate and potassium chloride, with co-product boric acid. Lithium carbonate would be sold in open market as battery grade material.  Potassium chloride production is planned to be used in the production of potassium nitrate from the Alfredo sodium nitrate/iodine project, also located in northern Chile, if we are successful in acquiring it, or another sodium nitrate/iodine project to be acquired.  A portion of the by-product sodium sulphate production from any iodine operation we may have could be returned to Maricunga to adjust the sulphate balance for calcium removal.

The Salar de Maricunga was originally sampled by CORFO (the Chilean governmental organization that promotes economic growth in Chile) in the early 1980s. Based on the due diligence conducted in connection with our acquisition of our Maricunga interest, management believes the local brine contains high grades of lithium and potassium with reasonable magnesium levels and low sulphate content and the salar had a highly productive aquifer system within the extensive colluvial/alluvial sediments surrounding the salar.

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Due diligence exploration work by us in December 2010 involved digging and sampling of shallow (<0.5 m) test pits at the locations of the 2007 drill holes, and sampling of the upper 1 – 2 m of the 2007 drill holes. The results of the analysis of surface and near surface samples from the property are summarized below:

SUMMARY CHEMICAL ANALYSIS – LI3 SAMPLING

Sample Type	Li	K	Mg	B	SO4	Ca	Density
	g/l	g/l	g/l	g/l	g/l	g/l	g/cm3
Pit	0.901	6.516	6.36	<0.100	0.457	8.90	1.201
1 to 2 m depth	1.036	7.370	7.04	<0.100	0.463	10.04	1.206
Ratios	K/Li	Mg/Li	Ca/Li	SO4/Li	B/Li
Pit	7.232	7.06	9.88	0.507	0.111
1 to 2 m depth	7.114	7.79	9.69	0.447	0.097

Source: Li3Energy, Inc.

A 43-101 technical report on the Maricunga property (the “43-101 Report”) was prepared for us by Hains Technology Associates.  The 43-101 Report was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) by Donald H. Hains, P. Geo., Principal of Hains Technology Associates, who is a Qualified Person as defined by NI 43-101. We believe that the Canadian standards for Resource Reports are generally perceived as the industry standard, having marketability worldwide.  The key conclusions of the 43-101 Report include the following:

•	Maricunga can be considered as a "Property of Merit" holding sufficient exploration potential to warrant expenditures to advance the project to the prefeasibility stage;

•	The property holds significant potential for development as a source of lithium, potassium and boron;

•	Exploration work indicates that the brines in the property are enriched in lithium and potassium and that the brine has a Mg/Li ratio permitting lithium recovery;

•	Classified as a mixed type of salar of the Na-Cl-Ca-/SO4 system;

•	It is possible to develop a NI 43-101 compliant resource approximately equivalent to the historical estimate;

•	Electrical and road infrastructure is in place to support preliminary development;

•	Relatively high boron concentration in the brine should permit high extraction rates for recovery as boric acid, a valuable co-product; and

•	Sulphate in the brine is unusually low for a Chilean salar, reducing the need for additional reagents for sulphate removal.

Based on our due diligence investigation in connection with acquiring our interests in Maricunga, we believe that:

•	The Maricunga salar will have the lowest cost of production versus other Chilean salars;

•	After the Atacama salar, Maricunga has the second highest quality deposit of lithium in Chile;

•	The aquifiers feeding the salar are highly productive;

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•	Maricunga is located in a world class Chilean mining region and is the 7th largest lithium brine resource in the world; and

•	The Maricunga property has estimated assay values of 1.1g/L lithium, 7.93 g/L potassium, 1.81 q/L boron and 6.6 g/L magnesium.

We have commissioned a Preliminary NI 43 -101 Economic Assessment Report in an effort to seek to validate these beliefs, which we anticipate being completed by the end of 2011.

POSCO

On August 24, 2011, we entered into a Securities Purchase Agreement (the “SPA”) and an Investor Rights Agreement (the “IRA”) with POSCO Canada Ltd., a wholly owned subsidiary of POSCO (“POSCAN”) (together, the “POSCAN Agreements”), pursuant to which on September 14, 2011, POSCAN purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40.

POSCAN will purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions, including:  (i) completion of an updated Measured and Indicated Resource Report prepared in compliance with NI 43-101 standards that concludes that our Maricunga property meets certain technical requirements and that proceeding to the feasibility study phase for the Maricunga project is warranted; (ii) completion of a work program agreed to by us and POSCAN; and (iii) having the necessary permits and approvals in place for building and operating a brine test facility on the Maricunga property. In addition to being the relevant milestone under our agreement with POSCAN, we believe that the Canadian standards for Resource Reports are generally perceived as the industry standard, having marketability worldwide.  The SPA provides that we are to use the proceeds from such investments exclusively for activities related to the development of the Maricunga project, pursuant to budgets mutually agreeable to us and POSCAN.

The SPA includes provision for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea.  In addition, the SPA provides that we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, we would (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility.

The securities purchased by POSCAN will be locked up and may not be sold (subject to customary exceptions) until the earlier of nine months from their issuance and November 20, 2012.  Pursuant to the IRA, we have granted POSCAN the right to demand registration of the common stock included in the Units, and issuable upon exercise of the warrants included in the Units, commencing 12 months after the date of issuance of the Units and ending five years after the date of the IRA.  Our obligation to register any such shares shall terminate once they may be sold without registration in any 30 day period pursuant to Rule 144 under the Securities Act.  Upon a registration demand made by POSCAN pursuant to the IRA, we must file a registration statement covering the relevant shares within 75 calendar days of such demand, and use our best efforts to have it declared effective within 120 calendar days of filing.  If we do not meet these deadlines, we must pay liquidated damages of 2% of the purchase price of the relevant securities per month until such failures are cured (up to an aggregate maximum of 10%).  POSCAN will also have “piggy-back” registration rights with respect to such shares.

The IRA provides that we will appoint a director nominated by POSCAN to our Board of Directors, and will continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  So long as POSCAN holds any shares of our common stock (subject to customary exceptions), we shall not issue any new securities to any person unless we have also offered to POSCAN the right to purchase its pro rata share of such securities on the same terms and conditions as are offered, as to maintain its then percentage interest in our outstanding capital.  The IRA also provides that, until the earlier of (i) POSCAN owning less than 10% of our issued and outstanding common stock and (ii) our aggregate market capitalization exceeding $250 million, we may not undertake certain actions without the approval of POSCAN (which approval may be evidenced by the affirmative vote or consent of POSCAN’s director nominee), including:  a liquidation, merger or reorganization; a sale of all or substantially all of our assets; incurring indebtedness in excess of $1,000,000 (subject to certain exceptions); create or take any action that results in our holding the capital stock of any subsidiary that is not wholly owned (with certain exceptions); transfer or license our proprietary technology to a third party; substantially change the scope of our business; or amend or waive any non-competition or non-solicitation provision applicable to our Chief Executive Officer or Chief Operating Officer.

The foregoing is a summary of the principal terms of the SPA and the IRA and is qualified in its entirety by the detailed provisions of the actual agreements, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

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POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world.   There can be no assurance that any final agreement will be reached with POSCAN with respect to a pilot plant, a commercial plant, any further investment by POSCAN, any purchase by POSCAN of our production, or otherwise.

Alfredo

On August 3, 2010, we acquired all of the outstanding share capital of Alfredo from Pacific Road Resources Fund A (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. (“PR Partnership” and, together with Fund A and Fund B, the “Alfredo Sellers”).  Alfredo, through its Chilean subsidiary PRMC, had an option to purchase mining concessions with respect to approximately 6,670 acres of mining tenements prospective for iodine and sodium nitrate, near Pozo Almonte, Chile, pursuant to an Option to Purchase Agreement between PRMC and Sociedad Contractual Minera La Fortaleza (the “OPA”).

Under the OPA, PRMC was required to make additional periodic payments aggregating $360,000 between June 30, 2010 and December 30, 2010.  We paid, through PRMC, $80,000 in August 2010 and were required to make payments of $100,000 by October 30, 2010 and $180,000 by December 30, 2010 in order to maintain PRMC’s option rights.  Then, in order to exercise the option and purchase the Alfredo Property, we would have been required to pay the option exercise price of $4,860,000 by March 30, 2011.  We did not make the $100,000 payment on October 30, 2010, the $180,000 payment on December 30, 2010 or the option exercise price payment of $4,860,000 on March 30, 2011.  Under the terms of the option agreement, the option terminated as a result of our not making the required option payments within the specified default and cure periods, and we therefore recorded impairment expense for the Alfredo property of $4,070,000 during the year ended June 30, 2011.

As of the date of this Prospectus, we are not in discussions with the owners of Alfredo to reacquire the option to purchase the Alfredo Property, and there can be no assurance that a new option will be executed.  We are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property; however, there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

Under the Stock Purchase Agreement (“Alfredo SPA”) with the Alfredo Sellers, we issued an aggregate of 10,000,000 shares of our common stock (the “Purchase Price Shares”) to the Alfredo Sellers and their designees.  Of the Purchase Price Shares, 8,800,000 that we issued directly to the Alfredo Sellers are subject to an 18-month lock-up period.  The Alfredo SPA also provided for contingent payments in the event certain milestones were achieved, which provisions were later amended by the signing of the SPA Amendment discussed below.

As of March 30, 2011, we signed an Amending Agreement (the “SPA Amendment”) with respect to the Alfredo SPA with the Alfredo Sellers.  If the Alfredo Sellers had closed on a proposed subscription of $2,000,000 in our 2011 Offering, the SPA Amendment would have adjusted the terms upon which the Alfredo Sellers could invest in us pursuant to an option granted under the Alfredo SPA (the “Vendor Option”). The Alfredo Sellers did not subscribe to the 2011 Offering; accordingly, the Vendor Option remains unchanged.   However, the SPA Amendment did change the Alfredo SPA as it relates to the Contingent Payments as noted below.

Pursuant to the SPA Amendment, if and when the following milestones (“Milestones”) are achieved with respect to the Alfredo Property or any other Li3 Energy Chilean iodine nitrate project, we will make the following additional payments (“Contingent Payments”) to the Alfredo Sellers:

a)	$1,000,000 upon the Board of Directors’ resolution to commence final engineering and design of the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

b)	A further $2,000,000 upon the Board of Directors’ resolution to commence construction of the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

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c)	A further $2,500,000 upon commencement of commercial production from the Alfredo Mine (meaning production at a rate of 75% of design capacity for three months) or any other Li3 Energy Chilean iodine nitrate property.

In the event a Contingent Payment for any milestone is paid for any iodine nitrate property (including the Alfredo property), no Contingent Payment for the same milestone will be payable for any other Chilean iodine nitrate property. The Alfredo Sellers have the right to take any or all of the above milestone payments in shares of our common stock instead of cash, valued at the greater of (i) $0.25 per share or (ii) the average of the closing price of the common stock on the 30 trading days immediately preceding the relevant payment date.  We are under no obligation to achieve or pursue any of the milestones and we currently does not own, or have any rights, to the Alfredo property or any other Chilean iodine nitrate properties.  The SPA Amendment was in anticipation of our re-acquiring rights to the Alfredo property or another Chilean iodine nitrate property.

The Alfredo SPA provides the Alfredo Sellers with the right to designate one or more persons to be nominated for election to our Board of Directors if the Alfredo Sellers hold at least 10% of our outstanding common stock.  (At present the Alfredo Sellers hold less than 10% of our outstanding common stock.)   The number of such nominees that the Alfredo Sellers may designate would be the greater of (i) one and (ii) a portion of our full Board that is proportional to Alfredo Sellers’ ownership of our outstanding common stock (rounding down).

The Alfredo SPA provides the Alfredo Sellers with preemptive rights   in certain future financing transactions by us, provided that the Alfredo Sellers still own at least 50% of the Purchase Price Shares.  Such preemptive rights are subject to customary exceptions, and generally give the Alfredo Sellers the right to purchase up to 25% of the securities that we sell in any offering to which they apply.

The Vendor Option provided in the Alfredo SPA grants the Alfredo Sellers the right, upon our completion of Canadian National Instrument 43-101 Inferred Resource Reports on the Alfredo Property and on at least one lithium property in Argentina, the right to subscribe for shares of our common stock having an aggregate purchase price of at least $2,500,000 and up to a maximum of $10,000,000.  If the Alfredo Sellers exercise the Vendor Option, then the Alfredo Sellers will pay a price per share equal to the greater of (i) $0.25 per share, and (ii) the thirty day volume-weighted average price of our common stock on its principal market at the time we notify the Alfredo Sellers of our having completed the relevant 43-101 Inferred Resources Reports.

We have granted the Alfredo Sellers demand registration rights:  (i) with respect to the 10,000,000 shares of common stock previously issued pursuant to the Alfredo SPA (the “Initial Purchase Shares”), to the extent that they are not sellable under Rule 144 under the Securities Act by the Alfredo Sellers after the contractual lock-up period with respect thereto expires on February 3, 2012; and (ii) with respect to any shares of common stock issued pursuant to the Vendor Option (the “Vendor Option Shares”) or other shares of Common Stock that may be issued pursuant to the  Alfredo SPA, to the extent that they are not sellable under Rule 144 by the Alfredo Sellers after the termination of the statutory holding period imposed on non-affiliates by Rule 144 or other applicable analogous exemption.

If we successfully reacquire an option and develop the Alfredo Property, or acquire another iodine/nitrate project, we would expect it to produce saleable iodine and (by combining sodium nitrate (NaNO 3 ) from Alfredo with potassium chloride (potash) that we expect to generate from our lithium brine properties) potassium nitrate (KNO 3 ).

The Alfredo Property is located in the Tarapacá Region in northern Chile, which is southeast of the city of Iquique and has excellent infrastructure access, as it is situated near the mining community of Pozo Almonte, which is the base of operations of Chile’s three primary iodine-nitrate production companies. Pozo Almonte holds a significant pool of experienced caliche mining personnel, who could be transported by shuttle to and from the property, removing the necessity of a remote camp. Water and electricity are also available by purchase from water utility ESSAT and from the Chilean national grid substation, respectively.

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Alfredo comprises six mining concessions that cover a total area of 2,700 hectares (6,670 acres) at an elevation between 870 and 1,070 meters above sea level. The Project occupies the southern extension of a rich iodine nitrate belt and is also located near the operating caliche mines of Sociedad Química y Minera de Chile S.A. (SQM) and ACF Minera S.A., both of which are producing both iodine and nitrates. Below is a map showing the location of Alfredo.

The property is classified as a shallow caliche deposit mineralized by layers of sand, gravel and clay, which contain iodine and nitrates. Based on our due diligence conducted, management believes this potassium-iodine caliche deposit may have similar chemical composition and grades to the deposits currently mined by SQM and Cosayach Nitratos SA, and that the deposition of the nitrates and iodine in Alfredo may be such that the higher grade iodine is generally separate from the high nitrates, thus facilitating selective mining.

We have estimated that three years will be required for feasibility and engineering studies and have established a 21-year mine plan that would require capital expenditures of $117 million, which consists of a two phase approach that delays the production of potassium nitrate until the sixth year, with the higher grade iodine areas being mined first.

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Peru

In February 2010, we acquired 100% of the assets of the Loriscota, Suches and Vizcachas Projects located respectively in the Regions of Puno, Tacna and Moquegua, Peru, from a private owner. The aggregate purchase price for these assets was $50,000.

These projects are prospective for lithium and potassium and comprise nine mineral claims that cover a total area of 19,500 acres at an elevation of 14,000 feet (approximately 4,300 meters) above sea level. Management believes, after its due diligence investigation, that that the projects contain high lithium and potassium values

To date there has been no systematic brine sample reported on these properties, and we continue to evaluate them to determine if they meet our development criteria; however, as we have no plans to develop the properties in the near future, we have fully impaired these assets in our consolidated financial statements.

The maps below show the project area and the locations of the Loriscota, Suches and Vizcachas mineral claims.

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Argentina

Puna Lithium Corporation, Lacus Minerals S.A and Noto Energy S.A Transactions

On March 12, 2010, the Company entered into an assignment agreement (the “Assignment Agreement”) whereby the Company would purchase all of Puna Lithium Corporation’s (“Puna”) interests in and rights under a letter of intent dated November 23, 2009, as amended (the “Letter of Intent”), entered into by Puna, Lacus Minerals S.A. (“Lacus”), and the shareholders of Noto Energy S.A.  The Company entered into a Master Option Agreement with Lacus (the “Master Option Agreement”), for the acquisition of three options (collectively, the “Options”), to acquire up to an 85% interest in: (a) approximately 70,000 acres situated on prospective brine salars in Argentina, known as Rincón, Centenario and Pocitos (the “Master Lacus Properties”); and (b) salt-mining claims on approximately 9,000 additional acres in certain other areas of mutual interest on some of those same salars (the “Third Parties Properties” and, together with the Master Lacus Properties, the “Lacus Properties”) that may be acquired upon exercise of the two options (collectively, the “Third Parties Options”).

In accordance with the Assignment Agreement, the Company was also required to issue 8,000,000 shares of common stock to Puna upon the date of the closing (“Closing”) as defined in the Master Option Agreement.  As the Closing did not occur, the Company did not issue the 8,000,000 shares of common stock.

In March 2010, we also entered into an agreement to acquire 100% of the issued and outstanding shares of Noto Energy S.A., an Argentinean corporation (“Noto”), which beneficially owns a 100% interest over 2,995 acres (consisting of File No. 19,455 – “Cauchari 10” and File No. 19,456 – “Cauchari 11”) situated on brine salars in Argentina, known as Cauchari (the “Noto Properties”). In July 2010, we closed on the acquisition of Noto.

Our interest in the Noto Properties are owned by means of a legal concession granted by the Province of Salta, pursuant to the terms and conditions of the Argentinean Mining Code (the “AMC”) and related procedural laws.  The Noto Properties are legal concessions granted by the Provincial States that allow the titleholder to conduct exploration and exploitation activities (this in contrast to an exploration permit, which only allows its titleholder to conduct exploration activities).  Noto is the sole owner of the Noto Properties, which are not subject to any contractual royalty nor any underlying agreement.

The ownership of an Argentinean mining property is acquired through a legal concession granted for the lifetime of the mineral deposit and subject to the compliance of certain maintenance conditions (mainly related to the payment of mining fees and the implementation of an investment plan).

According to the Argentinean Constitution, the Provinces are the original owners of the natural resources existing within their territories, though they are not allowed to exploit such resources directly. Therefore, the Provinces have to grant the right of “mining property” by means of a legal concession to any interested party in the exploration and exploitation of mineral deposits.

In order to obtain such concession, applicants must follow certain procedures and submit certain documentation before the mining authorities. In summary, the main steps to obtain the concession are the followings:

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•	Submission of a statement of discovery;

•	Registration of the statement of Discovery;

•	Publishing of notices regarding registration of statement of discovery;

•	Performing of the “Labor Legal” (specific site evidence that the mining authority needs to receive in order to verify the existence of a mine);

•	Survey of the mining claims; and

•	Recording of the survey.

In addition, the specific work to be conducted by the relevant titleholder over Argentinean mining properties must be authorized, on a prior-basis, by the relevant environmental authorities, by means of an environmental impact declaration.  Accordingly, environmental impact studies have to be performed and reports submitted to the relevant authorities.

There are two main conditions that have to be complied with in order to maintain the concessions of the mining properties in good standing. In this regard, compliance with the obligations under (i) and (ii) below, are the two essential commitments with which a mining concessionaire must comply in accordance with the AMC’s structure of rights and obligations.

These two obligations are considered by the AMC as the “Amparo Minero” conditions (from the old Spanish mining regime). Non-compliance with such can provide for the termination of the concession by the mining authority.

The party obliged to comply with such obligations is Noto, as titleholder of such concessions under the relevant mining files and registries.

(i) Mining Fee

Mining properties are granted to individuals/legal entities through an annual fee in an amount fixed periodically by the National Congress, payable by the concessionaire (titleholder) in semesters.

In the case of substances of the first category, the current annual mining fee is Argentinean Pesos eighty (AR$ 80) per Claim, while the applicable mining fee in case of Lithium deposits or disseminated deposits of first category minerals (100 hectares claims) will be ten times the regular mining fee.

The annual operating fee starts to accrue on the date of registration and shall be paid in advance and in equal parts due on June 30 and December 31 of each year.  In addition to the mining fee, though not as a concession condition under the terms of the “Amparo Minero,” royalties must also to be paid to the Province.  In this sense, the mining royalty is the monetary compensation that the concessionaire must pay to the Province, for the extraction of non-renewable natural resources (of first and second category of minerals) located within their jurisdiction. The payment obligation arises at the time the extraction of the mineral is made, and it is calculated over the physical volume of minerals extracted from each mine in accordance with the Mining Investments Law and local regulations.

(ii) Investments Plan

Within one year from the date of request of survey (and despite the fact that the mining property has been surveyed or not), the concessionaire must submit to the mining authority an estimate of the plan and amount of capital investments that it intends to perform in connection with (a) the execution of mining works, (b) the construction of camps, buildings, roads and other related works, and (c) the acquisition of machinery, stations, parts and equipment, indicating its production or treatment capacity.

The investments for a particular mining property cannot be less than 300 times the annual fee that corresponds to such mining property according to its category and number of Claims provided that such investment shall be fully completed within five years from its filing. Also, an amount not lower than twenty percent (20%) of the estimated aggregate amount must be invested in each of the first two years. Furthermore, within a term of three months following the expiration of each annual period, the concessionaire must submit to the mining authority a sworn statement on the compliance status of their investments.

(iii) Mine Activity

In addition to the “Amparo Minero” conditions detailed above, the AMC provides that the mining concession shall be terminated due to inactivity of the mine.

In this sense, according to Section 225 of the AMC, when a mining property has been inactive for more than four years, the mining authority may require the submission of a Plan for Activation or Reactivation within six months, under penalty of declaring the concession terminated. Once the Reactivation Plan has been filed, the concessionaire must comply with each of its stages within the period specified therein. The whole plan shall be completed in five years, under penalty of revocation of the mining property.

No specific legal provision exists regarding the cancellation of an Argentinean mining concession due to lack of payment of the provincial royalties, the only codified consequences which are fines and penalties.  However, due to the application of public law (fiscal foreclosures) principles, the Province could seize the mine or file for an attachment on such due to the lack of payment of the royalties.

There has been a recent trend in Argentina, at the National and Provincial levels, of seeking to limit and/or to restrict certain mining activities within the territory of certain Provinces.

The Province of Jujuy, which is adjacent to the Province of Salta, where the Noto Properties are located, issued in March 2011 a Decree declaring lithium reserves as strategic natural resources for the Province, subjecting lithium exploration and exploitation projects to the evaluation of an Experts Committee, and the subsequent approval of different government bodies and the favorable recommendation of the Experts Committee. There can be no assurance that similar regulations won’t be issued in the Province of Salta.

In October 2010 the National Law No. 26,639, "Regime of Minimum Principles for the Preservation of Glaciers and Periglacial Environment" (the "Glaciers Law"), was promulgated.  The Glaciers Law is aimed at the protection and preservation of glaciers and the periglacial environment. The Glaciers Law regulates, limits and in certain cases bans, certain activities developed on glacial and periglacial areas. Depending on how the Glaciers Law is interpreted – and, specifically, the definition of the term “periglacial” – this regulation could have a negative effect on the potential activities to be conducted on the Noto Properties.

In July 2010, we entered into a preliminary and non-binding Letter of Intent (the “LOI”) with the shareholders of Lacus  (the “Lacus Shareholders”) for a proposed transaction that would have involved the restructuring of our existing Master Option Agreement with Lacus, pursuant to which we would have acquired 100% of the issued and outstanding shares of Lacus, and salt-mining claims on approximately 156,000 acres on the Centenario, Rincón and Pocitos salars would be added to our portfolio of mining properties under option.

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However, our Board of Directors has since determined that the brine chemistry results from surface pit sampling on the Rincon, Pocitos and Centerario salars, received after signing the LOI, did not meet our criteria for economic brine reserves, that the work plan recommended by Lacus was not acceptable and that funding of a drilling program should be suspended.  Subsequently, we received a notice from Lacus purporting to terminate the Master Option Agreement and the Services Agreement because of our failure to pay certain amounts alleged to be due under these agreements.  Accordingly, we have made no further payments under the Master Option Agreement.  We have notified the Lacus Shareholders that, based on the unsatisfactory results of our due diligence, we do not intend to execute any definitive agreements for the transaction detailed in the LOI, and the LOI has terminated.

As consideration for entering the Master Option Agreement and as a condition to maintain the first Option in good standing until exercised, we have paid $942,178 to Lacus (of which $700,000 pertained to work commitments), and were to pay $500,000 to Lacus on or before March 12, 2011.  We were to complete $1,688,000 in work commitments on or before August 31, 2010, and an additional $1,312,000 in work commitments a year from closing.

In November  2010, we entered into a settlement  agreement with Lacus in exchange for a $150,000 cash payment and 500,000 shares of our common stock to settle potential Lacus claims.  In February 2011,we reached a settlement agreement with Puna, pursuant to which we issued Puna 6,000,000 shares of our common stock, in full satisfaction of any and all obligations the Company may have had to Puna.

Rincón South

We signed a letter of intent in January 2010 with a private Argentinean company to acquire additional lithium brine assets in the Puna region of Argentina. The location, known as the Rincón South Property, covers approximately 4,250 acres, comprising 18 claims on the southern portion of the Salar de Rincón. The proposed transaction was subject to our geological, engineering, legal and financial due diligence. We have subsequently determined that these properties do not meet the requirements of our technical and business strategy criteria and have decided not to pursue this acquisition.

Nevada

In March 2010, we purchased all of Next Lithium Corp.’s interests in (a) an option agreement (the “CSV, LM and MW Option Agreement”), pursuant to which GeoXplor Corp, a Nevada corporation (“GeoXplor”), granted to Next Lithium the option to acquire a 100% beneficial interest in the placer mining claims known as the CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Placer Mineral Claims; and (b) an option agreement (the “BSV Option Agreement,” and, together with the CSV, LM and MW Option Agreement, the “Nevada Option Agreements”), pursuant to which GeoXplor granted to Next Lithium the option to acquire a 100% beneficial interest in the placer mining claims known as the BSV Placer Mineral Claims; as well as all associated rights and records.  The CSV Placer Mineral Claims, LM Placer Mineral Claims, MW Placer Mineral Claims and BSV Placer Mineral Claims (the “Nevada Claims”) cover up to approximately 60,600 acres in Big Smoky Valley near Tonopah in west central Nevada.

We acquired the options on the Nevada Claims in exchange for 4,000,000 restricted shares of our common stock.  Next Lithium assigned to GeoXplor 1,500,000 of the 4,000,000 restricted shares of our common stock received by Next Lithium.

Under the CSV, LM and MW Option Agreement, we paid to GeoXplor $236,607.  We also agreed to pay additional amounts totaling $75,000 contingent upon future events which did not occur.  Further, under the BSV Option Agreement, we were required to pay to GeoXplor $100,000 on June 30, 2010.   The $100,000 owed to GeoXplor is recorded in accrued expenses as of June 30, 2010.  Under both the Nevada Option Agreements, we would have paid GeoXplor a 3.0% net smelter return royalty on the proceeds from production of all ores, minerals, metals, concentrates and mineral resources (an “NSR”) derived from mining operations on the related properties.

We have subsequently determined that these properties do not meet the requirements of our technical and business strategy criteria and have decided not to pursue these options.  We have not paid the $100,000 payable under the BSV Option Agreement and it has been terminated.

We were also obligated to pay approximately $57,000 of claim maintenance fees on the Nevada Claims and approximately $32,600 of Nevada state taxes, which we have not paid.

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Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing, personnel and equipment and for the acquisition of mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and/or development. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Research and Development Expenditures

We have incurred no research and development expenditures over the last fiscal year and do not anticipate significant future research and development expenditures.

Employees

We currently have six full-time employees, including our Chief Executive Officer and our Chief Operating Officer.  We engage several consultants, including our Interim Chief Financial Officer.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We currently have six wholly owned subsidiaries:

•	Li3 Energy Peru SRL, a private limited company organized under the laws of Peru;

•	Minera Li Energy SPA, a wholly owned subsidiary in Chile;

•	Li3 Energy Caymans, Inc., an exempted limited company incorporated under the laws of the Cayman Islands;

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•	Alfredo Holdings, Ltd., an exempted limited company incorporated under the laws of the Cayman Islands (“Alfredo”);

•	Pacific Road Mining Chile, SA, a Chilean corporation (“PRMC”). PRMC is a subsidiary of Alfredo; and

•	Noto Energy S.A., an Argentinean corporation.

We also own 60% of each of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six Chilean mining companies.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark nor any material license, and are not dependent on any such rights.

DESCRIPTION OF PROPERTIES

The information set forth above under “Business” relating to the Company’s properties is incorporated herein by reference.

We lease approximately 800 square feet of office space in Lima, Peru, on which our lease payments were $42,276 for fiscal 2011. The lease expires on September 30, 2012, and then becomes to a month to month lease.  We also lease approximately 1,500 square feet of office space in Santiago, Chile, with monthly rent of approximately $3,595.  (This lease commenced on July 1, 2011, and we paid no rent under it in fiscal 2011.)  This lease expires June 30, 2014. We believe our leased facilities are adequate for our needs at present.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company’s current executive officers and directors:

Name	Age	Title	Date First Appointed
Luis Francisco Saenz	40	Chief Executive Officer and Director	October 19, 2009
R. Thomas Currin, Jr.	54	Chief Operating Officer	August 11, 2010
Eric E. Marin	49	Interim Chief Financial Officer	January 13, 2010
Patrick A. Cussen	62	Chairman of the Board of Directors	December 5, 2011
Eduardo Guillermo de Aguirre Hoffa	64	Director	October 23, 2011
Patricio Antonio Campos Poblete	65	Director	October 23, 2011
Alan Stuart Fraser Fritis	49	Director	October 23, 2011
Hyundae Kim	41	Director	September 14, 2011
Harvey McKenzie	65	Director	June 27, 2011
David G. Wahl	66	Director	February 18, 2010

In addition, the following persons were officers and/or directors of the Company throughout the year ended June 30, 2011:

Name	Age	Title	Dates of Service

David Rector	64	President, Treasurer, Secretary and Director	June 6, 2008 – September 14, 2011
Anthony Hawkshaw	58	Director	December 10, 2009 – October 14, 2011
Kjeld Thygesen	63	Director	December 10, 2009 – September 14, 2011

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our executive officers are appointed by the Board of Directors and serve at its pleasure.

Certain biographical information for each of our executive officers and directors is set forth below.

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Luis Francisco Saenz joined our Board of Directors on October 19, 2009. Mr. Saenz has been our Chief Executive Officer since October 19, 2009. Mr. Saenz has an employment agreement with us but does not receive cash compensation for his services to us. Mr. Saenz has over 18 years of experience in the mining industry. He is currently, and has been since July 21, 2008, the President and a Director of the publicly traded Loreto Resources Corporation (LRTC.OB), and he also served as their Chief Executive Officer from July 21, 2008 until August 25, 2011. Mr. Saenz was formerly employed at Standard Bank (“Standard”) with Standard’s investment banking unit, Standard Americas, Inc. Mr. Saenz joined Standard in New York in 1997 and relocated to Peru in 1998 to establish Standard’s Peru representative office. While in Peru, Mr. Saenz led Standard’s mining and metals organization effort in the Latin America region. Mr. Saenz returned to New York in 2007 to head Standard’s mining and metals team in the Americas. Mr. Saenz previously worked for Pechiney World Trade in the base metals trading area before joining Merrill Lynch as Vice-President for Commodities in Latin America. Mr. Saenz graduated from Franklin and Marshall College in 1991 with a Bachelor of Arts degree in economics and international affairs.

R. Thomas Currin, Jr., has been our interim Chief Operating Officer since August 11, 2010.  Mr. Currin is the founder and President, since 1993, of Limtech Technologies, Inc., a privately held company providing engineering services, lithium chemical products and recycling services to the lithium chemical industry.  From June 2004 to June 2009, Mr. Currin served as Chairman of Limtech Carbonate, Inc., a privately held Canadian company which declared bankruptcy in June 2009 and was liquidated in August 2009.  From 1981 to 1993, Mr. Currin served in various capacities with FMC, Inc., a diversified chemicals, mining and machinery company, including as Division Planning Coordinator for FMC’s Lithium Division.  Prior to FMC, Mr. Currin was Production and Process Engineer from 1978 to 1981 of Reynolds Metals Company, an international mining and chemical company.  Mr. Currin earned a Bachelor of Science degree in Chemical Engineering from North Carolina State University in 1978.  Mr. Currin holds or has held memberships in the Combustible Metals Committee of the National Fire Protection Association, in the Metals Section Executive Committee of the National Safety Council and in the American Institute of Chemical Engineers.

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Eric E. Marin has been our interim Chief Financial Officer since January 13, 2010. Since March of 2009, Mr. Marin has been the interim chief financial officer of Loreto Resources Corporation. Mr. Marin has worked in the Management and Information Technology Consulting business for almost 20 years. Mr. Marin is the President and CEO of Marin Management Services, a privately-held consultancy firm offering management, financial, and information technology consulting services to companies. From April 2006 to April 2009, Mr. Marin was a vice president of Quorum Business Solutions where he was responsible for building and managing client relations and overseeing operational budget, strategic planning, business development and organizational leadership services for various Fortune 500 companies. Prior to that, from December 2003 through March 2006, Mr. Marin was the president and founder of Marin Medical Services LLC, a company providing front and back-office services to the healthcare industry. From April 1996 to November 2003, Mr. Marin was a partner with Accenture Ltd. where Mr. Marin was responsible for providing management and IT consulting services to Fortune 100 companies. From February 1994 to April 1996, Mr. Marin was project manager of Insource Management Group, where he managed IT consulting services for a number of companies. Mr. Marin received a Masters of Business Administration degree from the University of Houston in 1992, and a Bachelor of Science degree in Computer Science from Texas A&M University in 1986.

As a result of Mr. Marin’s outside activities, in particular his service as Interim Chief Financial Officer of Loreto Resources Corporation, the amount of time that Mr. Marin has to devote to our activities is limited.

Patrick A. Cussen was elected to our Board of Directors and appointed the Chairman thereof effective December 5, 2011. Mr. Cussen has over 35 years of experience in the mining industry, specifically in marketing and sales, project exploration, evaluation, technical and economic assessment. Mr. Cussen has been the President of Celta Consultores Limitada, a Chilean company dedicated to mining consulting in South America for the last 21 years. Mr. Cussen is also Chairman of the Board of The Center for Copper and Mining Studies, (CESCO), a Chilean think-tank on mining. Mr. Cussen is a former member of the board of the Chilean Copper Commission. He is an industrial civil engineer and holds an MA in economics from the University of Chile.

Eduardo Guillermo de Aguirre Hoffa was one of the nominees of the Maricunga Sellers’ and was elected to our Board of Directors on October 23, 2011.  Mr. Aguirre has over 30 years of professional experience in management, sales, business development, finance and project management.  Since February 2005, Mr. de Aguirre has served as a consultant and representative in several Latin American countries for General Dynamics SATCOM Technologies, Inc.  In addition, since May 2007, Mr. de Aguirre has been working as a consultant to General Dynamics with respect to the Chilean portion of the ALMA Project – an international partnership building an array of ground-based radio telescopes. Mr. de Aguirre received a bachelor’s degree in Civil Industrial Engineering from Catholic University in Santiago, Chile.

Patricio Antonio Campos Poblete was one of the nominees of the Maricunga Sellers’ and was elected to our Board of Directors on October 23, 2011.  Mr. Campos has served as the Chief Executive Officer of Algorta Norte SA, a caliche miner in Chile since December 2008.  From time to time from January 2004 to date, Mr. Campos has acted as a consultant to various mining concerns prospective for coal, gold, lithium, copper and iodine nitrate.  Prior to that, Mr. Campos had served as Technical Director for a Minera Argentina Gold S.A. mine and a Falcon-Luxemburg iodine project.  Mr. Campos is the principal of Campos Mineral Asesorias, one of the Maricunga Sellers.  Mr. Campos received a bachelor’s degree in Civil Mining Engineering from the University of Chile, and his further studies include Economic Evaluation and Project Preparation from the University Catolica of Chile.

Alan Stuart Fraser Fritis was one of the nominees of the Maricunga Sellers’ and was elected to our Board of Directors on October 23, 2011.  Mr. Fraser has over 24 years of experience in the development of engineering services business.  Since November 2009, Mr. Fraser has been a shareholder and Managing Director of P3 Consultores S.A., a global resource project management and risk management firm.  From September 2001 to October 2009, Mr. Fraser served as General Manager and Business Development Director of Fluor Chile S.A., handling the mining and metals accounts which included clients such as BHP Billiton Base Metals, Rio Tinto, Anglo American, Xstrata, Codelco, Antofagasta Minerals, Southern Peru Copper Corporation, among others.  From 1998 to August 2001, Mr. Fraser acted as Executive Director for Braf Consultores y Cia. Ltda.  Mr. Fraser received a bachelor’s degree in Civil Mining Engineering from the University of Chile.

Hyundae Kim was appointed to our Board of Directors on September 14, 2011, in connection with the closing of POSCAN’s initial investment in our securities.  Mr. Kim has accumulated various experiences both in the private and the government sectors.  Mr. Kim worked in the Korean Central Government‘s Ministry of Commerce, Industry and Energy from 1994 until 2006 mainly dealing with industrial policy, trade policy and international trade negotiation.  After that, Mr. Kim moved to the private sector and, from July 2006 to October 2009, he served as Managing Director for New Investment Development and Strategy and ILGIN Materials, a Korean B2B company.  In November 2009, Mr. Kim joined POSCO (one of the biggest steel companies in the world) and has been serving as a director in its Growth and Investment Division.  At ILGIN Materials and POSCO, Mr. Kim has worked on investment alternatives including mergers and acquisitions, joint venture and organic growth projects.  Mr. Kim graduated with a Bachelor of Economics from Seoul National University in Korea and received an MBA from INSEAD in France.

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Harvey McKenzie was appointed to our Board of Directors on June 27, 2011. Mr. McKenzie is a Chartered Accountant and has been the CFO and corporate secretary of Anconia Resources Corp. (TSXV: ARA.V) since June 2011 and Eurotin Inc. (TSXV: TIN.V ) since May 2011 and the CFO and a director of Manor Global Inc., a capital pool company, since February 2005.  Prior thereto, Mr. McKenzie served as the CFO of several Canadian publicly listed exploration, development and producing mining companies, including Sino Vanadium Inc. from May 2010 to March 2011, Iberian Minerals Corp. from July 2007 to July 2009, Carlisle Goldfields Limited from September 2006 to July 2007, and Asian Mineral Resources Limited from July 2006 to January 2008.  From August 2005 to July 2007, he was the CFO and a director of Card One Plus, Ltd., an electronic payment solutions company. He has also served as a consultant for several private companies and on the boards of several junior Canadian natural resource companies for over a decade. Prior thereto, he was in the financial services sector from 1987 to 1995; and from 1983 to 1987 he served as Director of Information Services of Ernst & Young, Chartered Accountants, in Toronto. From 1977 to 1983, he provided management and controllership functions for various financial institutions. From 1970 to 1977, he served as an Auditor for PricewaterhouseCoopers, Chartered Accountants. Mr. McKenzie obtained his Diploma in Alternate Dispute Resolution from the University of Toronto in 2001. He obtained his C.A. from the Institute of Chartered Accountants of Ontario in 1973 and his B.Sc. (Hons.) in Mathematics from the University of Toronto in 1970.

David G. Wahl , P. Eng., P.Geo. ICD.D was appointed to our Board of Directors on February 18, 2010.  From 2005 to the present, Mr. Wahl has been the President and CEO of Southampton Associates - Consulting Engineers & Geoscientist, a private consulting concern specializing in mining and technical issues for corporate clients, financial institutions and governments. Mr. Wahl is a Director of Ethiopian Potash Corporation (TSX-V) and Femin Inc (Frankfurt). Mr. Wahl also has served in a technical advisory capacity to certain financial institutions, government agencies, and national legal and accounting firms.  As a past director of the Prospectors and Developers Association, Mr. Wahl provided independent peer review of the OSC/TSE Mining Standard Task Force and for Canadian National Instrument 43-101.  Mr. Wahl contributed to a similar review process as co-chair of the Professional Engineers of Ontario Review Committee.  Mr. Wahl is a graduate of the Colorado School of Mines and received a degree as an Engineer of Mines in 1968.

David Rector served on our board of directors from June 6, 2008 until September 14, 2011.  Mr. Rector served as our President, Treasurer and Secretary from June 6, 2008 until September 14, 2011, and he also served as our Chief Executive Officer from June 6, 2008 until October 19, 2009 and as our Chief Financial Officer from June 6, 2008 until January 13, 2010. Mr. Rector has served as the Chief Executive Officer, President and Director of Nevada Gold Holdings, Inc., from November 5, 2009, through May 2, 2011, and from April 19, 2004 through December 31, 2008.  He has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Standard Drilling, Inc. since November 2007 and served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Universal Gold Mining Corp. from September 30, 2008, until November 2010. Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience Technologies, Inc. from June 2004 to December 2006, when he resigned as an officer and director of Nanoscience.  Mr. Rector also served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of California Gold Corp. (f/k/a US Uranium, Inc.) from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007. Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries.  From January 1995 until June 1995, Mr. Rector served as the General Manager of the Consumer Products Division of Bemis-Jason Corporation. Mr. Rector was employed by Sunset Designs Inc., a manufacturer and marketer of consumer product craft kits from June 1980 until June 1985.

Additionally, Mr. Rector currently serves on the Board of Directors of the following public companies:

Name	Director Since

Senesco Technologies, Inc. (AMEX: SNT)	February 2002
Dallas Gold & Silver Exchange (AMEX: DSG)	May 2003
California Gold Corp. (OTCBB: CLGL)	June 2007
Standard Drilling, Inc. (STDR.PK)	November 2007
Universal Gold Mining Corp. (OTCBB: UGDM)	September 2008

Mr. Rector obtained his Bachelor’s Degree in Business Administration from Murray State University in 1969.

Anthony Hawkshaw was appointed to our Board of Directors on December 10, 2009. Mr. Hawkshaw is the current CFO and a director of Rio Alto Mining Limited (TSX.V: RIO), and has been a director of Statesman Resources Ltd (TSX.V: SRR) since 2006. Mr. Hawkshaw has over 25 years’ experience in the mining industry, and has extensive experience in the marketing of metals in refined and concentrate form and in metals trading. He has arranged debt, equity and convertible debt financings with institutional investors, commercial banks and multilateral lending agencies. From 2005 to 2007, Mr. Hawkshaw was the CFO of Grove Energy Limited, a London and Toronto listed oil and gas development company. In 2004, Mr. Hawkshaw was the CFO of Chariot Resources Limited for a period of 12 months. Prior to Chariot, Mr. Hawkshaw was CFO of Pan American Silver Corp from 1995 to 2003. Mr. Hawkshaw is a Chartered Accountant and holds a Bachelor Degree in Business Management from the Ryerson University in Toronto.

Kjeld Thygesen served on our Board of Directors from December 10, 2009 until September 14, 2011. Mr. Thygesen has been a director of Ivanhoe Mines, Ltd. (TSX: IVN - News) since 2001, and has over 30 years’ experience as a resource analyst and fund manager within the mining industry. Mr. Thygesen co-founded Lion Resource Management, a specialist investment manager in the mining and natural resources sector, in May 1989 and is currently a Managing Director. In 1979, Mr. Thygsen joined N.M. Rothschild & Sons Limited as manager of its Commodities and Natural Resources Department with overall responsibility for strategy and management of commodity trusts and precious metal funds. Mr. Thygesen became an executive director of N.M. Rothschild Asset Management Limited in 1984 and N.M. Rothschild International Asset Management Limited from 1987 until May 1989. Mr. Thygesen previously worked for James Capel & Co. as part of that company's highly rated research team. Mr. Thygesen is a graduate of the University of Natal in South Africa and a member of the Institute of Corporate Directors.

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Rights to Nominate Directors

The Alfredo SPA provided the Alfredo Sellers with the right to designate one or more persons to be nominated for election to our Board of Directors if the Alfredo Sellers hold at least 10% of our outstanding common stock.  (At present the Alfredo Sellers hold less than 10% of our outstanding common stock.)      The number of such nominees that the Alfredo Sellers may designate will be the greater of (i) one and (ii) a portion of our full Board that is proportional to Alfredo Sellers’ ownership of our outstanding common stock (rounding down).

We have agreed with the Maricunga Sellers:  (a) to increase the number of directors constituting our Board of Directors to seven; (b) that the Maricunga Sellers will have the right to nominate three of our directors and that a fourth director (who shall hold of the position of Chairman of the Board) will be jointly nominated by the Maricunga Sellers and by our management (such persons, or any successors thereto nominated by the Maricunga Sellers or by the Maricunga Sellers and management, as the case may be, the “Nominees”), and that the Board shall appoint such Nominees to fill vacancies created in the Board by the increase in the number of directors and by resignations, to serve until the next annual meeting of stockholders; (c) that the Nominees shall continue to be nominated as directors by our management at the next and subsequent annual meetings of our stockholders, and at any special meeting of the stockholders at which directors are to be elected (collectively, a “Meeting”), during the period of the Lock-Up (but the Nominees will be subject to reelection by the stockholders as provided in our By-Laws); and (d) that if any Nominee is not elected by the stockholders pursuant to the By-Laws, the Maricunga Sellers, or the Maricunga Sellers and management, as the case may be, will have the right to designate the same or another person as their Nominee at the next Meeting, provided it is within the period of the Lock-Up.  The Maricunga Sellers have designated Mr. Aguirre, Mr. Fraser and Mr. Campos as their Nominees, and we appointed each of them to the Board on October 23, 2011.

Pursuant to the Investor’s Rights Agreement between POSCAN and us, dated as of August 24, 2011, we were required to appoint a director nominated by POSCAN to our Board of Directors, and we must continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  We appointed Mr. Hyundae Kim to our Board of Directors, effective upon the September 14, 2011 closing of POSCAN’s initial investment in us.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”  However, our Board of Directors has determined that each of Messrs. Aguirre, Campos, Cussen, Fraser, Kim, McKenzie and Wahl- is an “Independent Director” within the meaning of the rules of the Nasdaq Stock Market. Furthermore, our Board has determined that each member of the Audit Committee is “independent” within the meaning of Rule 10A-3(b)(1) under the Exchange Act.

Board Committees

Until December 5, 2011, we had not established any committees of our Board of Directors.  The entire Board of Directors has historically performed all functions that would otherwise be performed by committees, including audit and nominating committees.  Effective December 5, 2011, our Board of Directors formed an Audit Committee, a Compensation Committee, an Health, Safety, Environment and Community Committee and a Nominating and Corporate Governance Committee. The Board is currently in the process of developing charters for each such committee.

Audit Committee

The purpose of the Audit Committee of the Board of Directors is to represent and assist the Board in monitoring (i) accounting, auditing, and financial reporting processes; (ii) the integrity of our financial statements; (iii) our internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) the appointment of and evaluating the qualifications and independence of our independent registered public accounting firm. The Audit Committee’s specific responsibilities will be set forth in its formal charter, once one is adopted by our Board of Directors. The Audit Committee consists of Mr. McKenzie (Chairperson) and Messrs. Cussen and Fraser. The Audit Committee was formed on December 5, 2011, and has not yet met.

The Board of Directors has determined that all Audit Committee members are financially literate under the rules of the Nasdaq Stock Market. The Board also determined that Mr. McKenzie qualifies as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K promulgated under the Exchange Act.

Compensation Committee

The purpose of the Compensation Committee of the Board of Directors is to (i) assist the Board in discharging its responsibilities with respect to compensation of our executive officers, (ii) evaluate the performance of our executive officers, and (iii) administer our stock and incentive compensation plans and recommend changes in such plans to the Board as needed. The Compensation Committee’s specific responsibilities will be set forth in its formal charter, once one is adopted by our Board of Directors. The Compensation Committee currently consists of Mr. Aguirre (Chairman) and Messrs. Cussen, Kim and Saenz. Mr. Saenz, as Chief Executive Officer, is not independent within the meaning of the rules of the Nasdaq Stock Market; nonetheless, we believe that his presence on the Compensation Committee is productive, given the size and history of the Company. The Compensation Committee was formed on December 5, 2011, and has not yet met.

Health, Safety, Environment and Community Committee

The purpose of the Health, Safety, Environment and Community Committee of the Board of Directors is to assist the Board in discharging its responsibilities with respect to (i) employee health and safety, (ii) the protection of the environment, and (iii) our relationship to the local communities affected by our operations. The Health, Safety, Environment and Community Committee’s specific responsibilities will be set forth in its formal charter, once one is adopted by our Board of Directors. The Health, Safety, Environment and Community Committee currently consists of Mr. Campos (Chairman) and Messrs. Fraser and Wahl. The Health, Safety, Environment and Community Committee was formed on December 5, 2011, and has not yet met.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing corporate procedures and policies. The Nominating and Corporate Governance Committee’s specific responsibilities will be set forth in its formal charter, once one is adopted by our Board of Directors. The Nominating and Corporate Governance Committee currently consists of Mr. Cussen (Chairman) and Messrs. McKenzie and Saenz. Mr. Saenz, as Chief Executive Officer, is not independent within the meaning of the rules of the Nasdaq Stock Market; nonetheless, we believe that his presence on the Nominating and Corporate Governance Committee is productive, given the size and history of the Company. The Nominating and Corporate Governance Committee was formed on December 5, 2011, and has not yet met.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  A copy of our Code of Ethics will be provided to any person requesting same without charge.  To request a copy of our Code of Ethics please make written request to our President c/o Av. Pardo y Aliaga 699 Of. 802, San Isidro, Lima, Peru.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

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Compliance with Section 16(a) of the Exchange Act

Our common stock was not registered pursuant to Section 12 of the Exchange Act until March 16, 2011.  Accordingly, our officers, directors and principal shareholders were not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act during our most recently completed fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of February 10, 2012 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.  Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge.  Unless otherwise noted, the address of each person below id c/o Li3 Energy, Inc., Av. Pardo y Aliaga 699, Oficina 802, San Isidro, Lima, Peru.

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Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

David Rector	0		—
Luis Francisco Saenz	1,533,333	(3)	*
Eric E. Marin	0		*
Eduardo Guillermo de Aguirre	0		*
Alan Stuart Fraser	0		*
Patricio Antonio Campos	18,375,000	(4)(9)	5.7%
Harvey McKenzie	111,111	(5)	*
David G. Wahl	0		*
R. Thomas Currin, Jr.	3,570,175	(6)	1.1%
Patrick A. Cussen	2,250,000	(7)	*
All directors and executive officers as a group (9 persons)	25,839,619	(3)-(7), (10)	8.0%

POSCO Canada Ltd. 650 W. Georgia St., Suite 2350 Vancouver, British Columbia V6B 4N9 Canada	76,190,600	(8)(9)	21.1%

Calcata Sociedad Anónima S.A. San Antonio N°19, Of. 1601 Santiago, Santiago Chile	51,041,666	(8)(10)	15.8%

Campos Mineral Asesorias Profesionales Limitad Mardoqueo Fernández N° 128 Providencia, Santiago Chile	18,375,000	(8)(10)	5.7%

Roberto Gaona Velasco Los Gomeros N° 1643 Vitacura, Santiago Chile	16,333,334	(8)(10)	5.1%

Christian Hidalgo Reyes Luz N° 340 Apt. 601, Las Condes, Santiago Chile	16,333,334	(8)(10)	5.1%

Jorge Barrozo Sankan Irarrazaval N°1729, Apt. 201 Ñuñoa, Santiago Chile	12,250,000	(8)(10)	3.8%

Jean Pierre Naciff Catalano Maipú N° 446 Copiapo Chile	8,166,666	(8)(10)	2.5%

LW Emerging Markets Opportunities Master Fund, Ltd. c/o Walkers SPV Limited Walker House 87 Mary Street KY1-9002, Grand Cayman Cayman Islands	18,372,503	(8)(11)	5.5%

*	Indicates less than one percent.

1	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes having or sharing voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 10, 2012, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

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2	Percentages are based upon 322,209,220 shares of Common Stock issued and outstanding as of February 10, 2012.

3	Includes 233,333 shares of common stock issuable pursuant to Restricted Stock Units granted to Mr. Saenz under the 2009 Plan that vested on January 15, 2012. Does not include 466,667 shares of common stock issuable pursuant to Restricted Stock Units granted to Mr. Saenz under the 2009 Plan that have not yet vested. Until such Restricted Stock Units vest, Mr. Saenz has no voting or dispositive power with respect to such shares.

4	Includes 18,375,000 shares of our common stock held by Campos Mineral Asesorias Profesionales Limitad, an entity controlled by Mr. Campos.

5	Includes 37,037 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.

6	Includes 1,236,842 shares of common stock held by MIZ Comercializadora, S. de R.L. (“MIZ”). Also includes 2,000,000 shares of Restricted Stock issued to MIZ pursuant to a restricted stock grant made under the 2009 Plan. While such shares of Restricted Stock are subject to various vesting milestones, MIZ has voting power with respect to such shares unless and until they are forfeited. Our Chief Operating Officer, R. Thomas Currin, Jr., may be deemed beneficially to own the securities held by MIZ. Includes 333,333 shares of our common stock issuable upon exercise of options granted under the 2009 Plan, which are exercisable within 60 days. Does not include 666,667 shares of our common stock issuable upon exercise of options granted under the 2009 Plan which are not exercisable within 60 days.

7	Includes 750,000 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days. Does not include 555,556 shares of common stock held by Celta Consultores Limitada (“Celta”) or 227,778 shares of common stock issuable upon exercise of warrants held by Celta. Although Mr. Cussen owns a minority equity interest in Celta, he does not have voting or dispositive power over the securities held by Celta and disclaims beneficial ownership thereof, except to the extent of his pecuniary interest therein.

8	Estimate of beneficial ownership, based on information available to us. The beneficial owner may have acquired shares held in street name, of which we are not aware.

9	Includes 38,095,300 shares of our common stock issuable upon the exercise of the warrants that are currently exercisable. Does not include 47,619,000 shares of common stock and warrants to purchase an additional 47,619,000 shares of our common stock pursuant to the Securities Purchase Agreement upon the satisfaction of certain conditions.

10	Because of the arrangements described in “Directors, Executive Officers, Promoters and Control Persons, Rights to Nominate Directors,” above, these persons may be deemed to constitute a group as defined in Section 13(d) of the Exchange Act. However, each such person (a) disclaims membership in a group and (b) disclaims beneficial ownership of the shares of Common Stock beneficially owned by any other such person or any other person.

11	LW Emerging Markets Opportunities Master Fund, Ltd. and LW Natural Resources Opportunities Fund, Ltd are under common control. Accordingly, LW Emerging Markets Opportunities Master Fund, Ltd. and LW Natural Resources Opportunities Fund, Ltd. may be deemed to beneficially own the securities held by the other. Includes 5,039,169 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Includes 750,000 shares of common stock issuable upon exercise of warrants and 6,250,000 shares of common stock issuable upon conversion of zero-coupon convertible notes held by LW Natural Resources Opportunities Fund, Ltd., which warrants and convertible notes are currently exercisable or convertible.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years ended June 30, 2011 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended June 30, 2011; and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended June 30, 2011 that received annual compensation during such fiscal year in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Luis Francisco Saenz	2011	75,000	-	154,000	-	-	-	-	229,000
Chief Executive Officer (1)	2010	-	-	4,800	-	-	-	-	4,800

Thomas E. Currin	2011	75,000	100,000	1,232,500	343,310	-	-	-	1,750,810
Chief Operating Officer (2)	2010	-	-	-	-	-	-	-	-

David Rector	2011	6,000	-	-	-	-	-	-	6,000
Former President, Treasurer, Secretary and Chief Executive Officer (3)	2010	6,000	-	-	-	-	-	-	6,000

Eric E. Marin	2011	10,000	-	-	-	-	-	-	10,000
Interim Chief Financial Officer (4)	2010	21,600	-	-	-	-	-	-	21,600

(1)	Mr. Saenz was appointed our Chief Executive Officer as of October 19, 2009. Mr. Saenz has an employment agreement with us as described below. We granted Mr. Saenz 1,500,000 shares of our restricted common stock upon his initial hire and 700,000 restricted stock units on June 27, 2011, which had a grant date fair value of $154,000. We have been paying Mr. Saenz at the rate of $100,000 per annum for the first calendar quarter of 2011 and $200,000 per annum thereafter.

(2)	Mr. Currin was appointed our Chief Operating Officer on August 11, 2010. We granted 2,500,000 shares of restricted stock to MIZ under the 2009 Plan, which vest upon the achievement of certain milestones, and the grant date fair value of which is $950,000. During the year ended June 30, 2011,,we also granted to MIZ 736,842 shares of common stock outside of the 2009 Plan with a grant date fair value of $282,500. In connection with our hiring of Mr. Currin, we granted 1,000,000 stock options under the 2009 Plan to MIZ, having a grant date fair value of $343,310. Mr. Currin’s base salary was $200,000 per annum. However, pursuant to an amendment to the our Employment Services Agreement with MIZ, we issued an aggregate of 500,000 shares of our common stock in lieu of (i) all base salary earned in calendar year 2010 and (ii) one-half of the base salary for the first calendar quarter of 2011.

(3)	Mr. Rector served as our President, Treasurer and Secretary from June 6, 2008 until September 14, 2011. In addition, from June 6, 2008, until October 19, 2009, Mr. Rector was our Chief Executive Officer. We paid Mr. Rector a salary of $500 per month for his services to us as our President, Treasurer and Secretary.

(4)	Mr. Marin was appointed our Interim Chief Financial Officer on January 13, 2010. From then through September 15, 2011, Mr. Marin was compensated through our Engagement Letter with Marin Management Services, LLC, dated January 7, 2010 (the “Marin Agreement”), pursuant to which we paid $200 per hour for Mr. Marin’s services to us as Interim Chief Financial Officer. Pursuant to a our Contractor Services Agreement, dated as of November 23, 2011 (the “Agreement”), with R&M Global Advisors, Inc. (“Contractor”), an entity controlled by Mr. Marin, we paid Contractor an initial fee of $15,000 and fees of $15,000 per month (commencing retroactively on September 15, 2011) for Mr. Marin’s services to us as our Interim Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year-End

We have not issued any stock options or maintained any stock option or other incentive plans other than our 2009 Equity Incentive Plan. (See “Market for Common Equity and Related Stockholder Matters – Securities Authorized for Issuance under Equity Compensation Plans,” above).  The following table sets forth information regarding stock options held by the Company’s Named Executive Officers at June 30, 2011.

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	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option plan exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)
Luis Saenz (2)	—	—	—	—	—	—	—	700,000	$161,000
David Rector	—	—	—	—	—	—	—	—	—
Thomas Currin (3)	—	1,000,000	1,000,000	$0.38	8-10-2020	—	—	2,000,000	$460,000
Eric E. Marin	—	—	—	—	—	—	—	—	—

(1)	Value is based on last sale price of our common stock on June 30, 2011, which was $0.23 per share.

(2)	Mr. Saenz received a grant of 700,000 restricted stock units under the 2009 Plan which vests in three equal installments on each of January 15, 2012, 2013 and 2014.

(3)	Consists of awards granted to MIZ Comercializadora, S. de R.L. (“MIZ”), a corporation owned in part by Mr. Currin. Includes 2,000,000 shares of restricted stock granted under the 2009 Plan that remain subject to vesting upon achievement of various milestones. Also includes options granted under the 2009 Plan to purchase 1,000,000 shares of common stock which vests in three equal installments on each of August 10, 2011, 2012 and 2013.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Agreements with Executive Officers

We have an employment agreement with our Chief Executive Officer, and each of our Interim Chief Financial Officer and our Chief Operating Officer is compensated through an agreement between us and his affiliate.

Employment Agreement with Luis Saenz

We have entered into an Employment Services Agreement with our Chief Executive Officer, Luis Saenz, effective as of August 24, 2011.  Under the Employment Services Agreement, Mr. Saenz will devote his full-time efforts to us, and we will pay Mr. Saenz such base salary as may be determined by our Board of Directors.  The Employment Services Agreement has an initial term of one year and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.  We may also pay Mr. Saenz an annual bonus at such time and in such amount as may be determined by our Board of Directors in its sole discretion.

Mr. Saenz’s employment by us remains “at-will” and terminable at any time for any reason or for no reason.  If Mr. Saenz’s employment is terminated by us without Cause, we must continue to pay him any base salary at the rate then in effect for a period of 18 months.  If Mr. Saenz terminates the Employment Services Agreement for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay him any base salary at the rate then in effect for a period of 18 months.

For the duration of the employment period and, unless we terminate Mr. Saenz’s employment without Cause, for a period of 18 months thereafter, Mr. Saenz has agreed not to directly or indirectly compete with any business engaged in by us or proposed to be engaged in by us during the period of his employment anywhere within the countries in which we are then operating.

The foregoing is a summary of the principal terms of the Employment Services Agreement and is qualified in its entirety by the detailed provisions of the actual agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

 Agreements with Respect to Mr. Marin’s Services as Interim Chief Financial Officer

Pursuant to the terms of the Marin Agreement, we were paying Marin Management Services, LLC, an affiliate of Eric Marin, at the rate of $200 per hour for providing us with Mr. Marin’s services as our Interim Chief Financial Officer.  In addition, the Marin Agreement provided that we must pay all expenses incurred in providing such services.

We have entered into a Contractor Services Agreement, dated as of November 23, 2011 (the “ICFO Agreement”), with R&M Global Advisors, Inc. (“Contractor”), an entity controlled by Mr. Marin.  Pursuant to the ICFO Agreement, we have retained Mr. Marin’s services as our Interim Chief Financial Officer for a term beginning on September 15, 2011, and continuing for six months thereafter with provision for automatic renewal for successive six month periods unless either provides notice of non-renewal.  Under the ICFO Agreement, we will pay Contractor an initial fee of $15,000 plus a monthly fee (the “Base Fee”) of $15,000 per month, commencing retroactively on September 15, 2011.  Commencing in 2012, on each September 15 during the term of the ICFO Agreement, the Base Fee may be increased at the sole discretion of our Board of Directors.  In addition, the ICFO Agreement provides that we shall pay all expenses incurred in providing such services.  We may terminate Mr. Marin’s services upon thirty days prior written notice or immediately in the event of Cause (as defined in the Agreement).  Similarly, Contractor may terminate Mr. Marin’s services upon thirty days written notice or immediately in the case of Good Reason (as defined in the Agreement).

Employment Services Agreement with MIZ Comercializadora

We have retained Mr. Currin’s services as our Chief Operating Officer under an Employment Services Agreement, dated as of August 11, 2010, with MIZ Comercializadora, S. de R.L. (“MIZ”), a corporation owned in part by Mr. Currin.  Under the Employment Services Agreement, we will pay MIZ a base fee of $200,000 per year (the “Base Fee”), in monthly installments.  After the first year, the base fee may be increased on each anniversary of the Employment Services Agreement at the sole discretion of our Board of Directors.  We paid MIZ a signing bonus of $100,000, of which $10,000 was paid in cash and $90,000 in 236,842 restricted shares of our common stock valued at $0.38 per share, the fair market value on August 11, 2010.  On June 27, 2011, pursuant to the Employment Services Agreement, the Company agreed to award MIZ a cash bonus equal to $100,000, payable within ten (10) days after the Company files with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended June 30, 2011. The annual bonus in subsequent years will be in such amount (up to 75% of the then applicable base fee) as the Board may determine in its sole discretion, based upon both Mr. Currin’s achievement of certain performance milestones to be established annually by the Board in discussion with MIZ and our performance overall.  In the event the Board and MIZ are unable to agree to milestones, the amount of the bonus shall be determined by the Board on a discretionary basis.

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Pursuant to the Employment Services Agreement, we have granted to MIZ an award under the 2009 Plan pursuant to which we issued 2,500,000 restricted shares of our common stock (the “Restricted Stock”).  The shares of Restricted Stock vest in installments of between 300,000 and 1,000,000 shares upon the achievement of certain milestones set forth in the Employment Services Agreement, subject to acceleration upon a change of control or a termination of Mr. Currin’s employment by MIZ for Good Reason (as defined in the Employment Services Agreement) or by us for any reason other than for Cause (as defined in the Employment Services Agreement). To date, 500,000 shares of the Restricted Stock have vested. If his employment is terminated by us for Cause, or by Mr. Currin for any reason other than Good Reason, then all unvested Restricted Stock will immediately expire.

In February 2011, we signed an Amendment to the Employment Services Agreement with MIZ. Under the Amendment, MIZ accepted 500,000 shares of common stock in lieu of salaries payable to MIZ for the six months ended December 31, 2010 and half of salaries payable to MIZ for the three months ending March 31, 2011. These shares were issued in February 2011. MIZ was also paid $25,000 in cash for compensation during the nine months ended March 31, 2011.

Pursuant to the Employment Services Agreement, we have granted to MIZ an option to purchase an aggregate of 1,000,000 shares of our common stock under the 2009 Plan, exercisable at a price of $0.38 per share, the fair market value per share of common stock on August 11, 2010, with a term of ten years.  One third of such options vest on each of August 11, 2011, 2012 and 2013.  If we terminate Mr. Currin’s employment for Cause, then all such options, whether or not vested, will immediately expire.  If his employment is terminated voluntarily by MIZ without Good Reason, then all unvested options will immediately expire.  Vested options, to the extent unexercised, will expire one month after the termination of employment (or nine months in the case of his death or permanent disability).  If his employment is terminated (a) in connection with a Change of Control (as defined in the Employment Services Agreement), (b) by us without Cause or (c) by MIZ for Good Reason, then all unvested options will immediately vest and will expire nine months after such event.

Mr. Currin’s employment with the Company is “at-will” and terminable at any time for any reason or for no reason.  If Mr. Currin’s employment is terminated by us without Cause, we must continue to pay MIZ the base fee at the rate then in effect for a period of 18 months and, with respect to the first annual bonus, to the extent the milestones therefor are achieved, pay MIZ a pro rata portion of the annual bonus.  If MIZ terminates the Employment Services Agreement for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay MIZ the base fee at the rate then in effect for a period of 18 months.

For the duration of the employment period and, unless we terminate Mr. Currin’s employment without Cause, for a period of 18 months thereafter, both MIZ and Mr. Currin have agreed not to directly or indirectly compete with us anywhere within the countries in which we are at that time operating; provided, however, that Mr. Currin may continue to participate in the following previously established business activities through MIZ:  supply of lithium recovery systems (including brine to carbonate systems); lithium recovery from commercial by-products in the United States; technology fees from the development of a high purity lithium carbonate; and agriculture and energy projects in Honduras.

The foregoing is a summary of the principal terms of the Employment Services Agreement, the Restricted Stock and the options granted pursuant thereto, and is qualified in its entirety by the detailed provisions of the relevant documents, which are filed as exhibits to this Annual Report and are incorporated herein by reference.

Compensation of Non-Employee Directors

We have no formal policy for compensation of our non-employee directors.  Certain of our directors were compensated for their services in shares of common stock or by stock option grants.  Also, their expenses in attending meetings were reimbursed.

Equity Compensation Plan Information

On October 19, 2009, our Board of Directors adopted, and our stockholders approved, the 2009 Equity Incentive Plan (the “2009 Plan”), which reserves a total of 5,000,000 shares of our common stock for issuance under the 2009 Plan.  If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

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In addition, the number of shares of Common Stock subject to the 2009 Plan, any number of shares subject to any numerical limit in the 2009 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the Compensation Committee of our Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2009 Plan.  Subject to the terms of the 2009 Plan, the Compensation Committee would have complete authority and discretion to determine the terms of awards under the 2009 Plan.

Grants

The 2009 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•	Options granted under the 2009 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	The 2009 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment and Termination

The Board has the power to amend, suspend or terminate the 2009 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2009 Plan would terminate ten years after its adoption.

Grants to Officers and Directors

On December 9, 2009, the Board approved non-incentive stock option grants under the 2009 Plan to the individual non-employee directors, and in the amounts, listed in the table below.  These options can be exercised at a price of $0.25 per share, the fair market value of our common stock on the date of grant, as determined by the Board, based on the offering price of our common stock sold in relatively contemporaneous private placement transactions, vest in three equal installments on each of the first, second and third anniversaries of the date of grant and expire after ten years.

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Name of Optionee	Number of Shares
Douglas Perkins	50,000
Anthony Hawkshaw	50,000
Kjeld Thygesen	500,000

In connection with Mr. Perkins’s departure from our Board on February 18, 2010, the options granted to him on December 9, 2009, terminated.  At such time, Mr. Perkins entered into a consulting arrangement with us, and the Board granted him non-statutory stock options under the 2009 Plan to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share, which option vested immediately and expires after two years.

In addition, the Chief Executive Officer gave Anthony Hawkshaw 50,000 of his common stock shares for services rendered during the year ended June 30, 2010.

Upon Mr. Thygesen’s resignation from the Board of Directors on September 14, 2011, his options, to the extent unvested, terminated immediately.  Accordingly, only 166,667 of his options remained outstanding following such resignation, and they expired unexercised on December 14, 2011.  Upon Mr. Hawkshaw’s resignation from the Board of Directors on October 14, 2011, his options, to the extent unvested, terminated immediately.  Accordingly, only 16,667 of his options remain outstanding following such resignation, and they expired on January 14, 2012.

As noted above, pursuant to the Employment Services Agreement, we have granted to MIZ an option to purchase an aggregate of 1,000,000 shares of our common stock under the 2009 Plan, exercisable at a price of $0.38 per share, the fair market value per share of common stock on August 11, 2010, with a term of ten years.  One third of such options vest on each of August 11, 2011, 2012 and 2013.  If we terminate Mr. Currin’s employment for Cause, then all such options, whether or not vested, will immediately expire.  If his employment is terminated voluntarily by MIZ without Good Reason, then all unvested options will immediately expire.  Vested options, to the extent unexercised, will expire one month after the termination of employment (or nine months in the case of his death or permanent disability).  If his employment is terminated (a) in connection with a Change of Control (as defined in the Employment Services Agreement), (b) by us without Cause or (c) by MIZ for Good Reason, then all unvested options will immediately vest and will expire nine months after such event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended June 30, 2010, we subleased approximately 800 square feet of office space in Lima, Peru, from Loreto Resources Corporation, a Nevada Corporation whose former Chief Executive Officer and current Interim Chief Financial Officer is also our Chief Executive Officer and whose former Interim Chief Financial Officer is our Interim Chief Financial Officer.  Our sublease payments, including shared administrative costs, are billed to the company at Loreto Resources Corporation’s cost in proportion to our share of the total space, and totaled $21,859 for 2010.  This sublease terminated on June 30, 2010.

Pursuant to the terms of the Marin Agreement, we paid Marin Management Services, LLC, an affiliate of Eric Marin, at the rate of $200 per hour for providing us with Mr. Marin’s services as our Interim Chief Financial Officer.  We are now paying R&M Global Advisors, Inc., another affiliate of Mr. Marin, at the rate of $15,000 per month for Mr. Marin’s services as our Interim Chief Financial Officer, pursuant to the ICFO Agreement.  In addition, the Marin Agreement and the ICFO Agreement each provides that we shall pay all expenses incurred in providing such services.

Antonio Ortúzar, who served on our Board of Directors from February 18, 2010, to October 25, 2010, is a Partner in Baker & McKenzie, a law firm that we have engaged to perform certain legal services for us.  We pay for such legal services at the standard rates that the firm charges its unrelated clients.  For our fiscal year ending June 30, 2011, the total legal fees we have incurred to such firm was approximately $96,083.  We have continued to incur legal fees payable to such firm in fiscal 2012.

We have retained Mr. Currin’s services as our Chief Operating Officer under an Employment Services Agreement, dated as of August 11, 2010, with MIZ Comercializadora, S. de R.L. (“MIZ”), a corporation owned in part by Mr. Currin.  The description of such agreement set forth above under “Item 11, Executive Compensation - Employment Services Agreement with MIZ Comercializadora” is incorporated herein by reference.

See “Directors, Executive Officers, and Corporate Governance—Executive Officers and Directors” above for information regarding certain rights of the Alfredo Sellers to designate one or more persons to be nominated for election to our Board of Directors.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”  Accordingly, our Board of Directors has not determined whether any of its members are “Independent Directors.”

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTCBB and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation, as amended, provide for the issuance of 1,000,000,000 shares of capital stock, of which 990,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock, par value $0.001 per share.

Equity Securities Issued and Outstanding

As of February 10, 2012, there were issued and outstanding:

•	322,209,220 shares of our common stock;

•	No shares of our preferred stock;

•	Options to purchase 1,250,000 shares of our common stock of which 250,000 options are currently exercisable;

•	2,000,000 shares of restricted stock subject to vesting conditions;

•	466,667 shares of common stock issuable upon vesting of outstanding Restricted Stock Units;

•	233,333 shares of common stock issuable pursuant to vested Restricted Stock Units;

•	333,333 shares of common stock reserved for issuance pursuant to awards granted under our 2009 Plan; and

•	Warrants to purchase 89,284,714 shares of our common stock, all of which warrants are currently exercisable.

In addition, we have granted the following rights to purchase our securities:

•	A convertible note in the principal amount of $45,000, which provides that the principal and interest balance due thereon are convertible at the holder’s option pursuant to terms to be mutually agreed upon by us and the holder;

•	An aggregate of $1,677,438 face amount of zero-coupon convertible notes which are convertible into shares of our common stock at the lender’s option at a conversion price of $0.12; and

•	An option, exercisable upon the occurrence of certain events, to purchase between $2.5 million and $10.0 million of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Each outstanding share of our common stock is duly authorized, fully paid and non-assessable.

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Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors has authority, without any vote or action of our stockholders, to issue up to 10,000,000 shares of “blank check” preferred stock in one or more series and to fix the relative rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption terms (including sinking fund provisions) and liquidation preferences and the number of shares constituting a series or the designation of such series.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

2009 Plan

Our Board of Directors adopted, and our stockholders approved, the 2009 Plan on October 19, 2009. The 2009 Plan reserves a total of 5,000,000 shares of our common stock for issuance under the 2009 Plan. If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

Options

As of the date of this prospectus, we had outstanding 1,266,667 nonqualified stock options under the 2009 Plan, with a weighted average exercise price of approximately $0.39 per share. For all option grants, our Board of Directors set the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options. Of the outstanding options under the 2009 Plan, 266,667 have vested.  250,000 of such options vested immediately, with 200,000 having a five year term and 50,000 having a two year term.  Another 16,667 outstanding options were included in grants of an aggregate of 550,000 options under the 2009 Plan that would have vested in in three equal installments on each of the first, second and third anniversary of the date of grant, however, the unvested portions terminated upon the holders’ respective resignations and the vested portions terminated (or will terminate) three months after the respective dates of resignation.  The other 1,000,000 outstanding options under the 2009 Plan vest in three equal installments on each of the first, second and third anniversary of the date of grant and have a ten year term.

Restricted Stock

Pursuant to the Chief Operating Officer’s Employment Services Agreement, the Company granted to MIZ an award under the 2009 Plan pursuant to which the Company issued 2,500,000 restricted shares of its common stock (the “Restricted Stock”). The shares of Restricted Stock vest in installments of between 300,000 and 1,000,000 shares upon the achievement of certain milestones set forth in the Employment Services Agreement, subject to acceleration upon a change of control or a termination of Mr. Currin’s employment by the Company by MIZ for good reason (as defined in the Employment Services Agreement) or by the Company for any reason other than for cause (as defined in the Employment Services Agreement). If his employment is terminated by the Company for cause as defined in the Employment Services Agreement, or by Mr. Currin for any reason other than good reason, then all unvested Restricted Stock will immediately expire.

The Company determined the grant date of the 2,500,000 shares was August 11, 2010. The stock price on the grant date was $0.38 per share. Total compensation expense which may be recognized in connection with these restricted shares is $950,000 if all of the shares vest. A milestone was achieved in January 2011, resulting in the vesting of 500,000 shares of common stock and the Company recorded $190,000 of stock-based compensation expense during the nine months ended March 31, 2011 based on a vesting service period of approximately five months beginning on the grant date. The remaining 2,000,000 shares contain various vesting requirements that the Company estimates will be achieved between December 2011 and June 2013.

On June 27, 2011, the Company granted to Luis F. Saenz, its Chief Executive Officer, an award under the 2009 Plan of 700,000 shares of Restricted Stock, vesting in three equal installments on each of January 15, 2012, January 15, 2013 and January 15, 2014, pursuant to the terms of an award agreement between the Company and Mr. Saenz.

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Warrants

We have warrants to purchase common stock outstanding as follows:

•	7,162,305 “A” warrants; $0.31 per share exercise price; expiring November-December 2014;

•	7,211,339 “B” Warrants; $0.48 per share exercise price; expiring November-December 2014;

•	9,575,516 “C Warrants; $0.32 per share exercise price; expiring September 2015;

•	527,891 “Agent C” Warrants; $0.20 per share exercise price; expiring September 2015;

•	1,400,000 “D” Warrants; $0.05 per share exercise price; expiring November 2015 ;

•	4,806,878 “E” Warrants; $0.15 per share exercise price; expiring February 2016;

•	4,256,827 “F” Warrants; $0.45 per share exercise price; expiring February 2016;

•	11,960,050 “G” Warrants; $0.37 per share exercise price; expiring April 2014;

•	1,913,606 “Agent G” Warrants; $0.26 per share exercise price; expiring April 2014;

•	1,500,000 “Lender” Warrants; $0.43 per share exercise price; expiring May 2016;

•	75,000 “Arranger” Warrants; $0.36 per share exercise price; expiring May 2016;

•	800,000 “Consultant” Warrants; $0.37 per share exercise price; expiring April 2014; and

•	38,095,300 “POSCAN” Warrants; $0.40 per share exercise price; expiring September 2014.

Certain of the warrants, at the option of the holders, may be exercised by cash payment of the exercise price, or by “cashless exercise.” A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive proceeds upon exercise of warrants to the extent that such warrants are exercised by cashless exercise. The warrants contain provisions that protect their holders against dilution by adjustment of the exercise price and (in some cases) number of shares issuable upon exercise upon the occurrence of specific events.

At our option, following the 45th day after the date of this prospectus, upon written notice to the holders, we may call the A Warrants or B Warrants for redemption if the closing bid price of our common stock equals or exceeds $0.75 per share or $1.50 per share, respectively, on any trading day within 20 days prior to such written notice; provided that a registration statement under the Securities Act covering the resale of the shares of common stock issuable upon exercise of the relevant class of Warrants has been effective for at least 45 days and such registration statement remains effective until redemption.

No holder of Warrants will possess any rights as a stockholder with respect to the Warrants, except to the extent such Warrants are exercised.

Convertible Securities

We issued an unsecured Convertible Promissory Note (the “Convertible Note”) dated April 30, 2009, bearing an interest rate of 8.25% per annum, in the amount of $45,000, due on November 8, 2010, to Milestone Enhanced Fund Ltd. (“Milestone”).  The Convertible Note provides that principal and interest balance due on the Convertible Note are convertible at Milestone’s option pursuant to terms to be mutually agreed upon by us and Milestone in writing at a later date.  We and Milestone have not yet negotiated such conversion terms.

On May 2, 2011, we entered into and simultaneously closed a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, we issued to each lender a zero-coupon original issue discount note due February 2, 2012.  The notes were originally convertible into shares of the Company’s common stock at the lender’s option at an exercise price of $0.40 per share.  The aggregate face amount of the notes at maturity is $1,677,438. We may prepay the notes at our option (together with accrued original issue discount), and must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by us.

Pursuant to an Amendment and Waiver Agreement between us and the holders of our zero-coupon bridge notes, dated as of August 25, 2011 (the “Waiver Agreement”), effective upon the September 14, 2011, closing of POSCAN’s initial $8 million investment, the zero-coupon bridge notes are now due on June 30, 2012, and we are not required to make any prepayment out of the proceeds of the POSCAN investment.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes; however, it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduced the conversion price of the zero-coupon bridge notes to $0.12 per share.

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Stock Splits

On July 29, 2008, we effected a forward stock split pursuant to which each share of our common stock then outstanding was converted into 3.031578 shares of common stock. Then, on November 16, 2009, we effected another forward stock split pursuant to which each share of our common stock then outstanding was converted into 15.625 shares of common stock.  All share and per share amounts in this prospectus have been adjusted to give retroactive effect to such stock splits, unless otherwise stated.

Registration Rights

We agreed to register under the Securities Act the 23,920,071 shares of our common stock and the 11,960,050 shares of common stock underlying the warrants sold by us in our private placement offering that concluded on May 19, 2011.  We agreed to file a registration statement with the SEC to register those shares by June 21, 2011, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at the Company’s expense.  If we do not meet these deadlines, we agreed to pay the investors liquidated damages of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).  On July 1, 2011, we filed with the SEC a registration statement on Form S-1, of which this prospectus forms a part, to register the shares of common stock covered by this prospectus (including shares sold and shares issuable upon exercise of warrants sold in the 2011 private placement) under the Securities Act.  To date, we have not paid any liquidated damages for not filing a registration statement for the securities issued in the 2011 private placement by the June 21, 2011 deadline.)  Although we have not received any demand for such payment and may ultimately seek a waiver of the liquidated damages provision, we have accrued an aggregate liability of $367,815 for the ten days that we were late in filing the registration statement of which this prospectus forms a part and the delay (through February 13, 2012) in having such registration statement declared effective ($180,750 of such amount will be recorded as an accrued liability at December 31, 2011).

We have agreed to register under the Securities Act half of the 127,500,000 Maricunga Purchase Price Shares by January 31, 2012, and the remainder by October 31, 2012.  We have been in discussions with certain of the Maricunga Sellers regarding the January 31, 2012 registration deadline, however, there can be no assurance that we will succeed in obtaining an extension or waiver thereof. In the event that the SEC limits the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC, and may file subsequent registration statements covering the resale of additional shares of such common stock.  Accordingly, we are not obligated to pay any penalties in the event we are unable to register the shares, obtain or maintain an effective registration statement related to such shares.

We granted registration rights to the Investor under the Investment Agreement described above pursuant to a registration rights agreement, dated December 2, 2010. Thereunder, we were required to file a registration statement by January 31, 2011 (the “Registration Filing Date”) and use our best efforts to cause the registration statement to be declared effective by April 1, 2011 (or May 1, 2011, if the registration statement was reviewed by the Securities and Exchange Commission (the “SEC”). We were further required to keep the registration statement effective until all of the shares covered thereby have either been sold or may immediately be sold to the public without registration or restriction. In the event that the SEC limits the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC, and may file subsequent registration statements covering the resale of additional shares of such common stock. We provided the Investor the opportunity to have the Investor’s shares covered by the registration rights agreement – that is, the shares issued as commitment and related fees under the Investment Agreement – included in this prospectus and the registration statement of which it forms a part.  However, the Investor did not timely provide us with certain information necessary to include such shares and, accordingly, we are not registering any of their shares.  Because the effectiveness of a registration statement with respect to the relevant shares was a condition precedent to our ability to draw down under the equity line, we were not able to use the equity line.  On September 14, 2011, we delivered a notice of termination to the Investor, terminating our right to make any Puts under the Investment Agreement.

We have granted the Alfredo Sellers demand registration rights:  (i) with respect to the 10,000,000 shares of common stock previously issued pursuant to the Alfredo SPA (the “Initial Purchase Shares”), to the extent that they are not sellable under Rule 144 under the Securities Act by the Alfredo Sellers after the contractual lock-up period with respect thereto expires on February 3, 2012; and (ii) with respect to any shares of common stock issued pursuant to the Vendor Options Shares or other shares of Common Stock that may be issued pursuant to the  Alfredo SPA, to the extent that they are not sellable under Rule 144 by the Alfredo Sellers after the termination of the statutory holding period imposed on non-affiliates by Rule 144 or other applicable analogous exemption.

We granted registration rights to the investors purchasing “Units” consisting of shares our common stock and warrants to purchase shares of our common stock in our first 2010 Private Placement.  We agreed to use our commercially reasonable efforts to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares of common stock included in such Units and the shares of common stock issuable upon exercise of the C Warrants, within 60 days after the final closing of the First 2010 Private Placement (the “Registration Filing Date”) and to have such registration statement declared effective within 180 days of such final closing date (the “Registration Effective ness Date”).  The Registration Rights Agreement provided for liquidated damages if the registration statement is not filed by the Registration Filing Date (which it was not) or declared effective by the Registration Effectiveness Date, or if another Registration Event, as such term is defined in the Registration Rights Agreement, occurs.  However, we have obtained from the investors a permanent waiver of such liquidated damages provisions from the parties entitled thereto, and we have not accrued any liquidated damages from our failure to file or have declared effective any registration statement with respect to the resale of such securities.

We also granted certain “piggyback” registration rights covering the shares of common stock included in the Units sold in the 2010 Private Placement and the shares of common stock issuable upon exercise of the 2010 Warrants included in such Units with respect to registration statements we may file for our own account or for the account of other security holders or both, with certain exceptions.

We granted “piggy-back” registration rights to the investors purchasing units in the 2009 Private Placement and our 2010 Private Placements. If we determine to register for sale for cash any of our common stock for our own account or for the account of others, then the holders of the common stock and warrants issued in the 2009 Private Placement and 2010 Private Placements will have the right to have such shares, and the shares of common stock issuable upon exercise of the warrants, included in such registration statement, subject to customary exceptions and scale backs.

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Rights of First Refusal, Preemptive Rights, etc.

The Investment Agreement (the “Investment Agreement”) between us and Centurion Private Equity, LLC (the “Investor”), dated as of December 2, 2010, provides that, subject to certain exceptions, the Investor shall have a right of first refusal with respect to any private capital raising transactions involving our equity securities that closes after the date of the Investment Agreement and prior to the 61st day following the termination date thereof.  We delivered a notice of termination to the Investor under the Investment Agreement on September 14, 2011.

The Alfredo Sellers have the right to elect to receive any or all of certain milestone payments under the Alfredo SPA in shares of our common stock instead of cash, valued at the greater of (i) $0.25 per share and (ii) the average of the closing price for the common stock on the 30 trading days immediately preceding the relevant payment date.  The Alfredo SPA provides the Alfredo Sellers with preemptive rights in certain future financing transactions by the Company, provided that Sellers still own at least 50% of the Purchase Price Shares (as defined in the Alfredo SPA).  Such preemptive rights are subject to customary exceptions, and generally give the Alfredo Sellers the right to purchase up to 25% of the securities that we sell in any offering to which they apply.

Other Rights to Purchase Our Securities

We granted the Alfredo Sellers an option under the Alfredo SPA to purchase between $2.5 million and $10.0 million of Common Stock, following the Company's obtaining certain NI 43-101 reports, at a price per share equal to the greater of $0.25 or the 30-day volume-weighted average price at such time.

We provided each investor in our Second 2010 Offering with the right (the “Double Option”) to purchase at any time prior to November 8, 2011, up to the number of units such investor purchased in the Second 2010 Offering at a price of $0.05 per unit.  Such units consist of one share of common stock and a D Warrant to purchase one share of common stock.  Investors in the Second 2010 Offering have exercised all of the Double Options.

Adjustments to Exercise and Conversion Prices of Outstanding Securities

All of our outstanding warrants contain weighted-average anti-dilution provisions that will be triggered if and to the extent securities are issued (or deemed issued) for a price per share that is less than the then-effective respective exercise prices of such warrants.

An outstanding convertible note in the principal amount of $45,000 provides for conversion upon terms to be agreed to between the Company and the holder thereof.  To the extent future issuances and other events impact the market price for, and desirability of, the common stock, any conversion price to be agreed upon with respect to such convertible note will likely be affected as well.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record with addresses in Nevada on the corporation’s stock ledger, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of December 30, 2011, we have 196 stockholders of record and none of them have addresses of record in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our Board of Directors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 845-3212.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Erwin & Thompson LLP.

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2011 and 2010, included in this Prospectus and in the Registration Statement have been so included in reliance on the report of GBH CPAs, PC, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. Certain information included in this Prospectus and in the Registration Statement relating to mineralization of our Maricunga property, have been so included in reliance on the report of Donald H. Hains, P. Geo., Principal of Hains Technology Associates, an independent Qualified Person as defined by NI 43-101.

WHERE YOU CAN FIND MORE INFORMATION

After the effectiveness of the registration statement of which this prospectus is a part, we will be required to file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

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DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

LI3 ENERGY, INC.

Unaudited Consolidated Financial Statements as of September 30, 2011, and June 30, 2011, and for the Periods Ended September 30, 2011, and September 30, 2010

Consolidated Balance Sheets (unaudited) -as of September 30, 2011, and June 30, 2011	F-2

Consolidated Statements of Operations (unaudited) - Three months ended September 30, 2011, and September 30, 2010, and from June 24, 2005 (Inception) through September 30, 2011	F-3

Consolidated Statement of Changes in Shareholders’ Equity (Deficit) (unaudited) - From June 24, 2005 (Inception) through September 30, 2011	F-4

Consolidated Statements of Cash Flows (unaudited) - Three months ended September 30, 2011, and September 30, 2010, and from June 24, 2005 (Inception) through September 30, 2011	F-5

Notes to Consolidated Financial Statements (unaudited)	F-6

Audited Consolidated Financial Statements as of, and for the Years Ended, June 30, 2011, and June 30, 2010

Reports of Independent Registered Public Accounting Firm	F-20

Consolidated Balance Sheets as of June 30, 2011, and June 30, 2010	F-21

Consolidated Statements of Operations for the Years Ended June 30, 2011, and June 30, 2010 and for the period from June 24, 2005 (Inception) through June 30, 2011 (unaudited)	F-22

Consolidated Statement of Changes in Shareholders’ Equity (Deficit) for the period from June 24, 2005 (Inception) through June 30, 2011 (unaudited)	F-23

Consolidated Statements of Cash Flows for the Years Ended June 30, 2011, and June 30, 2010 and for the period from June 24, 2005 (Inception) through June 30, 2011 (unaudited)	F-26

Notes to Consolidated Financial Statements	F-28

F-1

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Balance Sheets

(Unaudited)

	September 30, 2011	June 30, 2011
Assets
Current Assets:
Cash	$7,326,933	$952,401
Deferred financing costs	-	103,250
Prepaid expenses and advances	131,193	41,809
Total current assets	7,458,126	1,097,460

Mineral rights	64,041,000	64,041,000
Property and equipment, net of accumulated depreciation of $20,482 and $19,195, respectively	55,558	-
Total non- current assets	64,096,558	64,041,000
Total assets	$71,554,684	$65,138,460

Liabilities & Stockholders' Equity
Current Liabilities:
Accounts payable	$475,773	$259,992
Accrued expenses	472,700	433,028
Finders’ fees payable	310,000	-
Payable to related parties	110,845	110,986
Zero-coupon convertible debt, net of accumulated amortization of $17,156 and $372,764, respectively	1,283,507	372,764
Notes payable	95,000	95,000
Total current liabilities	2,747,825	1,271,770

Derivative liabilities-warrant instruments	11,514,123	15,244,754
Total liabilities	14,261,948	16,516,524

Commitments and contingencies	-	-

Stockholders' Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 990,000,000 shares authorized; 322,009,220 and 279,913,920 shares issued and outstanding as of September 30, 2011 and June 30, 2011, respectively	322,009	279,914
Additional paid-in capital	63,096,521	58,307,796
Deficit accumulated during exploration stage	(31,621,794)	(35,461,774)
Total stockholders' equity of Li3 Energy, Inc.	31,796,736	23,125,936
Non-controlling interest	25,496,000	25,496,000
Total stockholder’s equity	57,292,736	48,621,936
Total liabilities and stockholders' equity	$71,554,684	$65,138,460

See accompanying notes to unaudited consolidated financial statements

F-2

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Operations

(Unaudited)

			June 24, 2005
			(inception)
			through
	Three Months Ended September 30,		September 30,
	2011	2010	2011

Revenues	$-	$-	$2,278

Cost of goods sold	-	-	1,182

Gross profit	-	-	1,096

Operating expenses:
Inventory impairment	-	-	1,469
Mineral rights impairment expense	-	-	8,838,785
Loss on settlements, net	-	-	1,497,500
Exploration expenses	468,242	272,642	3,364,096
General and administrative expenses	1,250,196	831,227	9,649,476
Total operating expenses	1,718,438	1,103,869	23,351,326

Other (income) expense:
Warrant modification expense	-	-	1,068,320
Change in fair value of derivative liability – warrant instruments	(6,948,644)	(2,772,726)	5,391,050
Loss on debt extinguishment	841,752	-	841,752
Loss on foreign currency	14,985	3,437	18,762
Interest income	(715)	(67)	(5,664)
Interest expense	534,204	1,944	957,344
Total other (income) expense	(5,558,418)	(2,767,412)	8,271,564

Net income (loss)	$3,839,980	$1,663,543	$(31,621,794)

Basic and diluted earnings per share	$0.01	$0.02

Weighted average number of common shares outstanding
Basic	287,821,798	82,708,587
Diluted	304,402,915	85,208,587

See accompanying notes to unaudited consolidated financial statements

F-3

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

From June 24, 2005 (Inception) through September 30, 2011

 (Unaudited)

				Deficit
				Accumulated
			Additional	During	Non-
	Common Stock		Paid-In	Exploration	Controlling
	Shares	Par Value	Capital	Stage	Interest	Total

Balance at June 24, 2005 (Inception)	-	$-	$-	$-	$-	$-
Stock issued for cash on June 24, 2005 at $0.000105 per share	35,526,336	35,526	(31,776)	-	-	3,750
Stock issued for cash on June 24, 2005 at $0.000105 per share	35,526,336	35,526	(31,776)	-	-	3,750
Net loss, period ended June 30, 2005	-	-	-	-	-	-
Balance, June 30, 2005	71,052,672	71,052	(63,552)	-	-	7,500
Stock issued for cash on March 14, 2006 at $0.001056 per share	47,368,454	47,368	2,632	-	-	50,000
Net loss, year ended June 30, 2006	-	-	-	(14,068)	-	(14,068)
Balance, June 30, 2006	118,421,126	118,420	(60,920)	(14,068)	-	43,432
Net loss, year ended June 30, 2007	-	-	-	(16,081)	-	(16,081)
Balance, June 30, 2007	118,421,126	118,420	(60,920)	(30,149)	-	27,351
Stock issued for cash on February 7, 2008 at $0.019 per share	2,631,595	2,632	47,368	-	-	50,000
Net loss, year ended June 30, 2008	-	-	-	(95,656)	-	(95,656)
Balance, June 30, 2008	121,052,721	121,052	(13,552)	(125,805)	-	(18,305)
Net loss, year ended June 30, 2009	-	-	-	(67,905)	-	(67,905)
Balance, June 30, 2009	121,052,721	121,052	(13,552)	(193,710)	-	(86,210)
October 2009, cancellation of former officer's shares	(71,052,626)	(71,052)	71,052	-	-	-
October 2009, stock issued to the chief executive officer for services at $0.0032 per share	1,500,000	1,500	3,300	-	-	4,800
November, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $42,392	6,400,000	6,400	1,018,222	-	-	1,024,622
November, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $5,350	2,120,000	2,120	299,447	-	-	301,567
November, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $31,243	1,820,000	1,820	234,944	-	-	236,764
December, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $4,859	1,900,000	1,900	260,222	-	-	262,122
December, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $76,632	1,760,000	1,760	167,361	-	-	169,121
December 2009, stock issued to a consultant for services at $0.61 per share	750,000	750	456,750	-	-	457,500
February 2010, stock issued to a consultant for services at $0.93 per share	375,000	375	348,375	-	-	348,750
March, 2010, stock issued for acquisition of mineral rights at $0.91 per share	4,000,000	4,000	3,636,000	-	-	3,640,000
June, 2010 common stock sold in private placement offering at $0.25 per share, less offering cost totaling $250,204	4,000,000	4,000	284,943	-	-	288,943
Stock options issued to consultant for services	-	-	114,783	-	-	114,783
Amortization of stock-based compensation expense	-	-	84,614	-	-	84,614
Stock issued by CEO to employees and director for services	-	-	129,500	-	-	129,500
Net loss, year ended June 30 , 2010	-	-	-	(16,048,682)	-	(16,048,682)
Balance, June 30, 2010	74,625,095	74,625	7,095,961	(16,242,392)	-	(9,071,806)

July 2010, common stock sold in private placement offering at $0.25 per share, less offering costs totaling $47,245	2,000,000	2,000	230,884	-	-	232,884
August 2010, stock issued for acquisition of mineral rights at $0.39 per share	10,000,000	10,000	3,890,000	-	-	3,900,000
August 2010, stock issued for services at $0.30 per share	87,096	87	26,042	-	-	26,129
September 2010, common stock sold in private placement offering at $0.25 per share, less offering costs totaling $4,757	160,000	160	18,017	-	-	18,177
November 2010, common stock sold in private placement offering at $0.05 per share – no offering costs	2,000,000	2,000	21,425	-	-	23,425
November 2010, common stock sold in private placement offering at $0.05 per share – no offering costs	2,000,000	2,000	23,214	-		25,214
December 2010, stock issued for services at $0.231 per share	1,551,253	1,551	356,788	-	-	358,339
December 2010, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $56,843	3,333,338	3,334	217,875	-	-	221,209
December 2010, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $100,616	5,383,325	5,383	363,246	-	-	368,629
December 2010, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $8,125	766,667	767	64,558	-	-	65,325
January 2011, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $41,033	1,783,333	1,783	91,472	-	-	93,255
February 2011, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $16,470	400,000	400	20,322	-	-	20,722
February 2011 common stock issued for cash on sale of D Units upon exercise of Double Options, at $0.05 per share.	3,800,000	3,800	186,200	-	-	190,000
February 2011, exercise of $0.05 per share D Warrants for cash	2,000,000	2,000	98,000	-	-	100,000
February 2011, fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	2,328,951	-	-	2,328,951
February 2011, common stock issued for legal services at $0.385 per share	608,310	608	233,591	-	-	234,199
February 2011, common stock issued for Lacus settlement at $0.385 per share	500,000	500	192,000	-	-	192,500
February 2011, common stock issued for Compensation Modification Agreement at $0.385 per share	1,000,000	1,000	384,000	-	-	385,000
February 2011, common stock issued for Settlement Agreement at $0.385 per share	1,000,000	1,000	384,000	-	-	385,000
February 2011, common stock issued for MIZ Employment Service Agreement vested stock-based compensation	500,000	500	(500)	-	-	-
February 2011, common stock issued to MIZ at $0.385 per share for salary under Employment Service Agreement	500,000	500	192,000	-	-	192,500
February 2011, common stock issued to MIZ for bonus under Employment Service Agreement at $0.38 per share	236,842	237	89,763	-	-	90,000
March 2011, exercise of $0.15 per share E Warrants for cash	7,473,336	7,474	1,113,576	-	-	1,121,050
March 2011, fair value of E warrants reclassified from derivative liability to equity upon exercise	-	-	1,951,885	-	-	1,951,885
March 2011, common stock issued for settlement with Puna Lithium at $0.32 per share	6,000,000	6,000	1,914,000	-	-	1,920,000
April 2011, exercise of $0.15 per share E warrants for cash	150,000	150	22,350	-	-	22,500
April 2011, fair value of E warrants reclassified from derivative liability to equity upon exercise	-	-	70,545	-	-	70,545
May 2011, cashless exercise of $0.05 per share D warrants	515,254	515	-	-	-	515
May 2011, fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	253,165	-	-	253,165
Beneficial conversion on convertible debt issued in May 2011	-	-	368,000	-	-	368,000
May 2011, common stock sold in private placement offering at $0.27 per share, less offering costs totaling $737,271	23,920,071	23,920	3,554,723	-	-	3,578,643
May 2011, common stock issued for acquisition of mineral rights at $0.25 per share	127,500,000	127,500	31,747,500	-	-	31,875,000
May 2011, Consolidation of Maricunga, non-controlling interest.	-	-	-	-	25,496,000	25,496,000
June 2011, common stock issued for services at $0.22 per share	120,000	120	26,280	-	-	26,400
Amortization of stock-based compensation	-	-	777,963	-	-	777,963
Net loss, year ended June 30, 2011	-	-	-	(19,219,382)	-	(19,219,382)
Balance, June 30, 2011	279,913,920	279,914	58,307,796	(35,461,774)	25,496,000	48,621,936

August and September 2011, exercise of $0.05 per share D Warrants for cash	4,000,000	4,000	196,000	-	-	200,000
August and September 2011, fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	561,965	-	-	561,965
September 2011, common stock sold to POSCO at $0.21 per share, less offering costs totaling $685,944	38,095,300	38,095	3,495,996	-	-	3,534,091
Beneficial conversion on convertible debt Waiver Agreement	-	-	330,019	-	-	330,019
Amortization of stock-based compensation	-	-	204,745	-	-	204,745
Net income, period ended September 30, 2011	-	-	-	3,839,980	-	3,839,980
Balance, September 30, 2011	322,009,220	$322,009	$63,096,521	$(31,621,794)	$25,496,000	$57,292,736

F-4

LI3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Cash Flow

(Unaudited)

			June 24, 2005
	Three Months	Three Months	(inception)
	Ended	Ended	Through
	September 30,	September 30,	September 30,
	2011	2010	2011
Cash Flows from Operating Activities
Net income (loss)	$3,839,980	$1,663,543	$(31,621,794)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,287	975	20,787
Amortization of deferred financing costs	36,875	-	66,375
Loss on settlements, net	-	-	1,497,500
Loss on extinguishment of debt	841,752	-	841,752
Stock-based compensation – related party	159,147	82,564	1,120,838
Stock-based compensation	45,598	49,839	2,892,374
Warrant modification expense	-	-	1,068,320
Change in fair value of warrant derivative liabilities	(6,948,644)	(2,772,726)	5,391,050
Zero coupon interest accretion and amortization of debt discount on convertible notes	495,385	-	868,149
Inventory impairment	-	-	1,469
Mineral rights impairment expense	-	-	8,838,785
Changes in operating assets and liabilities:
Increase in inventory	-	-	(1,469)
Decrease (increase) in prepaid expenses and advances	(89,384)	36,409	(131,193)
Increase (decrease) in accounts payable	215,781	(23,782)	475,773
Increase in accrued expenses	349,672	216,543	1,362,210
Increase (decrease) in payable to related parties	(141)	139,667	110,845
Net cash used in operating activities	(1,052,692)	(606,968)	(7,198,229)

Cash Flows from Investing Activities
Acquisition of mineral rights	-	(180,000)	(7,968,785)
Acquisition of equipment	(56,845)	-	(66,345)
Increase in leasehold improvement	-	-	(10,000)
Net cash used in investing activities	(56,845)	(180,000)	(8,045,130)

Cash Flows from Financing Activities
Proceeds from notes payable	-	-	95,000
Proceeds from zero-coupon convertible debt offering	-	-	1,500,000
Payment of deferred financing costs	-	-	(75,000)
Payment of waiver fee for convertible debt	(30,000)	-	(30,000)
Proceeds from exercise of warrants	200,000	-	1,633,575
Proceeds from issuance of common stock, net of offering costs	7,314,069	487,998	19,446,717

Net cash provided by financing activities	7,484,069	487,998	22,475,292

Net increase (decrease) in cash	6,374,532	(298,970)	7,326,933

Cash at beginning of period	952,401	302,821	-

Cash at end of period	$7,326,933	$3,851	7,326,933

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-
Non-cash investing and financing transactions:
Common stock cancelled	$-	$-	$71,052
Issuance of common stock for acquisition of mineral rights	$-	$3,900,000	$39,415,000
Warrants issued for services	$-	$-	$157,010
Warrants issued for offering costs	$-	$-	$57,750
Debt discount due to warrant derivative liabilities issued with convertible debt	$-	$-	$1,132,000
Debt discount due to beneficial conversion feature	$330,019	$-	$698,019
Reclassification of warrant liability to additional paid-in-capital for warrant exercises	$561,965	$-	$5,166,511
Fair value of derivative warrant instruments issued in private offerings	$3,779,978	$236,937	$8,874,504
Consolidation of non-controlling interest of the Maricunga Companies	$-	$-	$25,496,000

F-5

LI3 ENERGY, INC.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the quarterly period ended September 30, 2011

(Unaudited)

NOTE 1.   NATURE OF BUSINESS AND BASIS OF PRESENTATION

Li3 Energy, Inc. (“Li3 Energy” or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2005. Initially, the Company’s principal products were soy-blend wax candles (the “Legacy Business”). In 2009, the Company redirected its business focus and strategy toward identifying and pursuing business opportunities in lithium and industrial minerals mining in North and South America, but has more recently focused solely on South America.

On October 19, 2009, the Company filed an amendment to its articles of incorporation with the Secretary of State of the State of Nevada, pursuant to which it changed its name from NanoDynamics Holdings, Inc., to Li3 Energy, Inc., to reflect the Company’s plans to focus its business strategy on the energy sector and related lithium mining opportunities in North and South America.

The Company’s five subsidiaries include; Li3 Energy Peru SRL (“Li3 Peru”), a wholly owned subsidiary in Peru, formed to explore mining opportunities in Peru and in South America; Minera Li Energy SPA (“Minera Li”), a wholly owned subsidiary in Chile; Alfredo Holdings, Ltd. (“Alfredo”), an exempted limited company incorporated under the laws of the Cayman Islands; Pacific Road Mining Chile, SA, a Chilean corporation (“PRMC”), which is a subsidiary of Alfredo; and Noto Energy S.A. (“Noto”), an Argentinean corporation. Also, in May 2011, Minera Li acquired 60% ownership of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”).

During March 2011, the Company amended its Articles of Incorporation to provide for the issuance of 1,000,000,000 shares of capital stock (increased from 300,000,000 shares of capital stock), of which 990,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are undesignated preferred stock, par value $0.001 per share.

The accompanying unaudited interim consolidated financial statements of Li3 Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ending June 30, 2011, as reported in Form 10-K, have been omitted.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Li3 Peru, Alfredo, PRMC, Noto, and Minera Li which holds the six majority owned subsidiaries consisting of the Maricunga Companies. All intercompany amounts have been eliminated in consolidation.

b . Exploration Stage Company

The Company is in the exploration stage in accordance with SEC guidance and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 - Development Stage Entities . Its activities to date have been limited to capital formation, organization, and development of its business, including acquisitions of mineral rights.

c. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had $0 cash equivalents at September 30, 2011 and June 30, 2011, respectively. The Company has not experienced any losses on its deposits of cash and cash equivalents.

F-6

d. Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the cost of mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs, including related property and equipment costs. To determine if capitalized costs are in excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs are performed based upon expected future cash flows and/or estimated salvage value in accordance with ASC 360-10-35-15, Impairment or Disposal of Long-Lived Assets. As of September 30, 2011, management evaluated our capitalized mineral rights for impairment and determined no impairment was required.

e. Earnings (Loss) per Share

The Company accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 – 10 , which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding over the reporting period. In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation as the effect would be anti-dilutive. The effects of the 15.625 for 1 forward stock split on October 19, 2009 have been reflected in the Company’s calculation of basic and diluted net loss per share.

Following is a reconciliation of basic earnings per share (“EPS”) and diluted EPS:

	Three months ended			Three months ended
	September 30, 2011			September 30, 2010
	Net Income	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
Basic EPS	$3,839,980	287,821,798	$0.01	$1,663,543	82,708,587	$0.02
Dilutive effect of convertible debt	58,389	12,814,450	—	—	—	—
Dilutive effect of warrants calculated using the treasury stock method	(291,101)	1,066,667	—	—	—	—
Dilutive effect of restricted stock	—	2,700,000	—	—	2,500,000	—
Diluted EPS	$3,607,268	304,402,915	$0.01	$1,663,543	85,208,587	$0.02

The following table sets forth the schedule of anti-dilutive securities excluded from computation of diluted EPS:

	Three months ended
	September 30, 2011	September 30, 2010
Stock options	766,667	250,000
Stock warrants	87,884,712	54,200,565

F-7

f. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. Management has made significant estimates related to the fair value of the warrant derivative liability, accrued expenses and contingencies.

g. Income Taxes

Income taxes are provided in accordance with FASB ASC Topic No. 740. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  As of September 30, 2011 and June 30, 2011, we have established a valuation allowance to fully reserve our net deferred tax assets.

For financial statement purposes, we recognize the impact of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. We did not have any uncertain income tax positions or accrued interest or penalties included in our consolidated balance sheets at September 30, 2011 or June 30, 2011, and did not recognize any interest and/or penalties in our consolidated statements of operations during the three months ended September 30, 2011 or 2010, respectively.

h. Subsequent Events

We evaluated all subsequent events from September 30, 2011 through the date of the issuance of these consolidated financial statements.

i. Recent Accounting Pronouncements

Recently issued or adopted accounting pronouncements are not expected to, or did not have, a material impact on our financial position, results of operations or cash flows.

j. Reclassifications

Certain accounts in the prior period were reclassified to conform with the current period financial statement presentation.

NOTE 3.   GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has no sources of recurring revenue and has generated net losses of $31,621,794 and negative cash flows from operations of $7,198,229 during the period from June 24, 2005 (inception) through September 30, 2011.

In the course of its development activities, the Company has sustained and continues to sustain losses. The Company cannot predict if and when it may generate profits. In the event the Company identifies commercial reserves of lithium or other minerals, it will require substantial additional capital to develop those reserves. The Company expects to finance its operations primarily through future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because there is no assurance that it will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then the Company’s operations would be materially negatively impacted.

F-8

The Company’s ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of its exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.  MINERAL RIGHTS

	September 30, 2011	June 30, 2011
Maricunga	$63,741,000	$63,741,000
Noto	300,000	300,000
Total	$64,041,000	$64,041,000

Maricunga

On November 30, and December 1, 2010, the Company   signed non-binding exclusive letters of intent with the shareholders (the “Maricunga Sellers”) of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”), to acquire a percentage of the Maricunga Companies, which collectively own the Maricunga Project (“Maricunga”). During December 2010, the Company paid $250,000 to the Maricunga Sellers in connection with signing the non-binding letters of intent which provided the Company with additional time to perform its due diligence and prepare definitive purchase agreements. The Maricunga property is undeveloped and covers an area of approximately 3,553 acres (1,438 hectares), comprising six concessions, each held by a separate legal entity, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile . Each concession grants the owner the right to explore for mineral deposits at the Maricunga property.

On May 20, 2011, the Company and the Maricunga Sellers signed the Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga (the “Acquisition Agreement”), whereby the Company, through its Chilean subsidiary, Minera Li, acquired from the Maricunga Sellers a 60% interest in each of the Maricunga Companies. The purchase price, including amounts paid to agents, was $6,370,000 in cash and 127,500,000 restricted shares of common stock of the Company (the “Maricunga Purchase Price Shares”) which had a fair value of $31,875,000 based on the market price on the date of issuance. The $6,370,000 in cash includes the $250,000 deposit paid in December 2010 and $120,000 due to agents. Pursuant to the Acquisition Agreement, closing occurred on June 2, 2011, the date by which the Maricunga Sellers and agents received their shares of common stock (which were registered in Chile) and the remaining $6,000,000 of cash. The agents received $120,000 at closing.

The assets of the Maricunga Companies consist solely of undeveloped mineral rights and were recorded as an asset purchase. The Company consolidated Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga and recorded the assets at 100% based on purchase price of $6,370,000 in cash and 127,500,000 restricted shares of common stock which had a fair value of $31,875,000. The Company recorded a non-controlling interest for the 40% of the Maricunga Companies that were not acquired, or $25,496,000.

We have agreed to register under the Securities Act one-half of the 127,500,000 Maricunga Purchase Price Shares on a “best efforts” basis by January 31, 2012 and the remainder by October 31, 2012. In the event that the SEC limits the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC, and may file subsequent registration statements covering the resale of additional shares of such common stock. Accordingly, we are not obligated to pay any penalties in the event we are unable to register the shares, or obtain or maintain an effective registration statement related to such shares.

The Company estimates that capital expenditures for this project will be approximately $170 million.

The Company will evaluate any future impairment based on consideration of economic and operational feasibility and a continuing assessment of its rights to exploit minerals under Chilean laws and regulations.

F-9

Noto

Pursuant to an Assignment Agreement dated March 12, 2010 (the “Assignment Agreement”), the Company purchased all of Puna Lithium Corporation’s (“Puna”) interests in and rights for the acquisition of Noto Energy S.A. (”Noto”) under a letter of intent dated November 23, 2009, as amended (the “Letter of Intent”), entered into by and among Puna, Lacus Minerals S.A., and the shareholders of Noto Energy S.A. (“Noto Shareholders”), an Argentinian corporation.

On March 12, 2010, the Company entered into a Share Purchase Agreement with the Noto Shareholders (the “Share Purchase Agreement”) for the acquisition of one hundred percent (100%) of the issued and outstanding shares of Noto, which beneficially owns a one hundred percent (100%) undeveloped mineral interest in over 2,995 acres (1,212 hectares) situated on brine salars in Argentina, known as Cauchari (the “Noto Properties”).

Under the Share Purchase Agreement, the Company acquired upon closing on July 30, 2010, one hundred percent (100%) of the issued and outstanding shares of Noto, for $300,000 in cash, of which $200,000 was paid during the year ending June 30, 2010, and $100,000 was paid on July 30, 2010 when the transaction closed. Noto’s only asset is the mineral interest in the Noto Properties. Accordingly, the Company recorded the acquisition as an asset purchase. The Company is currently developing plans to pursue exploration and/or development of the Noto Properties.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30, 2011	June 30, 2011
Leasehold improvement and equipment	$76,040	$19,195
Less: Accumulated depreciation	(20,482)	(19,195)
Net property and equipment	$55,558	$-

Depreciation expense for the three-month periods ending September 30, 2011 and 2010 was $1,287, and $975, respectively.

NOTE 6.   RELATED PARTY TRANSACTIONS

Legal Services

Antonio Ortúzar, who served as a director of the Company from February 18, 2010, to October 25, 2010, is a Partner in a law firm that the Company has engaged to perform certain legal services.  The Company pays for such legal services at the standard rates that the firm charges its unrelated clients.  For the three months ended September 30, 2011 and 2010, the Company incurred $0 and $66,000 of legal fees to the law firm, respectively.

MIZ

The Company is party to an employment services agreement between MIZ Comercializadora, S de R.L. (“MIZ”) and the Company in which Tom Currin (a partial owner of MIZ) serves as Chief Operating Officer of the Company.

Pursuant to the Chief Operating Officer’s Employment Services Agreement, the Company granted to MIZ an award under the 2009 Plan pursuant to which the Company shall issue 2,500,000 restricted shares of its common stock (the “Restricted Stock”). The shares of Restricted Stock vest in installments of between 300,000 and 1,000,000 shares upon the achievement of certain milestones set forth in the Employment Services Agreement, subject to acceleration upon a change of control or a termination of Mr. Currin’s employment by the Company for good reason (as defined in the Employment Services Agreement) or by the Company for any reason other than for cause (as defined in the Employment Services Agreement). If his employment is terminated by the Company for cause as defined in the Employment Services Agreement, or by Mr. Currin for any reason other than good reason, then all unvested Restricted Stock will immediately expire.

The Company determined the grant date of the 2,500,000 shares was August 11, 2010. The stock price on the grant date was $0.38 per share. Total compensation expense which may be recognized in connection with these restricted shares is $950,000 if all of the shares vest. A milestone was achieved in January 2011, resulting in the vesting of 500,000 shares of common stock and the Company recorded $190,000 of stock-based compensation expense during the year ended June 30, 2011 based on a vesting service period of approximately five months beginning on the grant date. In February 2011, the Company issued the 500,000 fully vested shares of Restricted Stock to MIZ. The remaining 2,000,000 shares contain various vesting requirements that the Company estimates will be achieved between November 2011 and June 2013. During the three months ended September 30, 2011 and 2010, the Company recorded $122,373 and $53,824 of stock compensation expense for the shares based on these estimated vesting dates.

F-10

The Company also incurred $36,774 and $28,740 of stock-based compensation during the three months ended September 30, 2011 and 2010, respectively related to stock options granted to MIZ. See Note 10.

MIZ was also paid $50,000 and $0 in cash for compensation during the three months ended September 30, 2011 and 2010, respectively.  At September 30, 2011 and June 30, 2011, the Company has $100,000 of accrued bonus to MIZ recorded in payable to related parties in the consolidated balance sheets.

R&M Global Advisors

The Company is party to an employment services agreement between R&M Global Advisors, LLC. (“R&M Global Advisors”) and the Company in which Eric Marin (a partial owner of R&M Global Advisors) serves as interim Chief Financial Officer of the Company.

R&M Global Advisors was paid $22,500 and $0 in cash for compensation during the three months ended September 30, 2011 and 2010, respectively.

NOTE 7. NOTES PAYABLE

The Company issued a $50,000 unsecured Promissory Note dated June 5, 2008 (the ”Note”) to Milestone Enhanced Fund Ltd. (“Milestone”) in connection with Milestone’s $50,000 working capital loan to the Company, and the terms and conditions of such Note allow for prepayment of the principal and accrued interest any time without penalty. The interest rate is 8% per annum and the maturity date was June 5, 2010. The total interest accrued at September 30, 2011 and June 30, 2011 is $13,306 and $12,298, respectively. This Note is in default as of September 30, 2011 and remains payable to Milestone.

The Company issued an unsecured Convertible Promissory Note (the “Convertible Note”) dated April 30, 2009, bearing an interest rate of 8.25% per annum, in the amount of $45,000, due on November 8, 2010 to Milestone. The Convertible Note provides that the principal and interest balance due on the Convertible Note are convertible at Milestone’s option pursuant to terms to be mutually agreed upon by the Company and Milestone in writing at a later date. The Company and Milestone have not yet negotiated such conversion terms. The total interest accrued on the Convertible Note at September 30, 2011 and June 30, 2011 is $8,901 and $7,965, respectively. This Note is in default as of September 30, 2011 and remains payable to Milestone.

NOTE 8. CREDIT AGREEMENT

On May 2, 2011, the Company entered into and simultaneously closed a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, the Company issued to each lender a zero-coupon original issue discount note due February 2, 2012. The notes were convertible into shares of the Company’s common stock at the lender’s option at a price of $0.40 per share. The aggregate face amount of the notes at the February 2, 2012 maturity would be $1,677,438. The Company may prepay the notes at its option (together with accrued original issue discount), and was required to prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by the Company.

The Company also agreed to issue to the lenders warrants to purchase an aggregate of 1,500,000 shares of common stock, exercisable for five years at an initial exercise price of $0.50 per share (the “Lender Warrants”). The Lender Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40. The fair values of the Lender Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the warrants was $1,132,000 at the issuance date. This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures.

The convertible debentures were analyzed for a beneficial conversion feature at which time it was concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and was determined to be $368,000. This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures.

The Company agreed to pay finder’s fees consisting of cash in the amount of 5% of the aggregate issue price of the notes, or $75,000 in total , and warrants to purchase an aggregate of 75,000 shares of common stock, exercisable for five years at an initial exercise price of $0.40 per share (the “Arranger Warrants”). The Arranger Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40. The fair value of the Arranger Warrants was recognized as derivative warrant instruments at issuance and is measured at fair value at each reporting period. The Company determined the fair value of the Arranger Warrants at the issuance date was $57,750, which was recorded as deferred financing costs. The deferred financing costs of $132,750 will be amortized over the life of the debt on a straight-line basis which approximates the effective interest method.

F-11

On August 25, 2011, the Company entered into an Amendment and Waiver Agreement with the holders of the zero-coupon bridge notes (the “Waiver Agreement”).  Pursuant to the Waiver Agreement, effective upon the closing of POSCAN’s initial $8 million investment under the SPA (see Note 10), the zero-coupon bridge notes maturity date was extended to June 30, 2012, and the Company is not required to make any prepayment out of the proceeds of the SPA.  As the POSCAN closing occurred on September 14, 2011, the Waiver Agreement was deemed effective on that date.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes, however it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduces the conversion price of the $1.5 million zero-coupon bridge notes from $0.40 to $0.12 per share.  In connection with the Waiver Agreement, the Company agreed to pay an arranger a cash fee of $30,000.

The Company concluded that the Waiver Agreement resulted in a substantial modification of terms of the debt because the fair value of the embedded conversion feature increased by more than 10% as a result of the decrease in the conversion price from $0.40 per share to $0.12 per share. Accordingly, the Company recognized the amendment as an extinguishment of debt and recorded a loss on debt extinguishment.   The Company determined that the fair value of the Credit Agreement approximated the initial $1.5 million face value of the notes plus accrued interest of $84,192 due to the short-term nature of the notes.  As a result, the Company recorded a loss on debt extinguishment of $841,752, consisting of $745,377, the difference between the carrying value of the notes and the estimated fair value of the post-modification notes, $66,375 of unamortized deferred financing costs and $30,000 for the Waiver Agreement arranger fee.  See summary below.

September 14,2011
Loss on Extinguishment
Estimated fair value of debt after modification	$1,584,192
Waiver fee	30,000
Fair value of assets given	1,614,192
Less: Carrying Value of pre-modification debt	(838,815)
Unamortized deferred financing costs	66,375
Loss on debt extinguishment	$841,752

The new convertible debentures were analyzed for a beneficial conversion feature after the debt modification at which time it was concluded that a beneficial conversion feature existed. The beneficial conversion feature was measured using the commitment-date stock price and was determined to be $330,019. This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures. See detail summary below for carrying value of debt.

September 30,2011
Post-Modification Debt
Estimated fair value of debt after modification	$1,584,192
Less: Beneficial conversion feature discount	(330,019)
Carrying value at September 14, 2011	1,254,173
Accrued interest	12,178
Amortization of debt discount	17,156
Carrying value at September 30, 2011	1,283,507

NOTE 9. DERIVATIVE LIABILITIES

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.

F-12

The warrants (including any Agent warrants) issued in connection with the 2009 Unit Offering, the 2010 Unit Offerings,  the Incentive warrants, the 2011 Unit Offering warrants, the Lender Warrants, the Warrants issued for advisory services, the Arranger Warrants and the POSCAN warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time. In addition, the number of shares issuable upon exercise of the 2010 Unit Offering Warrants, the Incentive warrants and all warrants issued to agents under both the 2009 Unit Offering, and the 2010 Unit Offerings will be increased inversely proportional to any decrease in the exercise price, thus preserving the aggregate exercise price of the warrants both before and after any such adjustment.

The fair values of the warrants issued in the 2009 Unit Offering, the 2010 Unit Offerings, the Incentive warrants, the 2011 Unit Offering, the Lender Warrants, the Arranger warrants, the warrants issued for advisory services and the POSCAN Warrants were recognized as derivative warrant instruments at issuance or when they become issuable and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using a modified lattice valuation model.

Activity for derivative warrant instruments during the three months ended September 30, 2011 was as follows:

	Balance at June 30, 2011	Initial valuation of derivative liabilities upon issuance of new warrants during the period	Decrease in Fair Value of Derivative Liability	Exercise of warrants	Balance at September 30, 2011
2009 Unit Offering warrants	$3,854,119	$-	$(1,759,907)	$-	$2,094,212
First 2010 Unit Offering warrants	2,911,244	-	(1,436,010)	-	1,475,234
Second 2010 Unit Offering warrants	1,800,265	-	(1,015,041)	(561,965)	223,259
Third 2010 Unit Offering warrants	1,156,744	-	(631,099)	-	525,645
Incentive warrants	1,072,441	-	(495,337)	-	577,104
2011 Unit Offering warrants	3,736,897	-	(1,762,321)	-	1,974,576
Lender warrants	523,234	-	(263,507)	-	259,727
Warrants for advisory services and Arranger warrants	189,810	-	(99,648)	-	90,162
POSCAN warrants	-	3,779,978	514,226	-	4,294,204
Total	$15,244,754	$3,779,978	$(6,948,644)	$(561,965)	$11,514,123

Activity for derivative warrant instruments during the three months ended September 30, 2010 was as follows:

	Balance at June 30, 2010	Initial valuation of derivative liabilities upon issuance of new warrants during the period	Decrease in Fair Value of Derivative Liability	Balance at September 30, 2010

2009 Unit Offering warrants	$6,313,769	$-	$(2,403,438)	$3,910,331
2010 Unit Offering warrants	1,715,959	236,937	(369,288)	1,583,608
	$8,029,728	$236,937	$(2,772,726)	$5,493,939

During the three months ended September 30, 2011, 4,000,000 warrants were exercised for aggregate proceeds of $200,000. The Company reduced the derivative liability by $561,965 based on the fair value of the warrants on the date of exercise and increased additional paid-in capital by the same amount.

F-13

The following is a summary of the assumptions used in the modified lattice valuation model as of the initial valuations of the derivative warrant instruments issued during the three months ended September 30, 2011, and 2010, respectively and as of September  30, 2011 and 2010, respectively:

	Initial Valuations – September 30, 2011	Initial Valuations - September 30, 2010	Valuation as of September 30, 2010	Valuation as of September 30, 2011
Common stock issuable upon exercise of warrants	38,095,300	2,300,000	20,798,448	89,484,712

Market value of common stock on measurement date (1)	$0.145	$0.30 - $0.39	$0.25	$0.112

Adjusted Exercise price	$0.40	$0.25 - $0.50	$0.25 - $0.90	$0.05- $0.48

Risk free interest rate (2)	0.42%	1.51% - 1.90%	1.27%	0.42%-.96%
Warrant lives in years	3.0	5.0	4.11 – 4.95	2.55-4.45
Expected volatility (3)	205%	151%	151%	176%-205%
Expected dividend yield (4)	0	0	0	0
Assumed stock offerings per year over next five years (5)	1-2	1	1	1-2
Probability of stock offering in any year over five years (6)	100	100%	100%	100%
Range of percentage of existing shares offered (7)	10%-31%	10% - 30%	10% - 30%	10%-31%
Offering price range (8)	$0.21-$0.45	$0.25 - $1.50	$0.25 - $1.50	$0.21-$0.45

(1)	The market value of common stock is the stock price at the close of trading on the date of issuance or at period-end, as applicable.

(2)	The risk-free interest rate was determined by management using the 3 or 5 year Treasury Bill as of the respective Offering or measurement date.

(3)	Because the Company does not have adequate trading history to determine its historical trading volatility, the volatility factor was estimated by management using the historical volatilities of comparable companies in the same industry and region.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

(5)	Management estimates the Company will have at least one stock offering in each of the next 5 years.

(6)	Management has determined that the probability of a stock offering is 100% in each of the next five years.

(7)	Management estimates that the range of percentages of existing shares offered in each stock offering will be between 10% and 31% of the shares outstanding.

(8)	Represents the estimated offering price range in future offerings as determined by management.

F-14

NOTE 10.  STOCKHOLDERS’ EQUITY

Common Stock issuable for services

On June 27, 2011, the Company granted its Chief Executive Officer an award of 700,000 shares of the Company’s common stock which vests in 1/3 increments on each of January 15, 2012, January 15, 2013 and January 15, 2014. The value of the issuable shares was determined based on the $0.22 closing price of the common stock on the measurement date, and totaled $154,000. The Company will record stock compensation expense over the 3 year service period. During the three months ended September 30, 2011, the Company recorded $36,641 of stock compensation in connection with this agreement. No shares have been issued as of September 30, 2011.

Common Stock sales

July 1, 2011 through September 30, 2011

On August 24, 2011, we entered into a Securities Purchase Agreement (the “SPA”) and an Investor Rights Agreement (the “IRA”) with POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO ( a Korean company), (together, the “POSCAN Agreements”), pursuant to which on September 14, 2011, POSCAN purchased 38,095,300 Units for $0.21 per Unit or $8,000,013 ($7,314,069 net after offering expenses), with each “Unit” consisting of one share of our common stock and a three-year warrant (“POSCAN Warrants”) to purchase one share of our common stock at an exercise price of $0.40 per share.  A total of $3,779,978 of the proceeds were allocated to the value of the related POSCAN Warrants and recorded as derivative liabilities-warrant instruments (See Note 9).  The Company incurred finders’ fees equal to 7% of the gross proceeds received from the SPA.  At September 30, 2011, the Company has paid $250,000 of the fees and has $310,000 of Finders’ fees payable recorded in the consolidated balance sheet.

 POSCAN has committed to purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions, including:  (i) completion of an updated Measured and Indicated Resource Report prepared in compliance with Canadian National Instrument (“NI”) 43-101 standards that concludes that our Maricunga property meets certain technical requirements and that proceeding to the feasibility study phase for the Maricunga project is warranted; (ii) completion of a work program agreed to by us and POSCAN; and (iii) having the necessary permits and approvals in place for building and operating a brine test facility on the Maricunga property.  The SPA provides that we are to use the proceeds from such investments exclusively for activities related to the development of the Maricunga project, pursuant to budgets mutually agreeable to us and POSCAN.

The SPA includes provisions for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea.  In addition, the SPA provides that we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, we would (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility.

The securities purchased by POSCAN will be restricted and may not be sold (subject to customary exceptions) until the earlier of nine months from their issuance or November 20, 2012.  Pursuant to the IRA, we have granted POSCAN the right to demand registration of the common stock included in the Units, and issuable upon exercise of the warrants included in the Units, commencing 12 months after the date of issuance of the Units and ending five years after the date of the IRA.  Our obligation to register any such shares shall terminate once they may be sold without registration in any 30 day period pursuant to Rule 144 under the Securities Act.  Upon a registration demand made by POSCAN pursuant to the IRA, we must file a registration statement covering the shares within 75 calendar days of such demand, and use our best efforts to have it declared effective within 120 calendar days of filing.  If we do not meet these deadlines, we must pay liquidated damages of 2% of the purchase price of the securities per month until such failures are cured (up to an aggregate maximum of 10%).  POSCAN will also have “piggy-back” registration rights with respect to such shares.

The IRA provides that we will appoint a director nominated by POSCAN to our Board of Directors, and will continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  So long as POSCAN holds any shares of our common stock (subject to customary exceptions), we shall not issue any new securities to any person unless we have also offered to POSCAN the right to purchase its pro rata share of such securities on the same terms and conditions as are offered, as to maintain its then percentage interest in our outstanding capital.  The IRA also provides that, until the earlier of (i) POSCAN owning less than 10% of our issued and outstanding common stock and (ii) our aggregate market capitalization exceeding $250 million, we may not undertake certain actions without the approval of POSCAN (which approval may be evidenced by the affirmative vote or consent of POSCAN’s director nominee), including:  a liquidation, merger or reorganization; a sale of all or substantially all of our assets; incurring indebtedness in excess of $1,000,000 (subject to certain exceptions); create or take any action that results in our holding the capital stock of any subsidiary that is not wholly owned (with certain exceptions); transfer or license our proprietary technology to a third party; substantially change the scope of our business; or amend or waive any non-competition or non-solicitation provision applicable to our Chief Executive Officer or Chief Operating Officer.

F-15

POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world.   There can be no assurance that any final agreement will be reached with POSCAN with respect to a pilot plant, a commercial plant, any further investment by POSCAN, any purchase by POSCAN of our production, or otherwise.

The table below reflects the allocation of the gross proceeds from the POSCAN Offering during the three months ended September 30, 2011:

Par value of common stock issued	$38,095
Paid-in capital	3,495,996
Derivative warrant liabilities	3,779,978
Offering expenses	685,944
Total gross proceeds	$8,000,013

Stock Option Awards

A Director resigned on September 14, 2011, and forfeited 333,333 stock options. Accordingly, only 166,667 of his options remain outstanding and shall expire on December 14, 2011.

Summary of stock option activity is presented in the table below:

			Weighted-
		Weighted-	average
		average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at June 30, 2011	1,800,000	0.35	8.06	-
Forfeitures	(333,333)	0.25	-	-
Outstanding at September 30, 2011	1,466,667	$0.37	7.72	$-
Exercisable at September 30, 2011	766,667	$0.37	6.76	$-

During the three months ended September 30, 2011 and 2010, the Company recognized stock-based compensation expense of $45,731 and $53,032, respectively related to stock options (of which $36,774 and $28,740 was related party for the three months ended September 30, 2011 and 2010, respectively – See Note 6).  As of September 30, 2011, there was approximately $124,350 of total unrecognized compensation cost related to non-vested stock options which is expected to be recognized ratably over a weighted-average period of approximately 1.83 years.

Warrants

Summary information regarding common stock warrants issued and outstanding as of September 30, 2011 is as follows:

		Weighted Average
	Warrants	Exercise Price
Outstanding at year-ended June 30, 2011	54,200,565	$0.35

Issued	38,095,300	0.40

Warrants issued pursuant to anti-dilution provisions	1,188,847	0.38
Exercised	(4,000,000)	0.05
Outstanding at September 30, 2011	89,484,712	$0.37

F-16

Warrants outstanding as of September 30, 2011

		Outstanding		Exercisable
	Exercise	Number	Remaining	Number
Issuance Date	Price	of Shares	Life	of Shares
November 10, 2009 – December 23, 2009	$0.31	7,162,305	3.1 – 3.2 years	7,162,305
November 10, 2009 – December 23, 2009	$0.48	7,211,339	3.1 – 3.2 years	7,211,339
June 9, 2010 – September 13, 2010	$0.32	9,575,516	3.7 – 4.0 years	9,575,516
June 9, 2010 – July 13, 2010	$0.20	527,891	3.7 – 3.8 years	527,891
November 8-15, 2010	$0.05	1,600,000	4.1 years	1,600,000
December 9, 2010 – March 24, 2011	$0.15	4,806,878	4.2 – 4.4 years	4,806,878
March 24, 2011	$0.45	4,256,827	4.5 years	4,256,827
April 7, 2011	$0.37	11,960,050	2.6 years	11,960,050
April 7, 2011	$0.26	1,913,606	2.6 years	1,913,606
May 2, 2011	$0.43	1,500,000	4.6 years	1,500,000
May 2, 2011	$0.36	75,000	4.6 years	75,000
June 27, 2011	$0.37	800,000	2.5 years	800,000
September 14, 2011	$0.40	38,095,300	3.0 years	38,095,300
Total		89,484,712		89,484,712

The intrinsic value of warrants outstanding at September 30, 2011 was $99,200.

NOTE 11.   FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:	Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using a modified lattice valuation model.

F-17

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2011:

Quoted
Prices
	In Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable	Total
	Assets	Inputs	Inputs	Carrying
Description	Level 1	(Level 2)	(Level 3)	Value
Derivative liabilities - warrant instruments	$-	$-	$11,514,123	$11,514,123

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2011:

Quoted
Prices
	In Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable	Total
	Assets	Inputs	Inputs	Carrying
Description	(Level 1)	(Level 2)	(Level 3)	Value
Derivative liabilities - warrant instruments	$-	$-	$15,244,754	$15,244,754

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Three Months ended
	September 30,	September 30,
	2011	2010
Balance as of June 30,	$(15,244,754)	$(8,029,728)
Change in fair value	6,948,644	2,772,726
Additions	(3,779,978)	(236,937)
Exercise of Warrants	561,965	-
Ending balance	$(11,514,123)	$(5,493,939)

Change in fair value of derivative warrant instruments included in earnings for the period ended September 30, 2011 and 2010	$6,948,644	$2,772,726

The Company recorded a realized loss of $511,511 on the settlement of a portion of the warrant derivative liability due to the exercise of certain warrants, and which is included in the change in the fair value of warrant derivative liability in the consolidated income statement during the period ended September 30, 2011.

NOTE 12.  COMMITMENTS AND CONTINGENCIES

Alfredo

During fiscal year 2011, the Company acquired an option to acquire a mine in Chile (“Alfredo Mine”) from a third party (“Alfredo Sellers”) which further required the Company to make periodic option payments to maintain the Company’s option rights to acquire the Alfredo Mine.  This option terminated during fiscal year 2011 as a result of the Company not making the required option payments.  Subsequent to the termination of the Company’s option rights, the Company entered into an additional agreement with the Alfredo Sellers (“SPA Amendment”).

F-18

Pursuant to the SPA Amendment, if and when the following milestones (“Milestones”) are achieved with respect to the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property, the Company will make the following additional payments (“Contingent Payments”) to the Alfredo Sellers:

a)	$1,000,000 upon the Board of Directors’ resolution to commence final engineering and design of the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

b)	A further $2,000,000 upon the Board of Directors’ resolution to commence construction of the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

c)	A further $2,500,000 upon commencement of commercial production from the Alfredo Mine (meaning production at a rate of 75% of design capacity for 3 months) or any other Li3 Energy Chilean iodine nitrate property;

In the event a Contingent Payment for any milestone is paid for any iodine nitrate property (including the Alfredo Mine), no Contingent Payment for the same milestone will be payable for any other Chilean iodine nitrate property. The Alfredo Sellers have the right to take any or all of the above milestone payments in shares of the Company’s common stock instead of cash, valued at the greater of (i) $0.25 per share or (ii) the average of the closing price of the common stock on the 30 trading days immediately preceding the relevant payment date. The Company is under no obligation to achieve or pursue any of the milestones and the Company currently does not own, or have any rights, to the Alfredo Mine or any other Chilean iodine nitrate properties.

We have not undertaken any exploration and development activities on the Alfredo Mine. As of the date of this filing, we are not in discussions with the owners of Alfredo to reacquire the option to purchase the Alfredo Mine, and there can be no assurance that a new option will be successfully negotiated or executed. We are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo Mine; however, there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

Nevada

Under the CSV, LM and MW Option Agreement, as amended, the Company is obligated to pay amounts totaling $75,000 contingent upon future events which had not occurred as of September 30, 2011.

Under the BSV Option Agreement, as amended, the Company was required to pay to GeoXplor $100,000 on June 30, 2010, which the Company has not paid. The $100,000 owed to GeoXplor is recorded in accrued expenses as of September 30, 2011 and June 30, 2011. During the year ended June 30, 2011, the Company became obligated to pay approximately $57,000 of claim maintenance fees on the Nevada Claims and approximately $32,600 of Nevada state taxes, which is recorded in accrued expenses as of September 30, 2011 and June 30, 2011. At September 30, 2011 and June 30, 2011, the Company has recorded $189,600 in accrued liabilities for these obligations.

NOTE 13. SUBSEQUENT EVENTS

Exercise of warrants

On October 27, 2011, an investor exercised its Double Option to purchase 200,000 D units for gross proceeds of $10,000.

F-19

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Li3 Energy, Inc.

(An Exploration Stage Company)

San Isidro, Lima, Peru

We have audited the accompanying consolidated balance sheets of Li3 Energy, Inc. (an Exploration Stage Company) as of June 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from June 24, 2005 (inception of the exploration stage) to June 30, 2011. These consolidated financial statements are the responsibility of Li3 Energy, Inc.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Li3 Energy, Inc., as of June 30, 2011 and 2010, and the results of their operations and their cash flows for the years then ended and for the period from June 24, 2005 (inception of the exploration stage) to June 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has no source of recurring revenue; negative working capital and cash flows; and has suffered recurring losses from operations; which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

www.gbhcpas.com
Houston, Texas
October 4, 2011, except for the period from June 24, 2005 (inception of exploration stage) to June 30, 2011, as to which the date is January 6, 2012

F-20

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Balance Sheets

	As of	As of
	June 30, 2011	June 30, 2010
Assets
Current Assets:
Cash	$952,401	$302,821
Deferred financing costs	103,250	-
Prepaid expenses and advances	41,809	56,476
Total current assets	1,097,460	359,297

Mineral rights	64,041,000	340,000
Property and equipment, net of accumulated depreciation of $19,195 and $15,249, respectively	-	3,946
Total non-current assets	64,041,000	343,946
Total assets	$65,138,460	$703,243

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$259,992	$657,100
Accrued expenses	433,028	982,550
Payable to related parties	110,986	10,671
Zero-coupon convertible debt, net of accumulated amortization of $372,764 and $ 0 respectively.	372,764	-
Notes payable	95,000	95,000
Total current liabilities	1,271,770	1,745,321

Derivative liabilities - warrant instruments	15,244,754	8,029,728
Total liabilities	16,516,524	9,775,049

Commitments and contingencies

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 990,000,000 shares authorized; 279,913,920 and 74,625,095 shares issued and outstanding as of June 30, 2011 and 2010, respectively	279,914	74,625
Additional paid-in capital	58,307,796	7,095,961
Deficit accumulated during exploration stage	(35,461,774)	(16,242,392)
Total stockholders' equity (deficit) of Li3 Energy, Inc.	23,125,936	(9,071,806)
Non-controlling interest	25,496,000	-
Total stockholder’s equity (deficit)	48,621,936	(9,071,806)
Total liabilities and stockholders' equity (deficit)	$65,138,460	$703,243

See accompanying notes to the consolidated financial statements.

F-21

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Operations

			June 24, 2005
	Years Ended		(Inception)
	June 30,		through
	2011	2010	June 30, 2011

Revenues	$-	$-	$2,278

Cost of goods sold	-	-	1,182

Gross profit	-	-	1,096

Operating expenses:
Inventory impairment	-	-	1,469
Mineral rights impairment expense	4,120,000	4,718,785	8,838,785
Loss on settlements, net	1,497,500	-	1,497,500
Exploration expenses	560,075	2,335,779	2,895,854
General and administrative expenses	5,448,667	2,762,102	8,399,280
Total operating expenses	11,626,242	9,816,666	21,632,888

Other (income) expense:
Warrant modification expense	1,068,320	-	1,068,320
Change in fair value of derivative liability – warrant instruments	6,116,147	6,223,547	12,339,694

(Gain) loss on foreign currency translation	(1,383)	5,160	3,777
Interest income	(534)	(4,404)	(4,949)
Interest expense	410,590	7,713	423,140
Total other expense	7,593,140	6,232,016	13,829,982

Net loss	$(19,219,382)	$(16,048,682)	$(35,461,774)

Basic and diluted net loss per share	$(0.16)	$(0.19)

Weighted average number of common shares outstanding - basic and diluted	123,690,841	83,014,592

See accompanying notes to the consolidated financial statements.

F-22

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

From June 24, 2005 (Inception) through June 30, 2011

				Deficit
				Accumulated
			Additional	During	Non-
	Common Stock		Paid-In	Exploration	Controlling
	Shares	Par Value	Capital	Stage	Interest	Total

Balance at June 24, 2005 (Inception)	-	$-	$-	$-	$-	$-
Stock issued for cash on June 24, 2005 at $0.000105 per share	35,526,336	35,526	(31,776)	-	-	3,750
Stock issued for cash on June 24, 2005 at $0.000105 per share	35,526,336	35,526	(31,776)	-	-	3,750
Net loss, period ended June 30, 2005	-	-	-	-	-	-
Balance, June 30, 2005	71,052,672	71,052	(63,552)	-	-	7,500
Stock issued for cash on March 14, 2006 at $0.001056 per share	47,368,454	47,368	2,632	-	-	50,000
Net loss, year ended June 30, 2006	-	-	-	(14,068)		(14,068)
Balance, June 30, 2006	118,421,126	118,420	(60,920)	(14,068)	-	43,432
Net loss, year ended June 30, 2007	-	-	-	(16,081)	-	(16,081)
Balance, June 30, 2007	118,421,126	118,420	(60,920)	(30,149)	-	27,351
Stock issued for cash on February 7, 2008 at $0.019 per share	2,631,595	2,632	47,368	-	-	50,000
Net loss, year ended June 30, 2008	-	-	-	(95,656)	-	(95,656)
Balance, June 30, 2008	121,052,721	121,052	(13,552)	(125,805)	-	(18,305)
Net loss, year ended June 30, 2009	-	-	-	(67,905)	-	(67,905)
Balance, June 30, 2009	121,052,721	121,052	(13,552)	(193,710)	-	(86,210)
October 2009, cancellation of former officer's shares	(71,052,626)	(71,052)	71,052	-		-
October 2009, stock issued to the chief executive officer for services at $0.0032 per share	1,500,000	1,500	3,300	-	-	4,800
November, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $42,392	6,400,000	6,400	1,018,222	-	-	1,024,622
November, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $5,350	2,120,000	2,120	299,447	-	-	301,567
November, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $31,243	1,820,000	1,820	234,944	-	-	236,764
December, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $4,859	1,900,000	1,900	260,222	-	-	262,122
December, 2009, common stock sold in private placement offering at $0.25 per share, less offering cost totaling $76,632	1,760,000	1,760	167,361	-	-	169,121
December 2009, stock issued to a consultant for services at $0.61 per share	750,000	750	456,750	-	-	457,500
February 2010, stock issued to a consultant for services at $0.93 per share	375,000	375	348,375	-	-	348,750
March, 2010, stock issued for acquisition of mineral rights at $0.91 per share	4,000,000	4,000	3,636,000	-	-	3,640,000
June, 2010 common stock sold in private placement offering at $0.25 per share, less offering cost totaling $250,204	4,000,000	4,000	284,943	-	-	288,943
Stock options issued to consultant for services	-	-	114,783	-	-	114,783
Amortization of stock-based compensation expense	-	-	84,614	-	-	84,614
Stock issued by CEO to employees and director for services			129,500	-	-	129,500
Net loss, year ended June 30 , 2010	-	-	-	(16,048,682)	-	(16,048,682)
Balance, June 30, 2010	74,625,095	$74,625	$7,095,961	$(16,242,392)	$-	(9,071,806)

F-23

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

From June 24, 2005 (Inception) through June 30, 2011 (continued)

				Deficit
				Accumulated
			Additional	During	Non-
	Common Stock		Paid-In	Exploration	Controlling
	Shares	Par Value	Capital	Stage	Interest	Total

July 2010, common stock sold in private placement offering at $0.25 per share, less offering costs totaling $47,245	2,000,000	$2,000	$230,884	$-	$-	$232,884
August 2010, stock issued for acquisition of mineral rights at $0.39 per share	10,000,000	10,000	3,890,000	-	-	3,900,000
August 2010, stock issued for services at $0.30 per share	87,096	87	26,042	-	-	26,129
September 2010, common stock sold in private placement offering at $0.25 per share, less offering costs totaling $4,757	160,000	160	18,017	-	-	18,177
November 2010, common stock sold in private placement offering at $0.05 per share – no offering costs	2,000,000	2,000	21,425	-	—	23,425
November 2010, common stock sold in private placement offering at $0.05 per share – no offering costs	2,000,000	2,000	23,214	-		25,214
December 2010, stock issued for services at $0.231 per share	1,551,253	1,551	356,788	-	-	358,339
December 2010, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $56,843	3,333,338	3,334	217,875	-	-	221,209
December 2010, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $100,616	5,383,325	5,383	363,246	-	-	368,629
December 2010, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $8,125	766,667	767	64,558	-	-	65,325
January 2011, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $41,033	1,783,333	1,783	91,472	-	-	93,255
February 2011, common stock sold in private placement offering at $0.15 per share, less offering costs totaling $16,470	400,000	400	20,322	-	-	20,722
February 2011 common stock issued for cash on sale of D Units upon exercise of Double Options, at $0.05 per share.	3,800,000	3,800	186,200	-	-	190,000
February 2011, exercise of $0.05 per share D Warrants for cash	2,000,000	2,000	98,000	-	-	100,000
February 2011, fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	2,328,951	-		2,328,951
February 2011, common stock issued for legal services at $0.385 per share	608,310	608	233,591	-	-	234,199
February 2011, common stock issued for Lacus settlement at $0.385 per share	500,000	500	192,000	-	-	192,500
February 2011, common stock issued for Compensation Modification Agreement at $0.385 per share	1,000,000	1,000	384,000	-	-	385,000
February 2011, common stock issued for Settlement Agreement at $0.385 per share	1,000,000	1,000	384,000	-	-	385,000
February 2011, common stock issued for MIZ Employment Service Agreement vested stock-based compensation	500,000	500	(500)	-	-	-

F-24

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

From June 24, 2005 (Inception) through June 30, 2011 (continued)

				Deficit
				Accumulated
			Additional	During	Non-
	Common Stock		Paid-In	Exploration	Controlling
	Shares	Par Value	Capital	Stage	Interest	Total

February 2011, common stock issued to MIZ at $0.385 per share for salary under Employment Service Agreement	500,000	$500	$192,000	$-	$-	$192,500
February 2011, common stock issued to MIZ for bonus under Employment Service Agreement at $0.38 per share	236,842	237	89,763	-	-	90,000
March 2011, exercise of $0.15 per share E Warrants for cash	7,473,336	7,474	1,113,576	-	-	1,121,050
March 2011, fair value of E warrants reclassified from derivative liability to equity upon exercise	-	-	1,951,885	-	-	1,951,885
March 2011, common stock issued for settlement with Puna Lithium at $0.32 per share	6,000,000	6,000	1,914,000	-	—	1,920,000
April 2011, exercise of $0.15 per share E warrants for cash	150,000	150	22,350	-		22,500
April 2011, fair value of E warrants reclassified from derivative liability to equity upon exercise	-	-	70,545	-	-	70,545
May 2011, cashless exercise of $0.05 per share D warrants	515,254	515	-	-	-	515
May 2011, fair value of D warrants reclassified from derivative liability to equity upon exercise	-	-	253,165	-	-	253,165
Beneficial conversion on convertible debt issued in May 2011	-	-	368,000	-	-	368,000
May 2011, common stock sold in private placement offering at $0.27 per share, less offering costs totaling $737,271	23,920,071	23,920	3,554,723	-	-	3,578,643
May 2011, common stock issued for acquisition of mineral rights at $0.25 per share	127,500,000	127,500	31,747,500	-		31,875,000
May 2011, Consolidation of Maricunga, non-controlling interest.	-	-	-	-	25,496,000	25.496.000
June 2011, common stock issued for services at $0.22 per share	120,000	120	26,280	-	-	26,400
Amortization of stock-based compensation	-	-	777,963	-	-	777,963
Net loss, year ended June 30, 2011	-	-	-	(19,219,382)		(19,219,382)

Balance, June 30, 2011	279,913,920	$279,914	$58,307,796	$(35,461,774)	$25,496,000	$48,621,936

See accompanying notes to the consolidated financial statements.

F-25

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

			June 24, 2005
			(Inception)
	Year Ended June 30,		through
	2011	2010	June 30, 2011
Cash flows from operating activities
Net loss	$(19,219,382)	$(16,048,682)	$(35,461,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,946	3,899	19,500
Amortization of deferred financing costs	29,500	-	29,500
Loss on settlements, net	1,497,500	-	1,497,500
Stock-based compensation – related party	961,691	-	961,691
Stock-based compensation	1,706,829	1,139,947	2,846,776
Warrant modification expense	1,068,320	-	1,068,320
Change in fair value of warrant derivative liabilities	6,116,147	6,223,547	12,339,694
Zero coupon interest accretion and amortization of debt discount on convertible notes	372,764	-	372,764
Inventory impairment	-	-	1,469
Mineral rights impairment expense	4,120,000	4,718,785	8,838,785
Changes in operating assets and liabilities:
Increase in inventory	-	-	(1,469)
Decrease (increase) in prepaid expenses and advances	14,667	(56,476)	(41,809)
Increase (decrease) in accounts payable	(397,108)	653,179	259,992
Increase in accrued expenses	29,988	977,713	1,012,538
Increase in payable to related parties	100,315	10,671	110,986
Net cash used in operating activities	(3,594,823)	(2,377,417)	(6,145,537)

Cash flows from investing activities
Acquisition of mineral rights	(6,550,000)	(1,418,785)	(7,968,785)
Acquisition of equipment	-	-	(9,500)
Increase in leasehold improvement	-	-	(10,000)
Net cash used in investing activities	(6,550,000)	(1,418,785)	(7,988,285)

Cash flows from financing activities
Proceeds from notes payable	-	-	95,000
Proceeds from zero-coupon convertible debt offering	1,500,000	-	1,500,000
Payment of deferred financing costs	(75,000)	-	(75,000)
Proceeds from exercise of warrants	1,433,575	-	1,433,575
Proceeds from issuance of common stock, net of offering costs	7,935,828	4,089,320	12,132,648
Net cash provided by financing activities	10,794,403	4,089,320	15,086,223

Net increase in cash	649,580	293,118	952,401

Cash at beginning of year	302,821	9,703	-

F-26

Li3 ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows (continued)

			June 24, 2005
			(Inception)
	Year Ended June 30,		through
	2011	2010	June 30, 2011
Cash at end of year	$952,401	$302,821	$952,401

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-
Non-cash investing and financing transactions:
Common stock cancelled	$-	$71,052	$71,052
Issuance of common stock for acquisition of mineral rights	$35,775,000	$3,640,000	$39,415,000
Warrants issued for services	$157,010	$-	$157,010
Warrants issued for offering costs	$57,750	$-	$57,750
Debt discount due to warrant derivative liabilities issued with convertible debt	$1,132,000	$-	$1,132,000
Debt discount due to beneficial conversion feature	$368,000	$-	$368,000
Reclassification of warrant liability to additional paid-in-capital for warrant exercises	$4,604,546	$-	$4,604,546
Fair value of derivative warrant instruments issued in private offerings	$3,288,345	$1,806,181	$5,094,526
Consolidation of non-controlling interest of the Maricunga Companies	$25,496,000	-	$25,496,000

See accompanying notes to the consolidated financial statements.

F-27

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Li3 Energy, Inc. (“Li3 Energy” or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2005. Initially, the Company’s principal products were soy-blend wax candles (the “Legacy Business”). In 2009, the Company redirected its business focus and strategy toward identifying and pursuing business opportunities in lithium and industrial minerals mining in North and South America, but has more recently focused solely on South America.

On October 19, 2009, the Company filed an amendment to its articles of incorporation with the Secretary of State of the State of Nevada, pursuant to which it changed its name from NanoDynamics Holdings, Inc., to Li3 Energy, Inc., to reflect the Company’s plans to focus its business strategy on the energy sector and related lithium mining opportunities in North and South America.

The Company has six subsidiaries; Li3 Energy Peru SRL (“Li3 Peru”), a wholly owned subsidiary in Peru, formed to explore mining opportunities in Peru and in South America; Minera Li Energy SPA (“Minera Li”), a wholly owned subsidiary in Chile; Alfredo Holdings, Ltd., an exempted limited company incorporated under the laws of the Cayman Islands (“Alfredo”), Li3 Energy Caymans, Inc., an exempted limited company incorporated under the laws of the Cayman Islands; Pacific Road Mining Chile, SA, a Chilean corporation (“PRMC”), which is a subsidiary of Alfredo; and Noto Energy S.A. (“Noto”), an Argentinean corporation.  Also, in May 2011, Minera Li acquired 60% ownership of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”).

During March 2011, the Company amended its Articles of Incorporation to provide for the issuance of 1,000,000,000 shares of capital stock (increased from 300,000,000 shares of capital stock), of which 990,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are undesignated preferred stock, par value $0.001 per share.

Split-off of Legacy Business

In connection with the discontinuation of the Company’s previous business and the redirecting of its business strategy to focus on lithium and industrial minerals mining in North and South America, the Company split off and sold all of the assets and liabilities of the Legacy Business (the “Split-Off”) to Jon Suk, the Company’s founding stockholder. The Split Off closed on October 19, 2009. As more fully described in a Form 8-K filed by the Company with the SEC on December 14, 2009, the Company contributed all of its assets and liabilities relating to the Legacy Business, whether accrued, contingent or otherwise, and whether known or unknown, to a newly organized, wholly-owned subsidiary, Mystica Candle, Inc., a Nevada corporation (“Split-Off Sub”), and immediately thereafter sold all of the outstanding capital stock of Split-Off Sub to Mr. Suk in exchange for 71,052,626 shares of the Company’s common stock, $0.001 par value per share that Mr. Suk then owned. The fair value of the assets and liabilities sold to the Split-Off Sub was $0.  The 71,052,626 shares surrendered by Mr. Suk have been cancelled.

F-28

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Li3 Peru, Alfredo, PRMC, Noto, and Minera Li which holds the six majority owned subsidiaries consisting of the Maricunga Companies. All intercompany amounts have been eliminated in consolidation.

b .   Exploration Stage Company

The Company is in the exploration stage in accordance with SEC guidance and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 -   Development Stage Entities . Its activities to date have been limited to capital formation, organization, and development of its business, including acquisitions of mineral rights.

c. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had $0 cash equivalents at June 30, 2011 and 2010, respectively.  The Company has not experienced any losses on its deposits of cash and cash equivalents.

d.  Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the cost of mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs, including related property and equipment costs. To determine if capitalized costs are in excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs are performed based upon expected future cash flows and/or estimated salvage value in accordance with ASC 360-10-35-15,   Impairment or Disposal of Long-Lived Assets.   During the years ended June 30, 2011 and 2010, management recorded mineral rights impairment charges of $4,120,000 and $4,718,785, respectively.

e.  Property and Equipment

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated useful lives ranging from 3 to 7 years.

f.   Income Taxes

Income taxes are provided in accordance with FASB ASC Topic No. 740.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry-forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

F-29

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

For financial statement purposes, we recognize the impact of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. We did not have any uncertain income tax positions or accrued interest or penalties included in our consolidated balance sheets at June 30, 2011 or 2010, and did not recognize any interest and/or penalties in our consolidated statements of operations during the years ended June 30, 2011 or 2010.

g.   Share-based Payments

The Company determines the fair value of stock option awards granted to employees in accordance with FASB ASC Topic No. 718 – 10 and to non-employees in accordance with FASB ASC Topic No. 505 – 50.

h.   Earnings (Loss) per Share

The Company accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 – 10 , which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding over the reporting period.  In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation as the effect would be anti-dilutive.  The effects of the 15.625 for 1 forward stock split on October 19, 2009 have been reflected in the Company’s calculation of basic and diluted net loss per share.

For the years ended June 30, 2011 and 2010, the following convertible debt, stock options and warrants to purchase shares of common stock were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive:

	June 30, 2011	June 30, 2010
Convertible debt	3,750,000	-
Stock options	433,333	250,000

S Stock warrants	54,200,565	18,493,150

F-30

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

i. Foreign Currency

The U.S. dollar is the functional currency of our foreign operating subsidiaries.  The books and records of our foreign operating subsidiaries are re-measured to our functional currency.  Foreign currency transaction gains and losses are included in the statements of operations in accordance with ASC 830   - Foreign Currency Matters.

j. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has made significant estimates related to the fair value of shares issued for mineral acquisitions; the fair value of derivative liabilities; stock based payments; and contingencies.

k. Non-controlling interests

The Company is required to report its non-controlling interests as a separate component of shareholders’ equity. The Company is also required to present the consolidated net income and the portion of the consolidated net income allocable to the non-controlling interests and to the shareholders of the Company separately in its consolidated statements of operations. Losses applicable to the non-controlling interests are allocated to the non-controlling interests even when those losses are in excess of the non-controlling interests’ investment basis.  There was no income or loss allocable to non-controlling interests for the years ended June 30, 2011 or 2010.

l.  Recent Accounting Pronouncements

 In January 2010, the FASB issued  Accounting Standards Update (ASU) 2010-06, “Improving Disclosures about Fair Value Measurements,” which provides amendments to the FASB ASC Subtopic 820-10 that require new disclosures regarding (i) transfers in and out of Level 1 and Level 2 fair value measurements and (ii) activity in Level 3 fair value measurements. ASU 2010-06 also clarifies existing disclosures regarding (i) the level of asset and liability disaggregation and (ii) fair value measurement inputs and valuation techniques. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The disclosure impact of adoption of ASU 2010-06 on the Company’s consolidated financial statements is not material.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”, which amends ASC 820, “Fair Value Measurement”. ASU 2011-04 does not extend the use of fair value accounting, but provides guidance on how it should be applied where its use is already required or permitted by other standards within U.S. GAAP or International Financial Reporting Standards (IFRSs). ASU 2011-04 changes the wording used to describe many requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Additionally, ASU 2011-04 clarifies the FASB’s intent about the application of existing fair value measurements. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not anticipate that the adoption of ASU 2011-04 will have a material impact on its consolidated financial statements.

F-31

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

m. Subsequent Events

The Company evaluated material events occurring between the end of our fiscal year, June 30, 2011, and through the date when the consolidated financial statements were issued.

NOTE 3.   GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company currently has no sources of recurring revenue and has generated net losses of $35,461,774 and negative cash flows from operations of $6,145,537 during the period from June 24, 2005 (inception) through June 30, 2011.

In the course of its development activities, the Company has sustained and continues to sustain losses.  The Company cannot predict if and when the Company may generate profits.  In the event we identify commercial reserves of lithium or other minerals, we will require substantial additional capital to develop those reserves.  The Company expects to finance its operations primarily through future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because there is no assurance that it will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then the Company’s operations would be materially negatively impacted.

The Company’s ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of its exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-32

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

NOTE 4.  MINERAL RIGHTS

Mineral rights consists of the following at June 30:

	2011	2010
Maricunga	$63,741,000	$-
Noto	300,000	200,000
Alfredo	-	90,000
Peru	-	50,000
Total	$64,041,000	$340,000

Maricunga

On November 30, and December 1, 2010, the Company   signed non-binding exclusive letters of intent with the shareholders (the “Maricunga Sellers”) of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Maricunga Companies”), to acquire a percentage of the Maricunga Companies, which collectively own the Maricunga Project (“Maricunga”). During December 2010, the Company paid $250,000 to the Maricunga Sellers in connection with signing the non-binding letters of intent which provided the Company with additional time to perform its due diligence and prepare definitive purchase agreements. The Maricunga property is undeveloped and covers an area of approximately 3,553 acres (1,438 hectares), comprising six concessions, each held by a separate legal entity, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile .   Each concession grants the owner the right to explore for mineral deposits at the Maricunga property.

On May 20, 2011, the Company and the Maricunga Sellers signed the Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga (the “Acquisition Agreement”), whereby the Company, through its Chilean subsidiary, Minera Li Energy SPA, acquired from the Maricunga Sellers a 60% interest in each of the Maricunga Companies. The purchase price, including amounts paid to agents, was $6,370,000 in cash and 127,500,000 restricted shares of common stock of the Company (the “Maricunga Purchase Price Shares”) which had a fair value of $31,875,000 based on the market price on the date of  issuance.  The $6,370,000 in cash includes the $250,000 deposit paid in December 2010 and $120,000 due to agents. Pursuant to the Acquisition Agreement, closing occurred on June 2, 2011, the date by which the Maricunga Sellers and  agents received their shares of common stock (which were registered in Chile) and the remaining $6,000,000 of cash. The agents received $120,000 at closing.

The assets of the Maricunga Companies consist solely of undeveloped mineral rights and were recorded as an asset purchase. The Company consolidated Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga and recorded the assets at 100% based on purchase price of $6,370,000 in cash and 127,500,000 restricted shares of common stock which had a fair value of $31,875,000. The Company recorded a non-controlling interest for the 40% of the Maricunga Companies that were not acquired, or $25,496,000.

F-33

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

We have agreed to register under the Securities Act one-half of the 127,500,000 Maricunga Purchase Price Shares on a “best efforts” basis by January 31, 2012 and the remainder by October 31, 2012.  In the event that the SEC limits the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC, and may file subsequent registration statements covering the resale of additional shares of such common stock. Accordingly, we are not obligated to pay any penalties in the event we are unable to register the shares, or obtain or maintain an effective registration statement related to such shares.

In signing the Acquisition Agreement, the Company also committed to fund upon closing, up to $5 million for technical feasibility studies for the project within 180 days of closing. In the event the Company does not fund the $5 Million for technical feasibility studies, the Company will not be subject to penalties pursuant to the Acquisition Agreement. The Company estimates that capital expenditures for this project will be approximately $170 million.

The Company will evaluate any future impairment based on consideration of economic and operational feasibility and a continuing assessment of its rights to exploit minerals under Chilean laws and regulations.

Noto

Pursuant to an Assignment Agreement dated March 12, 2010 (the “Assignment Agreement”), the Company purchased all of Puna Lithium Corporation’s (“Puna”) interests in and rights for the acquisition of Noto Energy S.A. (”Noto”) under a letter of intent dated November 23, 2009, as amended (the “Letter of Intent”), entered into by and among Puna, Lacus Minerals S.A., and the shareholders of Noto Energy S.A. (“Noto Shareholders”), an Argentinian corporation.

On March 12, 2010, the Company entered into a Share Purchase Agreement with the Noto Shareholders (the “Share Purchase Agreement”) for the acquisition of one hundred percent (100%) of the issued and outstanding shares of Noto, which beneficially owns a one hundred percent (100%) undeveloped mineral interest in over 2,995 acres situated on brine salars in Argentina, known as Cauchari (the “Noto Properties”).

Under the Share Purchase Agreement, the Company acquired upon closing on July 30, 2010, one hundred percent (100%) of the issued and outstanding shares of Noto, for $300,000 in cash, of which $200,000 was paid during the year ending June 30, 2010, and $100,000 was paid on July 30, 2010 when the transaction closed. Noto’s only asset is the mineral interest in the Noto Properties. Accordingly, the Company recorded the acquisition as an asset purchase.  The Company is currently developing plans to pursue exploration and/or development of the Noto Properties.

Alfredo

On April 20, 2010, the Company entered into a non-binding agreement with Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund, L.P. (“PR Partnership” and, together with Fund A and Fund B, “Alfredo Sellers”), pursuant to which the Company was granted the exclusive option to acquire all of the outstanding share capital of Alfredo Holdings, Ltd. (“Alfredo”) in exchange for a cash payment of $90,000, which the Company paid during the year ended June 30, 2010.

F-34

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Alfredo owns 100% of the share capital of Pacific Road Mining Chile, SA, a Chilean Corporation (“PRMC”). PRMC is a special purpose Chilean corporation which entered into an Option to Purchase Agreement, dated June 6, 2008, that gave PRMC the option to acquire 100% of six mining concessions with respect to approximately 6,669 acres of mining tenements near Pozo Almonte, Chile (the “Alfredo Property”).

On August 3, 2010, the Company entered into a Stock Purchase Agreement (“Alfredo SPA”) with the Alfredo Sellers to acquire all of the outstanding shares of Alfredo. Pursuant to the Alfredo SPA, the Company issued an aggregate of 10,000,000 shares of common stock (the “Purchase Price Shares”) valued at $3,900,000 ($0.39 per share) to the Alfredo Sellers and their designees. Of the Purchase Price Shares, 8,800,000 shares of common stock that the Company issued directly to the Alfredo Sellers are subject to an 18 month lock-up period pursuant to the Alfredo SPA.

The Alfredo SPA also provided for contingent payments in the event certain milestones were achieved, which provisions were later amended by the SPA Amendment discussed below.

Under the Option to Purchase Agreement, PRMC was required to make additional periodic payments aggregating $360,000 between June 30, 2010 and December 30, 2010. The Company paid, through PRMC, $80,000 in August 2010 and was required to make payments of $100,000 by October 30, 2010 and $180,000 by December 30, 2010 in order to maintain PRMC’s option rights. Then, in order to exercise the option and purchase the Alfredo Property, the Company would have been required to pay the option exercise price of $4,860,000 by March 30, 2011. The Company did not make the $100,000 payment on October 30, 2010, the $180,000 payment on December 30, 2010 or the option exercise price payment of $4,860,000 on March 30, 2011. Under the terms of the option agreement, the option terminated as a result of the Company not making the required option payments within the specified default and cure periods, and the Company therefore recorded impairment expense for the Alfredo property of $4,070,000 during the year ended June 30, 2011.

In March 2011, the Company signed an amendment (“SPA Amendment”) to the Alfredo SPA with the Alfredo Sellers. The SPA Amendment was in anticipation of the Company re-acquiring rights to the Alfredo property or another Chilean iodine nitrate property

If the Alfredo Sellers had closed on a proposed subscription of $2,000,000 in the Company’s 2011 Offering (as defined in Note 10), the SPA Amendment would have adjusted the terms upon which the Alfredo Sellers could invest in the Company pursuant to an option granted under the Alfredo SPA. The Alfredo Sellers did not subscribe to the 2011 Offering. However, the SPA Amendment did change the Alfredo SPA as it relates to the Contingent Payments as noted below.

Pursuant to the SPA Amendment, if and when the following milestones (“Milestones”) are achieved with respect to the Alfredo Property or any other Li3 Energy Chilean iodine nitrate property, the Company will make the following additional payments (“Contingent Payments”) to the Alfredo Sellers:

a)	$1,000,000 upon the Board of Directors’ resolution to commence final engineering and design of the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

b)	A further $2,000,000 upon the Board of Directors’ resolution to commence construction of the Alfredo Mine or any other Li3 Energy Chilean iodine nitrate property;

c)	A further $2,500,000 upon commencement of commercial production from the Alfredo Mine (meaning production at a rate of 75% of design capacity for 3 months) or any other Li3 Energy Chilean iodine nitrate property;

F-35

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

In the event a Contingent Payment for any milestone is paid for any iodine nitrate property (including the Alfredo property), no Contingent Payment for the same milestone will be payable for any other Chilean iodine nitrate property. The Alfredo Sellers have the right to take any or all of the above milestone payments in shares of the Company’s common stock instead of cash, valued at the greater of (i) $0.25 per share or (ii) the average of the closing price of the common stock on the 30 trading days immediately preceding the relevant payment date. The Company is under no obligation to achieve or pursue any of the milestones and the Company currently does not own, or have any rights, to the Alfredo property or any other Chilean iodine nitrate properties.

We have not undertaken any exploration and development activities on the Alfredo Property.  As of the date of this filing, we are not in discussions with the owners of Alfredo to reacquire the option to purchase the Alfredo Property, and there can be no assurance that a new option will be successfully negotiated or executed.  We are actively exploring opportunities to acquire other iodine/sodium nitrate prospects in addition to or in lieu of the Alfredo property; however, there can be no assurance that suitable prospects will be available on terms acceptable to us or that any such acquisition will be successfully completed.

Peru

On February 23, 2010, the Company acquired, through a new wholly-owned subsidiary, Li3 Energy Peru SRL, 100% of the assets of the Loriscota, Suches and Vizcachas Projects located in the Provinces of Puno, Tacna and Moquegua, Peru.  The assets consist solely of undeveloped mineral rights and were recorded as an asset purchase.  The aggregate purchase price for the assets was $50,000 which was paid in cash.  During the year ended June 30, 2011, the Company determined that these mineral rights are not recoverable and the Company recorded impairment expense for the Peru property of $50,000 during the year ended June 30, 2011.

Nevada 2010 Impairment

On March 12, 2010, pursuant to an Asset Purchase Agreement (the “Nevada APA”) between the Company, Next Lithium Corp., an Ontario corporation, and Next Lithium (Nevada) Corp., a Nevada corporation (together, “Next Lithium”), the Company acquired all of Next Lithium’s interests in and rights under (a) an agreement dated October 30, 2009 and a subsequent amendment (the “CSV, LM and MW Option Agreement, as amended”), pursuant to which GeoXplor Corp., a Nevada corporation (“GeoXplor”), granted to Next Lithium the sole right and option (the “CSV, LM and MW Option”), to acquire a 100% interest in the associated placer mining claims known as the CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Placer Mineral Claims; and (b) an agreement dated October 30, 2009 (the “BSV Option Agreement,” and, together with the CSV, LM and MW Option Agreement, the “Option Agreements”), pursuant to which GeoXplor granted to Next Lithium the sole right and option (the “BSV Option,” and, together with the CSV, LM and MW Option, the “Nevada Options”), to acquire a 100% interest in the association placer mining claims known as the BSV Placer Mineral Claims.

Under the terms of the Nevada APA, the Company acquired the Nevada Options in exchange for 4,000,000 shares of its common stock with a fair value of $3,640,000 on the date of acquisition based on our stock price. As of June 30, 2010, the 4,000,000 shares are issued, and 2,500,000 of these shares are held in escrow for one year against any indemnifiable liabilities that may arise. Under the CSV, LM and MW Option Agreement, as amended, the Company paid GeoXplor $236,607. The Company also is obligated to pay amounts totaling $75,000 contingent upon future events which had not occurred as of the date of June 30, 2010. Under the BSV Option Agreement, as amended, the Company was required to pay to GeoXplor $100,000 on June 30, 2010, which the Company has not paid.

F-36

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Upon further analysis of the mineral composition of the Nevada Claims, the Company determined that the Nevada Claims did not meet the Company’s requirements for mining operations planned by the Company, thus the Company terminated the Nevada Options and recorded impairment expense for the year ended June 30, 2010 of $3,976,607 for all amounts previously capitalized as mineral rights in the consolidated balance sheet. These amounts consisted of cash of $236,607 paid to GeoXplor on the closing of the acquisition under the Nevada APA, and common stock issued in connection with the acquisition valued at $3,640,000, and $100,000 owed in connection with the BSV Option Agreement as of June 30, 2010.

During the year ended June 30, 2011, the Company was obligated to pay approximately $57,000 of claim maintenance fees on the Nevada Claims and approximately $32,600 of Nevada state taxes, which the Company has not paid.  At June 30, 2011 and 2010, the Company has recorded accrued liabilities of $189,600 and $100,000, respectively, for these Nevada obligations.

Puna Lithium 2010 Impairment

On March 12, 2010, the Company entered into an assignment agreement (the “Assignment Agreement”) whereby the Company would purchase all of the Puna Lithium Corporation’s (“Puna”) interests in and rights under a letter of intent dated November 23, 2009, as amended (the “Letter of Intent”) entered into by Puna, Lacus Minerals S.A. (“Lacus”), and the shareholders of Noto Energy S.A., and the Company entered into a certain Master Option Agreement with Lacus (the “Master Option Agreement”), for the acquisition of three options (collectively, the “Options”), to acquire up to an 85% interest in: (a) approximately 70,000 acres situated on prospective brine salars in Argentina, known as Rincón, Centenario and Pocitos (the “Master Lacus Properties”); and (b) salt-mining claims on approximately 9,000 additional acres in certain other areas of mutual interest on some of those same salars (the “Third Parties Properties” and, together with the Master Lacus Properties, the “Lacus Properties”) that may be acquired upon exercise of the two options (collectively, the “Third Parties Options”).

As consideration to Lacus for entering into the Master Option Agreement (“MOA”), the Company paid Lacus aggregate payments of $942,178, which included $242,178 for acquisition costs and $700,000 for exploration related expenses. The Company was also required to pay Lacus $500,000 on March 12, 2011 as consideration for the agreement. As further consideration for entering the MOA and as a condition to maintain the first option under the MOA in good standing until exercised, the Company was to pay $3,000,000 for work commitments on dates to be determined at closing. The MOA did not close as of June 30, 2010. On July 30, 2010, the Company and Lacus amended the MOA (“Amended MOA”) to clarify that the work commitment payments were due as follows: $237,000 due on or before July 30, 2010; $1,079,000 due on or before August 15, 2010; $372,000 due on or before August 31, 2010 and $1,312,000 due over the one year period subsequent to closing of the MOA on a schedule to be determined by the MOA executive committee, however, none of these payments were made.

F-37

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

In August 2010, the Company determined that the Rincon, Pocitos and Centerario salars did not meet the Company’s criteria for economic brine reserves, that the work plan recommended by Lacus was not acceptable and that funding of a drilling program should be suspended. Lacus subsequently terminated the Master Option Agreement on August 24 2010. The Company expensed $742,178 of  capitalized acquisition costs as impairment expense in the consolidated statement of operations during the year ended June 30, 2010. In accordance with the Assignment Agreement, the Company was also required to issue 8,000,000 shares of common stock to Puna upon the date of the closing (“Closing”) as defined in the Master Option Agreement. As the Closing did not occur, the Company did not issue the 8,000,000 shares of common stock.

As of June 30, 2010, the Company had recorded $765,000 in accrued expenses related to acquisition costs and exploration expenses under the agreements. The MOA was amended subsequent to June 30, 2010.   On November 24, 2010, the Company entered into a termination, settlement and release agreement with Lacus in exchange for a $150,000 cash payment and 500,000 shares of common stock to settle potential Lacus claims. The 500,000 shares are recorded in the amount of $192,500, which was based on a fair value of $0.385 per share of common stock on the measurement date.  As the Company had recorded $765,000 of accrued liabilities as of June 30, 2010 related to Lacus, the Company recorded a gain on settlement of $422,500 during the year ended June 30, 2011 as a result of the settlement.   The Company paid the $150,000 cash payment to Lacus during January 2011, and issued the 500,000 shares in February 2011 in final satisfaction of all obligations.

During the year ended June 30, 2011, the Company reached a settlement agreement with Puna, pursuant to which the Company issued Puna 6,000,000 shares of common stock in full satisfaction of any and all obligations the Company may have to Puna. The Company recorded settlement expense of $1,920,000 determined based upon the fair value of the common stock on the issuance date.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2011	June 30, 2010
Office leasehold improvement and equipment	$19,195	$19,195
Less: Accumulated depreciation	(19,195)	(15,249)
Net property and equipment	$-	$3,946

Depreciation expense for the years ended June 30, 2011 and 2010 was $3,946 and $3,899, respectively.

F-38

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

NOTE 6.   RELATED PARTY TRANSACTIONS

Related party payable

In November 2009, Li3 Energy started utilizing the administrative personnel and office space of a company with an office located in Lima, Peru in which Li3 Energy’s Chief Executive Officer functions in the same capacities (the “Related Party Company”).  As such, certain net common costs initially paid by the Related Party Company for the year ended June 30, 2010 were allocable to Li3 Energy.  During the year ended June 30, 2010, Li3 Energy incurred $21,859 of Related Party Company expenses, of which it paid $11,188 during the year ended June 30, 2010 to the Related Party Company for reimbursement of administrative salaries, rent, utilities and maintenance expenses. As of June 30, 2011, and June 30, 2010, the payable due to the Related Party Company is $10,986 and $10,671, respectively.  On July 31, 2010, the Company was assigned the lease from the Related Party Company and as a result, the Company did not incur related party expenses related to this lease during the year ended June 30, 2011.

MIZ

The Company is party to an employment services agreement between MIZ Comercializadora, S de R.L. (“MIZ”) and the Company in which Tom Currin (a partial owner of MIZ) serves as Chief Operating Officer of the Company.

In February 2011, the Company signed an Amendment to the Employment Services Agreement with MIZ. Under the agreement, MIZ accepted 500,000 shares of common stock in lieu of salaries payable to MIZ for the six months ended December 31, 2010 and one half of salaries payable to MIZ for the three months ending March 31, 2011. These shares were issued in February 2011. The Company recorded stock compensation expense of $192,500, which represents the fair value of the common stock on the performance grant date, or $0.385 per share. MIZ was also paid $75,000 in cash for compensation during the year ended June 30, 2011.

In addition, in February 2011, the Company issued 236,842 shares to MIZ which were previously granted in accordance with the Employment Services Agreement and an expense of $90,000 was recorded, which represents the fair value the common stock on the grant date, or $0.38 per share.

Pursuant to the Chief Operating Officer’s Employment Services Agreement, the Company granted to MIZ an award under the 2009 Plan pursuant to which the Company shall issue 2,500,000 restricted shares of its common stock (the “Restricted Stock”). The shares of Restricted Stock vest in installments of between 300,000 and 1,000,000 shares upon the achievement of certain milestones set forth in the Employment Services Agreement, subject to acceleration upon a change of control or a termination of Mr. Currin’s employment by the Company by MIZ for good reason (as defined in the Employment Services Agreement) or by the Company for any reason other than for cause (as defined in the Employment Services Agreement). If his employment is terminated by the Company for cause as defined in the Employment Services Agreement, or by Mr. Currin for any reason other than good reason, then all unvested Restricted Stock will immediately expire.

F-39

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The Company determined the grant date of the 2,500,000 shares was August 11, 2010. The stock price on the grant date was $0.38 per share. Total compensation expense which may be recognized in connection with these restricted shares is $950,000 if all of the shares vest. A milestone was achieved in January 2011, resulting in the vesting of 500,000 shares of common stock and the Company recorded $190,000 of stock-based compensation expense during the year ended June 30, 2011 based on a vesting service period of approximately five months beginning on the grant date. In February 2011, the Company issued the 500,000 fully vested shares of Restricted Stock to MIZ.  The remaining 2,000,000 shares contain various vesting requirements that the Company estimates will be achieved between December 2011 and June 2013. During the year ending June 30, 2011, the Company recorded $303,101 of compensation expense for the remaining 2,000,000 shares based on these estimated vesting dates.

The Company also incurred $186,090 of stock-based compensation during the year ended June 30, 2011 related to stock options granted to MIZ.  See Note 10.

Services

During the period from February 18, 2010 to October 25, 2010, one of the Company’s directors was a Partner in a law firm that the Company engaged to perform certain legal services.  The Company paid for such legal services at the standard rates that the firm charges its unrelated clients.  During the period from February 18, 2010 to June 30, 2010, the total legal fees the Company incurred to such firm was approximately $23,000.  During the period from July 1, 2010 to October 25, 2010, the total legal fees the Company incurred to such firm was approximately $69,000.  On October 25, 2010, the Partner resigned as a Director of the Company and as a result, these legal services are no longer considered related party in nature.

NOTE 7.  NOTES PAYABLE

The Company issued a $50,000 unsecured Promissory Note dated June 5, 2008 (the ”Note”) to Milestone Enhanced Fund Ltd. (“Milestone”) in connection with Milestone’s $50,000 working capital loan to the Company, and the terms and conditions of such Note allow for prepayment of the principal and accrued interest any time without penalty. The interest rate is 8% per annum and the maturity date was June 5, 2010. The total interest accrued at June 30, 2011 and 2010 is $12,298 and $8,298, respectively.  This Note is in default as of June 30, 2011 and remains payable to Milestone.

The Company issued an unsecured Convertible Promissory Note (the “Convertible Note”) dated April 30, 2009, bearing an interest rate of 8.25% per annum, in the amount of $45,000, due on November 8, 2010 to Milestone.  The Convertible Note provides that the principal and interest balance due on the Convertible Note are convertible at Milestone’s option pursuant to terms to be mutually agreed upon by the Company and Milestone in writing at a later date.  The Company and Milestone have not yet negotiated such conversion terms.  The total interest accrued on the Convertible Note at June 30, 2011 and 2010 is $7,965 and $4,252, respectively.  This Note is in default as of June 30, 2011 and remains payable to Milestone.

NOTE 8. CREDIT AGREEMENT

On May 2, 2011, the Company entered into and simultaneously closed a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, the Company issued to each lender a zero-coupon original issue discount note due February 2, 2012.  The notes are convertible into shares of the Company’s common stock at the lender’s option at a price of $0.40 per share.  The aggregate face amount of the notes at the February 2, 2012 maturity is $1,677,438. The Company may prepay the notes at its option (together with accrued original issue discount), and must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by the Company.

F-40

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The Company also agreed to issue to the lenders warrants to purchase an aggregate of 1,500,000 shares of common stock, exercisable for five years at an initial exercise price of $0.50 per share (the “Lender Warrants”).   The Lender Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.  The fair values of the Lender Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the warrants was $1,132,000 at the issuance date. This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures.

The convertible debentures were analyzed for a beneficial conversion feature at which time it was concluded that a beneficial conversion feature existed.  The beneficial conversion feature was measured using the commitment-date stock price and was determined to be $368,000.  This amount was recorded as a debt discount and is amortized to interest expense over the term of the debentures.

The effective interest rate of the note is 222,684,930%

The Company agreed to pay finder’s fees consisting of cash in the amount of 5% of the aggregate issue price of the notes, or $75,000 in total ,   and warrants to purchase an aggregate of 75,000 shares of common stock, exercisable for five years at an initial exercise price of $0.40 per share (the “Arranger Warrants”). The Arranger Warrants contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.  The fair value of the Arranger Warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the Arranger Warrants at the issuance date was $57,750, which was recorded as deferred financing costs.  The deferred financing costs of $132,750 will be amortized over the life of the debt on a straight-line basis which approximates the effective interest method.  During the year ended June 30, 2011, the Company recorded $29,500 of interest expense on deferred financing costs.

Subsequent to year end, this credit agreement was amended.  See Note 14.

NOTE 9. DERIVATIVE LIABILITIES

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.

F-41

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The warrants (including any Agent warrants) issued in connection with the 2009 Unit Offering (as defined below) the 2010 Unit Offerings (as defined below),  the Incentive warrants (as defined below), the 2011 Unit Offering warrants (as defined below), the Lender Warrants, the Warrants issued for advisory services (as defined below) and the Arranger Warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time. In addition, the number of shares issuable upon exercise of the 2010 Unit Offering Warrants (as defined below), the Incentive warrants (as defined below) and all warrants issued to agents under both the 2009 Unit Offering, and the 2010 Unit Offerings will be increased inversely proportional to any decrease in the exercise price, thus preserving the aggregate exercise price of the warrants both before and after any such adjustment.

The fair values of the warrants issued in the 2009 Unit Offering, the 2010 Unit Offerings, the Incentive warrants, the 2011 Unit Offering, the Lender Warrants, the Arranger warrants and the warrants issued for advisory services were recognized as derivative warrant instruments at issuance or when they become issuable and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using a modified lattice valuation model.

Activity for derivative warrant instruments during the year ended June 30, 2011 was as follows:

	Balance at June 30, 2010	Initial valuation of derivative liabilities upon issuance of new warrants during the period	Increase (Decrease) in Fair Value of Derivative Liability	Exercise of warrants	Balance at June 30, 2011
2009 Unit Offering warrants	$6,313,769	$-	$(2,459,650)	$-	$3,854,119
First 2010 Unit Offering warrants	1,715,959	236,937	958,348	-	2,911,244
Second 2010 Unit Offering warrants	-	151,360	4,231,216	(2,582,311)	1,800,265
Third 2010 Unit Offering warrants	-	757,772	2,421,207	(2,022,235)	1,156,744
Incentive warrants	-	1,068,320	4,121	-	1,072,441
2011 Unit Offering warrants	-	2,142,276	1,594,621	-	3,736,897
Lender warrants		1,132,000	(608,766)	-	523,234
Warrants for advisory services and Arranger warrants		214,760	(24,950)	-	189,810
Total	$8,029,728	$5,703,425	$6,116,147	$(4,604,546)	$15,244,754

F-42

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Activity for derivative warrant instruments during the year ended June 30, 2010 was as follows:

	Balance at June 30 2009	Initial valuation of derivative liabilities upon issuance of new warrants during the year	Increase in Fair Value of Derivative Liability	Balance at June 30, 2010
2009 Unit Offering warrants	$-	$1,345,328	4,968,441	$6,313,769
First 2010 Unit Offering warrants	-	460,853	1,255,106	1,715,959
Total	$-	$1,806,181	$6,223,547	$8,029,728

During the year ended June 30, 2011, the Company issued 800,000 warrants to a third party company for advisory services (“Warrants for advisory services”).  The Warrants for advisory services contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time.  The fair values of the Warrants for advisory services were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair value of the warrants was $157,010 at the issuance date.  This amount was recorded as general and administrative expenses for the year ending June 30, 2011.

During the year ended June 30, 2011, 14,023,336 warrants and Double Options, which are treated as warrants, were exercised for aggregate proceeds of $1,433,575. The Company reduced the derivative liability by $4,604,546 based on the fair value of the warrants on the date of exercise and increased additional paid-in capital by the same amount.

F-43

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The following is a summary of the assumptions used in the modified lattice valuation model as of the initial valuations of the derivative warrant instruments issued during the years ended June 30, 2011, and June 30, 2010, respectively, and as of June 30, 2010, and June 30, 2011, respectively:

	Initial Valuations- June 30, 2010	Initial Valuations – June 30, 2011	June 30, 2010	June 30, 2011
Common stock issuable upon exercise of warrants	18,483,000	46,750,323	18,493,150	54,200,565

Market value of common stock on measurement date (1)	$0.38-$0.65	$0.12-$0.43	$0.39	$0.23

Adjusted Exercise price	$0.25-$1.00	$0.05-$0.50	$0.25 -$0.93	$0.05-$0.54

Risk free interest rate (2)	0.25%-4.41%	0.67%-2.20%	1.79%	0.81%-1.76%
Warrant lives in years	5.0	2.8-5.0	4.36-4.94	2.8-4.7
Expected volatility (3)	150%	151%-197%	150%	169%-197%
Expected dividend yield (4)	0	0	0	0
Assumed stock offerings per year over next five years (5)	1	1-2	1	1-2
Probability of stock offering in any year over five years (6)	100	100	100	100%
Range of percentage of existing shares offered (7)	10% - 30%	10%-31%	10% - 30%	10%-31%
Offering price range (8)	$0.25 - $1.50	$0.15-$1.50	$0.25 - $1.50	$0.21-$0.45

(1)	The market value of common stock is the stock price at the close of trading on the date of issuance or at year-end, as applicable.

(2)	The risk-free interest rate was determined by management using the 3 or 5 year Treasury Bill as of the respective Offering or measurement date.

(3)	Because the Company does not have adequate trading history to determine its historical trading volatility, the volatility factor was estimated by management using the historical volatilities of comparable companies in the same industry and region.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

(5)	Management estimates the Company will have at least one stock offering in each of the next 5 years.

(6)	Management has determined that the probability of a stock offering is 100% in each of the next five years.

F-44

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

(7)	Management estimates that the range of percentages of existing shares offered in each stock offering will be between 10% and 31% of the shares outstanding.

(8)	Represents the estimated offering price range in future offerings as determined by management.

Subsequent to June 30, 2011, the exercise price of certain Warrants and the number of shares issuable upon exercise of certain Warrants were further adjusted.  See Note 14.

NOTE 10. STOCKHOLDERS’ EQUITY

Common Stock splits

On July 11, 2008, the Company declared a 3.031578 for 1 forward stock split on each share of its common stock issued and outstanding at the close of business on July 21, 2008, in the form of a stock dividend. All share and per share amounts have been retroactively adjusted for all periods presented.

On October 19, 2009, the Company’s Board of Directors declared a 15.625 for 1 forward stock split in the form of a dividend.  The record date for this stock dividend was November 20, 2009, and the payment and effective date was November 23, 2009. Shares issued prior to November 20, 2009 and per share amounts have been retroactively restated to reflect the impact of the stock split.

Common Stock issued for services

On October 19, 2009, the Company’ Board of Directors authorized the issuance of 1,500,000 shares of its common stock to its Chief Executive Officer as compensation for services to be rendered to the Company. Management determined the fair value of the stock issued to the Chief Executive Officer at $0.0032 per share based on the last sale price of the common stock on the OTC Bulletin Board on October 19, 2009. Accordingly, stock-based compensation expense of $4,800 was charged to operations for the year ended June 30, 2010.

On December 22, 2009, the Company’ Board of Directors authorized the issuance of 750,000 shares of its common stock in exchange for consulting services. Management determined the fair value of the stock issued to the consultant to be $0.61 per share based on the last sale price of the common stock on the OTC Bulletin Board on December 22, 2009. Accordingly, stock-based compensation expense of $457,500 was charged to operations for the year ended June 30, 2010.

In February 2010, the Company’ Board of Directors authorized the issuance of 375,000 shares of its common stock in exchange for consulting services. Management determined the fair value of the stock issued to the consultant to be $0.93 per share based on the last sale price of the common stock on the OTC Bulletin Board on February 16, 2010. Accordingly, stock-based compensation expense of $348,750 was charged to operations for the year ended June 30, 2010.

The Company’s chief executive officer gave certain of his common stock shares to four employees and a director for services rendered.  The Company recognized stock compensation expense of $129,500 for these services during the year ended June 30, 2010 at the fair value of the stock on the date of grant based on our trading price.

F-45

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

On November 24, 2010, the Company entered into an agreement (the “Compensation Modification Agreement”) with LW Securities, Ltd. (the “Finder”) in connection with private placement offerings which closed at various times between June 9, 2010, and September 13, 2010. The Compensation Modification Agreement provides, among other things, that in lieu of $105,000 of cash fees, the Company would issue the Finder 1,000,000 shares of common stock. In February 2011, the Company issued the Finder 1,000,000 shares in accordance with the Compensation Modification Agreement. The Company valued the shares issued pursuant to the Compensation Modification Agreement at $385,000, which is equal to 1,000,000 shares of common stock issued at the measurement date at a closing price of $0.385 per share. The Company recorded the difference of $280,000 as general and administrative expenses.

On December 30, 2010, the Company reached an agreement with its legal counsel (the “Firm”), pursuant to which the Company issued in February 2011, 608,310 shares of common stock to the Firm for outstanding legal fees and expenses. The value of the shares was determined based on the $0.385 closing price of the common stock on the measurement date, and totaled $234,199. The Company recorded the amount to general and administrative expenses.

 On December 30, 2010, the Company reached an agreement (the “Settlement Agreement”) with an individual the Company had been considering hiring as an executive officer (the “Candidate”) to settle certain potential claims relating to the Company’s proposed employment of the Candidate. Pursuant to the Settlement Agreement, the Company issued in February 2011, 1,000,000 shares of common stock to the Candidate. The Company valued the 1,000,000 shares of common stock at $385,000 based on the $0.385 closing price of the common stock on the measurement date. The Company recorded general and administrative expenses of $385,000 in connection with this agreement.

On June 27, 2011, the Company issued 120,000 shares of common stock for services to a vendor.  The value of the issuable shares was determined based on the $0.22 closing price of the common stock on the measurement date, and totaled $26,400. The Company recorded the amount to general and administrative expenses.

Investment Agreement

The Company entered into an Investment Agreement (the “Investment Agreement”) with Centurion Private Equity, LLC (the “Investor”), dated December 2, 2010, pursuant to which, subject to certain conditions, the Company may sell newly issued shares of common stock (the “Put Shares”) to the Investor from time to time during the commitment period (each such sale, a “Put”) subject to certain dollar and share volume limitations for each Put. Provided that the relevant conditions are met, the Company may make Puts under the Investment Agreement from time to time until 24 months from the date the Registration Statement (as defined below) is declared effective or until all Puts under the Investment Agreement have reached an aggregate gross sales price of $10 million, if sooner.

The Investment Agreement prohibits the Company’s issuance of equity securities (including common stock and securities convertible into, or exercisable or exchangeable for, common stock), which are future-priced or subject to price reset provisions, during the period after the date of the Investment Agreement and prior to 30 days after the Termination Date of the Investment Agreement. The Investment Agreement further provides that, subject to certain exceptions, the Investor shall have a right of first refusal with respect to any private capital raising transactions involving the Company’s equity securities that closes between the date of the Investment Agreement and 60 days after the Termination Date.

F-46

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

In connection with the Investment Agreement, the Company issued 87,096 shares of common stock to the Investor on August 27, 2010 and recorded general and administrative expense of $26,129 based on the $0.30 per share market price of common stock on that date. As consideration for entering into the Investment Agreement, the Company also issued 1,551,253 shares to the Investor on December 2, 2010 and recorded general and administrative expense of $358,339 based on the $0.231 per share market price of the common stock on that date.

Common Stock issuable for services

On June 27, 2011, the Company granted its Chief Executive Officer an award of 700,000 shares of the Company’s common stock  which vests in 1/3 increments on each of January 15, 2012, January 15, 2013 and January 15, 2014. The value of the issuable shares was determined based on the $0.22 closing price of the common stock on the measurement date, and totaled $154,000. The Company will record stock compensation expense over the 3 year service period.  During the year ended June 30, 2011, the Company recorded $1,593 of stock compensation in connection with this agreement. No shares have been issued as of June 30, 2011.

Common Stock issued for acquisition of mineral rights

On March 12, 2010, the Company’ Board of Directors authorized the issuance of 4,000,000 shares of its common stock valued at $3,640,000  as part of its acquisition of mineral rights from Next Lithium.  Management determined the fair value of the stock issued to be $0.91 per share based on the last sale price of the common stock on the OTC Bulletin Board on that date.

On August 3, 2010, the Company issued 10,000,000 shares of its common stock valued at $3,900,000 as part of its acquisition of mineral rights in connection with the Alfredo acquisition (See Note 4). Management determined the fair value of the stock issued to be $0.39 per share based on the last sale price of the common stock on the OTC Bulletin Board on that date.

On June 2, 2011, the Company issued of 127,500,000 shares of its common stock valued at $31,875,000 as part of its acquisition of mineral rights in connection with the Maricunga acquisition (See Note 4). Management determined the fair value of the stock issued to be $0.25 per share based on the last sale price of the common stock on the OTC Bulletin Board on that date.

Common Stock issued in connection with Settlement Agreements

During the year ended June 30, 2011, the Company reached a settlement agreement with Puna, pursuant to which the Company issued Puna 6,000,000 shares of common stock in full satisfaction of any and all obligations the Company may have to Puna. The Company recorded settlement expense of $1,920,000 ($0.32 per share) determined based upon the fair value of the common stock on the issuance date.

On November 24, 2010, the Company entered into a termination, settlement and release agreement with Lacus in exchange for a $150,000 cash payment and 500,000 shares of common stock to settle potential Lacus claims related to the Puna Lithium transaction. The 500,000 shares are recorded in the amount of $192,500, which was based on a fair value of $0.385 per share of common stock on the measurement date.  As the Company had recorded $765,000 of accrued liabilities as of June 30, 2010 related to Lacus, the Company recorded a gain on settlement of $422,500 during the year ended June 30, 2011 as a result of the settlement.   The Company paid the $150,000 cash payment to Lacus during January 2011.  In February 2011, the Company issued Lacus the 500,000 shares. At June 30, 2011, the Company has no amounts owed to Lacus.

F-47

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Common Stock sales

On June 24, 2005, the Company issued 35,526,336 shares of common stock to a director for cash valued at approximately $0.000105 per share for total consideration of $3,750.

On June 24, 2005, the Company issued 35,526,336 shares of common stock to a director for cash valued at approximately $0.000105 per share for total consideration of $3,750.

On March 14, 2006, the Company issued 47,368,454 shares of common stock for cash valued at approximately $0.001056 per share for total consideration of $50,000.

On February 7, 2008, the Company issued 2,631,595 shares of common stock for cash valued at approximately $0.019 per share for a total consideration of $50,000.

2009 Unit Offering

On October 19, 2009, the Board of Directors authorized the Company to offer up to a maximum of 16,000,000 units (the “2009 Unit Offering”) at an offering price of $0.25 per 2009 Unit. Each Unit consisted of (i) one share of the Company’s common stock, (ii) warrants representing the right to purchase one-half of one (0.5) share of common stock, exercisable for a period of five years at an exercise price of $0.50 per whole share (the “A Warrants”), and (iii) warrants representing the right to purchase one-half of one (0.5) share of common stock, exercisable for a period of five years at an exercise price of $1.00 per whole share (the “B Warrants,” and together with the A Warrants, the “2009 Warrants”).

On November 10, 2009 (the “Initial Closing’), the Company sold 6,400,000 2009 Units for total proceeds to the Company of $1,600,000 ($1,557,608 net after offering expenses).  A total of $532,986 of the proceeds were allocated to the value of the warrant instruments and recorded as derivative liabilities-warrant instruments.

On November 12, 2009, the Company completed the second closing (the “Second Closing”) of the 2009 Unit Offering. In the Second Closing, the Company sold 2,120,000 2009 Units for an aggregate of $530,000 ($524,650 net after offering expenses). A total of $223,083 of the proceeds were allocated to the value of the warrant instruments and recorded as derivative liabilities-warrant instruments.

On November 17, 2009, the Company completed the third closing (the “Third Closing”) of the 2009 Unit Offering.  In the Third Closing, the Company sold 1,820,000 2009 Units for an aggregate of $455,000 ($423,757 after offering expenses). A total of $186,993 of the proceeds were allocated to the value of the warrant instruments and recorded as derivative liabilities-warrant instruments.

On December 15, 2009, the Company completed the fourth closing (the “Fourth Closing”) of the 2009 Unit Offering.  In the Fourth Closing, the Company sold 1,900,000 2009 Units for an aggregate of $475,000 ($470,141 net after offering expenses). A total of $208,019 of the proceeds were allocated to the value of the warrant instruments and recorded as derivative liabilities-warrant instruments.

F-48

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

On December 23, 2009, the Company completed the fifth and final closing (the “Final Closing”) of the 2009 Unit Offering.  In the Final Closing, the Company sold 1,760,000 2009 Units for an aggregate of $440,000 ($363,368 net after offering expenses). A total of $194,247 of the proceeds were allocated to the value of the warrant instruments and recorded as derivative liabilities-warrant instruments.

In the aggregate, the Company sold 14,000,000 Units for gross proceeds of $3,500,000 ($3,339,524 net after offering expenses) during the 2009 Unit Offering during the year ended June 30, 2010. In connection with the 2009 Unit Offering, the Company issued an aggregate of 101,500 additional A Warrants and 101,500 additional B Warrants (together the “2009 Agent Warrants”) as compensation to finders and placement agents.

  First 2010 Unit Offering

In June 2010, the Board of Directors authorized the Company to offer up to a maximum of 20,000,000 units (the “First 2010 Unit Offering”), plus up to an additional 8,000,000 units to cover over-allotments, at a purchase price of $0.25 per unit (a “C Unit”). Each C Unit consisted of (i) one share of the Company’s common stock, and (ii) a warrant (a “C Warrant”) representing the right to purchase one share of common stock, exercisable for a period of two years at an exercise price of $0.70 per share.

On June 9, 2010, the Company sold 4,000,000 C Units (the “Initial C Closing”) for total proceeds to the Company of $1,000,000 ($749,796, net after offering expenses). In connection with the Initial C Closing, the Company also became obligated to issue to a placement agent five-year warrants (“C Agent Warrants”) to purchase an aggregate of 280,000 shares of common stock at an exercise price of $0.25 per share, and incurred placement agent fees of $175,000. A total of $460,853 of the proceeds were allocated to the value of the warrant instruments and recorded as derivative liabilities-warrant instruments. On June 23, 2010, the Company revised the terms of the C Warrants issued in connection with the First 2010 Unit Offering to decrease the warrant exercise price to $0.50 per share (from $0.70 per share) and increase the term to five years, from two years.

On July 13, 2010, the Company completed the second closing (the “Second C Closing”) of the First 2010 Unit Offering. In the Second C Closing, the Company sold 2,000,000 C Units for an aggregate of $500,000 ($452,755 net after offering expenses). In connection with the Second C Closing, the Company also became obligated to issue to a placement agent C Agent Warrants to purchase an aggregate of 140,000 shares of common stock at an exercise price of $0.25 per share, and incurred placement agent fees of $35,000.  A total of $219,871 of the proceeds were allocated to the value of the related C Warrants and recorded as derivative liabilities-warrant instruments.

On September 13, 2010, the Company completed the third and final closing (the “Third C Closing”) of the First 2010 Unit Offering. In the Third C Closing, the Company sold 160,000 C Units for an aggregate of $40,000 ($35,243 net after offering expenses). A total of $17,066 of the proceeds were allocated to the value of the related C Warrants and recorded as derivative liabilities-warrant instruments.

In the aggregate, during the First 2010 Unit Offering, the Company sold 6,160,000 C Units for gross proceeds of $1,540,000 ($1,237,794 net after offering expenses) and issued 420,000 C Agent Warrants as compensation to the finders and placement agents.

F-49

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Second 2010 Unit Offering

On November 8, 2010, Board of Directors authorized the Company to hold an initial closing of a private placement offering (the “Second 2010 Unit Offering”) of 2,000,000 units of its securities to investors for gross proceeds of $100,000, at an offering price of $0.05 per unit (a “D Unit”). The subscription agreements between the Company and each investor in the Second 2010 Unit Offering provide each investor with the right (the “Double Option”), subject to certain conditions, to purchase, at any time prior to November 8, 2011, a number of additional D Units up to the number of D Units purchased at the closing of the Second 2010 Unit Offering (“Double Units”) by such investor. The subscription agreements provide the investors with certain “piggyback” registration rights covering the shares of Common Stock included in the D Units (including any Double Units) and the shares of Common Stock issuable upon exercise of the D Warrants (including D Warrants included in any Double Units). Each “D Unit” consists of one share of the Company’s common stock and a warrant (a “D Warrant”) to purchase one share of common stock at an exercise price of $0.05 per share. The D Warrants will be exercisable from issuance until five years after the final closing of the Second 2010 Unit Offering.

The Company determined that, in substance, the Second 2010 Unit Offering involved the issuance of three separate derivatives, one being the D Warrants included in the D Units, and the other two being components of the Double Options, which consist of the right to purchase (the “Double Option Common Component“) the shares of Common Stock included in the Double Units for $0.05 until November 7, 2011, and the additional D Warrants (the “Double D Warrants”) that would be included in any Double Units issued upon exercise of the Double Option. A total of $76,575 of the proceeds were allocated to the value of the D Warrants included in the D Units, the Double Option Common Component and the Double D Warrants and recorded as derivative liabilities-warrant instruments.

On November 15, 2010, the Company held a second and final closing of the Second 2010 Offering in which an additional 2,000,000 D Units were sold for gross proceeds of $100,000. A total of $74,786 of the proceeds were allocated to the value of the D Warrants included in such D Units, as well as the related Double Option Common Component and Double D Warrants and recorded as derivative liabilities-warrant instruments. In the aggregate, the Company sold 4,000,000 D Units in the Second 2010 Unit Offering for aggregate gross proceeds of $200,000 ($151,361 net of offering costs).

Each of the 4,000,000 Double Options has an exercise price of $0.05 per Double Unit, consisting of one share of the Company’s common stock and a D Warrant. The Double Options will be exercisable until November 7, 2011.

During the year ended June 30, 2011, 3,800,000 Double Options were exercised for gross proceeds of $190,000 to purchase 3,800,000 Double Units. Also, during the year ended June 30, 2011, 2,000,000 D Warrants were exercised for gross proceeds of $100,000, and 600,000 warrants were exercised in a cashless exercise resulting in the issuance of 515,254 shares of common stock.

Third 2010 Unit Offering

On December 9, 2010, the Board of Directors authorized the Company to offer up to a maximum of 10,000,000 units (the “Third 2010 Unit Offering” and, together with the First 2010 Unit Offering and the Second 2010 Unit Offering, the “2010 Unit Offerings”) at a purchase price of $0.15 per unit (an “E Unit”). On January 6, 2011, the Board of Directors increased the maximum number of E Units from 10,000,000 units to 13,333,334 units. Each “E Unit” consisted of (i) one share of the Company’s common stock, and (ii) a warrant (“E Warrant”) representing the right to purchase one share of common stock, exercisable for a period of five years at an exercise price of $0.15 per share.

F-50

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

On December 9, 2010, the Company completed the first closing of the Third 2010 Unit Offering. The Company sold 3,333,338 E Units for an aggregate of $500,000 ($443,157 net after offering expenses). The Company also became obligated to issue to a placement agent five-year warrants (“E Agent Warrants”) to purchase an aggregate of 186,667 shares of common stock at an exercise price of $0.15 per share.  A total of $221,947 of the proceeds were allocated to the value of the related E Warrants and recorded as derivative liabilities-warrant instruments.

On December 17, 2010, the Company completed the second closing of the Third 2010 Unit Offering. The Company sold 5,383,325 E Units for an aggregate of $807,499 ($706,883 net after offering expenses). The Company also became obligated to issue to a placement agent E Agent Warrants to purchase an aggregate of 330,166 shares of common stock at an exercise price of $0.15 per share.  A total of $338,255 of the proceeds were allocated to the value of the related E Warrants and recorded as derivative liabilities-warrant instruments.

On December 30, 2010, the Company completed the third closing of the Third 2010 Unit Offering. The Company sold 766,667 E Units for an aggregate of $115,000 ($106,875 net after offering expenses). The Company also became obligated to issue to a placement agent E Agent Warrants to purchase an aggregate of 53,667 shares of common stock at an exercise price of $0.15 per share.  A total of $41,550 of the proceeds were allocated to the value of the related E Warrants and recorded as derivative liabilities-warrant instruments.

On January 31, 2011, the Company completed the fourth closing of the Third 2010 Unit Offering. The Company sold 1,783,333 E Units for an aggregate of $267,500 ($226,467 net after offering expenses). The Company also became obligated to issue to a placement agent E Agent Warrants to purchase an aggregate of 124,833 shares of common stock at an exercise price of $0.15 per share.  A total of $133,212 of the proceeds were allocated to the value of the related E Warrants and recorded as derivative liabilities-warrant instruments.

On February 23, 2011, the Company completed the fifth closing of the Third 2010 Unit Offering. The Company sold 400,000 E Units for an aggregate of $60,000 ($43,530 net after offering expenses). The Company also became obligated to issue to a placement agent E Agent Warrants to purchase an aggregate of 28,000 shares of common stock at an exercise price of $0.15 per share.  A total of $22,808 of the proceeds were allocated to the value of the related E Warrants and recorded as derivative liabilities-warrant instruments.

2011 Offering

On March 22, 2011, the Board of Directors approved a private placement offering (the “2011 Offering”) to investors of up to $10,000,000 worth of units of securities at an offering price of $0.27 per unit (“G Unit”).  Each G Unit consisted of (i) one share of our common stock, par value $0.001 per share, and (ii) a warrant to purchase one-half of a share of common stock, at an exercise price of $0.40 per whole share (“G Warrant”, or “2011 Unit Offering warrant”). The G Warrants are exercisable for a period of three years.   On April 7, April 13, May 3, May 6, and May 19, 2011, the Company held closings of the 2011 Offering with respect to an aggregate of 23,920,071 units of its securities, for aggregate gross proceeds of approximately $6,458,189 ($5,720,918 net after offering expenses and placement agent fees).  The Company also issued to placement agents and finders warrants to purchase an aggregate of 1,913,606 shares of common stock at an exercise price of $0.27 per share and exercisable for a period of three years.  A total of $2,142,276 of the proceeds were allocated to the value of the related G Warrants and recorded as derivative liabilities-warrant instruments.

F-51

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Pursuant to a registration rights agreement for the 2011 Offering, we agreed to file a registration statement with the Securities and Exchange Commission within 75 days after the closing date (June 21, 2011) to register the shares of common stock and the shares of common stock underlying the G warrants under the Securities Act of 1933, as amended, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at our own expense.  Pursuant to the registration rights agreement, in the event the Company does not meet these deadlines, we have agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).  The Company did not file the registration statement with the Securities and Exchange Commission until July 1, 2011.  The Company recorded an accrual for monetary penalties of $38,750 in accrued liabilities during the year ended June 30, 2011.

Warrant inducement

On March 2, 2011, as an incentive to each holder of the E warrants (each “E Warrantholder”), of which there were 12,389,996 warrants outstanding prior to this incentive, the Company offered each of the E Warrantholders an additional ½ warrant (“F Warrant”, or “Incentive Warrant”) with a $0.50 exercise price exercisable until February 22, 2016 for each E warrant exercised prior to March 23, 2011, and then subsequently extended to May 31, 2011. A total of 7,623,336 E warrants were exercised during the year ended June 30, 2011, in connection with this warrant inducement, resulting in gross proceeds of $1,143,550. As a result, the Company issued 3,811,671 F Warrants.  The Company recorded the value of the Incentive Warrants as a $1,068,320 warrant modification expense in the consolidated income statement during the year ended June 30, 2011.

Summary – offerings during the year ended June 30, 2011

The table below reflects the allocation of the gross proceeds from C Units subscribed from the First 2010 Unit Offering during the year ended June 30, 2011:

Par value of common stock issued	$2,160
Paid-in capital	248,901
Derivative warrant liabilities	236,937
Offering expenses	52,002
Total gross proceeds	$540,000

The table below reflects the allocation of the gross proceeds from the Second 2010 Unit Offering for D Units subscribed during the year ended June 30, 2011:

Par value of common stock issued	$4,000
Paid-in capital	44,639
Derivative warrant liabilities	151,361
Total gross proceeds	$200,000

F-52

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The table below reflects the allocation of the gross proceeds from the Third 2010 Unit Offering for E Units subscribed during the year ended June 30, 2011:

Par value of common stock issued	$11,667
Paid-in capital	757,473
Derivative warrant liabilities	757,772
Offering expenses	223,087
Total gross proceeds	$1,749,999

 The table below reflects the allocation of the gross proceeds from the 2011 Unit Offering for G Units subscribed during the year ended June 30, 2011:

Par value of common stock issued	$23,920
Paid-in capital	3,554,723
Derivative warrant liabilities	2,142,276
Offering expenses	737,271
Total gross proceeds	$6,458,189

Summary – offerings during the year ended June 30, 2010

The table below reflects the allocation of the gross proceeds from the 2009 Unit Offering during the year ended June 30, 2010:

Par value of common stock issued	$14,000
Paid-in capital	1,980,196
Derivative warrant liabilities	1,345,328
Offering expenses	160,476
Total gross proceeds	$3,500,000

The table below reflects the allocation of the gross proceeds from the Initial 2010 Unit Offering Closing during the year ended June 30, 2010:

Par value of common stock issued	$4,000
Paid-in capital	284,943
Derivative warrant liabilities	460,853
Offering expenses	250,204
Total gross proceeds	$1,000,000

Common Stock cancelled

On October 19, 2009, 71,052,626 shares of the Company’s common stock owned by the founding director, were surrendered in exchange for the Company’s interest in a wholly-owned subsidiary of the Company (“Split-Off Subsidiary”) to which the Company had contributed the assets and liabilities of the Legacy Business.  The net assets of the Split-Off Subsidiary were $0 as of October 19, 2009.  Therefore, this transaction was valued at $0.

F-53

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

2009 Equity Incentive Plan

On October 19, 2009, stockholders representing approximately fifty-nine percent (59%) of the Company’s issued and outstanding capital stock executed a written consent in lieu of a meeting and approved the creation of the 2009 Equity Incentive Plan (the “2009 Plan”).  The 2009 Plan provides for the issuance of both non-statutory and incentive stock options and other awards to acquire, in the aggregate, up to 5,000,000 shares of the Company’s common stock.

Stock Option Awards

On December 9, 2009, the Company granted non-statutory options to purchase (i) 500,000 shares of its common stock to a newly appointed director and (i) 50,000 shares of its common stock to each of two newly appointed directors.  These were granted with an exercise price equal to $0.25 per share, which was the price at which the Company was selling 2009 Units in the contemporaneous 2009 Unit Offering.   The stock price on the grant date was $0.46 per share.  As a result, the intrinsic value for these options on the grant date was $126,000. These options vest in three equal installments on each of the first, second and third anniversaries of the date of grant and expire after ten years.

A director resigned on February 18, 2010 and in connection with this termination, 50,000 stock options were forfeited. The resigning director entered into a consulting arrangement with the Company at such time, and subsequently received a separate option under the 2009 Plan to purchase 50,000 shares of common stock with a two-year term and an exercise price equal to $1.00 per share that immediately vested.  The fair value of the options of $37,091 was immediately expensed and the options had no intrinsic value on the date of issuance.

On April 22, 2010, the Company’s Board of Directors granted options under the 2009 Plan to purchase 200,000 shares of its common stock to a consultant.  These options vested immediately and have a 5 year term. They were granted with an exercise price equal to $0.32 per share. The stock price on the grant date was $0.67 per share.  As a result, the intrinsic value and fair value for these options on the grant date was $70,000 and $114,783, respectively.  The fair value of $114,783 was immediately expensed

On August 26, 2010 the Company granted 1,000,000 options to purchase shares of its common stock to MIZ in connection with the Company’s hiring of an affiliate of MIZ as its newly appointed Chief Operating Officer.  These options were granted with an exercise price of $0.38 per share, which was also the stock price on the grant date.  As a result, the intrinsic value and estimated fair value for these options on the grant date was $0 and $343,310, respectively. These options vest in three equal installments on each of the first, second and third anniversaries of the date of grant and expire after ten years.

F-54

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Summary of stock option activity is presented in the table below:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at June 30, 2009	-	-	-	-
Granted	850,000	$0.31	7.83	$-
Exercised	-	-	-	-
Expired/Forfeited	(50,000)	0.25	9.81	-
Outstanding at June 30, 2010	800,000	0.31	7.73	-
Granted	1,000,000	0.38	10.00	-
Outstanding at June 30, 2011	1,800,000	$0.35	8.06	$-
Exercisable at June 30, 2011	433,333	$0.46	2.96	$-

During the year ended June 30, 2011, the 1,000,000 options that were granted had a weighted average grant-date fair value of $0.34 per share.  During the year ended June 30, 2010, the 850,000 options that were granted had a weighted average grant-date fair value of $0.47 per share.   During the years ended June 30, 2011, and 2010, the Company recognized stock-based compensation expense of $283,759 and $199,397, respectively related to stock options, of which $186,090 and $0, respectively was attributable to a related party.  As of June 30, 2011, there was approximately $210,233 of total unrecognized compensation cost related to non-vested stock options which is expected to be recognized over a weighted-average period of approximately 1.87 years.

The fair value of the options granted during the years ended June 30, 2011 and 2010 were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	June 30, 2011		June 30, 2010
Market value of stock on grant date	$0.38		$0.46 -$0.91
Risk-free interest rate (1)	2.08	%(1)	2.57%-3.23	%(1)
Dividend yield	0.00%		0.00%
Volatility factor	150%		133.67%-188.7%
Weighted average expected life (2)	6.0 years	(2)	2.0 – 6.5 years	(2)
Expected forfeiture rate	5%		5%

(1)	The risk-free interest rate was determined by management using the U.S. Treasury zero-coupon yield over the contractual term of the option on date of grant.

(2)	Due to a lack of stock option exercise history, the Company uses the simplified method under SAB 107 to estimate expected term.

F-55

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Warrants

Summary information regarding common stock warrants outstanding is as follows:

	Warrants	Weighted Average Exercise Price
Outstanding at June 30, 2009	-	-
Issued	18,483,000	$0.69
Warrants issued pursuant to anti-dilution provisions	10,150	0.80
Outstanding at June 30, 2010	18,493,150	0.66
Issued	46,750,323	0.25
Warrants issued pursuant to anti-dilution provisions	2,980,428	0.34
Exercised	(14,023,336)	0.10
Outstanding at June 30, 2011	54,200,565	0.35

Warrants outstanding as of June 30, 2011

Issuance Date	Exercise Price	Outstanding Number of Shares	Remaining Life	Exercisable Number of Shares
November 10, 2009 – December 23, 2009	$0.33	7,151,532	3.4 – 3.5 years	7,151,532
November 10, 2009 – December 23, 2009	$0.54	7,188,392	3.4 – 3.5 years	7,188,392
June 9, 2010 – September 13, 2010	$0.35	8,914,749	3.9 – 4.2 years	8,914,749
June 9, 2010 – July 13, 2010	$0.20	518,905	3.9 - 4.0 years	518,905
November 8-15, 2010	$0.05	5,600,000	4.4 years	5,600,000
December 9, 2010 – March 24, 2011	$0.15	4,766,660	4.4 – 4.7 years	4,766,660
March 24, 2011	$0.40	3,811,671	4.7 years	3,811,671
April 7, 2011	$0.50	11,960,050	2.9 years	11,960,050
April 7, 2011	$0.27	1,913,606	2.9 years	1,913,606
May 2, 2011	$0.50	1,500,000	4.8 years	1,500,000
May 2, 2011	$0.40	75,000	4.8 years	75,000
June 27, 2011	$0.40	800,00	2.8 years	800,000
Total		54,200,565		54,200,565

The intrinsic value of warrants outstanding at June 30, 2011 was $421,137.

F-56

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

NOTE 11.   FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:	Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using a modified lattice valuation model (See Note 9).

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2011:

Description	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value
Derivative liabilities - warrant instruments	$-	$-	$15,244,754	$15,244,754

F-57

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2010:

Description	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value
Derivative liabilities - warrant instruments	$-	$-	$8,029,728	$8,029,728

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3) Year Ended
	June 30, 2011	June 30, 2010
Balance as of June 30,	$(8,029,728)	$-
Change in fair value	(6,116,147)	(6,223,547)
Additions	(4,635,105)	(1,806,181)
Warrant modification	(1,068,320)	-
Exercise of Warrants	4,604,546	-
Balance June 30,	$(15,244,754)	$(8,029,728)

Change in fair value of derivative warrant instruments included in earnings for the year ended June 30, 2011 and 2010	$(6,116,147)	$(6,223,547)

The Company recorded a realized loss of $4,069,165 on the settlement of a portion of the warrant derivative liability due to the exercise of certain warrants, and which is included in the change in the fair value of warrant derivative liability in the consolidated income statement during the year ended June 30, 2011.

NOTE 12. INCOME TAXES

The Company files a U.S. federal income tax return.  The Company’s foreign subsidiaries file income tax returns in their jurisdictions.

The components of the Company’s consolidated net loss before income taxes are as follows as of the years ended June 30:

	2011	2010

U.S.	$18,490,342	$15,729,027
Foreign	729,040	319,655
Total	$19,219,382	$16,048,682

F-58

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The components of the Company’s deferred tax assets at June 30, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets:
Net operating loss carry-forwards	$3,421,876	$1,744,423
Stock-based compensation	1,294,879	387,582
Impairment of mineral rights	2,996,687	1,604,387
Valuation allowance	(7,611,366)	(3,736,392)
Total deferred tax assets	102,076	-
Deferred tax liability:
Beneficial conversion feature and other	(102,076)	-
Net deferred tax assets	$-	$-

The following table provides reconciliation between income taxes computed at the federal statutory rate and our provision for income taxes at June 30:

	2011	2010
Federal income taxes at 34%	$(6,490,627)	$(5,443,766)
Change in fair value of derivative liability - warrant instruments	2,079,490	2,116,006
Warrant modification expense	363,229	-
Amortization of beneficial conversion feature	126,740	-
Change in valuation allowance	3,874,974	3,327,760
Other	46,194	-
Provision for income taxes	-	-

Unless previously utilized, $10,064,341 of federal tax loss carryforwards will begin to expire in 2029.  Federal tax laws limit the time during which the net operating loss carry-forwards may be applied against future taxes, and if the Company fails to generate taxable income prior to the expiration dates it may not be able to fully utilize the net operating loss carry-forwards to reduce future income taxes. As the Company has had cumulative losses and there is no assurance of future taxable income, valuation allowances have been recorded to fully offset the deferred tax asset at June 30, 2011 and 2010.

NOTE 13.  COMMITMENTS AND CONTINGENCIES

Nevada

Under the CSV, LM and MW Option Agreement, as amended, the Company is obligated to pay amounts totaling $75,000 contingent upon future events which had not occurred as of June 30, 2011.

Under the BSV Option Agreement, as amended, the Company was required to pay to GeoXplor $100,000 on June 30, 2010, which the Company has not paid.  The $100,000 owed to GeoXplor is recorded in accrued expenses as of June 30, 2011.  During the year ended June 30, 2011, the Company became obligated to pay approximately $57,000 of claim maintenance fees on the Nevada Claims and approximately $32,600 of Nevada state taxes, which is recorded in accrued expenses as of June 30, 2011.  At June 30, 2011 and 2010, the Company has recorded $189,600 and $100,000 in accrued liabilities, respectively.

F-59

Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Operating leases

Rental expense for facilities operating leases was $43,662 and $15,708, in fiscal years 2011, and 2010, respectively. Future minimum rental commitments under long-term noncancellable facilities operating leases in place as of June 30, 2011 are as follows (in thousands):

Year Ending June 30,

2012	$43
2013	43
2014	43

Total	$129

NOTE 14. SUBSEQUENT EVENTS

POSCO

On August 24, 2011, we entered into a Securities Purchase Agreement (the “SPA”) and an Investor Rights Agreement (the “IRA”) with POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO ( a Korean company), (together, the “POSCAN Agreements”), pursuant to which on September 14, 2011, POSCAN purchased 38,095,300 Units for $0.21 per Unit or $8,000,013, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40 per share.

POSCAN has committed to purchase an additional 47,619,000 Units at the same $0.21 price per Unit (for an aggregate additional purchase price of approximately $10 million) upon satisfaction of certain conditions, including:  (i) completion of an updated Measured and Indicated Resource Report prepared in compliance with Canadian National Instrument (“NI”) 43-101 standards that concludes that our Maricunga property meets certain technical requirements and that proceeding to the feasibility study phase for the Maricunga project is warranted; (ii) completion of a work program agreed to by us and POSCAN; and (iii) having the necessary permits and approvals in place for building and operating a brine test facility on the Maricunga property.  The SPA provides that we are to use the proceeds from such investments exclusively for activities related to the development of the Maricunga project, pursuant to budgets mutually agreeable to us and POSCAN.

The SPA includes provisions for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea.  In addition, the SPA provides that we and POSCAN will discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, we would (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility.

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Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

The securities purchased by POSCAN will be restricted and may not be sold (subject to customary exceptions) until the earlier of nine months from their issuance or November 20, 2012.  Pursuant to the IRA, we have granted POSCAN the right to demand registration of the common stock included in the Units, and issuable upon exercise of the warrants included in the Units, commencing 12 months after the date of issuance of the Units and ending five years after the date of the IRA.  Our obligation to register any such shares shall terminate once they may be sold without registration in any 30 day period pursuant to Rule 144 under the Securities Act.  Upon a registration demand made by POSCAN pursuant to the IRA, we must file a registration statement covering the shares within 75 calendar days of such demand, and use our best efforts to have it declared effective within 120 calendar days of filing.  If we do not meet these deadlines, we must pay liquidated damages of 2% of the purchase price of the securities per month until such failures are cured (up to an aggregate maximum of 10%).  POSCAN will also have “piggy-back” registration rights with respect to such shares.

The IRA provides that we will appoint a director nominated by POSCAN to our Board of Directors, and will continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of our common stock.  So long as POSCAN holds any shares of our common stock (subject to customary exceptions), we shall not issue any new securities to any person unless we have also offered to POSCAN the right to purchase its pro rata share of such securities on the same terms and conditions as are offered, as to maintain its then percentage interest in our outstanding capital.  The IRA also provides that, until the earlier of (i) POSCAN owning less than 10% of our issued and outstanding common stock and (ii) our aggregate market capitalization exceeding $250 million, we may not undertake certain actions without the approval of POSCAN (which approval may be evidenced by the affirmative vote or consent of POSCAN’s director nominee), including:  a liquidation, merger or reorganization; a sale of all or substantially all of our assets; incurring indebtedness in excess of $1,000,000 (subject to certain exceptions); create or take any action that results in our holding the capital stock of any subsidiary that is not wholly owned (with certain exceptions); transfer or license our proprietary technology to a third party; substantially change the scope of our business; or amend or waive any non-competition or non-solicitation provision applicable to our Chief Executive Officer or Chief Operating Officer.

POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world.   There can be no assurance that any final agreement will be reached with POSCAN with respect to a pilot plant, a commercial plant, any further investment by POSCAN, any purchase by POSCAN of our production, or otherwise.

Employment Agreement

We have entered into an Employment Services Agreement with our Chief Executive Officer, Mr. Luis Saenz, effective as of August 24, 2011.  Under the Employment Services Agreement, Mr. Saenz will devote his full-time efforts to us, and we will pay Mr. Saenz such base salary as may be determined by our Board of Directors.  The Employment Services Agreement has an initial term of one year and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.  We may also pay Mr. Saenz an annual bonus at such time and in such amount as may be determined by our Board of Directors in its sole discretion.

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Li3 ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

For the years ended June 30, 2011 and 2010

Mr. Saenz’s employment by us remains “at-will” and terminable at any time for any reason or for no reason.  If Mr. Saenz’s employment is terminated by us without Cause, we must continue to pay him any base salary at the rate then in effect for a period of 18 months.  If Mr. Saenz terminates the Employment Services Agreement for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay him any base salary at the rate then in effect for a period of 18 months.

For the duration of the employment period and, unless we terminate Mr. Saenz’s employment without Cause, for a period of 18 months thereafter, Mr. Saenz has agreed not to directly or indirectly compete with any business engaged in by us or proposed to be engaged in by us during the period of his employment anywhere within the countries in which we are then operating.

Convertible Debt Extension

We have entered into an Amendment and Waiver Agreement with the holders of our zero-coupon bridge notes, dated as of August 25, 2011 (the “Waiver Agreement”).  Pursuant to the Waiver Agreement, effective upon the closing of POSCAN’s initial $8 million investment under the SPA, the zero-coupon bridge notes will be due on June 30, 2012, and we will not be required to make any prepayment out of the proceeds of the SPA.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes, however it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduces the conversion price of the $1.5 million zero-coupon bridge notes to $0.12 per share (12,500,000 shares).  In connection with the Waiver Agreement, we have agreed to pay an arranger a cash fee of $30,000.

The Company analyzed the transaction based on ASC 470 and concluded that the amendment resulted in a substantial modification of terms of the debt. Accordingly, the Company will recognize the amendment as an extinguishment of debt which provides that the fair value of the new debt agreement will be compared with the carrying value of the existing debt and a gain or loss on extinguishment be recognized.  The Company estimates the loss on extinguishment in the range of $1.5 to $2.0 million.

As a consequence of the extinguishment, the post modification debt will be recorded at its fair value and the resulting premium will be amortized as interest income over the term of the debentures.

 Exercise of warrants

In August and September 2011, an investor exercised 4,000,000 warrants with a $0.05 exercise price for cash of $200,000.

Adjustment of warrant exercise price and shares

As a result of the shares issued to POSCAN subsequent to year-end and the convertible debt extension, and the exercise of warrants, the exercise prices and number of shares issuable upon exercise of certain warrants were adjusted.  The weighted average exercise price of warrants outstanding at June 30, 2011 was reduced to $0.34 per share and an additional 1,188,848 warrants were issued pursuant to anti-dilution provisions.

Centurion Private Equity, LLC Investment agreement termination

On September 14, 2011, we delivered a Notice of Termination to the Investor to terminate the Investment Agreement.

F-62

83,636,790 Shares of Common Stock

Li3 Energy, Inc.

PROSPECTUS

February 13, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not responsible for any of the expenses of this offering.

EXPENSE	AMOUNT
SEC Registration fee	$922
Legal fees and expenses	150,000
Accounting fees and expenses	20,000
Printing expenses	12,000
Miscellaneous	6,078
Total	$190,000

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our current and former directors, trustees, officers, employees and other agents against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by any such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws.  These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, trustee, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to various persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering.  The sales of these securities were deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of our securities were accredited or sophisticated persons, or were non-U.S. persons, and had adequate access, through employment, business or other relationships, to information about us.

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1.	On June 5, 2008, we issued a promissory note (the “2008 Note”) to one investor in exchange for a working capital loan of $50,000 to us. The 2008 Note was issued in a private placement exempt from registration under the federal securities laws pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

2.	On May 8, 2009, we issued a promissory note (the “2009 Note”) to one investor in exchange for a working capital loan of $45,000 to us. The note holder has a right to convert any portion of the outstanding and unpaid principal and interest balance into the Company’s common shares at a conversion price to be mutually determined by the Company and the note holder. The 2009 Note was issued in a private placement exempt from registration under the federal securities laws pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

3.	On October 19, 2009, as compensation for services to the corporation, our Board of Directors approved the issuance as of that date of 1,500,000 shares of our common stock to our Chief Executive Officer, Luis Saenz. This issuance of shares to Mr. Saenz was exempt from the registration requirements of the Act, pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

4.	In November and December 2009, we conducted a private placement offering of units of our securities at a price of $0.25 per unit (the “2009 Offering”). Each unit consisted of (i) one share of our common stock, (ii) a warrant representing the right to purchase one-half of one (0.5) share of common stock, exercisable for a period of five years at an exercise price of $0.50 per whole share (the “A Warrant”), and (iii) a warrant representing the right to purchase one-half of one (0.5) share of common stock, exercisable for a period of five years at an exercise price of $1.00 per whole share (the “B Warrant”).

(a)	At the initial closing on November 10, 2009, we sold 6,400,000 Units for an aggregate of price of $1,600,000.

(b)	On November 12, 2009, we completed the second closing of the 2009 Offering, in which we sold 2,120,000 units for an aggregate price of $530,000.

(c)	On November 17, 2009, we completed the third closing of the 2009 Offering, in which we sold 1,820,000 units for an aggregate price of $455,000.

(d)	On December 15, 2009, we completed the fourth closing of the 2009 Offering, in which we sold 1,900,000 units for an aggregate price of $475,000.

(e)	On December 23, 2009, we completed the fifth and final closing of the 2009 Offering, in which we sold 1,760,000 Units for an aggregate price of $440,000.

In the aggregate, the Company sold 14,000,000 Units for gross proceeds of $3,500,000 in the 2009 Offering.

The A Warrants and B Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.50 per share for A Warrant, and $1.00 per share for B Warrant.  Both the shares of common stock and the A Warrants and B Warrants contained in the units carry “piggyback” registration rights.

The 2009 Offering was conducted pursuant to the exemption from the registration requirements of the Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Act, and Section 4(2) of the Act.  The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

II-2

Gottbetter Capital Markets, LLC (“GCM”), a broker-dealer, acted as placement agent for the 2009 Offering.  We paid GCM a fee in cash of 1% of the principal amount of each unit sold in the 2009 Offering, and, additionally, a cash commission of 7% and warrants (the “Agent A Warrants”) to purchase 3.5% of the number of shares of common stock included in the units sold to investors introduced by GCM and warrants (the “Agent B Warrants”) to purchase 3.5% of the number of shares of common stock included in the units sold to investors introduced by GCM.  The Company also paid a 7% cash commission and 3.5% Agent A Warrant coverage and 3.5% Agent B warrant coverage to a certain finders in connection with sales made in the 2009 Offering to investors introduced by the finder. The “Agent A Warrants” have a term of five years and are exercisable at $0.50 per share, and the Agent B Warrants” have a term of five years and are exercisable at $1.00 per share (subject to anti-dilution adjustment).  We issued a total of 101,500 Agent A Warrants and 101,500 Agent B Warrants.

5.	In June through September 2010, we conducted a private placement offering (the “First 2010 Offering”) of units of our securities to institutional and accredited investors and non-U.S. persons at an offering price of $0.25 per unit. Each unit consisted of (i) one share of common stock, and (ii) a two-year warrant to purchase one share of common stock at an exercise price of $0.70 per share (the “C Warrants”). Subsequent to the first closing, the Company revised the terms of the C Warrants to reduce the exercise price from $0.70 to $0.50 per share and to extend the term from two to five years.

(a)	On June 9, 2010, we held an initial closing of the First 2010 Offering, in which we sold 4,000,000 units for aggregate gross proceeds of $1,000,000.

(b)	On July 13, 2010, we held the second closing of the First 2010 Offering, in which we sold 2,000,000 units for aggregate gross proceeds of $500,000.

(c)	On September 13, 2010, we held the third and final closing of the First 2010 Offering, in which we sold 160,000 units for aggregate gross proceeds of $40,000.

In the aggregate, we sold 6,160,000 units for gross proceeds of $1,540,000 in the First 2010 Offering.

The C Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.50 per share.  Both the shares of common stock and the C Warrants contained in the units carry “piggyback” registration rights.

We entered into agreements to pay placement agents and/or finders cash fees of up to 7% of the purchase price of each unit sold in the First 2010 Offering to investors introduced to us by the relevant agent or finder (the “Introduced Investors”), and to issue each such agent or finder five-year warrants (the “Agent C Warrants”) exercisable at $0.25 per share to purchase a number of shares of common stock equal to up to 7% of the shares of common stock included in the units sold in the First 2010 Offering to the Introduced Investors.  We issued a total of 420,000 Agent C Warrants.

The First 2010 Offering was conducted pursuant to the exemption from the registration requirements of the Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Act, and Section 4(2) of the Act.  The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

6.	As of August 3, 2010, we issued 10,000,000 shares of common stock (the “Alfredo Purchase Price Shares”) to the Alfredo Sellers (as defined below) and their designees pursuant to a Stock Purchase Agreement with Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. (“PR Partnership” and, together with Fund A and Fund B, the “Alfredo Sellers”), pursuant to which we acquired all of the outstanding share capital of Alfredo Holdings, Ltd.

Our issuance of the Alfredo Purchase Price Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.

II-3

7.	Pursuant to our Employment Services Agreement dated as of August 11, 2010, with MIZ Comercializadora, S. de R.L. (“MIZ”) relating to R. Thomas Currin, Jr.’s serving as our Chief Operating Officer, we agreed to issue MIZ 236,842 shares of our common stock as a signing bonus, granted to MIZ an award under our 2009 Equity Incentive Plan pursuant to which issued 2,500,000 shares of Restricted Stock (as defined in the 2009 Plan) and granted to MIZ an option to purchase an aggregate of 1,000,000 shares of common stock under the 2009 Plan, exercisable at a price of $0.38 per share. To the extent such issuances may be deemed sales of our equity securities, they were effected without registration in reliance upon the exemption from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

8.	On November 8, 2010, and November 15, 2010, we held closings of a private placement offering (the “Second 2010 Offering”) of an aggregate of 4,000,000 units of our securities to institutional and accredited investors and non-U.S. persons for aggregate gross proceeds of $200,000, at an offering price of $0.05 per unit. Each unit consisted of (i) one share of common stock, and (ii) a five-year warrant to purchase one share of common stock at an exercise price of $0.05 per share (the “D Warrants”).

The subscription agreements relating to the Second 2010 Offering provide each subscriber with the right (the “Double Option”), subject to certain conditions, to purchase, at any time prior to November 8, 2011, a number of additional units on the same terms (“Double Units”) up to the number of units purchased at the closing of the Second 2010 Offering by such subscriber.

The D Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.05 per share.  Both the shares of common stock included in the units and the shares of common stock issuable upon exercise of the D Warrants contained in the units (including any Double Units) carry “piggyback” registration rights.

9.	As of November 24, 2010, we entered into a Termination, Settlement and Release Agreement, pursuant to which we settled certain potential claims in exchange for consideration that included 500,000 shares of our common stock (the “Settlement Shares”). We valued the portion of the consideration received in the transaction on account of the Settlement Shares at $100,000, which is equal to the number of Settlement Shares multiplied by the $0.20 per share closing price of our common stock on November 24, 2010. The issuance of the Settlement Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering.

10.	On November 24, 2010, we entered into an agreement (the “Compensation Modification Agreement”) with LW Securities, Ltd. in connection with our First 2010 Offering. The Compensation Modification Agreement provides, among other things, that in lieu of $105,000 of cash fees in connection with the First 2010 Offering, we would issue LW Securities 1,000,000 shares of our common stock (the “Fee Substitution Shares”). The issuance of the Fee Substitution Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering.

11.	On December 2, 2010, we issued 1,551,253 shares of common stock to Centurion Private Equity, LLC (the “Investor”) pursuant to an Investment Agreement dated as of December 2, 2010 (the “Investment Agreement”) with the Investor pursuant to the Investment Agreement. On August 27, 2010, we had issued 87,096 shares of common stock to the Investor’s affiliate in connection with the proposed Investment Agreement. These shares were issued as consideration for, and as an inducement to, the Investor entering into the Investment Agreement. Our issuance of these shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as transactions by not involving a public offering.

12.	In December 2010 through February 2011, we conducted a private placement offering (the “Third 2010 Offering”) of units of our securities to institutional and accredited investors and non-U.S. persons, at an offering price of $0.15 per unit. Each unit consisted of (i) one share of common stock, and (ii) a five-year warrant to purchase one share of common stock at an exercise price of $0.15 per share (the “E Warrants”).

II-4

(a)	On December 9, 2010, we held an initial closing of the Third 2010 Offering, in which we sold 3,333,338 units for aggregate gross proceeds of $500,000.

(b)	On December 17, 2010, we held a Third closing of the Third 2010 Offering, in which we sold 5,383,325 units for aggregate gross proceeds of approximately $807,499.

(c)	On December 30, 2010, we held a third closing of the Third 2010 Offering, in which we sold 766,667 units for aggregate gross proceeds of approximately $115,000.

(d)	On January 31, 2011, we held a fourth closing of the Third 2010 Offering, in which we sold 1,783,333 units for aggregate gross proceeds of approximately $267,500.

(e)	On February 23, 2011, we held the final closing of the Third 2010 Offering, in which we sold 400,000 Units in such closing for gross proceeds of $60,000.

In the aggregate, we sold 11,666,663 units for gross proceeds of approximately $1,750,000 in the Third 2010 Offering.

The E Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.15 per share.  Both the shares of common stock included in the units and the shares of common stock issuable upon exercise of the E Warrants contained in the units carry “piggyback” registration rights.

We entered into an agreement to pay a finder cash fees of 7% of the purchase price of each Unit sold in the Third 2010 Offering to investors introduced to us by the finder (the “Introduced Investors”), and to issue such finder E Warrants to purchase a number of shares of common stock equal to up to 7% of the shares of common stock included in the units sold in the Third 2010 Offering to the Introduced Investors.  We issued a total of 723,333 E Warrants to the finder.

The Third 2010 Offering was conducted pursuant to the exemption from the registration requirements of the Act provided by Rule 506 of Regulation D and by Regulation S promulgated under the Act, and Section 4(2) of the Act.  The units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

13.	As of December 14, 2010, we reached an agreement with MIZ to issue 500,000 shares of common stock (the “Salary Shares”) to MIZ in lieu of the Company’s obligations under the Employment Services Agreement to pay an aggregate of approximately $78,356 in base salary for the executive’s services from August 11, 2010, through December 31, 2010. The issuance of the Salary Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction not involving a public offering.

14.	As of December 30, 2010, we reached an agreement (the “Settlement Agreement”) with an individual we had been considering hiring as an executive officer (the “Candidate”) to settle certain potential claims relating to our proposed hire of the Candidate. Pursuant to the Settlement Agreement, we agreed, among other things, to issue 1,000,000 shares of common stock (the “Settlement Shares”) to the Candidate. We valued the portion of the consideration received in the transaction on account of the Settlement Shares at $200,000, which is equal to the number of Settlement Shares multiplied by the $0.20 per share closing price of the common stock on December 30, 2010. The issuance of the Settlement Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction not involving a public offering.

15.	As of December 30, 2010, the Company reached an agreement with its outside counsel (the “Firm”), pursuant to which the Company issued 608,310 shares of common stock (the “Fee Shares”) to the firm in lieu of approximately $91,247 of outstanding legal fees and expenses. The issuance of the Fee Shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.
II-5

16.	On January 26, 2011, February 9, 2011, February 16, 2011, March 4, 2011, and October 27, 2011, subscribers in the Second 2010 Offering exercised their Double Options to purchase an aggregate of 4,000,000 Double Units for aggregate gross proceeds to us of $200,000. The issuance of the Double Units and the securities contained therein were exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

17.	In March through May 2011, we made a private solicitation of the holders of our outstanding E Warrants to exercise such warrants immediately (at $0.15 per share) in exchange for new warrants (the “F Warrants”) with the same expiration date and an exercise price of $0.50 per share in a number equal to one-half of the number of shares of common stock for which an E Warrant holder should exercise its E Warrants. In total, we received $1,243,500 in gross warrant exercise proceeds, and we issued 7,423,336 new shares of common stock and F Warrants to purchase approximately 3,811,672 shares of common stock in connection with the warrant exercise solicitation. The issuance of the F Warrants was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

We agreed to pay a finder cash fees of 5% of the aggregate exercise price of the E Warrants exercised in the solicitation.

18.	In April and May 2011, we conducted a private placement offering (the “2011 Offering”) with respect to units of our securities to institutional and accredited investors and non-U.S. persons, at an offering price of $0.27 per Unit. Each unit consisted of (i) one share of our common stock, and (ii) a three-year warrant to purchase one-half of a share of common stock, at an exercise price of $0.40 per whole share (the “G Warrants”).

(a)	On April 7, 2011, we held the first closing of the 2011 Offering, in which we sold 7,406,666 units for aggregate gross proceeds of approximately $1,999,800.

(b)	On April 13, 2011, we held the first closing of the 2011 Offering, in which we sold 3,354,408 units for aggregate gross proceeds of approximately $905,690.

(c)	On May 3, 2011, we held the first closing of the 2011 Offering, in which we sold 2,275,926 units for aggregate gross proceeds of approximately $614,500.

(d)	On May 6, 2011, we held the first closing of the 2011 Offering, in which we sold 2,861,482 units for aggregate gross proceeds of approximately $772,600.

(e)	On May 19, 2011, we held the first closing of the 2011 Offering, in which we sold 8,021,589 units for aggregate gross proceeds of approximately $2,165,829.

In the aggregate, we sold 23,920,071 units for gross proceeds of approximately $6,458,419 in the 2011 Offering.

The G Warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.40 per share.

We agreed to file a registration statement with the SEC by June 21, 2011, to register the shares of common stock and the shares of common stock underlying the G Warrants under the Act, and to use our best efforts to cause such registration statement to become effective within 150 days after the filing date, all at our own expense.  If we do not meet these deadlines, we have agreed to pay the investors monetary penalties of 2% of their investment per month until such failures are cured (up to an aggregate maximum penalty of 10%).

II-6

We entered into agreements with placement agents to pay cash fees of 8% of the purchase price of each unit sold in the 2011 Offering to investors introduced to us by such agent (the “Introduced Investors”), and to issue such agent three-year warrants (the “Agent G Warrants”) exercisable at $0.27 per share to purchase a number of shares of common stock equal to up to 8% of the shares of Common Stock included in the units sold in the 2011 Offering to the Introduced Investors.  We issued a total of 1,913,606 Agent G Warrants.

The sale of the units on the 2011 Offering and the securities contained therein were exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

19.	On May 2, 2011, we entered into and simultaneously closed under a Credit Agreement for a $1.5 million bridge loan with three private institutional investors. Under the Credit Agreement, we issued to each lender a zero-coupon original issue discount note due February 2, 2012. The notes are convertible into shares of our common stock at the lender’s option at a price of $0.40 per share. The aggregate face amount of the notes at maturity is $1,677,438. We may prepay the notes at our option (together with accrued original issue discount), and we must prepay them (together with accrued original issue discount) first out of the net proceeds of any future capital raising transactions by us. The issuance of the notes was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions not involving a public offering.

We also agreed to issue to the lenders (pro rata) warrants to purchase an aggregate of 1,500,000 shares of our common stock, exercisable for five years at an exercise price of $0.50 per share.       These warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.50 per share.

We agreed to pay an arranger cash fees of 5% of the aggregate issue price of the notes and to issue the arranger warrants to purchase an aggregate of 75,000 shares of our common stock, exercisable for five years at an exercise price of $0.40 per share.  These warrants contain weighted average anti-dilution protection in the event we subsequently issue shares of common stock, or securities convertible into shares of common stock, for a price of less than $0.40 per share.

In connection with certain transactions with POSCAN (see below), we entered into an Amendment and Waiver Agreement with the holders of our zero-coupon bridge notes, dated as of August 25, 2011 (the “Waiver Agreement”).  Pursuant to the Waiver Agreement, effective upon the closing of POSCAN’s initial $8 million investment, the zero-coupon bridge notes are now due on June 30, 2012, and we will not be required to make any prepayment out of the proceeds of the POSCAN investment.  The Waiver Agreement does not alter the principal amount of the zero-coupon bridge notes; however, it provides that such notes will accrue interest at a rate of 15% per annum from February 2, 2012, until June 30, 2012.  The Waiver Agreement also reduces the conversion price of the zero-coupon bridge notes to $0.12 per share.  In connection with the Waiver Agreement, we have agreed to pay an arranger a cash fee of $30,000.

20.	On May 6, 2011, we entered into a Memorandum of Understanding with POSCO (the “POSCO MOU”), pursuant to which we will explore and evaluate a joint business opportunity, including but not limited to the evaluation of establishing a pilot plant in Korea and or in Chile and, if successful, a commercial plant, with POSCO investing capital and securing rights to purchase production. Pursuant to the POSCO MOU, we granted to POSCO (or any affiliate POSCO may designate), an option (the “POSCO Option”), initially exercisable until June 30, 2011, to purchase for $0.27 per unit, up to $25 million dollars of units of our restricted securities, with each unit consisting of one share of our common stock and a three-year warrant to purchase one-half of one share of our common stock for $0.40 per whole share. On June 30, 2011, we entered into a letter agreement with POSCO to extend the term of the POSCO MOU. As a result of such extension, the POSCO Option was exercisable until August 31, 2011. The issuance of the option to POSCO was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering. On August 24, 2011, we entered into a Securities Purchase Agreement and an Investor Rights Agreement with POSCO Canada Ltd. (“POSCAN”), a wholly owned subsidiary of POSCO, and the POSCO Option expired unexercised.

21.	On May 20, 2011, we issued 127,500,000 shares of common stock to the Maricunga Sellers and their agents in partial consideration for the acquisition of the Maricunga property. The issuance of these shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.

22.	On June 27, 2011, we issued 120,000 shares of common stock to GMFB Communications Inc. (“GMFB”) in lieu of $30,000 payable under an Investor Relations Agreement with GMFB, dated January 15, 2010, as amended. The issuance of these shares was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.

23.	On June 27, 2011, in exchange for consulting and advisory services provided to the Company with respect to its acquisition of an interest in the Maricunga Project and its entering into the POSCO MOU, the Company issued to a consultant warrants to purchase an aggregate of 800,000 shares of common stock, exercisable until April 6, 2014, at an exercisable price of $0.40 per share. The issuance of these warrants was exempt from the registration requirements of the Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

24.	On September 14, 2011, POSCAN purchased 38,095,300 Units of our securities for approximately $8 million, with each “Unit” consisting of one share of our common stock and a three-year warrant to purchase one share of our common stock at an exercise price of $0.40. Our Securities Purchase Agreement with POSCAN includes provision for POSCAN to purchase brine from the Maricunga property and test it at POSCAN’s test facility in Korea. In addition, the SPA provides that we and POSCAN shall discuss and evaluate the development, financing and construction of a brine testing facility on the Maricunga property, and that if such facility is built, we shall (i) supply the test facility with brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build and operate such facility. The offer and sale of the Units to POSCAN (the “POSCAN Offering”) was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as a transaction by an issuer not involving a public offering. In this regard, the Company has considered that, although it filed a registration statement for a public offering of its securities (the “Public Offering”) on July 1, 2011, the POSCAN Offering should not be integrated with the Public Offering.

(i) The two offerings are not part of a single plan of financing.  The POSCAN Offering is a direct offering by us, while the Public Offering is a secondary offering by selling stockholders.

(ii) The two offerings do involve the sale of the same class of securities.

(iii) The two offerings are not being made at the same time.  Sales pursuant to the POSCAN Offering were (and will be) made as and when negotiated between us and POSCAN – that is, in a single occurrence on September 14, 2011, with a contingent second tranche at an indefinite future date – whereas sales in the Public Offering will be made only once the relevant registration statement is declared effective and then from time to time as the selling stockholders may each independently determine;

(iv) Although cash consideration is being received in both offerings, our board of directors determined that the POSCAN Offering was part of a bona fide strategic transaction and was undertaken primarily for purposes (the “Strategic Purposes”) other than raising equity capital;

(v) The sales are not made for the same general purpose.  None of the proceeds of the Public Offering will finance our business (although we will receive proceeds of any warrant exercises), and those shares are being offered by the selling stockholders to obtain liquidity in their investment. On the other hand, all of the net proceeds of the POSCAN Offering are to be used by us exclusively for activities related to the development of the Maricunga project, and to the POSCAN Offering was also undertaken for the Strategic Purposes.

We effected two separate stock splits in the form of dividends with respect to our common stock. The first was a 3.031578-for-1 forward split for which the record and effective dates were July 21, 2008 and July 29, 2008, respectively.  The second was a 15.625-for-1 forward split for which the record and effective dates were November 6, 2009 and November 16, 2009, respectively.  All historical share and per share amounts above have been adjusted to reflect such stock splits.

II-7

Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

In reviewing the agreements included as exhibits to this Registration Statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number		Description

3.1		Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on June 24, 2005 (1)

3.2		Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on July 11, 2008 (2)

3.3		Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on October 19, 2009 (4)

3.4		Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on March 15, 2011 (17)

3.5		Bylaws of the Registrant, as Amended (20)

4.1		Form of Investor A Warrant of the Registrant, issued in connection with a private placement of which several closings were held in November and December of 2009 (5)

4.2		Form of Investor B Warrant of the Registrant, issued in connection with a private placement of which several closings were held in November and December of 2009 (5)

4.3		Form of Warrant of the Registrant, issued in connection with a private placement of which several closings were held in June, July and September of 2010 (10)

4.4		Form of Warrant included in the D Units sold in the Second 2010 Unit Offering (13)

4.5		Form of Warrant included in the E Units sold in the Third 2010 Unit Offering (15)

4.6		Form of Warrant included in the units issued in private placement in April and May, 2011 (16)

4.7		Form of Warrant to be issued pursuant to Securities Purchase Agreement dated as of August 24, 2011, between the Registrant and POSCAN (18)

5.1	*	Opinion of Erwin & Thompson, LLP

II-8

10.1 †	Registrant’s 2009 Stock Incentive Plan adopted October 19, 2009 (5)

10.2 †	Form of Stock Option Agreement under the Registrant’s 2009 Equity Incentive Plan (5)

10.3	Form of Subscription Agreement between the Registrant and each subscriber in a private placement offering of units (5)

10.4	Split-Off Agreement between the Registrant and John Suk, dated as of October 19, 2009 (8)

10.5	General Release Agreement between the Registrant and John Suk, dated as of October 19, 2009 (8)

10.6	Asset Purchase Agreement, dated as of February 16, 2010, among the Registrant, Next Lithium Corp. and Next Lithium (Nevada) Corp. (7)

10.7	Option Agreement, dated October 30, 2009, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.), relating to the CSV Placer Mineral Claims, LM Placer Mineral Claims and MW Placer Mineral Claims (7)

10.8	Option Agreement, dated October 30, 2009, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.), relating to the BSV Placer Mineral Claims (7)

10.9	Amendment to CSV, LM and MW Option Agreement, dated as of February 16, 2010, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.) (7)

10.10	Amendment to BSV Option Agreement, dated as of February 16, 2010, among GeoXplor Corp. and the Registrant (as successor to Next Lithium Corp. and Next Lithium (Nevada) Corp.) (7)

10.11	Consent to Assignment Agreement, dated as of February 16, 2010, among GeoXplor Corp., Next Lithium Corp., Next Lithium (Nevada) Corp. and the Registrant, relating to the CSV, LM and MW Option Agreement and the BSV Option Agreement (7)

10.12	Registration Rights Agreement, dated as of February 16, 2010, among the Registrant, Next Lithium Corp. and Next Lithium (Nevada) Corp. (7)

10.13	Escrow Agreement, dated as of February 16, 2010, among the Registrant, Next Lithium Corp., Next Lithium (Nevada) Corp. and Gottbetter & Partners, LLP, as escrow agent (7)

10.14 †	Engagement Letter, dated January 7, 2010, between the Registrant and Marin Management Services, LLC (8)

10.15	Assignment Agreement, dated as of March 12 , 2010, between Puna Lithium Corporation and the Registrant (8)

10.16	Master Option Agreement, dated as of March 12, 2010, between Lacus Minerals S.A. and the Registrant (8)

10.17	Share Purchase Agreement, dated as of March 12, 2010, among the Registrant, Beatriz Silvia Vasques Nístico and Daniel Boris Gordon (8)

10.18	Form of Subscription Agreement between the Registrant and each subscriber in the private placement of which several closings were held in June, July and September of 2010 (10)

10.19	Form of Registration Rights Agreement between the Registrant and the subscribers in the private placement of which several closings were held in June, July and September of 2010 (9)

10.20	Addendum to Master Option Agreement between Lacus Minerals S.A. and the Registrant, dated as of July 29, 2010 (12)

II-9

10.21		Stock Purchase Agreement, dated as of August 3, 2010, among the Registrant, Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A, Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B, and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. (11)

10.22†		Employment Services Agreement, dated as of August 11, 2010, between the Registrant and MIZ Comercializadora, S. de R.L. (12)

10.23†		Form of Restricted Stock Agreement, dated as of August 11, 2010, between the Registrant and MIZ Comercializadora, S. de R.L. (12)

10.24		Letter Agreement between the Registrant and LW Securities, Ltd., dated November 24, 2010 (13)

10.25		Form of Subscription Agreement between the Registrant and each Subscriber in the Second 2010 Unit Offering (13)

10.27		Investment Agreement, dated as of December 2, 2010, between the Registrant and Centurion Private Equity, LLC (14)

10.28		Registration Rights Agreement, dated as of December 2, 2010, between the Registrant and Centurion Private Equity, LLC (14)

10.29		Form of Subscription Agreement between the Registrant and each Subscriber in the Third 2010 Unit Offering (15)

10.31 †		Amendment No. 1 to Employment Services Agreement, dated as of December 14, 2010, between the Registrant and MIZ Comercializadora, S. de R.L. (13)

10.32		Settlement Agreement, dated as of December 30, 2010, between the Registrant and Robert James Sedgemore (13)

10.33		Binding Letter of Intent between the Registrant and shareholders of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga, dated as of February 24, 2011, relating to Registrant’s acquisition of a controlling interest in certain assets (16)

10.34		Form of Securities Purchase Agreement between the Registrant and each subscriber in connection with private placement of units in April and May, 2011 (16)

10.36		Form of Registration Rights Agreement between the Registrant and each subscriber in connection with private placement of units in April and May, 2011 (16)

10.37		Amending Agreement, dated as of March 30, 2011, between the Registrant and the Alfredo Sellers, amending the Stock Purchase Agreement between Registrant and the Alfredo Sellers dated as of August 3, 2010 (16)

10.38		Credit Agreement, dated as of May 2, 2011, between the Registrant and certain private institutional investors (16)

10.39		Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga dated as of May 20, 2011 (16)

10.40		Securities Purchase Agreement dated as of August 24, 2011, between the Registrant and POSCAN (18)

10.41		Investor Rights Agreement dated as of August 24, 2011, between the Registrant and POSCAN (18)

10.42		Employment Services Agreement between the registrant and Luis Saenz, effective as of August 24, 2011 (18)

10.43		Amendment and Waiver Agreement with the holders of the Registrant’s zero-coupon bridge notes, dated as of August 25, 2011 (18)

10.44 †		Consulting Services Agreement between the Registrant and R&M Global Advisors, dated November 23, 2011, with respect to Eric Marin’s services as Interim Chief Financial Officer of the Registrant (19)

10.45		Agreement Between R3 Fusion and Li3 Energy, dated as of January 12, 2012 (22)

23.1	*	Consent of GBH CPAs, PC

II-10

23.2	*	Consent of Donald H. Hains Principal of Hains Technology Associates

23.3	*	Consent of Erwin & Thompson, LLP (contained in Exhibit 5.1)

24.1		Power of Attorney for Messrs. Saenz, Aguirre, Campos, Fraser, Kim, McKenzie and Wahl (20)

24.2		Power of Attorney for Mr. Cussen (21)

101.INS	**	XBRL Instance Document

101.SCH	**	XBRL Taxonomy Extension Schema Document

101.CAL	**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	**	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Filed with the Securities and Exchange Commission on August 19, 2005 as an exhibit to the Registrant’s registration statement on Form SB-2 (SEC File No. 333-127703), which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on July 29, 2008 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on September 25, 2009 as an exhibit to the Registrant’s annual report on Form 10-K, which exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission on October 23, 2009 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(5)	Filed with the Securities and Exchange Commission on November 16, 2009 as an exhibit to the Registrant’s quarterly report on Form 10-Q, which exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission on January 25, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(7)	Filed with the Securities and Exchange Commission on March 18, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(8)	Filed with the Securities and Exchange Commission on May 14, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(9)	Filed with the Securities and Exchange Commission on June 15, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(10)	Filed with the Securities and Exchange Commission on July 19, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(11)	Filed with the Securities and Exchange Commission on August 9, 2010 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(12)	Filed with the Securities and Exchange Commission on November 4, 2010, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(13)	Filed with the Securities and Exchange Commission on February 22, 2011, as an exhibit to the Registrant’s quarterly report on Form 10-Q, which exhibit is incorporated herein by reference.

(14)	Filed with the Securities and Exchange Commission on December 8, 2010, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(15)	Filed with the Securities and Exchange Commission on December 15, 2010, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(16)	Filed with the Securities and Exchange Commission on May 23, 2011, as an exhibit to the Registrant’s quarterly report on Form 10-Q, which exhibit is incorporated herein by reference.

(17)	Filed with the Securities and Exchange Commission on March 21, 2011, as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(18)	Filed with the Securities and Exchange Commission on August 26, 2011 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(19)	Filed with the Securities and Exchange Commission on November 29, 2011 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

(20)	Filed with the Securities and Exchange Commission on December 2, 2011 as an exhibit to Amendment No. 2 to Registration Statement on Form S-1/A, which exhibit is incorporated herein by reference.

(21)	Filed with the Securities and Exchange Commission on January 6, 2012 as an exhibit to Amendment No. 3 to Registration Statement on Form S-1/A, which exhibit is incorporated herein by reference.

(22)	Filed with the Securities and Exchange Commission on January 20, 2012 as an exhibit to the Registrant’s current report on Form 8-K, which exhibit is incorporated herein by reference.

*       Filed herewith.

**    XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.

II-11

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-12

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-13

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 13, 2012.

Li3 Energy, Inc.

By:	/s/ Luis Saenz
Name:	Luis Saenz
Title:	Chief Executive Officer (principal executive officer)

By:	/s/ Eric E. Marin
Name:	Eric E. Marin
Title:	Interim Chief Financial Officer (principal accounting and financial officer)

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of Li3 Energy,  Inc., a Nevada corporation, which is filing a Registration Statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitute and appoint Adam S. Gottbetter, Barrett S. DiPaolo, Paul C. Levites and David M. Zlotchew, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments, to the registration statement, including a prospectus or an amended prospectus therein, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Luis Saenz	Chief Executive Officer (principal executive
Luis Saenz	officer) and Director	February 13, 2012

*
Eduardo G. de Aguirre	Director	February 13, 2012

*
Patricio A. Campos	Director	February 13, 2012

*
Patricio A. Cussen	Director	February 13, 2012

*
Alan S. Fraser	Director	February 13, 2012

*
Hyundae Kim	Director	February 13, 2012

*
Harvey McKenzie	Director	February 13, 2012

*
David G. Wahl	Director	February 13, 2012

*By:	/s/ David M. Zlotchew, Attorney-in-fact
David M. Zlotchew, Attorney-in-fact

II-14

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Erwin & Thompson, LLP
23.1	Consent of GBH CPAs, PC
23.2	Consent of Donald H. Hains, Principal of Hains Technology Associates
23.3	Consent of Erwin & Thompson, LLP (contained in Exhibit 5.1)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document